FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-283510-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information in this preliminary prospectus is not complete and may be changed.

This preliminary prospectus, dated July 14, 2025, may be amended or completed prior to the time of sale

$537,983,000

(Approximate)

Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
(Central Index Key Number 0002067195)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Bank of America, National Association
(Central Index Key Number 0001102113)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-C35

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-C35 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in September 2025. The rated final distribution date for the certificates is the distribution date in August 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$10,227,000	$9,904,000	$323,000	[_]%	(6)	Class A-S-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-SB	$12,539,000	$12,144,000	$395,000	[_]%	(6)	Class A-S-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4(7)	(7)(8)	(7)(8)	(7)(8)	[_]%	(6)(7)	Class A-S-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class A-S-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B(7)	$29,141,000(7)	$28,223,000(7)	$918,000(7)	[_]%	(6)(7)
Class A-4-X1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-X2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5(7)	(7)(8)	(7)(8)	(7)(8)	[_]%	(6)(7)	Class B-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class B-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class C(7)	$23,163,000(7)	$22,433,000(7)	$730,000(7)	[_]%	(6)(7)
Class A-5-X1(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class C-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-X2(7)	$0(7)(8)	$0(7)(8)	$0(7)(8)	[_]%	(7)	Class C-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class X-A	$418,431,000(9)	405,250,000(9)	$13,181,000(9)	[_]%	Variable(10)	Class C-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class X-B	$119,552,000(11)	$115,786,000(11)	$3,766,000(11)	[_]%	Variable(12)	Class C-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-S(7)	$67,248,000(7)	$65,129,000(7)	$2,119,000(7)	[_]%	(6)(7)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, BofA Securities, Inc., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. BofA Securities, Inc., Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 24.1% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 44.0% of each class of offered certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 32.0% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 14, 2025. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2025, before deducting expenses payable by the depositor.

BofA Securities	Citigroup	Morgan Stanley
Co-Lead Managers and Joint Bookrunners
Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager

July [_], 2025

MSBAM 2025-C35

Commercial Mortgage Pass-Through Certificates, Series 2025-C35
Geographic Overview of Mortgage Pool

Montana
1 property
$8,000,000
1.3% of total
Illinois
1 property
$10,371,244
1.7% of total
Wisconsin
1 property
$7,100,000
1.2% of total
Indiana
1 property
$1,439,656
0.2% of total
Michigan
1 property
$23,400,000
3.9% of total
Pennsylvania
2 properties
$41,678,789
7.0% of total
New York
10 properties
$103,528,033
17.3% of total
Oregon
1 property
$20,833,333
3.5% of total
Ohio
4 properties
$26,100,834
4.4% of total
New Hampshire
1 property
$8,775,000
1.5% of total
Massachusetts
8 properties
$59,500,000
10.0% of total
New Jersey
4 properties
$27,950,000
4.7% of total
California
7 properties
$43,100,000
7.2% of total
Maryland
1 property
$52,731,205
8.8% of total
South Carolina
3 properties
$16,236,388
2.7% of total
Georgia
3 properties
$32,715,057
5.5% of total
Hawaii
2 properties
$29,135,242
4.9% of total
Arizona
3 properties
$14,850,000
2.5% of total
Florida
3 properties
$22,060,000
3.7% of total
Colorado
1 property
$3,663,648
0.6% of total
Texas
3 properties
$28,388,496
4.7% of total
Oklahoma
1 property
$2,932,557
0.5% of total
Mississippi
2 properties
$9,035,000
1.5% of total
Kentucky
1 property
$4,234,943
0.7% of total
Mortgaged Properties by Property Type
Self Storage 4.7%
Multifamily 6.0%
Industrial 4.0%
Other 9.9%
Office 22.3%
Hospitality 15.3%
Retail 19.4%
Mixed Use 18.5%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)(2)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$10,227,000	$9,904,000	$323,000	30.000%	[_]%	(6)	August 2030	2.80	1 – 60
Class A-SB	$12,539,000	$12,144,000	$395,000	30.000%	[_]%	(6)	October 2034	7.22	60 – 110
Class A-4(7)	(7)(8)	(7)(8)	(7)(8)	30.000%	[_]%	(6)(7)	(8)	(8)	(8)
Class A-5(7)	(7)(8)	(7)(8)	(7)(8)	30.000%	[_]%	(6)(7)	(8)	(8)	(8)
Class X-A	$418,431,000(9)	$405,250,000(9)	$13,181,000(9)	NAP	[_]%	Variable(10)	NAP	NAP	NAP
Class X-B	$119,552,000(11)	$115,786,000(11)	$3,766,000(11)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class A-S(7)	$67,248,000(7)	$65,129,000(7)	$2,119,000(7)	18.750%	[_]%	(6)(7)	July 2035	9.92	119 – 119
Class B(7)	$29,141,000(7)	$28,223,000(7)	$918,000(7)	13.875%	[_]%	(6)(7)	July 2035	9.92	119 – 119
Class C(7)	$23,163,000(7)	$22,433,000(7)	$730,000(7)	10.000%	[_]%	(6)(7)	July 2035	9.92	119 – 119
Non-Offered Certificates
Class X-D	$18,680,000(13)	$18,091,000(13)	$589,000(13)	NAP	[_]%	Variable(14)	NAP	NAP	NAP
Class X-E	$10,461,000(13)	$10,131,000(13)	$330,000(13)	NAP	[_]%	Variable(14)	NAP	NAP	NAP
Class D	$18,680,000	$18,091,000	$589,000	6.875%	[_]%	(6)	July 2035	9.92	119 – 119
Class E	$10,461,000	$10,131,000	$330,000	5.125%	[_]%	(6)	July 2035	9.92	119 – 119
Class F-RR	$7,472,000	$7,236,632	$235,368	3.875%	[_]%	(6)	July 2035	9.92	119 – 119
Class G-RR	$23,163,423	$22,433,775	$729,648	0.000%	[_]%	(6)	August 2035	9.94	119 – 120
Class V(15)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(16)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 3.1500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 1.9087% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The entity purchasing the VRR Interest is expected to purchase slightly more than 3.1500% of some or all of the classes of certificates, which excess over 3.1500% (with respect to all classes except the Class F-RR and Class G-RR certificates) is included in the amounts set forth under “Approx. Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net
3

mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-SB, Class D, Class E, Class F-RR and Class G-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates”. Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(8)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $395,665,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component. The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 96.8500% of the certificate balance of such class of certificates. In the event that the Class A-5 trust component is issued with an initial certificate balance of $395,665,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $175,000,000	$0 – $169,487,000	$0 – $5,513,000	N/A – May 2035	N/A – 9.55	N/A / 110 – 117
Class A-5	$220,665,000 – $395,665,000	$213,714,000 – $383,201,000	$6,951,000 – $12,464,000	July 2035 – July 2035	9.71 – 9.83	110 – 119 / 117 -119
(9)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D and Class X-E certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time.
(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class D certificates. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class E certificates. For purposes of the calculation of the weighted
4

average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. As of the closing date, there are no mortgage loans with an anticipated repayment date included in the trust, and consequently there will be no excess interest payable on the Class V certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	69
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Risks of Commercial and Multifamily Lending Generally	71
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	73
Office Properties Have Special Risks	78
Retail Properties Have Special Risks	79
Mixed Use Properties Have Special Risks	83
Hospitality Properties Have Special Risks	83
Risks Relating to Affiliation with a Franchise or Hotel Management Company	85
Leased Fee and Operating Lease Properties Have Special Risks	86
Parking Properties Have Special Risks	87
Multifamily Properties Have Special Risks	88
Self Storage and RV/Boat Storage Properties Have Special Risks	91
Industrial Properties Have Special Risks	91
Healthcare-Related Properties Have Special Risks	93
Sale-Leaseback Transactions Have Special Risks	94
Residential Cooperative Properties Have Special Risks	95
Mortgaged Properties Leased to Startup Companies Have Special Risks	100
Mortgaged Properties Leased to Government Tenants Have Special Risks	100
Condominium Ownership May Limit Use and Improvements	100
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	102
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	103
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	105
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	106
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	107
Risks Related to Zoning Non-Compliance and Use Restrictions	109
Risks Relating to Inspections of Properties	111
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	111
Insurance May Not Be Available or Adequate	112
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	113
Terrorism Insurance May Not Be Available for All Mortgaged Properties	113
Risks Associated with Blanket Insurance Policies or Self-Insurance	115
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	115
Limited Information Causes Uncertainty	116
6

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	116
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	117
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	118
Static Pool Data Would Not Be Indicative of the Performance of this Pool	119
Appraisals May Not Reflect Current or Future Market Value of Each Property	119
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	121
The Borrower’s Form of Entity May Cause Special Risks	121
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	124
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	125
Other Financings or Ability to Incur Other Indebtedness Entails Risk	126
Tenancies-in-Common May Hinder Recovery	127
Risks Relating to Enforceability of Cross-Collateralization	128
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	129
Risks Associated with One Action Rules	129
State Law Limitations on Assignments of Leases and Rents May Entail Risks	129
Various Other Laws Could Affect the Exercise of Lender’s Rights	130
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	130
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	131
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	133
Risks Related to Ground Leases and Other Leasehold Interests	134
Increases in Real Estate Taxes May Reduce Available Funds	135
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	136
Risks Related to Conflicting Interests	136
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	136
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	139
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	139
Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer	141
Potential Conflicting Interests of the Operating Advisor	143
Potential Conflicting Interests of the Asset Representations Reviewer	144
Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders	145
Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans	148
Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	149
Other Potential Conflicting Interests May Affect Your Investment	149
7

Other Risks Relating to the Certificates	150
EU SR Rules and UK Securitization Framework	150
Recent Developments Concerning the Proposed Japanese Retention Requirements	153
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	154
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	158
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	162
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	162
Risks Relating to Modifications of the Mortgage Loans	169
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	170
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default	171
Risks Relating to Interest on Advances and Special Servicing Compensation	171
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	172
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	172
The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	173
Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	174
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	174
General 179
The Certificates May Not Be a Suitable Investment for You	179
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	179
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	179
Other Events May Affect the Value and Liquidity of Your Investment	180
The Certificates Are Limited Obligations	180
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	181
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	181
Description of the Mortgage Pool	183
General	183
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	185
Certain Calculations and Definitions	185
8

Definitions	186
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	201
Mortgage Pool Characteristics	204
Overview	204
Property Types	205
Significant Obligors	211
Mortgage Loan Concentrations	212
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	213
Geographic Concentrations	214
Mortgaged Properties With Limited Prior Operating History	215
Tenancies-in-Common and Crowd-Funded Entities	215
Condominium and Other Shared Interests	216
Fee & Leasehold Estates; Ground Leases	217
Environmental Considerations	220
Redevelopment, Renovation and Expansion	223
Assessment of Property Value and Condition	224
Litigation and Other Considerations	225
Condemnations	226
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	226
Tenant Issues	228
Tenant Concentrations	228
Lease Expirations and Terminations	229
Purchase Options and Rights of First Refusal	231
Affiliated Leases	233
Competition from Certain Nearby Properties	233
Insurance Considerations	234
Use Restrictions	236
Appraised Value	237
Non-Recourse Carveout Limitations	237
Real Estate and Other Tax Considerations	239
Delinquency Information	240
Certain Terms of the Mortgage Loans	241
Amortization of Principal	241
Due Dates; Mortgage Rates; Calculations of Interest	241
ARD Loans	242
Single-Purpose Entity Covenants	243
Prepayment Protections and Certain Involuntary Prepayments	244
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	246
Defeasance	247
Releases; Partial Releases; Property Additions	248
Escrows	255
Mortgaged Property Accounts	256
Exceptions to Underwriting Guidelines	259
Additional Indebtedness	259
General	259
Whole Loans	260
Mezzanine Indebtedness	260
Other Secured Indebtedness	262
Preferred Equity	262
Other Unsecured Indebtedness	263
The Whole Loans	263
General	263
The Serviced Pari Passu Whole Loans	269
9

The Non-Serviced Pari Passu Whole Loans	272
The BioMed MIT Portfolio Pari Passu-A/B Whole Loan	275
Additional Information	284
Transaction Parties	285
The Sponsors and Mortgage Loan Sellers	285
Bank of America, National Association	285
Argentic Real Estate Finance 2 LLC	300
Morgan Stanley Mortgage Capital Holdings LLC	308
Citi Real Estate Funding Inc.	322
Starwood Mortgage Capital LLC	332
The Depositor	340
The Issuing Entity	340
The Certificate Administrator and Trustee	341
The Master Servicer	344
Midland Loan Services, a Division of PNC Bank, National Association	344
The Special Servicer	349
Argentic Services Company LP	349
The Operating Advisor and Asset Representations Reviewer	352
Credit Risk Retention	354
General	354
Qualifying CRE Loans; Required Credit Risk Retention Percentage	356
The VRR Interest	356
Material Terms of the VRR Interest	356
The HRR Interest	356
Material Terms of the HRR Interest	356
Determination of Amount of Required Horizontal Credit Risk Retention	357
General	357
Treasury-Priced Principal Balance Certificates	358
Treasury Yield Curve	358
Credit Spread Determination for Treasury Priced Principal Balance Certificates	358
Discount Yield Determination for Treasury Priced Principal Balance Certificates	359
Determination of Class Sizes for Treasury Priced Principal Balance Certificates	359
Target Price or Target Coupon Determination for Treasury Priced Principal Balance Certificates	360
Determination of Assumed Certificate Coupon for Treasury Priced Principal Balance Certificates	361
Determination of Expected Price for Treasury Priced Principal Balance Certificates	361
Treasury Priced Class X Certificates	362
Yield Priced Certificates	364
Weighted Average Life of Certificates	364
Calculation of Fair Value of All ABS Interests	364
Hedging, Transfer and Financing Restrictions	365
Operating Advisor	366
Representations and Warranties	367
Description of the Certificates	370
General	370
Distributions	372
Method, Timing and Amount	372
Available Funds	373
Priority of Distributions	375
Pass-Through Rates	378
Exchangeable Certificates	380
10

Interest Distribution Amount	384
Principal Distribution Amount	385
Certain Calculations with Respect to Individual Mortgage Loans	386
Excess Interest	388
Application Priority of Mortgage Loan Collections or Whole Loan Collections	388
Allocation of Yield Maintenance Charges and Prepayment Premiums	392
Assumed Final Distribution Date; Rated Final Distribution Date	396
Prepayment Interest Shortfalls	397
Subordination; Allocation of Realized Losses	398
Reports to Certificateholders; Certain Available Information	401
Certificate Administrator Reports	401
Information Available Electronically	408
Voting Rights	413
Delivery, Form, Transfer and Denomination	414
Book-Entry Registration	414
Definitive Certificates	417
Certificateholder Communication	418
Access to Certificateholders’ Names and Addresses	418
Requests to Communicate	418
List of Certificateholders	419
Description of the Mortgage Loan Purchase Agreements	419
General	419
Dispute Resolution Provisions	432
Asset Review Obligations	432
Pooling and Servicing Agreement	432
General	432
Assignment of the Mortgage Loans	433
Servicing Standard	433
Subservicing	435
Advances	436
P&I Advances	436
Servicing Advances	437
Nonrecoverable Advances	438
Recovery of Advances	439
Accounts	441
Withdrawals from the Collection Account	443
Servicing and Other Compensation and Payment of Expenses	446
General	446
Master Servicing Compensation	453
Special Servicing Compensation	456
Disclosable Special Servicer Fees	461
Certificate Administrator and Trustee Compensation	462
Operating Advisor Compensation	462
Asset Representations Reviewer Compensation	463
CREFC® Intellectual Property Royalty License Fee	464
Appraisal Reduction Amounts	464
Maintenance of Insurance	472
Modifications, Waivers and Amendments	476
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	482
Inspections	484
Collection of Operating Information	485
Special Servicing Transfer Event	485
Asset Status Report	489
11

Realization Upon Mortgage Loans	493
Sale of Defaulted Loans and REO Properties	495
The Directing Certificateholder	499
General	499
Major Decisions	502
Asset Status Report	507
Replacement of a Special Servicer	507
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	507
Servicing Override	510
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	511
Rights of the Holders of Serviced Pari Passu Companion Loans	511
Limitation on Liability of Directing Certificateholder	512
The Risk Retention Consultation Party	513
General	513
Limitation on Liability of Risk Retention Consultation Party	513
The Operating Advisor	514
General	514
Duties of Operating Advisor at All Times	514
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	517
Recommendation of the Replacement of a Special Servicer	518
Eligibility of Operating Advisor	518
Other Obligations of Operating Advisor	519
Delegation of Operating Advisor’s Duties	520
Termination of the Operating Advisor With Cause	520
Rights Upon Operating Advisor Termination Event	521
Waiver of Operating Advisor Termination Event	522
Termination of the Operating Advisor Without Cause	522
Resignation of the Operating Advisor	522
Operating Advisor Compensation	523
The Asset Representations Reviewer	523
Asset Review	523
Eligibility of Asset Representations Reviewer	529
Other Obligations of Asset Representations Reviewer	529
Delegation of Asset Representations Reviewer’s Duties	530
Asset Representations Reviewer Termination Events	530
Rights Upon Asset Representations Reviewer Termination Event	531
Termination of the Asset Representations Reviewer Without Cause	531
Resignation of Asset Representations Reviewer	532
Asset Representations Reviewer Compensation	532
Replacement of a Special Servicer Without Cause	532
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	535
Termination of a Master Servicer or Special Servicer for Cause	537
Servicer Termination Events	537
Rights Upon Servicer Termination Event	538
Waiver of Servicer Termination Event	540
Resignation of a Master Servicer or Special Servicer	540
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	541
12

Limitation on Liability; Indemnification	542
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	545
Dispute Resolution Provisions	546
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	546
Repurchase Request Delivered by a Party to the PSA	546
Resolution of a Repurchase Request	547
Mediation and Arbitration Provisions	549
Servicing of the Non-Serviced Mortgage Loans	551
General	551
Servicing of the BioMed MIT Portfolio Mortgage Loan	554
Servicing of the Marriott World Headquarters Mortgage Loan	555
Servicing of the 32 Old Slip - Leased Fee Mortgage Loan and the Washington Square Mortgage Loan	555
Servicing of the MIC Parking Portfolio Mortgage Loan and the Greene Town Center Mortgage Loan	556
Servicing of the Discovery Business Center Mortgage Loan	557
Servicing of the Ansonia Commercial Condominium Mortgage Loan	557
Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans	558
Rating Agency Confirmations	559
Evidence as to Compliance	561
Limitation on Rights of Certificateholders to Institute a Proceeding	563
Termination; Retirement of Certificates	563
Amendment	565
Resignation and Removal of the Trustee and the Certificate Administrator	567
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	569
Certain Legal Aspects of Mortgage Loans	569
General	570
Types of Mortgage Instruments	570
Leases and Rents	571
Personalty	571
Foreclosure	572
General	572
Foreclosure Procedures Vary from State to State	572
Judicial Foreclosure	572
Equitable and Other Limitations on Enforceability of Certain Provisions	572
Nonjudicial Foreclosure/Power of Sale	573
Public Sale	573
Rights of Redemption	574
Anti-Deficiency Legislation	575
Leasehold Considerations	575
Cooperative Shares	576
Bankruptcy Laws	576
Environmental Considerations	584
General	584
Superlien Laws	584
CERCLA	584
Certain Other Federal and State Laws	585
Additional Considerations	585
Due-on-Sale and Due-on-Encumbrance Provisions	586
Subordinate Financing	586
Default Interest and Limitations on Prepayments	586
13

Applicability of Usury Laws	587
Americans with Disabilities Act	587
Servicemembers Civil Relief Act	587
Anti-Money Laundering, Economic Sanctions and Bribery	588
Potential Forfeiture of Assets	588
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	589
Pending Legal Proceedings Involving Transaction Parties	591
Use of Proceeds	591
Yield and Maturity Considerations	591
Yield Considerations	591
General	591
Rate and Timing of Principal Payments	591
Losses and Shortfalls	593
Certain Relevant Factors Affecting Loan Payments and Defaults	594
Delay in Payment of Distributions	595
Yield on the Certificates with Notional Amounts	595
Weighted Average Life	595
Pre-Tax Yield to Maturity Tables	602
Material Federal Income Tax Considerations	607
General	607
Qualification as a REMIC	608
Exchangeable Certificates	610
Taxation of Regular Interests Underlying an Exchangeable Certificate	610
Status of Offered Certificates	610
Taxation of Regular Interests	611
General	611
Original Issue Discount	611
Acquisition Premium	614
Market Discount	614
Premium	615
Election To Treat All Interest Under the Constant Yield Method	615
Treatment of Losses	616
Yield Maintenance Charges and Prepayment Premiums	617
Sale or Exchange of Regular Interests	617
3.8% Medicare Tax on “Net Investment Income”	618
Backup Withholding	618
Information Reporting	618
Taxation of Certain Foreign Investors	618
FATCA	619
Backup Withholding	620
Taxes That May Be Imposed on a REMIC	620
Prohibited Transactions	620
Contributions to a REMIC After the Startup Day	620
Net Income from Foreclosure Property	621
Administrative Matters	621
REMIC Partnership Representative	621
Reporting Requirements	622
Certain State and Local Tax Considerations	623
Plan of Distribution (Conflicts of Interest)	623
Incorporation of Certain Information by Reference	627
Where You Can Find More Information	628
Financial Information	628
14

Certain ERISA Considerations	628
General	628
Plan Asset Regulations	629
Administrative Exemptions	630
Insurance Company General Accounts	632
Legal Investment	633
Legal Matters	634
Ratings	634
Index of Defined Terms	637

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex A-4:	Crossroads Office Park Mortgage Loan Amortization Schedule	A-4-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, ANY MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT

16

OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
17

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

18

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

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EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

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UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN

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INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

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OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF

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THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-C35.
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation, and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.
Issuing Entity	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Bank of America, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Bank of America, National Association, a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Morgan Stanley Bank, N.A., a national banking association

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●	Citi Real Estate Funding Inc., a New York corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	11	$178,160,568	29.8%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	14	145,361,366	24.3
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	7	128,780,000	21.5
Bank of America, National Association	Bank of America, National Association	4	76,078,789	12.7
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	3	16,647,496	2.8
Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC(2)	Bank of America, National Association / Morgan Stanley Bank, N.A.(2)	1	52,731,205	8.8
Total		40	$597,759,423	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.
(2)	The Marriott World Headquarters mortgage loan (8.8%) is comprised of separate notes that are being sold by Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC. The Marriott World Headquarters mortgage loan is evidenced by five (5) promissory notes: (i) note A-3-1 with an outstanding principal balance of $20,908,619 as of the cut-off date, as to which Bank of America, National Association is acting as mortgage loan seller, and (ii) note A-6-2, note A-8, note A-9-1 and note A-9-2 with an aggregate outstanding principal balance of $31,822,586 as of the cut-off date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer for the mortgage loans. The master servicer will be responsible for the master servicing and

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administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be serviced by the applicable servicer or master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the initial special servicer with respect to the applicable mortgage loans and REO properties (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The applicable special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Argentic Services Company LP was selected to be the special servicer by Argentic Securities Income USA 2 LLC or an affiliate

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thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074, and its telephone number is (469) 609-2000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be

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specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be

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required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of each applicable special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified

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delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class F-RR and Class G-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts.

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No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class G-RR certificates.

It is anticipated that (i) Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR Interest, the HRR Interest and the Class V certificates and, on the closing date, will appoint Argentic Securities Income USA 2 LLC, its affiliate, as the initial directing certificateholder, and (ii) Argentic CMBS Holdings II Limited will purchase a portion of the Class E and Class X-E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited non-binding consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole

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Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no servicing shift whole loans or serviced A/B whole loans. Accordingly, all references in this prospectus to any servicing shift whole loans, serviced A/B whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation party” will be the party selected by the holder or holders of more than 50% of the VRR Interest; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as a special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as a special servicer, will not be required to consult with the risk retention consultation party. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”.

With respect to the risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged

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to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicting interests as further described in this prospectus under “Risk Factors—Risks Related to Conflicting Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in August 2025 (or, in the case of any mortgage loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about August 14, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2025.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, Texas, Pennsylvania, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of any master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve

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System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	August 2030
Class A-SB	October 2034
Class A-4	N/A - May 2035(1)(2)
Class A-5	July 2035 - July 2035(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	July 2035(2)
Class B	July 2035(2)
Class C	July 2035(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $0 to $175,000,000 and the initial certificate balance of the Class A-5 trust component ranging from $220,665,000 to $395,665,000.
(2)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in August 2058.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-C35: Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$10,227,000		1.71%	30.000%
Class A-SB	$12,539,000		2.10%	30.000%
Class A-4	[_](2)(3)		[_](2)(3)	30.000%
Class A-5	[_](2)(3)		[_](2)(3)	30.000%
Class X-A	$418,431,000		NAP	NAP
Class X-B	$119,552,000		NAP	NAP
Class A-S	$67,248,000	(2)	11.25%(2)	18.750%
Class B	$29,141,000	(2)	4.88%(2)	13.875%
Class C	$23,163,000	(2)	3.87%(2)	10.000%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
(3)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-4 trust component is expected to be within the range of $0 - $175,000,000 (0.00% - 29.28% of the Initial Pool Balance), and the initial certificate balance of the Class A-5 trust component is expected to be within the range of $220,665,000 - $395,665,000 (36.92% - 66.19% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $395,665,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-SB	[_]%
Class A-4(2)	[_]%
Class A-5(2)	[_]%
Class X-A	[_]%
Class X-B	[_]%
Class A-S(2)	[_]%
Class B(2)	[_]%
Class C(2)	[_]%

(1)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

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B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by any special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each applicable master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00260% to 0.00500%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each serviced mortgage loan and any related serviced

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companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000. No special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Each applicable master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.01577%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00226%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00042%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity

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for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
BioMed MIT Portfolio	0.00010% per annum	0.15%
Marriott World Headquarters(2)	0.00250% per annum	0.25%(3)
32 Old Slip - Leased Fee	0.00125% per annum	0.25%(3)
MIC Parking Portfolio	0.00125% per annum	0.25%(3)
Washington Square	0.00125% per annum	0.25%(3)
Greene Town Center	0.00125% per annum	0.25%(3)
Discovery Business Center	0.00250% per annum	0.25%(3)
Ansonia Commercial Condominium	0.00250% per annum	0.25%(4)

(1)	Included as part of the servicing fee rate.
(2)	The fee rates shown for the Marriott World Headquarters mortgage loan are the rates under the pooling and servicing agreement for the BBCMS 2025-C35 securitization. The Marriott World Headquarters whole loan is currently serviced under the pooling and servicing agreement for the BANK 2025-BNK49 securitization, but servicing is expected to shift upon the closing of the BBCMS 2025-C35 securitization, which is expected to occur on or before the Closing Date.
(3)	Such fee rate is subject to a monthly minimum amount equal to $5,000 for any month in which such fee is payable.
(4)	Such fee rate is subject to a monthly minimum amount equal to $3,500 for any month in which such fee is payable.

Distributions

A. Amount and Order of
Distributions on
Certificates

On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance

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with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (d) fourth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1 and Class A-SB certificates, the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of

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certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

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Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order

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(beginning with the non-offered certificates, other than the Class X-D, Class X-E, Class V and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

Class A-1, Class A-SB, Class A-4(1), Class A-5(1), Class X-A(2), Class X-B(2), Class X-D(2)(3), Class X-E(2)(3)

Class A-S(1)

Class B(1)

Class C(1)

Non-offered certificates(4)

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-4 and Class A-5 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution”.
(2)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates.
(3)	The Class X-D and Class X-E certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-E, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates with a certificate balance will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal

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losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce distributions to the classes of certificates with the lowest payment priorities.

Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that any special servicer is entitled to receive;
●	interest on advances made by any master servicer, any special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by any master servicer are required to be allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this

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prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (excluding any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable, which determination once made, may be updated by such master servicer or applicable special servicer from time to time. Neither any master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee

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will be required to make the advance, unless the trustee, the master servicer or the special servicer determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any P&I Advances.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the serviced mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If any special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts

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determined by such party to be non-recoverable, which determination, once made, may be updated by an applicable party from time to time.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	Each applicable master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus (subject to a floor of 2.00%), compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the applicable master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 40 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 65 commercial and/or multifamily properties. See “Description of the Mortgage Pool—General”.

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The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $597,759,423.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
BioMed MIT Portfolio	$59,500,000	9.95%	$787,500,000	$478,000,000	35.3%	55.2%	2.75x	1.66x
Marriott World Headquarters	$52,731,205	8.8%	$197,990,751	NAP	51.7%	51.7%	1.76x	1.76x
32 Old Slip - Leased Fee	$36,000,000	6.0%	$131,000,000	NAP	74.2%	74.2%	1.10x	1.10x
Honolulu FBI Office	$27,200,000	4.6%	$20,000,000	NAP	54.0%	54.0%	1.62x	1.62x
MIC Parking Portfolio	$23,426,446	3.9%	$51,837,241	NAP	51.1%	51.1%	1.31x	1.31x
Washington Square	$20,833,333	3.5%	$319,166,667	NAP	51.9%	51.9%	2.07x	2.07x
Greene Town Center	$12,562,500	2.1%	$93,687,500	NAP	63.5%	63.5%	1.53x	1.53x
Discovery Business Center	$11,000,000	1.8%	$139,000,000	NAP	43.8%	43.8%	2.69x	2.69x
Ansonia Commercial Condominium	$4,400,000	0.7%	$49,000,000	NAP	46.4%	46.4%	1.62x	1.62x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

The Honolulu FBI Office whole loan will be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the

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applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, there are no servicing shift whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
BioMed MIT Portfolio	BX 2025-LIFE	9.95%	KeyBank National Association	KeyBank National Association	Computershare Trust Company, National Association
Marriott World Headquarters(3)	BBCMS 2025-C35	8.8%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association
32 Old Slip - Leased Fee	BMO 2025-C12	6.0%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.
MIC Parking Portfolio	BBCMS 2025-C32	3.9%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Washington Square	BMO 2025-C12	3.5%	Trimont LLC	Rialto Capital Advisors, LLC	Citibank, N.A.
Greene Town Center	BBCMS 2025-C32	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Discovery Business Center	BANK 2025-BNK49	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Ansonia Commercial Condominium	BANK 2025-BNK50	0.7%	Trimont LLC	K-Star Asset Management LLC	Computershare Trust Company, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
BioMed MIT Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	Brookfield Asset Management Credit and Insurance Solutions Advisor LLC
Marriott World Headquarters(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	Blackstone Real Estate Services LLC
32 Old Slip - Leased Fee	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	RREF V – D AIV RR L, LLC
MIC Parking Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
Washington Square	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	RREF V – D AIV RR L, LLC
Greene Town Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC
Discovery Business Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF V – D AIV RR H, LLC
Ansonia Commercial Condominium	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	KREF Securities Holdings, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
(3)	The parties shown for the Marriott World Headquarters whole loan are the parties under the pooling and servicing agreement for the BBCMS 2025-C35 securitization. The Marriott World Headquarters whole loan is currently serviced under the pooling and servicing agreement for the BANK 2025-BNK49 securitization, but servicing is expected to shift upon the closing of the BBCMS 2025-C35 securitization, which is expected to occur on or before the Closing Date.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more

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than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$597,759,423
Number of mortgage loans	40
Number of mortgaged properties	65
Range of Cut-off Date Balances	$1,647,496 to $59,500,000
Average Cut-off Date Balance	$14,943,986
Range of Mortgage Rates	5.4910% to 7.7550%
Weighted average Mortgage Rate	6.5213%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	110 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	372 months
Range of remaining amortization terms(3)	238 months to 479 months
Weighted average remaining amortization term(3)	369 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	9.4% to 74.2%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	54.5%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	6.2% to 74.2%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	52.4%
Range of U/W NCF DSCRs(5)(6)(7)	1.10x to 6.57x
Weighted average U/W NCF DSCR(5)(6)(7)	1.94x
Range of U/W NOI Debt Yields(5)(6)	6.3% to 56.9%
Weighted average U/W NOI Debt Yield(5)(6)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	65.4%
Amortizing Balloon	23.8%
Interest Only, Amortizing Balloon	10.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.

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(3)	Excludes 27 mortgage loans (65.4%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the BioMed MIT Portfolio mortgage loan (9.95%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 55.2%, 55.2%, 1.66x and 10.6%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

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Modified and Refinanced

Loans	With respect to the Crossroads Office Park mortgage loan (7.1%), the mortgage loan refinanced a prior securitized loan secured by the mortgaged property, which was transferred to special servicing in March of 2018. According to commentary by the special servicer, the borrower withheld payments in an attempt to negotiate a longer period to produce a replacement guarantor after the original guarantor passed away and there was an imminent default. The prior loan was assumed by certain members of the ownership structure of the borrower and was returned to the related master servicer in July of 2019 and remained current thereafter.

With respect to The Court at Deptford mortgage loan (3.3%), the borrower’s prior loan secured by the mortgaged property matured on June 6, 2025. The borrower paid the prior lender a $10,000 fee and $2,500 in expenses for agreeing to forbear from remedies until August 6, 2025. The current mortgage loan refinanced the prior mortgage loan in full on June 26, 2025.

With respect to the Greene Town Center mortgage loan (2.1%), the borrower’s prior loan secured by the mortgaged property was the subject of a maturity default on December 1, 2023, and the prior lender filed a foreclosure action in May 2024. The mortgage loan refinanced the prior loan. In addition, the prior debt included a mezzanine loan that was subject to a discounted payoff. The prior mezzanine loan was paid in full in October 2023.

With respect to the Westside Plaza mortgage loan (1.3%), the prior loan secured by the mortgaged property was originally scheduled to mature on October 6, 2024, but the borrower and the servicer entered into a forbearance agreement through February 2024. Thereafter, the prior loan was subject to a maturity default. The borrower refinanced the prior loan with the mortgage loan on March 28, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full.

With respect to the Witte Oaks Apartments mortgage loan (1.1%), the prior loan secured by the mortgaged property was transferred to special servicing retroactively in late 2023 due to the prior owner’s non-adherence to depositing funds in the cash management account. The borrower sponsor refinanced the prior loan with the mortgage loan on May 6, 2025. The borrower sponsor came to an agreement with the special servicer and proceeds from the mortgage loan were used to repay the prior loan in full.

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None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	2 of the mortgaged properties (4.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings 2 Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class F-RR and Class G-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”).

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The retaining sponsor is permitted under Regulation RR to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules.

For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus.

EU SR Rules and UK

Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates— EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:

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●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-SB and Class D certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), and (iii) each applicable master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of

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Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

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Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust (the “grantor trust”), the beneficial owners of which will be the holders of the Class V certificates. The upper-tier REMIC will issue several classes of REMIC “regular interests,” some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more uncertificated REMIC “regular interests” issued by the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount, and the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

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Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, retail, mixed use, hospitality, leased fee, parking, multifamily, self storage and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicting Interests

●	Transaction Parties: Conflicting interests may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Ratings: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicers, the special servicers, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicers, the special servicers, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction

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parties will not be subject to such attacks. Any such attacks may impair such parties’ abilities to perform their obligations under the transaction documents.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to

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pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy including tenants that are the sole tenant or significant tenants at the related Mortgaged Properties, may nonetheless be operating at a loss or be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
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●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain or corporate group that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain or corporate group, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

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With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicting interests. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicting interests arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition

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worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede

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the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.
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With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
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●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as

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fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and

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telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

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If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

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Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In

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addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars, nightclubs or waterparks will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

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Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
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●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Leased Fee and Operating Lease Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and

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sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate

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such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
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●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are

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reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent

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concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage and RV/Boat Storage Properties Have Special Risks

Self storage properties have various risks, including vulnerability to competition because acquisition costs and break-even occupancy are relatively low, a high cost to refit for other purposes, low insurable values (so that in the event of a casualty when a borrower is not required to or cannot rebuild, insurance proceeds may not be sufficient to repay the mortgage loan), shorter term rentals, potential environmental hazards from items that are contained in self storage units, and, if affiliated with a franchise, potential loss of the franchise, including upon a foreclosure, which could result in lower profitability.

RV/boat storage properties may be subject to seasonal fluctuations in occupancy and rents. Additionally, such properties may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. In addition, in certain cases, RV/boat storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below and “—Risks of Commercial and Multifamily Lending Generally” above.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

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Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more

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volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory

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approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged properties will not adversely impact operations at or the value of the mortgaged properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Sale-Leaseback Transactions Have Special Risks

Each of the VTS Portfolio mortgaged properties (4.0%) was the subject of a sale-leaseback transaction prior to or in connection with the acquisition of such mortgaged property by the related borrower. Such mortgaged property is leased to the former owner of the mortgaged property. A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagee; however, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

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It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

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●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;
●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;
●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or portions of such rental property may be subject to rent regulation, rent stabilization or rent control laws as described in “—Multifamily Properties Have Special Risks” above. Residential cooperative mortgaged properties may have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants. These units may be, or in the future become, subject to rent regulation, rent stabilization or rent control laws and would be expected to continue to be subject to such laws following a foreclosure. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole; however, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property will generally be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

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With respect to the mortgage loans secured by residential cooperative properties, due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a multifamily rental property and that all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Residential cooperative mortgaged properties may have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a

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residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

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In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. The applicable mortgage loan seller may act as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. In addition, each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of Each Applicable Master Servicer and Special Servicer”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

In addition, as noted above, certain of the residential cooperative properties are or may in the future become subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property.

See “Description of the Mortgage Pool—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

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Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will

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have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot

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assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: office, retail, mixed use, hospitality, leased fee and multifamily. See “Description of the Mortgage Pool—Mortgage

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Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Massachusetts, Maryland, California, Pennsylvania and Georgia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common
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managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this

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requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

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We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, office, retail or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
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●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, because of unique construction requirements of such properties, any vacant space would not be converted to other uses. Aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage

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Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These

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properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium

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building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the

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imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

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The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on September 30, 2025. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what

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is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective

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spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered

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certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for any master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage

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loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned

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new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a

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whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot

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assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt

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general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in the pooling of the assets and liabilities of an otherwise solvent company in a bankruptcy proceeding of one or more affiliates, making the company’s assets available to repay the debts of such affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or

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other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

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See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers,

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principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.
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Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a

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tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at

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institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

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A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits each applicable special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the applicable master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

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In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

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Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicting Interests

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The originators originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors and originators and BofA Securities, Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

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In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Argentic Real Estate Finance 2 LLC, as retaining sponsor, has the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the applicable special servicer and recommend that such special servicer take certain actions that may

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conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b-piece buyer and Argentic Services Company LP, the special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and the special servicers have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicting interests, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator, sponsor and the retaining sponsor is an affiliate of (i) Argentic Services Company LP, the special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the HRR Interest, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicting interests as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicting Interests in the Selection of the Underlying

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Mortgage Loans” and “—Other Potential Conflicting Interests May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, there will be no servicing shift whole loans.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter

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Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicting interests as they relate to each applicable special servicer, for so long as any special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be

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completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflicting interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the applicable master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each applicable master servicer and special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of each applicable master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers

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will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicting Interests May Affect Your Investment” below.

Similarly, it is expected that each applicable master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicting Interests of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the

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normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflicting interests with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflicting interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

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The asset representations reviewer or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicting interests for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflicting interest.

Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder. Each applicable special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

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The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicting interests with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, any special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See

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“Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicting interests, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over

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the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflicting interest.

Potential Conflicting Interests in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR and Class G-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors.

In addition, although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates, in each case to the extent permitted under the credit risk retention rules. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling

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and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicting Interests May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan
With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicting Interests May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.
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None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)       in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”);

(b)       in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)       in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

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The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor
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to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and

(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes

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any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated”. In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining

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sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the

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terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other

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person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

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Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by entering into a supplemental agreement with a third party maintaining specified minimum credit ratings providing for certain backup advancing functions. Failure to maintain the ongoing rating requirements or requirement for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If any such party were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be

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identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates

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to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

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In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if any master servicer, any special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if a master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates, first the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5

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trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage

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loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the

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consent rights and the right to replace each special servicer, but will retain consultation rights and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described

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above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although any master servicers or special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)            may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)         may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)      does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)          will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling

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companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the serviced mortgage loans. Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace Each Applicable Master Servicer, Each Applicable Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required

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under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of such special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of a majority of holders of voting rights of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate a master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace any master servicer, any special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

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With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The

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Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

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The ability to modify mortgage loans by each applicable special servicer may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of each applicable special servicer in maximizing collections for the transaction and the impediments each applicable special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates each applicable special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the applicable special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an

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obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to each whole loan with one or more subordinate companion loans, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.00% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable

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principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of Each Applicable Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to

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hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Each applicable Master Servicer, any Sub-Servicer or each applicable Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make monthly payment advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any

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related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that

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by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction”. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

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We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“AREF2”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF2 to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF2, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, any master servicer, any special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Capital LLC or Citi Real Estate Funding Inc. makes any representation as to the compliance of AREF2 or Argentic Securities 2 Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF2 is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF2 to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and AREF2 are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by

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additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF2. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF2, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF2 or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF2 or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF2 as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF2); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale,

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transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at

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one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters, climate change and man-made disasters, including the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties

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and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets

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including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may
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affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 40 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $597,759,423 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in August 2025 (or, in the case of any Mortgage Loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

9 Mortgage Loans (41.4%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing

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the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	11	24	$178,160,568	29.8%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	14	15	145,361,366	24.3
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	7	16	128,780,000	21.5
Bank of America, National Association	Bank of America, National Association	4	4	76,078,789	12.7
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	3	5	16,647,496	2.8
Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC(2)	Bank of America, National Association / Morgan Stanley Bank, N.A.(2)	1	1	52,731,205	8.8
Total		40	65	$597,759,423	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans” below.
(2)	The Marriott World Headquarters Mortgage Loan (8.8%) is comprised of separate notes that are being sold by Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC. The Marriott World Headquarters Mortgage Loan is evidenced by five (5) promissory notes: (i) note A-3-1 with an outstanding principal balance of $20,908,619 as of the Cut-off Date, as to which Bank of America, National Association is acting as mortgage loan seller, and (ii) note A-6-2, note A-8, note A-9-1 and note A-9-2 with an aggregate outstanding principal balance of $31,822,586 as of the Cut-off Date, as to which Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific

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Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The BioMed MIT Portfolio Mortgage Loan (9.95%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch and Societe Generale Financial Corporation.
●	The Marriott World Headquarters Mortgage Loan (8.8%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association.
●	The 32 Old Slip - Leased Fee Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Bank, N.A.
●	The Honolulu FBI Office Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Goldman Sachs Bank USA.
●	The Washington Square Mortgage Loan (3.5%) is part of a Whole Loan that was co-originated by German American Capital Corporation, Goldman Sachs Bank USA, Bank of Montreal, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.
●	The Greene Town Center Mortgage Loan (2.1%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Wells Fargo Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 14, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

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From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Honolulu FBI Office Mortgage Loan or the Honolulu FBI Office Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Honolulu FBI Office Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Honolulu FBI Office Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the
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aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
BioMed MIT Portfolio(1)	9.95%	35.3%	35.3%	$2,400,000,000	36.3%	36.3%	$2,330,300,000

(1)	The Other Than “As-Is” Appraised Value represents the “As Portfolio” value, which includes an approximately 3.0% portfolio premium over the aggregate ”As-Is” value of the related Mortgaged Properties. For the Whole Loan, the “As Portfolio” value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 55.2% and the “as is” value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 56.9%.

In addition:

With respect to the Hilton Harrisburg Mortgage Loan (5.4%), the “as-is” appraised value assumes a total capital expenditure of $6,950,000 and assumes that the capital improvements required by the existing property improvement plan (“PIP”) will be completed in a competent and timely manner. In 2025, the borrower executed a new 17-year franchise agreement with Hilton Franchise Holding LLC that extends through June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a PIP to renovate the Mortgaged Property to the latest brand standard, with a budgeted cost of $6,990,931 and an expected completion by December 31, 2026. The full amount of the PIP was reserved at loan closing and the guarantor has provided a completion guaranty related to the PIP work. In addition, the franchisor has waived the food and beverage (“F&B”) royalty fee through December 2035. The appraiser made an extraordinary assumption that a buyer would be able to negotiate similar terms, should the hotel be sold, and did not include a F&B royalty fee in their cash flow analysis. The appraiser also concluded a “When Complete (space leased)” value for the Mortgaged Property of $67,900,000 as of January 1, 2027. This value assumes that the PIP is completed by December 31, 2026. The Cut-off Date LTV Ratio based on the “When Complete (space leased)” value is 47.5%.

With respect to the Washington Square Mortgage Loan (3.5%), the appraisal is based on the assumption that Dick’s Sporting Goods (the third largest tenant), which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. A lease with DICK’s Sporting Goods dated May 20, 2025 for the land on which the former Sears store was located was entered into after origination. DICK’s Sporting Goods is continuing to lease 90,000 square feet on a month-to-month basis while its new store is constructed. However, there can be no assurance that such month-to-month lease will continue in effect or as to whether or when the new store will open, or of what the value of the Washington Square Property would be absent such assumption.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated

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Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

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The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the

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Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable

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under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal

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balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
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●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
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●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Code Section 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the IRS, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the IRS. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

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“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of

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the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

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Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance

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of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by

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any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as a multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any

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indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust, due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus, in some cases, (ii) the

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amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a Mortgage Loan secured by a residential cooperative property. Upon a foreclosure of a Mortgage Loan secured by a residential cooperative property, it is likely that the operation of such Mortgaged Property as a residential cooperative property would terminate, and it is likely that the Mortgaged Property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Residential cooperative Mortgaged Properties may have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that any units at a residential cooperative Mortgaged Property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are currently subject to such laws), if the related residential cooperative Mortgage Loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. These laws may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. However, the “Coop-Rental Value” Appraised Values of the residential cooperative Mortgaged Properties assume that if the Mortgaged Property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of

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determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “U/W Net Operating Income”, “U/W NOI” or “Underwritten NOI” for a residential cooperative property, in each case as and to the extent set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, if applicable, collection loss assumption and, in the case of “Underwritten Net Cash Flow”, “U/W Net Cash Flow”, “U/W NCF” or “Underwritten NCF” further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, “Underwritten EGI”, “Underwritten Expenses”, “Underwritten Net Operating Income”, “Underwritten Replacement / FF&E Reserve” and “Underwritten Net Cash Flow”, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned or leased by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to Mortgage Loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the Mortgaged Property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust. For example, since residential

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cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$597,759,423
Number of Mortgage Loans	40
Number of Mortgaged Properties	65
Range of Cut-off Date Balances	$1,647,496 to $59,500,000
Average Cut-off Date Balance	$14,943,986
Range of Mortgage Rates	5.4910% to 7.7550%
Weighted average Mortgage Rate	6.5213%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	110 months to 120 months
Weighted average remaining term to maturity(2)	117 months
Range of original amortization terms(3)	240 months to 480 months
Weighted average original amortization term(3)	372 months
Range of remaining amortization terms(3)	238 months to 479 months
Weighted average remaining amortization term(3)	369 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	9.4% to 74.2%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	54.5%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	6.2% to 74.2%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	52.4%
Range of U/W NCF DSCRs(5)(6)(7)	1.10x to 6.57x
Weighted average U/W NCF DSCR(5)(6)(7)	1.94x
Range of U/W NOI Debt Yields(5)(6)	6.3% to 56.9%
Weighted average U/W NOI Debt Yield(5)(6)	14.0%
Percentage of Initial Pool Balance consisting of:
Interest Only	65.4%
Amortizing Balloon	23.8%
Interest Only, Amortizing Balloon	10.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 27 Mortgage Loans (65.4%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain
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Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten Net Cash Flow Debt Service Coverage Ratio and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 55.2%, 55.2%, 1.66x and 10.6%, respectively.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 7 Mortgage Loans (34.6%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office
CBD	2	$79,931,205	13.4%
Suburban	3	53,500,000	9.0
Subtotal:	5	$133,431,205	22.3%
Retail
Anchored	6	$74,691,000	12.5%
Super Regional Mall	1	20,833,333	3.5
Unanchored	2	13,500,000	2.3
Single Tenant	1	7,100,000	1.2
Subtotal:	10	$116,124,333	19.4%
Mixed Use
Lab/Office	8	$59,500,000	10.0%
Multifamily/Retail	1	23,400,000	3.9
Retail/Multifamily/Office	1	12,562,500	2.1
Office/Industrial	1	10,454,235	1.7
Office/Retail	1	4,400,000	0.7
Subtotal:	12	$110,316,735	18.5%
Hospitality
Limited Service	6	$42,566,388	7.1%
Full Service	1	32,278,789	5.4
Extended Stay	4	16,510,000	2.8
Subtotal:	11	$91,355,176	15.3%
Other
Leased Fee	1	$36,000,000	6.0%
Parking	7	23,426,446	3.9
Subtotal:	8	$59,426,446	9.9%
Multifamily
Cooperative	4	$15,428,033	2.6%
Garden	3	11,950,000	2.0
Low Rise	3	8,250,000	1.4
Subtotal:	10	$35,628,033	6.0%
Self Storage
Self Storage	7	$27,847,496	4.7%
Subtotal:	7	$27,847,496	4.7%
Industrial
Warehouse/Distribution	1	$19,395,057	3.2%
Manufacturing	1	4,234,943	0.7
Subtotal:	2	$23,630,000	4.0%
Total:	65	$597,759,423	100.0%

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(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	In the case of the Washington Square Mortgage Loan (3.5%), the related Mortgaged Property has a Macy’s store as an anchor store at the shopping center at which the Mortgaged Property is situated but Macy’s is not included as collateral for the Mortgage Loan. On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026, but did not identify the locations that would be closed. Further, on January 9, 2025, Macy’s announced that it plans to cease operations at 66 specified locations. There can be no assurance that the Macy’s store situated in the shopping center in which the Mortgaged Property is located will remain open for business or that a closing of the Macy’s store will not adversely impact the Mortgaged Property. A closure of the Macy’s store in the related shopping center may trigger co-tenancy provisions of the leases of other tenants at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each of the mixed use Mortgaged Properties has one or more office, retail and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.
●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), the portfolio is comprised of eight mixed-use properties totaling 1,314,481 square feet. Across the portfolio, 1,260,760 square feet (approximately 95.9% of total net rentable area) is used for life science laboratory space, 53,221 square feet (approximately 4.0% of total net rentable area) is used for office space, and 500 square feet (approximately 0.0% of total net rentable area) is used for storage space. In addition, the 65 Landsdowne Mortgaged Property includes a standalone parking garage located across the street from the main portion of the Mortgaged Property, and the related parking revenue thereon represents a significantly higher portion of the 65 Landsdowne Mortgaged Property's total revenue, ranging from approximately 36.4% in 2022 to 42.0% in 2024, than the 9.2% underwritten for the entire portfolio.
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●	With respect to the Studio One Apartments Mortgaged Property (3.9%), while the residential portion of the Mortgaged Property is not considered student housing, it is located less than a mile south of Wayne State University and less than two blocks from the Wayne State University School of Medicine, and currently draws approximately 68% of its tenancy from medical school students and 2% of its tenancy from undergraduate students.
●	With respect to the Greene Town Center Mortgage Loan (2.1%), the largest tenant at the Mortgaged Property, LA Fitness, vacated its leased premises on January 31, 2025. The tenant continues to pay rent and its lease is scheduled to expire in November 2026. Without the LA Fitness lease, the Mortgaged Property’s occupancy, underwritten debt service coverage ratio and underwritten debt yield are 86.2%, 1.36x and 11.7%, respectively. The Mortgage Loan was originated with in-place cash management until up to $4 million (exclusive of the upfront and monthly deposits into the rollover reserve and any free rent funds) are swept into a rollover reserve and provided that no other cash management period is then continuing, and is expected to enter into a trigger lease sweep period until, among other cure options, at least 75% of LA Fitness’s leased space is leased by one or more tenants approved by the lender, all leasing expenses are paid or sufficient funds are reserved to cover such expenses and the debt service coverage ratio (including revenue from any replacement lease but excluding any portion of rent not paid any tenant due to a co-tenancy provision in its respective lease), is at least 1.75x.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Hilton Harrisburg Mortgage Loan (5.4%), approximately 43.4% of underwritten revenue at the related Mortgaged Property is generated by food and beverage operations.
●	The EL Fairburn Mortgaged Property (0.4%) is not a flagged hotel property.
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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Harrisburg	$32,278,789	5.4%	6/30/2042	7/1/2035
M6 Bradenton	$9,100,000	1.5%	1/21/2036	6/6/2035
M6 Nashua-South	$8,775,000	1.5%	5/29/2035	6/6/2035
Best Western Yellowstone	$8,000,000	1.3%	11/30/2025(2)	7/6/2035
Best Western Plus Lexington Inn	$6,291,388	1.1%	2/11/2035	6/6/2035
M6 Lakeland	$5,460,000	0.9%	1/21/2036	6/6/2035
S6 Ocean Springs	$5,265,000	0.9%	1/24/2044	6/6/2035
M6/S6 Myrtle Beach	$5,005,000	0.8%	1/20/2036	6/6/2035
M6 Charlotte-Fort Mill	$4,940,000	0.8%	12/13/2043	6/6/2035
S6 Pascagoula	$3,770,000	0.6%	1/17/2044	6/6/2035

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.
(2)	The related franchise membership agreement is subject to automatic annual renewal, pursuant to the terms of such membership agreement and the bylaws of the franchisor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following:

●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (6.0%), the non-collateral improvements on the Mortgaged Property are operated as an office property. The tenant under the related ground lease obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the non-collateral improvements on the Mortgaged Property, and is scheduled to mature in December 2025. There can be no assurances that the tenant under the related ground lease will be able to repay or refinance such loan or that additional debt will not be imposed on the non-collateral improvements on the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the Westchester Gardens Coop Mortgage Loan, Patricia Gardens Mortgage Loan, Bronxville Towers Mortgage Loan and Tudor Arms Coop Mortgage
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Loan (collectively, 2.6%), the related Mortgaged Property is a cooperative apartment complex with 112 residential units, 65 residential units, 68 residential units and six commercial units and 57 residential units, respectively. The original sponsor of the Westchester Gardens Coop Mortgage Loan cooperative conversion, which took place in 1989, owns the shares in 8 of the units, of which all of such units are rent stabilized, and are subject to the HSTP Act. The original sponsor of the Patricia Gardens Mortgage Loan cooperative conversion, which took place in 1985, owns the shares in 18 of the units (plus one unit used by building staff), of which 2 of such units are rent stabilized, and are subject to the HSTP Act. The original sponsor of the Bronxville Towers Mortgage Loan cooperative conversion, owns the shares in 2 of the residential units (which are non-revenue units used by building staff). The original sponsor of the Tudor Arms Coop Mortgage Loan cooperative conversion, which took place in 1985, owns the shares in 4 of the units (one of which is used by building staff), of which one of such units is rent stabilized, and is subject to the HSTP Act. For purposes of determining the “Coop-Rental Value” Appraised Value of such Mortgaged Properties, which assumes such Mortgaged Properties will be operated as multifamily rental properties, the average rent for such Mortgaged Properties was based on estimated market rents as determined by the appraisal (other than, in certain cases, for certain coop sponsor owned rent stabilized units, as to which the rent stabilization was taken into account). However, in addition to any sponsor units at the foregoing Mortgaged Properties that may be rent stabilized, all or a portion of the other units were or may have been rent stabilized or rent controlled prior to the conversion to a cooperative property. Any rent restrictions that applied to these units that were rent restricted prior to the co-op conversion would apply again to all of such units after foreclosure if the lender were to foreclose on the Mortgaged Property and to operate it as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

●	With respect to the Paterson Portfolio Mortgage Loan (1.4%), two tenants at the 257-261 Rosa Parks Boulevard Mortgaged Property, one tenant at the 11-17 Governor Street Mortgaged Property and one tenant at the 324-326 Hamilton Avenue Mortgaged Property receive rental subsidies through the Temporary Rental Assistance program of New Jersey. In addition, one tenant at the 324-326 Hamilton Avenue Mortgaged Property receives a rental subsidy through the Department of Community Affairs program. If such tenants fail to receive such subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Property. In addition, all of the residential units at the 257-261 Rosa Parks Boulevard Mortgaged Property, the 11-17 Governor Street Mortgaged Property and the 324-326 Hamilton Avenue Mortgaged Property are rent stabilized and regulated by the Rent Leveling Office of the City of Paterson, New Jersey.
●	With respect to the 686 Jefferson Ave & 49 Rochester Ave Mortgage Loan (0.9%), of 7 apartment units at the 49 Rochester Ave Mortgaged Property, 3 are rent stabilized under New York City’s rent stabilization laws.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Medical/laboratory/technical training center	13	20.8%
Grocery	4	5.4%
Bank Branch	2	4.7%
Health Club	2	3.9%
Restaurant	2	2.3%

With respect to the Grandview Shopping Center and Black Bear Center Mortgaged Properties (collectively, 1.9%), each such Mortgaged Property includes a tenant that operates a gas station or automotive service center.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)	Property Type
BioMed MIT Portfolio	$59,500,000	9.95%	$644.36	2.75x	35.3%	Mixed Use
Marriott World Headquarters	$52,731,205	8.8%	$337.24	1.76x	51.7%	Office
Extended Stay Portfolio	$44,785,000	7.5%	$50,376.83	2.06x	65.2%	Hospitality
Crossroads Office Park	$42,500,000	7.1%	$109.06	1.53x	49.0%	Office
32 Old Slip - Leased Fee	$36,000,000	6.0%	$3,959.60	1.10x	74.2%	Other
Hilton Harrisburg	$32,278,789	5.4%	$94,659.20	1.78x	56.0%	Hospitality
Honolulu FBI Office	$27,200,000	4.6%	$313.90	1.62x	54.0%	Office
VTS Portfolio	$23,630,000	4.0%	$68.82	1.54x	61.7%	Industrial
MIC Parking Portfolio	$23,426,446	3.9%	$14,504.47	1.31x	51.1%	Other
Studio One Apartments	$23,400,000	3.9%	$174,626.87	1.57x	62.9%	Mixed Use
Washington Square	$20,833,333	3.5%	$341.86	2.07x	51.9%	Retail
Greenville Promenade	$19,991,000	3.3%	$90.68	1.55x	64.7%	Retail
The Court at Deptford	$19,700,000	3.3%	$139.04	1.33x	69.1%	Retail
Greene Town Center	$12,562,500	2.1%	$115.77	1.53x	63.5%	Mixed Use
Discovery Business Center	$11,000,000	1.8%	$116.48	2.69x	43.8%	Office
Top 3 Total/Weighted Average	$157,016,205	26.3%		2.22x	49.3%
Top 5 Total/Weighted Average	$235,516,205	39.4%		1.92x	53.1%
Top 10 Total/Weighted Average	$365,451,439	61.1%		1.80x	54.5%
Top 15 Total/Weighted Average	$449,538,272	75.2%		1.80x	55.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(2)	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%) the U/W NCF DSCR and Cut-off Date LTV Ratio calculated including the related Subordinate Companion Loans are 1.66x and 55.2%, respectively.
(3)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.
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For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans or groups of Cross-Collateralized Mortgage Loans set forth in the table below (34.7%), are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
BioMed MIT Portfolio	Multi-property Loan	$59,500,000	9.95%
Extended Stay Portfolio	Multi-property Loan	44,785,000	7.5
Crossroads Office Park	Multi-property Loan	42,500,000	7.1
VTS Portfolio	Multi-property Loan	23,630,000	4.0
MIC Parking Portfolio	Multi-property Loan	23,426,446	3.9
Paterson Portfolio	Multi-property Loan	8,250,000	1.4
686 Jefferson Ave & 49 Rochester Ave	Multi-property Loan	5,200,000	0.9
Total		$207,291,446	34.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

3 groups of Mortgage Loans (collectively, 11.1%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks

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Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group A
The Court at Deptford	1	$19,700,000	3.3%
Columbus North	1	9,400,000	1.6
Total	2	$29,100,000	4.9%
Group B(3)
A Storage Place Riverside	1	$7,500,000	1.3%
A Storage Place La Sierra	1	5,900,000	1.0
A Storage Place Redlands	1	3,800,000	0.6
A Storage Place Yuma	1	3,500,000	0.6
A Storage Place Indio	1	3,000,000	0.5
A Storage Place Barton Road	1	2,500,000	0.4
Total	6	$26,200,000	4.4%
Group C
Grandview Shopping Center	1	$7,250,000	1.2%
Black Bear Center	1	4,100,000	0.7
Total	2	$11,350,000	1.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.
(3)	The sponsor of each mortgage loan in Group 2 is one of either Arthur L. Flaming or Arthur Scott Flaming, who are related. Arthur Scott Flaming serves as the sponsor for the A Storage Place La Sierra Mortgage Loan and the A Storage Place Barton Road Mortgage Loan. Arthur L. Flaming serves as the sponsor for the A Storage Place Riverside Mortgage Loan, the A Storage Place Redlands Mortgage Loan, the A Storage Place Yuma Mortgage Loan and the A Storage Place Indio Mortgage Loan.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	10	$103,528,033	17.3%
Massachusetts	8	$59,500,000	10.0%
Maryland	1	$52,731,205	8.8%
California	7	$43,100,000	7.2%
Pennsylvania	2	$41,678,789	7.0%
Georgia	3	$32,715,057	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.
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The remaining Mortgaged Properties are located throughout 18 other states, with no more than 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	10 Mortgaged Properties, securing approximately 12.6% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no other Mortgaged Property has a seismic expected loss greater than 17%.
●	5 Mortgaged Properties, securing approximately 5.0% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Texas and Arizona, among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties With Limited Prior Operating History

2 of the Mortgaged Properties (4.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the 32 Old Slip - Leased Fee Mortgage Loan, the Greenville Promenade Mortgage Loan and the Columbus North Mortgage Loan (collectively, 10.9%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the Greenville Promenade Mortgage Loan (3.3%), approximately 62 individuals and entities have direct or indirect ownership interests in the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

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Condominium and Other Shared Interests

●   The Mortgage Loans identified on Annex A-1 as Marriott World Headquarters Mortgage Loan, MIC Parking Portfolio and Ansonia Commercial Condominium (collectively, 13.5%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●   With respect to the Marriott World Headquarters Mortgaged Property (8.8%), such Mortgaged Property represents one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Mortgaged Property represents the “Office/Garage Unit” and the adjacent Marriott hotel represents the “Hotel Unit”. The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, which is a 50% owner of the borrower and the borrower sponsor. The Condo is operated by a Council of Unit Owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members, with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc, the sole tenant at the Marriott World Headquarters Mortgaged Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

●   With respect to the MIC Parking Portfolio Mortgage Loan (3.9%), the 910 18th Street Garage Mortgaged Property comprises one of the units in a two-unit condominium and the related borrower is entitled to elect one director to the condominium’s two-member board of directors. Although the borrower shares control of the condominium’s board with the owner of the second condominium unit, the Mortgage Loan documents provide full recourse to the borrowers and the guarantor for any amendment, cancellation, termination or other modification of, or waiver by the borrowers of any material term under, the condominium’s declaration or by-laws without the lender’s prior written consent.

●   With respect to the Ansonia Commercial Condominium Mortgage Loan (0.7%), the related Mortgaged Property is subject to a condominium regime consisting of 463 residential units and 1 commercial unit (which commercial unit is further subdivided into two subunits). The related Mortgaged Property consists of the commercial unit, which encompasses portions of the subcellar, cellar, ground floor and second floor spaces. The related Mortgaged Property represents an approximately 22.1210620% interest in the larger condominium, and has the right to elect one member of the nine-member condominium board. Accordingly, the related borrower does not control the condominium.

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●   See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	55	$495,159,423	82.8%
Sub-Leasehold	8	59,500,000	10.0
Leasehold	1	23,400,000	3.9
Fee/Leasehold(3)	1	19,700,000	3.3
Total	65	$597,759,423	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	With respect to such Mortgage Loan, the Mortgaged Property consists of both a fee interest and a leasehold interest.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

●       With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), each individual Mortgaged Property is subject to a prime ground lease (or in the case of 65 Landsdowne, two prime ground leases) (collectively, the “Prime Leases”) with Massachusetts Institute of Technology, a Massachusetts educational corporation (“MIT”), as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each borrower has fully prepaid the base rent and the Percentage

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Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024, and ending on June 30, 2032 (the “Eight Year Period”), and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the applicable Mortgaged Property that is owned by the applicable borrower or an affiliate and located within 70 miles of the applicable Mortgaged Property and the applicable borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the applicable Mortgaged Property in excess of the applicable percentage rent threshold, which is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area (the “Percentage Rent Threshold”). Under certain Ground Leases, gross revenues exclude, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate plus 1.50%. The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of (a) the allocable share of a direct or indirect financing or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease less the greater of (i) outstanding mortgage debt on the leasehold interests or (ii) the purchase price paid by the Ground Lessee to a previous ground lessee which occurs within 10 days prior to such refinancing, and less certain other deductions set forth in the Ground Leases.

With respect to each Mortgaged Property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in Ground Lessee (other than certain upper-tier non-controlling minority interests) less the greater of (a) outstanding

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mortgage debt or (b) the purchase price paid by the Ground Lessee to a previous ground lessee, and less certain other deductions set forth in the Ground Leases.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the Mortgaged Properties. The Ground Leases also provide certain mortgagee protections for mortgage lender provided that such lenders qualify as “Approved First Mortgagees” (as defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the Whole Loan, each Ground Lessor acknowledged each mortgage lender as an Approved First Mortgagee, as applicable. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, as applicable, includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers of the sub-leasehold interest are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor is required to, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the borrower is not in default of the Ground Lease beyond all applicable notice and cure periods of borrower and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease.

See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for additional information.

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Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 11 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), the related ESAs identified controlled recognized environmental conditions (“CRECs”) at two of the related Mortgaged Properties, as follows:
o	With respect to the 45 - 75 Sidney Mortgaged Property (2.1%), the Phase I ESA identifies residual impacts to site soils and groundwater associated with historic onsite operations as a CREC. Historical operations included the use of underground storage tanks (USTs) and hazardous materials, hazardous waste generation, and wastewater treatment. Subsurface investigations conducted at the Mortgaged Property from 1997 through 1999 prior to and in association with its redevelopment identified releases to soil and groundwater caused by the historical onsite operations and, as a result, two environmental release cases were assigned to the Mortgaged Property by the Massachusetts Department of Environmental Protection (“MassDEP”). A Response Action Outcome (“RAO”) (i.e., a permanent solution indicating that regulatory closure has been achieved) was filed with MassDEP for each release case in 1998 and 1999, respectively. The 1999 RAO included the recording of an activity and use limitation (“AUL”) for the Mortgaged Property to prevent contact with residually impacted subsurface materials that had been left in place. Given the RAOs submitted for the Mortgaged Property and the AUL put in place to address residual impacts, the Phase I ESA does not recommend any further action or investigation but does recommend continued compliance with the AUL.
o	With respect to the 88 Sidney Mortgaged Property (1.0%), the Phase I ESA identifies residual impacts to site soils and groundwater associated with historic onsite operations as a CREC. Soil and groundwater impacts were identified during redevelopment of the Mortgaged Property in the early 2000s. Various remedial activities were conducted at the Mortgaged
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Property to address the impacts, including the excavation of approximately 2,950 cubic yards of lead-impacted soil and the construction of vapor barrier under the current site building. A Notice of AUL was filed for the Mortgaged Property in 2003 to restrict exposure to remaining subsurface impacts. The AUL includes limitations related to growing fruits and vegetables for human consumption, removal or damage of the vapor barrier, activities which could compromise the effectiveness of the vapor barrier, and construction activities impacting soils at certain depths. In 2010, sub-slab soil gas and indoor air sampling was conducted at the Mortgaged Property and no impacts were identified to indoor air above method detection limits, which were set well below the applicable regulatory standards. Additionally in 2010, a Class A-3 RAO was filed with MassDEP indicating that regulatory closure for the impacts to the Mortgaged Property had been achieved. Given the RAO submitted for the Mortgaged Property and the AUL put in place to address residual impacts, the Phase I ESA does not recommend any further action or investigation but does recommend continued compliance with the AUL.

●	With respect to the MIC Parking Portfolio Mortgage Loan (3.9%), the related Phase I ESA for the River East Garage Mortgaged Property identified a CREC in connection with the former operation of a plant that manufactured gas mantles at the Mortgaged Property and surrounding areas (the “Lindsay Light II Superfund Site”). The Lindsay Light II Superfund Site was identified in environmental regulatory databases due to the use of the radioactive compound thorium nitrate in the gas mantle manufacturing process. The environmental consultant reported that clean-up and remediation activities have been conducted within the Lindsay Light II Superfund Site since 1993, including at the Mortgaged Property where the soil was excavated four stories below grade. The Mortgaged Property is currently identified in environmental regulatory databases within an area of the Lindsay Light II Superfund Site where excavated contamination has been removed. Additionally, monitoring activities conducted in 2020 and 2021 within public rights of way adjoining the Mortgaged Property did not reveal concentrations of thorium above removal action levels. For these reasons, the environmental consultant determined that thorium, above action removal levels, likely is not present at the Mortgaged Property, but the potential for residual impacts to be present and the City of Chicago’s requirement for soil testing in connection with any activities where hard surfaces will be removed constitute a CREC. The guarantor provided an environmental indemnity and the Mortgage Loan documents require that the related borrower comply with all applicable laws and regulations with respect to the historic thorium contamination at the Mortgaged Property, including but not limited to the City of Chicago’s requirement that the soil be tested for thorium before conducting any activities where hard surfaces will be removed at the Mortgaged Property, for so long such requirement remains applicable to the Mortgaged Property.

In addition, the related Phase I ESA for the Mark’s Garage Mortgaged Property identified a CREC in connection with the former operation of a gas station at the Mortgaged Property. Subsequent environmental investigations identified hydrocarbons and other contaminants of concern in the soil exceeding regulatory action levels. Following the implementation of institutional controls to limit exposure to the contaminants of concern, the Mortgaged Property achieved regulatory closure in 2019, which requires certain ongoing conditions, including capping of contaminated areas, annual inspections and restrictions on future land

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use to commercial and industrial purposes. The environmental consultant recommended, and the MIC Parking Portfolio Whole Loan documents require, continued compliance with the terms of such conditions.

●	With respect to the Washington Square Mortgage Loan (3.5%), the related ESA identified a REC at the related Mortgaged Property in connection with the operation of a dry cleaner 200 feet northeast of the Mortgaged Property and 400 feet from the closest occupied building on the Mortgaged Property. Based on these distances, the environmental consultant determined the risk for a vapor encroachment condition to exist in the subsurface of the Mortgaged Property to be minimal. Since (a) no releases were confirmed from the dry cleaning facility and (b) the responsible party for any impacts to the Mortgaged Property would fall on the owner of the dry cleaning facility, the environmental consultant did not recommend further investigation. Under the related environmental indemnity agreement, the borrower sponsor is required to take certain actions, including effectuating remediation of any release of a hazardous substance as required by environmental law and performing any environmental site assessment or other investigation of environmental conditions, if the REC becomes an issue for the Mortgaged Property.
●	With respect to the Columbus North Mortgage Loan (1.6%), the Phase I ESA identifies as a CREC for the Mortgaged Property residual impacts to site soils associated with historic onsite operations that included solid waste handling and recycling, an oil refinery, a gasoline station, a junk yard, and foundry operations. Environmental investigations were conducted at the Mortgaged Property between 1999 and 2003 that identified elevated levels of arsenic and lead in site soils. To address these impacts, the Mortgaged Property was entered into the Pennsylvania Department of Environmental Protection (PADEP) voluntary cleanup program (commonly known as “ACT 2”). On February 23, 2004, the Mortgaged Property received closure from PADEP under ACT 2, which includes a release from liability for those contaminants identified and remediated to the applicable ACT 2 standard. The PADEP ACT 2 closure allowed certain residually impacted soils to remain in place onsite. Based on the ACT 2 closure received by the Mortgaged Property and the current use of the Mortgaged Property for non-residential purposes, the Phase I ESA consultant determined that no further assessment was necessary.
●	With respect to the Paterson Portfolio Mortgage Loan (1.4%), the related ESA identified a REC at the Mortgaged Property in connection with the potential historical operation of dry cleaning facilities at the 257-261 Rosa Parks Boulevard Mortgaged Property from approximately 1945 through 1980 and in 1995. The environmental engineer reported that prior indoor air sampling and sub-slab sampling was completed in December 2019 and low levels of contaminants were found. The environmental engineer recommended a Phase II ESA be conducted to evaluate the conditions of soil, soil gas and groundwater beneath the 257-261 Rosa Parks Boulevard Mortgaged Property. In addition, the environmental engineer recommended that the sub-slab depressurization system be evaluated for current operation and efficacy and include a sampling of indoor air. The environmental engineer estimated a worst case cost of $2,825,000. At origination, the borrower obtained a lender’s pollution legal liability insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as first named insured, with a per incident and aggregate limit of $3,7000,000, except for a per incident limit for (i) disinfection costs of $25,000, (ii) evacuation costs of $250,000 and (iii) supplemental coverages of $250,000, and a self-insured retention amount of $25,000. SiriusPoint Specialty Insurance Corporation is rated “A-” by A.M. Best.
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The policy expires May 23, 2038, which is approximately 3 years past the maturity date of the Mortgage Loan.

●	With respect to the Grandview Shopping Center Mortgage Loan (1.2%), the Phase I ESA identifies the historic onsite presence of a dry cleaning facility as a REC for the Mortgaged Property. The dry cleaning facility operated onsite from at least 1965 through 1990, a timeframe in which dry cleaning operations typically used chlorinated solvents during the dry-cleaning process. Chlorinated solvents are highly mobile chemicals that can easily accumulate in soil and soil gas and migrate to groundwater beneath a facility even when properly stored and handled. Accordingly, the Phase I ESA recommends further evaluation of the former dry cleaner area to determine if impacts to the Mortgaged Property may have occurred from its historic operation. In lieu of conducting the recommended evaluation, a Site Lender Environmental Asset Protection (SLEAP) insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and assigns, as their interests may appear, as the named insured. The SLEAP policy, which has a term of 13 years, includes a limit of liability of $2 million (per claim and in the aggregate) and a $25,000 deductible.
●	With respect to the Black Bear Center Mortgage Loan (0.7%), the Phase I ESA identifies as a REC for the Mortgaged Property the onsite operation of automotive repair facilities since at least the mid-1980s as well as the presence of oil/water separator (“OWS”) systems in two onsite service garages. The onsite automotive repair operations have generally involved the storage, handling, and generation of hazardous materials and petroleum products, and at least two of the garages use in-ground hydraulic lifts that appeared to be original to the Mortgaged Property building, which was constructed in 1985. Additionally, significant hydrocarbon staining was noted within a cleanout sink that led to an OWS in the Bell Tire and Auto service repair bay area, and staining was also identified near to an OWS access panel and a floor drain leading to the OWS in the AAMCO auto repair facility. The Phase I ESA recommended conducting a Phase II subsurface evaluation to determine whether long-term automotive repair operations, including the operation of old hydraulic lifts and OWS systems, had impacted the Mortgaged Property. In lieu of conducting the recommended Phase II evaluation, a Premises Environmental Liability (“PEL”) environmental insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and assigns, as their interests may appear, as the Named Insured. The PEL, which has a term of 13 years, includes a limit of liability of $2 million (per claim and in the aggregate) and a $25,000 deductible.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

●	With respect to the Hilton Harrisburg Mortgage Loan (5.4%), in January 2025, the borrower signed a new franchise agreement, pursuant to which the borrower is required to complete a PIP with a budgeted cost of $6,990,931 to refresh the building exterior, lobby, restrooms, food and beverage outlets, meeting and recreation facilities, and guest rooms and suites. The PIP is expected to be
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completed by December 31, 2026. The borrower has reserved the full budgeted cost of the PIP and the guarantor has provided a PIP completion guaranty. The Mortgage Loan will become full recourse to the borrower if at any time the Mortgaged Property is not operated pursuant to the existing franchise agreement or a replacement franchise agreement meeting the requirements set forth in the related loan agreement.

●	With respect to the Washington Square Mortgage Loan (3.5%), the borrower has informed the lender that it intends to renovate the “center court” area of the related Mortgaged Property, including relocation of escalators and other capital improvements. Additionally, the borrower and/or sponsor intends to invest in the renovation of a vacant former Sears (approximately 60,000 square feet) for the construction of a two-level, approximately 141,980 square foot Dick’s House of Sport with an additional 20,000 square feet for an exterior playing field adjacent to the improvements. Such renovations are not required or reserved for under the related loan documents.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee

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interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (6.0%), the related borrower sponsor and non-recourse carveout guarantor, Leon Melohn (“Melohn”), entered into a settlement agreement with the United States Department of Justice and the Department of Health and Human Services in February 2023 to resolve allegations of installing unlicensed operators who oversaw the provision of “worthless services” at a nursing home owned by Melohn and a family trust in which Melohn was a trustee, as well as knowingly presenting false and fraudulent claims for payment to the Medicaid Program. The New York State Department of Health cited the nursing home for failing to, among other things, ensure that residents were free of significant medical errors, prevent unnecessary falls and injuries, provide sufficient staffing and maintain adequate pest control, which conditions “placed the residents’ health and safety in immediate jeopardy”. In March 2019 the nursing home was placed on the Center for Medicare Services’ Special Focus Facilities list, which represents the facilities in each state that received the highest number of deficiency citations and/or whose deficiency citations were greater in scope of severity as compared to other facilities in the same state. Melohn and the other settling parties agreed to pay $4,750,000 to settle the civil claims, and Leon Melohn was placed on a list of excluded individuals and entities that may not participate in Medicaid and all other federal healthcare programs for 10 years.
●	With respect to The Court at Deptford Mortgage Loan and the Columbus North Mortgage Loan (collectively, 4.9%), the non-recourse carveout guarantor is a limited payment guarantor on a mortgage loan, mezzanine loan and preferred equity investment in connection with the financing of an apartment building unrelated to the Mortgaged Property. The preferred investor has sued the non-recourse carveout guarantor seeking payment under the limited guaranty. The parties have filed cross motions for summary judgment and the case is still pending. Additionally, the nonrecourse carveout guarantor and the manager of the Mortgaged Property are named as defendants in a lawsuit brought by a former employee of manager claiming entitlement to distributions from the former employee’s minority interest in certain sponsor-affiliated entities. The case is still active and in the discovery phase.
●	With respect to the Greene Town Center Mortgage Loan (2.1%), the borrower sponsor and guarantor and certain of his affiliates are subject to ongoing litigation in connection with a business dispute initiated by the holders of minority
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membership interests in certain companies. The plaintiffs allege that company distributions were limited while company funds were reserved to cover company expenses and other liabilities, resulting in a tax liability to the plaintiffs. The borrower sponsor reported that the litigation has been stayed since September 11, 2015 to conduct settlement negotiations, which remain ongoing. In addition, a borrower affiliate is subject to ongoing litigation in her capacity as an officer of a company unrelated to the Mortgaged Property that was initiated by a shareholder. The plaintiff’s complaint seeks to initiate a class action on behalf of all persons and entities that purchased or acquired the related company’s securities between July 2022 and May 2024. The shareholder alleges that the borrower affiliate and the other defendants violated federal securities laws by issuing false, misleading and/or omissive disclosure concerning the related company’s alleged lack of effective internal controls to identify and review indicators for real estate investments, the company’s value and the projected gross proceeds of certain real estate assets.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	34 of the Mortgage Loans (84.2%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	3 of the Mortgage Loans (9.3%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	3 of the Mortgage Loans (6.5%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	With respect to the Crossroads Office Park Mortgage Loan (7.1%), the Mortgage Loan refinanced a prior securitized loan secured by the Mortgaged Property, which was transferred to special servicing in March of 2018. According to commentary by the special servicer, the borrower withheld payments in an attempt to negotiate a longer period to produce a replacement guarantor after the original guarantor passed away, and there was an imminent default. The prior loan was assumed by certain members of the ownership structure of the borrower and was returned to the related master servicer in July of 2019 and remained current thereafter.
●	With respect to The Court at Deptford Mortgage Loan (3.3%), the borrower’s prior loan secured by the Mortgaged Property matured on June 6, 2025. The borrower paid the prior lender a $10,000 fee and $2,500 in expenses for agreeing to forbear from remedies until August 6, 2025. The current Mortgage Loan refinanced the prior mortgage loan in full on June 26, 2025.
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●	With respect to the Greene Town Center Mortgage Loan (2.1%), the borrower’s prior loan secured by the Mortgaged Property was the subject of a maturity default on December 1, 2023, and the prior lender filed a foreclosure action in May 2024. The Mortgage Loan refinanced the prior loan. In addition, the prior debt included a mezzanine loan that was subject to a discounted payoff. The prior mezzanine loan was paid in full in October 2023.
●	With respect to the Witte Oaks Apartments Mortgage Loan (1.1%), the prior loan secured by the Mortgaged Property was transferred to special servicing retroactively in late 2023 due to the prior owner’s non-adherence to depositing funds in the cash management account. The borrower sponsor refinanced the prior loan with the Mortgage Loan on May 6, 2025. The borrower sponsor came to an agreement with the special servicer and proceeds from the Mortgage Loan were used to repay the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the BioMed MIT Portfolio Mortgage Loan, the Crossroads Office Park Mortgage Loan, the 32 Old Slip - Leased Fee Mortgage Loan, the Washington Square Mortgage Loan, The Court at Deptford Mortgage Loan, the Greene Town Center Mortgage Loan, the Highland Business Park Mortgage Loan, the Alvarado Center Mortgage Loan, the Columbus North Mortgage Loan, the A Storage Place Riverside Mortgage Loan, the Westside Plaza Mortgage Loan, the Grandview Shopping Center Mortgage Loan, the Witte Oaks Apartments Mortgage Loan, the A Storage Place La Sierra Mortgage Loan, the Black Bear Center Mortgage Loan, the A Storage Place Redlands Mortgage Loan, the A Storage Place Yuma Mortgage Loan, the A Storage Place Indio Mortgage Loan and the A Storage Place Barton Road Mortgage Loan (collectively, 45.5%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

●   In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

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●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.
●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (6.0%), an entity in which the related borrower sponsor owned a 1% interest and a trust in which he was the trustee owned a property that was subject to a deed-in-lieu of foreclosure in 2020. In addition, the borrower sponsor is the sponsor of a loan that was transferred into special servicing but has been returned to the related master servicer.
●	With respect to The Court at Deptford Mortgage Loan and the Columbus North Mortgage Loan (collectively, 4.9%), as to which the related borrowers are affiliated, the borrower sponsor has sponsored other mortgage loans that were or currently are the subject of workouts, forbearance agreements and foreclosure. One such mortgage loan was securitized and transferred to special servicing before the property was sold in October 2024. One such mortgage and one such mezzanine loan have had their maturity dates extended and are subject to ongoing workout negotiations.
●	With respect to the Washington Square Mortgage Loan (3.5%), the borrower sponsor has disclosed that it has sponsored other commercial real estate projects that have been the subject of mortgage loan defaults and foreclosures or deeds-in-lieu of foreclosure on loans secured by such projects within the last 10 years.
●	With respect to the Greene Town Center Mortgage Loan (2.1%), one of the borrower sponsors and non-recourse carveout guarantor has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	9 Mortgaged Properties (24.1%) are each leased entirely (or substantially in its entirety) to a single tenant.
●	3 Mortgaged Properties (4.9%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations

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Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

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●	With respect to the Crossroads Office Park Mortgage Loan (7.1%), the third largest tenant at the Crossroads South Mortgaged Property (3.2%), Nassau/Suffolk Law Services Committee, Inc. has the option to terminate its lease with respect to (i) its entire premises of 15,337 SF, (ii) 1,934 SF of its premises (the “Expansion Space”), (iii) 1,053 SF of its premises (the “Additional Space”) or (iv) the Expansion Space and the Additional Space, effective as of June 30, 2030 provided that (i) there is no event of default and (ii) the tenant provides written notice of its intent to exercise the option by at least June 30, 2029. Upon exercising this termination option, the tenant is required to pay the landlord a termination fee. Additionally, regarding the Additional Space only, the tenant has the right to surrender the Additional Space to the landlord, effective as of June 30, 2026, provided (i) no event of default exists under the lease and (ii) the tenant provides the landlord with written notice on or before March 31, 2026.
●	With respect to the Discovery Business Center Mortgage Loan (1.8%), the fourth largest tenant, State Street Bank, has a one-time right to terminate its lease as of June 30, 2026, by giving written notice at least 12 months in advance. In addition, the fifth largest tenant, St. Joseph Health System, has a one-time termination right in the 84th month (February 2032), by giving a written notice of at least 12 months and paying a termination fee equal to (i) the sum of 4 monthly installments of rent and operating expenses plus (ii) the unamortized portion of leasing costs (based upon a constant amortization over a 124-month period with 7% interest) applicable to the portion of the term remaining after the date of termination.

●   With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), certain of the tenants at the Mortgaged Properties are currently dark with respect to, in aggregate, 69,658 square feet, representing approximately 5.3% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), with respect to 12,995 square feet
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of its leased space at the 38 Sidney Mortgaged Property and 35,157 square feet of its leased space at the 64 Sidney Mortgaged Property.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), certain of the tenants at the Mortgaged Properties are currently subleasing their respective spaces to third-party subtenants with respect to, in aggregate, 53,992 square feet, representing approximately 4.1% of the net rentable area at the Mortgaged Properties, including Agios Pharmaceuticals, the second largest tenant at the Mortgaged Properties currently occupying 201,593 square feet (approximately 15.3% of net rentable area and approximately 15.7% of underwritten base rent), which is subleasing 7,407 square feet of its leased space to Watershed Informatics in suite 100 at the 64 Sidney Mortgaged Property at a sublease rate of $50.00 per square foot. The underwritten base rent per square foot under the prime lease is $100.36.
●	With respect to the Marriott World Headquarters Mortgage Loan (8.8%), $1,938,510 of straight-lined rent was underwritten for the related single tenant, Marriott International Administrative Services Inc, through the Whole Loan term.
●	With respect to the Washington Square Mortgage Loan (3.5%), one of the anchor tenants, Dick’s Sporting Goods, is currently leasing its space pursuant to a month-to-month lease. A lease with Dick’s Sporting Goods dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurance that such month-to-month lease will continue in effect until the new store is open, or as to whether or when the new store will open.
●	With respect to the Discovery Business Center Mortgage Loan (1.8%), $401,359 of straight-lined rent was underwritten for investment grade rated tenants through the related Whole Loan term.
●	With respect to the Ansonia Commercial Condominium Mortgage Loan (0.7%), the fourth largest tenant based on underwritten rent at the related Mortgaged Property, Wells Fargo, is in the process of building out its space but is not yet open for business and is currently expected to open by the end of 2025. Additionally, rent for Wells Fargo and the fifth largest tenant based on underwritten rent, TD Bank, was straight-lined over the term of the loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the BioMed MIT Portfolio Mortgage Loan, the 32 Old Slip - Leased Fee Mortgage Loan, the Hilton Harrisburg Mortgage Loan, the Highland Business Park Mortgage Loan, the Grandview Shopping Center Mortgage Loan and the Pick 'n Save Mortgage Loan (collectively, 25.5%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer
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(“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties nos 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord a right of first refusal to purchase the leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Prime Lessee’s interest in the Prime Ground Lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.
●	With respect to the 32 Old Slip - Leased Fee Mortgage Loan (6.0%), provided that the tenant under the related ground lease is not in default under such ground lease, the tenant under the related ground lease has a right of first offer in respect of the sale of the Mortgaged Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the tenant under the related ground lease has an option to purchase the land (together with the landlord’s reversionary interest) with 180 days’ written notice and delivery of a required deposit amount under the related ground lease to the borrowers. The tenant under the related ground lease has no assets other than its leasehold interest under the ground lease and its ownership of the non-collateral improvements on the Mortgaged Property.
●	With respect to the Hilton Harrisburg Mortgage Loan (5.4%), the related franchisor (Hilton Franchise Holding LLC) has a right of first offer (“ROFO”) if the related borrower or an affiliate that directly or indirectly controls the borrower wants to transfer a controlling equity interest in the borrower, or the borrower or such an affiliate receives an unsolicited bona fide offer from a third party to purchase or lease the Mortgaged Property or an interest therein. The franchisor comfort letter
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provides that the acquisition of the Mortgaged Property by foreclosure or deed-in-lieu will not be deemed a sale or lease of the Mortgaged Property and will not be subject to the ROFO.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), the borrower sponsor is currently developing a new building in the Cambridge market for the largest tenant at the portfolio in the aggregate, Takeda.
●	With respect to the Discovery Business Center Mortgage Loan (1.8%), the list of comparable office property rentals in the related market that is identified in the appraisal includes leases at Alton Technology, Corporate Business Center, Lakeview Business Center and Sand Canyon Business Center, all of which are also owned by the borrower sponsor for the Discovery Business Center Whole Loan.
●	With respect to the Columbus North Mortgage Loan (1.6%), the borrower sponsor also owns an adjacent retail center, which may compete with the Mortgaged Property.
●	With respect to the Paterson Portfolio Mortgage Loan (1.4%), the borrower sponsor owns multiple competing multifamily properties in the same metropolitan area as the 257-261 Rosa Parks Boulevard Mortgaged Property, the 11-17 Governor Street Mortgaged Property and the 324-326 Hamilton Avenue Mortgaged Property.
●	With respect to the Witte Oaks Apartments Mortgage Loan (1.1%), the borrower sponsor owns multiple competing multifamily properties in the same metropolitan area as the Mortgaged Property.

●   See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in Oregon, California, Montana and Arizona) do not require earthquake insurance. 10 of the Mortgaged Properties (collectively, 12.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the Pick 'n Save Mortgage Loan (1.2%), pursuant to the Mortgage Loan documents, the insurance requirements of the borrower may be satisfied by Pick 'n Save, the sole tenant at the Mortgaged Property. The tenant is currently maintaining insurance consistent with the lender’s requirements set forth in the Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the 32 Old Slip - Leased Fee Mortgage Loan (6.0%), the Mortgage Loan documents permit the borrowers, as ground lessor, to rely on the insurance maintained by the related ground lessee provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents, and provided further that for so long as the only interest of the borrower in the non-collateral improvements located on the Mortgaged Property is a reversionary interest, the borrower is not required to obtain any insurance other than liability insurance. The Mortgage Loan documents require restoration and use of insurance proceeds in respect of a property loss to be governed by the related ground lease. The ground lease provides that the ground lessee may elect whether or not to restore the improvements at the Mortgaged Property following a casualty. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are less than $15,000,000, the insurance proceeds will be paid to the ground lessee or its qualifying leasehold mortgagee. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are $15,000,000 or more, the insurance proceeds will be paid to a qualifying leasehold mortgagee or, if there is no qualifying leasehold mortgage, to an institutional lender selected by the fee mortgagee, or if there is no fee mortgage, to an institutional lender selected by the ground lessor. In each case, the insurance proceeds will be held in a trust in an eligible account to be applied to the repair or restoration of the improvements at the Mortgaged Property. If the ground lessee elects not to restore the improvements at the Mortgaged Property, the ground lessee will receive the insurance proceeds only after it has provided a letter of credit to the landlord under the ground lease in an amount equal to the pro rata portion of the present value of all base rent payable through the remainder of the term based on the percentage of space lease revenue affected by the casualty. Pursuant to the terms of the Mortgage Loan documents, following a casualty the borrower is obligated to (upon its receipt) furnish either such insurance proceeds (which such insurance proceeds would be treated as loss proceeds under the terms of the Mortgage Loan documents) or such letter of credit to the lender (which such letter of credit is to be held by the lender as additional collateral for the loan, subject to the terms of the ground lease).

With respect to the VTS Portfolio Mortgage Loan (4.0%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant, provided that, among other conditions, (i) the lease with the sole tenant remains in full force and effect without any right to rental abatement following a casualty and no default exists beyond any applicable notice or cure periods, , (ii) the sole tenant maintains insurance policies on the Mortgaged Property or Mortgaged Properties meeting the requirements of the Mortgage Loan documents(provided that the tenant is allowed to carry a per policy aggregate on the general liability policy and a $100,000 deductible on the property policy for equipment breakdown), and (iii) the lender is named as mortgagee/loss payee on property insurance policies and an additional insured on liability insurance policies maintained by the sole

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tenant. If the sole tenant does not satisfy the insurance requirements under the related Mortgage Loan documents, the borrower is required to maintain insurance policies that, together with the insurance maintained by the sole tenant, satisfy the requirements of the related Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

●   In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

●   With respect to the 32 Old Slip - Leased Fee Mortgage Loan (6.0%), certain fire code, housing and preservation and building department violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrowers to use commercially reasonable efforts to cause the related ground tenant to promptly pay, satisfy or otherwise fully discharge such violations. If the current ground lease ceases to be in full force and effect and the borrower has not entered into a replacement ground lease in accordance with the terms of the related loan agreement, the borrowers are required to promptly pay, satisfy or otherwise fully discharge such violations.

●   With respect to the Paterson Portfolio Mortgage Loan (1.4%), the 324-326 Hamilton Avenue Mortgaged Property was constructed prior to changes to the current zoning code and is considered a pre-existing legal non-conforming use. The non-conforming use of the land or structure may be continued so long as it remains otherwise lawful and provided that (i) no such non-conforming use of the land be enlarged, increased or extended to occupy a greater area of land, (ii) the existing structure devoted to a non-conforming use may not be enlarged, extended, constructed, reconstructed, moved or structurally altered except for changing the use of the structure to a permitted use, (iii) if the non-conforming use is replaced by a permitted use, the use of the structure or land will thereafter conform to the zoning district regulations and the non-conforming use will not be restored or resumed, (iv) the non-conforming use will not be moved in whole or in part to any portion of the lot or parcel other than that which is occupied by such use at the effective date of adoption or amendment of the zoning ordinance, (v) if

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the non-conforming use ceases and is abandoned for a period of one year, any subsequent use of the structure or land will conform to the zoning ordinance regulations and (vi) no additional building or structure may be erected in connection with the non-conforming use if it does not conform to the use requirements of the zoning ordinance. Law and ordinance insurance has been obtained for the 324-326 Hamilton Avenue Mortgaged Property.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Ansonia Commercial Condominium Mortgage Loan (0.7%), the related Mortgaged Property is listed on the National Register of Historic Places, has been designated as a landmark by the New York City Landmarks Preservation Commission, and is subject to the jurisdiction of that commission. Demolition, construction, reconstruction, alteration, or minor work may not be commenced without the prior written approval of such commission.

Appraised Value

●   In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and

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warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), there is no separate environmental indemnitor aside from the related borrowers. The borrowers have obtained an environmental insurance coverage (the “PLL Policy”) with a limit of $20,000,000 for each incident and an aggregate of $25,000,000, with a deductible or self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims. The borrowers are required to maintain the PLL Policy for terms of at least two years past the then-current maturity date of the related Whole Loan, provided that the borrowers may obtain the PLL Policy for shorter terms so long as the borrowers continue to renew, replace or extend such policy for the required term. In the event that the borrowers fail to renew the PLL Policy as required, the non-recourse carveout guarantor will have loss recourse liability for certain environmental matters capped at the aggregate PLL Policy minimum limits applicable to the related properties. In addition, the non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by the lender in connection with its enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. The Mortgage Loan Documents also provide for loss recourse, rather than full recourse, for prohibited transfers of the Mortgaged Properties or equity interest in the borrowers.
●	With respect to the Marriott World Headquarters Mortgage Loan (8.8%), there is no non-recourse carveout guarantor or separate environmental indemnitor for the related Whole Loan. Only the single-purpose entity borrower is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement. The related Mortgage Loan documents require the borrower to maintain an environmental impairment liability insurance policy with a $5,000,000 limit for each incident and in the aggregate and a self-insured retention or deductible of no more than $250,000 for each pollution condition.
●	With respect to the VTS Portfolio Mortgage Loan (4.0%), the Mortgage Loan has two non-recourse carveout guarantors, AG Net Lease Realty Fund V REIT LLC (“AG Net Guarantor”) and AG Net Lease Realty Fund V Investments (H-1), L.P.(“AG H-1 Guarantor”). The liability of such guarantors under both the non-recourse carveout guaranty and the environmental indemnity is several and not joint, with each liable based on their respective ownership interests in the borrower. As of the origination date, AG Net Guarantor’s share of liability is 73.1686% and AG H-1 Guarantor’s share of liability is 26.8314%. AG H-1 is a closed end fund terminating in February 2036. The maturity date of the Mortgage Loan is July 6, 2035. In addition, the lender has agreed that if the borrower maintains or causes a third party to maintain an environmental liability policy acceptable to the lender for the Mortgaged Properties, the lender will first look exclusively to such policy before looking to the environmental indemnity, but only to the extent such policy covers the type of loss, costs and/or fees at issue, and provided that the lender’s
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agreement to first look exclusively to such policy will extend only to the earliest of (i) the expiration of the earlier of (A) 12 months after borrower, guarantors or lender has made a written claim under such policy without payment, or (B) the expiration of any statute of limitations governing the lender’s ability to assert a claim, (ii) the refusal of the insurer to defend any claim or the coverage and (iii) the judgment of the lender in its sole but commercially reasonable judgement that any delay will endanger any tenant or other occupant of the Mortgaged Property, their guests or the general public or may materially and adversely affect the value of the Mortgaged Property if not immediately addressed.

●	With respect to the Westchester Gardens Coop Mortgage Loan, Patricia Gardens Mortgage Loan, Bronxville Towers Mortgage Loan and Tudor Arms Coop Mortgage Loan (collectively, 2.6%), each secured by a residential cooperative Mortgaged Property, there is no non-recourse carveout guarantor with respect to such Mortgage Loan. In addition, there is no separate environmental indemnitor with respect to such Mortgage Loan.
●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.
●	With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

●   Below are descriptions of real estate and other tax matters relating to certain Mortgaged Properties.

●   With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), any related individual borrower has the right, without the consent of the lender, to enter into a payment-in-lieu-of-taxes (“PILOT”) lease (“PILOT Lease”) with respect to the entirety of such fee interest to provide the applicable individual Mortgaged Property with the benefit of PILOT (any such arrangement, a “Permitted PILOT Arrangement”), certain conditions, including, among others, (a) the form of PILOT Lease is substantially in the form of a PILOT Lease previously approved by the

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lender or subject to the lender’s reasonable approval, (b) if customarily provided (in the borrower’s reasonable determination) by the lessee under such PILOT Lease (in such capacity, “PILOT Lessee”) or if expressly provided in the PILOT Lease, the PILOT lessor enters into a fee Mortgage or a joinder to a PILOT leasehold mortgage encumbering the PILOT Lessor’s fee interest under the PILOT Lease, and (c) if the Permitted PILOT Arrangement includes a bond financing, all PILOT bonds are required to be pledged to the lender; provided, however, at any time, a PILOT Lessee is permitted, without the consent of the lender, to redeem, terminate or cancel any PILOT Lease and the related documents in connection with the acquisition of the fee interest held by the applicable PILOT lessor in accordance with the terms of the PILOT Lease and the Whole Loan documents.

●   With respect to the Marriott World Headquarters Mortgage Loan (8.8%), the sole tenant at the related Mortgaged Property, Marriott International Administrative Services Inc (“Marriott”), benefits from a State of Maryland tax credit known as the “New Jobs Tax Credit” that incentivized Marriott choosing to retain their corporate headquarters in Bethesda, Maryland. The estimated tax credit is approximately $1,665,734 for the July 1, 2025-June 30, 2026 tax year and will phase out within the next few years, providing Marriott with no credits starting in the 2028/29 tax year. Marriott has an absolute triple-net lease, with Marriott responsible for reimbursing the borrower fully for real estate taxes. Marriott’s lease extends through May 31, 2042.

●   With respect to the Greene Town Center Mortgage Loan (2.1%), the borrower sponsor reported that the Mortgaged Property is subject to tax increment financing (“TIF”) under Ohio state law pursuant to which Greene County, Ohio issued bonds and reimbursed the developer for costs expended to develop the related Mortgaged Property before it was acquired by the borrower. The city services those bond payments through county contributions, TIF payments and special assessments that are covered by the real estate taxes underwritten for the Mortgaged Property, and the TIF structure does not create any additional or ongoing obligations on the part of the borrower or the Mortgaged Property. The bonds are structured with principal and interest payments with varying coupons and are self-amortizing with expected maturities in December 2031 and 2034, and will not default so long as the real estate taxes for the Mortgaged Property are paid. Pursuant to the Mortgage Loan documents, the borrower was required to deposit approximately $2,334,376 into a tax reserve and is required to make ongoing monthly deposits.

●   With respect to the 686 Jefferson Ave & 49 Rochester Ave Mortgage Loan (0.9%), the 49 Rochester Ave Mortgaged Property currently benefits from a 35 year 421(a) tax abatement obtained in 2019. The exemption is effective for a period of 35 years and consists of a 100% exemption for the first 25 years and an exemption for the percentage of affordable units (currently 42.9%) for the remaining 10 years. The full unabated taxes for the entire 49 Rochester Ave Mortgaged Property for the 2025/2026 tax year are estimated to be $47,132 compared to the underwritten abated taxes of $1,825.

●   See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A

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Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

27 Mortgage Loans (65.4%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

10 Mortgage Loans (23.8%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

3 Mortgage Loans (10.8%) provide for an initial interest-only period that expires between 18 and 60 months following the related origination date (or provide for multiple such interest-only periods) and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	27	$391,039,333	65.4%
Amortizing Balloon	10	142,257,590	23.8
Interest Only, Amortizing Balloon	3	64,462,500	10.8
Total:	40	$597,759,423	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto. The amortization schedule for the Crossroads Office Park Mortgage Loan is set forth on Annex A-4.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	17	$217,338,026	36.4%
Sixth	22	320,921,397	53.7
Ninth	1	59,500,000	10.0
Total:	40	$597,759,423	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	26	$467,552,602	78.2%
4	2	41,678,789	7.0
5	12	88,528,033	14.8
Total:	40	$597,759,423	100.0%

(1)	With respect to the Marriott World Headquarters Mortgage Loan (8.8%), the related borrower is entitled to one grace period of two business days during any twelve month period and will otherwise have 0 days grace.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses

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required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

As of the Closing Date, there are no ARD Loans included in the Trust and consequently there will be no Excess Interest payable on the Class V certificates.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the Honolulu FBI Office Mortgage Loan (4.6%), the Mortgage Loan will become recourse to the borrower, the guarantor and the individual which controls the guarantor entity in an amount equal to $12,000,000, representing 25.4% of the original principal balance of the Whole Loan, if 12 months prior to the expiration of the lease of the Federal Bureau of Investigation (GSA), the sole tenant at the Mortgaged Property, the borrower fails to (i) deposit $12,000,000 into a tenant rollover reserve held by the lender or (ii) deliver a letter of credit in the amount of $12,000,000.

With respect to the Washington Square Mortgage Loan (3.5%), indirect beneficial interest holders in the related borrower (each, a “VSG Guarantor”) have the right to provide a vertical slice guaranty (each a “Vertical Slice Guaranty”) containing a guaranty of collection of the Washington Square Whole Loan in favor of the lender, and capped at a fixed amount set forth in such guaranty provided that, among other things, (i) the debt under the Whole Loan is due and payable in full, (ii) the lender has made written demand to the guarantor for payment of the debt and (iii) the lender has exercised and enforced all rights and remedies to which the lender may be reasonably entitled and will be required to have exhausted the lender’s efforts to seek repayment from all sources other than Vertical Slice Guaranties. The maximum amount guaranteed under each Vertical Slice Guaranty is capped at 15% of the original principal balance of the Whole Loan, and under all Vertical Slice Guaranties is capped at 20% of the original principal balance of the Whole Loan, unless the borrower provides a new non-consolidation opinion reasonably satisfactory to the lender.

With respect to the Witte Oaks Apartments Mortgage Loan (1.1%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $1,350,000, representing 20% of the original principal balance of the Mortgage Loan. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that copies of all certificates of occupancy, or the equivalent thereof, are on file at the Mortgaged Property for all buildings.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Further, certain Mortgage Loans may provide for prepayment (typically with prepayment consideration) in connection with the avoidance or cure of a cash management trigger event or in order to maintain a required Debt Service Coverage Ratio or Loan-to-Value Ratio.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan or allocated loan amount of the related Mortgaged Property), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	31 Mortgage Loans (79.9%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years
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following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.

●	3 Mortgage Loans (12.4%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	1 Mortgage Loan (4.0%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter, for a specified period of time, permit the related borrower to either defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and thereafter such Mortgage Loan is freely prepayable.
●	5 Mortgage Loans (3.7%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	6.9%
4	16	32.9
5	2	5.9
7	19	54.3
Total	40	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 35 of the Mortgage Loans (96.3%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

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For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the BioMed MIT Portfolio Mortgage Loan (9.95%), the related borrowers may, at any time after the date that is the earlier of (a) two years from the closing date of the last securitization trust to hold a note comprising the Whole Loan and (b) the third anniversary of the loan origination date, obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the borrowers have completed defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount (as defined below), plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the borrowers have paid the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the Mortgaged Property as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the debt service coverage ratio at loan origination (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the Whole Loan in accordance with the Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the Whole Loan, in accordance with the Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the Mortgaged Property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a fund entity affiliated with Blackstone (as more fully described in the Whole Loan documents) that controls, or is, the borrower sponsor, the borrowers may release such Release Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I)
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and (II), the “Alternate Release Price”); (iii) if any mezzanine loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the related mezzanine borrower will partially defease the related mezzanine loan equal to the applicable release amount under the mezzanine loan (or, if applicable, the Alternate Release Price (as defined in the mezzanine loan agreement)) applicable to such individual Mortgaged Property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the mezzanine loan agreement; (iv) the absence of a Whole Loan event of default on the date that the related individual Mortgaged Property is released from the lien of the Whole Loan (except as expressly permitted in the Whole Loan documents); and (v) compliance with REMIC related provisions. As used herein, “Release Amount”, means, for a Mortgaged Property, the lesser of: (a) the outstanding Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (“Mortgage ALA”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, a partial release may be made to cure an event of default relating to an individual Mortgaged Property (a “BioMed MIT Portfolio Default Release”), provided that (i) either (x) the borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrower or the use of any income or rents from any other Mortgaged Property to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a BioMed MIT Portfolio Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above.

Further, a partial release may be made in order to cure an event of default related to the related ground lease (a “Ground Lease Default Release”), provided that (i) the default relates to an event of default under the related ground lease and (ii) the default was not caused by the borrower or an affiliate in bad faith to circumvent the requirements of the loan agreement partial release provisions. In connection with a Ground Lease Default Release, the borrower must generally satisfy the conditions set forth above, except that the borrower will not be required to satisfy the debt service coverage ratio test above, and further provided that with respect to any transfer of a BioMed MIT Portfolio Ground Lease related to such Ground Lease Default Release to an affiliate of the borrower, the borrower provides an additional insolvency opinion addressing such transfer to an affiliate.

Further, so long as no event of default is continuing, the borrower at its sole option and sole cost and expense, may deliver to the lender a new appraisal (or an update to the existing appraisal) of each individual Mortgaged Property, indicating the value of such individual Mortgaged Properties which are then secured by the mortgages. Upon receipt of such appraisals (or updates to existing appraisals), at the borrower’s request, the lender is required to use reasonable efforts to agree with the borrower, in their reasonable discretion, to reallocate the then outstanding Mortgage ALAs related to such individual Mortgaged Properties based on the “as-is” values of such individual Mortgaged Properties (inclusive of any portfolio premium) identified in such appraisals (or updates to such appraisals) so long as after giving effect to such reallocation (i) the aggregate Mortgage ALAs with respect to the Whole Loan are equal to such aggregate amounts immediately prior to such reallocation and (ii) the

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lender has received an opinion of counsel that, after giving effect to such reallocation, the securitization will not fail to maintain its status as a REMIC trust or be subject the imposition of a tax and the tax on prohibited contributions as a result of such reallocation.

Further, the borrower may obtain the release of (w) unimproved non-income producing land located at an individual Mortgaged Property, (x) land which does not generate material income and such income was not taken into account for purposes of the appraisals obtained in connection with the closing of the Mortgage Loan, (y) any air rights, development rights, mineral rights or water rights relating to an individual Mortgaged Property which are not necessary for the operation of the individual Mortgaged Property, and (z) any land in which the value thereof and income generated thereby was not taken into account for purposes of the appraisals obtained in connection with the closing of the Mortgage Loan, subject to the conditions set forth in the Mortgage Loan Documents, but without any requirements to pay or partially defease any portion of any allocated loan amount, Release Amount, or pay any prepayment fee.

In addition, solely with respect to a partial release of a portion (each, a “Portfolio Release Property”) of any of the Mortgaged Properties that were not separately described in the surveys delivered at origination (each, a “Portfolio Property”), as described in the loan agreement, the borrower will also be required to deliver, among other things, (i) a new survey reasonably acceptable to the lender, (ii) evidence reasonably acceptable to the lender that (a) the Portfolio Release Property does not form part of the same (legally unsubdivided) lot, tract or parcel as the remaining Portfolio Property or has been legally subdivided from the remaining Portfolio Property or that the borrower has taken all action necessary under applicable legal requirements in order for such remaining Portfolio Property to be designated as one or more tax parcels separate from the Portfolio Release Property and (b) such partial release does not materially disrupt the operations of the tenants’ businesses pursuant to leases at the remaining Portfolio Property and/or such tenants’ existing use of the remaining Portfolio Property prior to giving effect to such release. To the extent that a subdivision and tax lot split required in order to release such Portfolio Release Property allocates taxes or other shared obligations as between the Portfolio Release Property and the remaining Portfolio Property in a manner such that the obligations of the remaining Portfolio Property varies by an amount of 10% or more from the assumed allocation of obligations in the appraisals delivered on the origination date, the borrower may (1) deliver an appraisal (or update to the existing appraisal), indicating the value of the applicable Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property or (2) request that the lender reasonably determine the value of the Portfolio Property (both inclusive and exclusive of the Portfolio Release Property) and the Mortgage ALA for the Portfolio Release Property, and, in each case, the Mortgage ALA for the remaining Portfolio Property will each be adjusted to reflect 100% of the difference in the value of the applicable Portfolio Property including the Portfolio Release Property, and excluding the Portfolio Release Property, as set forth in the appraisal or as reasonably determined by the lender, provided that the sum of the Mortgage ALA of the remaining Portfolio Property and the Portfolio Release Property following such adjustment equals the Mortgage ALA of the Portfolio Property prior to such determination.

●	With respect to the Extended Stay Portfolio Mortgage Loan (7.5%), from and after the earlier of (i) the date that is two years after the closing date of the securitization
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in which the last note comprising a part of the related Mortgage Loan is securitized and (ii) June 4, 2028, a borrower may request the release of the related Mortgaged Property in connection with either a bona fide third-party sale or the refinancing of such Mortgaged Property (any such property, an “Extended Stay Release Property”), provided that the following conditions, among others, are satisfied: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii)(a) in connection with a bona fide third-party sale, defeasance of an amount equal to the greater of (I) 100% of the net sales proceeds and (II) 120% of the allocated Mortgage Loan amount for the Extended Stay Release Property, or (b) in connection with a refinancing of the Extended Stay Release Property, defeasance of 120% of the allocated Mortgage Loan amount for the Extended Stay Release Property; (iii) defeasance of such additional amount required to achieve an LTV no greater than 125% for the remaining Mortgaged Properties; and (iv) after giving effect to such release and defeasance, the remaining Mortgaged Properties achieve a debt yield no less than the greater of (a) the debt yield immediately prior to the Extended Stay Release Property’s release and (b) 14.8%.

●	With respect to the Crossroads Office Park Mortgage Loan (7.1%), the loan documents allow the borrowers to obtain the release of either the entire Crossroads North Mortgaged Property or the entire Crossroads South Mortgaged Property from the Crossroads Office Park Mortgage Loan upon prepayment or defeasance of a release price equal to 110% of the allocated loan amount of the applicable Mortgaged Property and satisfaction of the following conditions, among others; (a) following the release, the debt yield after giving effect to such release is no less than the greater of (x) 12.22% and (y) the debt yield immediately prior to such release, (b) following the release, the debt service coverage ratio after giving effect to such release is no less than the greater of (x) the debt service coverage ratio as of the origination date and (y) the debt service coverage ratio immediately prior to such release, and (c) compliance with customary REMIC requirements. Additionally, the Crossroads Office Park Mortgage Loan documents allow the borrowers to obtain the free release (without prepayment or defeasance) of a vacant outparcel and/or a parking garage, each located at the Crossroads North Mortgaged Property, from the Crossroads Office Park Mortgage Loan upon satisfaction of the following conditions, among others; (a) compliance with customary REMIC requirements, (b) the Crossroads North Mortgaged Property maintains zoning conformity and compliance with legal requirements and leases, (c) the related release parcel being legally subdivided from, and on a separate tax lot from, the Crossroads North Mortgaged Property, (d) entry into easement agreements such that the remaining Crossroads North Mortgaged Property (and if applicable, as to access, the Crossroads South Mortgaged Property) has rights to access and the same number of parking spaces that existed prior to the partial release; and (e) the loan-to-value ratio of the Crossroads Office Park Mortgaged Properties after giving effect to such release is no greater than the loan-to-value ratio as of the loan origination date.
●	With respect to the VTS Portfolio Mortgage Loan (4.0%), provided that no event of default exists under the VTS Portfolio Mortgage Loan (other than one that would be cured by or in connection with the applicable partial release), the borrower may at any time, after the date that is two years following the Closing Date, obtain the release of either the entirety of the Wurtland Mortgaged Property or, prior to a partial release of the entirety of the Wurtland Mortgaged Property, any one or more Undeveloped Parcels (as defined below) (such Mortgaged Property or parcel being released, the “Release Property”) from the lien of the VTS Portfolio Mortgage Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i)
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payment of the applicable Release Price (as defined below) together with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (to the extent such prepayment occurs any time prior to the monthly payment date that is six months prior to the maturity date of the VTS Portfolio Mortgage Loan), (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining individual VTS Portfolio Mortgaged Properties is greater than the greater of (1) the debt service coverage ratio of all individual VTS Portfolio Mortgaged Properties prior to the partial release and (2) 1.54x, (iii) after giving effect to such release, the debt yield with respect to the remaining individual VTS Portfolio Mortgaged Properties is greater than the greater of (1) the debt yield of all individual VTS Portfolio Properties prior to the partial release and (2) 10.36%, (iv) after giving effect to such release, the loan-to-value ratio with respect to the remaining individual VTS Portfolio Properties is no greater than the lesser of (1) the loan-to-value ratio of all individual VTS Portfolio Properties prior to the partial release and (2) 65%, (v) solely in connection with release of an Undeveloped Parcel, the creation of separate legal and tax lots, compliance of the remaining portion of the Wurtland Mortgaged Property with zoning and other legal requirements and with leases and other documents affecting the Wurtland Mortgaged Property, and evidence that the Release Property is vacant, non-income producing and unimproved (or improved only by landscaping, readily relocatable utility facilities and/or surface parking areas), and (vi) compliance with certain REMIC provisions.

“Release Price” means (i) with respect to a partial release of the entire Wurtland Property, an amount equal to $4,658,437.30, (ii) with respect to a partial release of Undeveloped Parcel I, an amount equal to $404,335.56 and (iii) with respect to a partial release of Undeveloped Parcel II, an amount equal to $93,863.61

“Undeveloped Parcels” means two parcels identified as Undeveloped Parcel I and Undeveloped Parcel II and depicted in the VTS Portfolio Mortgage Loan agreement.

●	With respect to the MIC Parking Portfolio Mortgage Loan (3.9%), other than with respect to the River East Garage Mortgaged Property and the Mark’s Garage Mortgaged Property, from and after the earlier of (i) the date that is two years after the closing date of the securitization in which the last note comprising a part of the related Whole Loan is securitized and (ii) December 6, 2027, a borrower may request the release of a related Mortgaged Property in connection with a bona fide third-party sale of such Mortgaged Property (any such property, a “MIC Parking Portfolio Release Property”), provided that the following conditions, among others, are satisfied: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii) defeasance of an amount equal to the greater of (a) 100% of the net sales proceeds with respect to such MIC Parking Portfolio Release Property and (b) 115% of the allocated Whole Loan amount for such MIC Parking Portfolio Release Property; (iii) defeasance of such additional amount required to achieve an LTV no greater than 125% for the remaining Mortgaged Properties; and (iv) after giving effect to such release and defeasance, the remaining Mortgaged Properties achieve a debt yield no less than the greater of (a) the debt yield immediately prior to the MIC Parking Portfolio Release Property’s release and (b) 10.99%.
●	With respect to the MIC Parking Portfolio Mortgage Loan (3.9%), on any business day, the borrower may request the release of the Mark’s Garage Mortgaged Property in connection with a bona fide third-party sale of such Mortgaged Property, provided that the following conditions, among others, are satisfied: (i) immediately prior to and immediately after the release, no event of default will be continuing; (ii)
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prepayment of principal in an amount equal to $8,108,100, plus payment of a prepayment premium calculated in accordance with the Mortgage Loan documents; (iii) defeasance of such additional amount required to achieve an LTV no greater than 125% for the remaining Mortgaged Properties; and (iv) after giving effect to such release and defeasance, the remaining Mortgaged Properties achieve a debt yield no less than the greater of (a) the debt yield immediately prior to the release of the Mark’s Garage Mortgaged Property and (b) 10.99%.

●	With respect to the Washington Square Mortgage Loan (3.5%), the borrowers have the right to obtain releases of outparcels, which include specified portions of the Mortgaged Property identified in the related loan agreement as the “Hotel Release Parcel” (according to the appraisal the parcel is approximately 1.47 acres, is proposed for future hotel use, and has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (which according to the appraisal the parcel is approximately 3.77 acres, is proposed for future multifamily use and has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release, and neither the value of the Hotel Release Parcel nor the Multifamily Release Parcel is included in the overall property value. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Mortgage Loan. In addition, in connection with an expiration (without renewal) of the lease to JC Penney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Mortgaged Property identified in the related loan agreement as the “JC Penney Development Parcel”. Such release requires payment of a release price of $3,250,000, together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The related appraisal provided two values for the JC Penney Development Parcel, one which relates solely to the JC Penney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replatted as a development site, was $27,300,000. The Mortgage Loan documents permit release of the larger parcel. Further, the borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Mortgage Loan. The release price for the JC Penney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Mortgaged Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Mortgaged Property). In addition, the Mortgage Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrower, (ii) the ability of the borrower to repay the related Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JC Penney Development Parcel,
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the borrower certifies that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Mortgaged Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC related conditions. A release may be effected by lot line adjustment, plat, legal subdivision, vertical subdivision, condominium, deed or other instrument or means legally permitted in the applicable jurisdiction.

●	With respect to the Greene Town Center Mortgage Loan (2.1%), the loan documents provide for the partial release of any of two unimproved parcels, having allocated loan amounts of $320,000 or 0.30% of the related Whole Loan original principal balance and $600,000 or 0.56% of the related Whole Loan original principal balance, respectively, in connection with an affiliate or third party transfer, subject to certain conditions, including (i) (A) prior to the open prepayment period, in the case of an affiliate transfer, defeasance of the loan in an amount equal to the allocated loan amount of the release parcel and, in the case of a third party transfer, the greater of such allocated loan amount or the related net sales proceeds, or (B) from and after the open prepayment period, in the case of an affiliate transfer, prepayment of the loan in an amount equal to the allocated loan amount of the release parcel and, in the case of a third party transfer, the greater of such allocated loan amount or the related net sales proceeds; (ii) compliance with REMIC loan-to-value requirements or an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (iii) if required in connection with the securitization, a rating agency confirmation.
●	With respect to the Paterson Portfolio Mortgage Loan (1.4%), at any time on or after two years after the Closing Date and solely in the event that the 324-326 Hamilton Avenue Mortgaged Property or any portion thereof cannot be operated for multifamily use pursuant to the applicable zoning laws, including as a result of a casualty, the lender will release the 324-326 Hamilton Avenue Mortgaged Property provided the following conditions, among other conditions, are satisfied, (i) the borrower defeases the Mortgage Loan in an amount equal to the greater of (a) $2,404,000 and (b) if after giving effect to the release of the 324-326 Hamilton Avenue Mortgaged Property would result in the loan-to-value ratio of the remaining Mortgaged Properties being greater than 125%, an amount that would satisfy customary REMIC requirements, and (ii) satisfaction of any other customary REMIC requirements. If the 324-326 Hamilton Avenue Mortgaged Property release occurs prior to two years after the Closing Date, the lender will release the 324-326 Hamilton Avenue Mortgaged Property provided the following conditions, among other conditions, are satisfied, (i) the borrower prepays the Mortgage Loan in an amount equal to the defeasance amount described in the preceding sentence, in addition to any prepayment fees pursuant to the Mortgage Loan documents, and (ii) satisfaction of customary REMIC requirements. These conditions will not apply, however, if the borrower promptly seeks and obtains from the applicable governmental authority a variance, rezoning and/or any other lawful exemption from the application of the applicable laws pertaining to zoning and use such that the 324-326 Hamilton Avenue Mortgaged Property can be operated as a multifamily residential property no later than 90 days from the occurrence of the use casualty.

Furthermore, some of the Mortgage Loans, including the Washington Square Mortgage Loan (3.5%), may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or

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considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

34 of the Mortgage Loans (65.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

21 of the Mortgage Loans (53.4%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

14 of the Mortgage Loans are secured in whole or in part by office, retail, mixed use, industrial and parking properties (51.0%), and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use, industrial and parking properties only.

22 of the Mortgage Loans (36.0%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the mortgage loans secured by hospitality properties may require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. For example:

●	With respect to the Marriott World Headquarters Mortgage Loan (8.8%), the borrower may, at borrower’s option, provide one or more letters of credit or guaranties in lieu of any of the tax, insurance, replacement and TI/LC reserves required. With respect to any such guaranty, among other conditions, the applicable guarantor must maintain an investment grade rating, is an approved guarantor under the Mortgage Loan documents or otherwise reasonably approved by the lender (an “Acceptable Guaranty”). In addition, the borrower may provide a letter of credit or an Acceptable Guaranty in order to cure a cash management
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trigger event caused by a decline in debt service coverage ratio or by certain adverse actions of the single tenant (including terminating its lease, going dark, defaulting in payment of rent for more than 60 days and filing for bankruptcy).

●	With respect to the Washington Square Mortgage Loan (3.5%), the borrowers have the right to provide a guaranty of limited payment from the non-recourse carveout guarantor in lieu of making deposits into the TI/LC reserves. In addition, the borrowers have the right to deposit United States government obligations, a letter of credit, or other securities as to which a rating agency confirmation has been received, in lieu of cash, in any reserve fund under the related Whole Loan documents, as well as to cure a cash management trigger event caused by a decline in debt service coverage ratio.
●	With respect to the Discovery Business Center Mortgage Loan (1.8%), the borrower may, at borrower’s option, provide one or more letters of credit or guaranties in lieu of any of the tax, insurance, replacement and TI/LC reserves. With respect to any such guaranty, among other conditions, the applicable guarantor must be an affiliate of the borrower that maintains an investment grade rating, is an approved guarantor under the Mortgage Loan documents or is otherwise reasonably approved by the lender.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	18	$429,551,218	71.9%
Springing/Springing Cash Management	17	140,217,672	23.5
None	4	15,428,033	2.6
Soft (Residential); Hard (Commercial)/In Place Cash Management	1	12,562,500	2.1
Total:	40	$597,759,423	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account
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controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the
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property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft (Residential)/Hard (Commercial)/In Place Cash Management. With respect to residential tenants, revenue from the related Mortgaged Property is generally paid by the residential tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. With respect to commercial tenants, the related borrower is required to instruct the commercial tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct residential tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
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In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations,
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the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each Sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
BioMed MIT Portfolio	$59,500,000	NAP	65.0%	1.63x	N/A	Yes	No
VTS Portfolio	$23,630,000	NAP	65.0%	1.54x	10.36%	Yes	Yes
Greenville Promenade	$19,991,000	NAP	64.7%	1.43x	9.2%	Yes	Yes
Discovery Business Center	$11,000,000	NAP	NAP	NAP	NAP	No	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law.

●	With respect to the Washington Square Mortgage Loan (3.5%), the borrowers have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without lender consent or rating agency confirmation. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
●	With respect to the Westchester Gardens Coop Mortgage Loan, Patricia Gardens Mortgage Loan, Bronxville Towers Mortgage Loan and Tudor Arms Coop Mortgage Loan (collectively, 2.6%), each secured by a residential cooperative Mortgaged Property, the related Mortgage Loan documents permit additional subordinate financing secured by the related Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld or delayed) and, with respect to the Westchester Gardens Coop Mortgage Loan, Patricia Gardens Mortgage Loan and Tudor Arms Coop Mortgage Loan, satisfaction of the following conditions (i) no event of default then exits, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 5% of the existing loan-to-value ratio of the Mortgaged Loan calculated as of the origination date, (iii) the debt service coverage ratio of the Mortgage Loan and such subordinate financing, as determined by the lender (based on the market rent underwriting (as opposed to actual rent)) is greater than 1.5x, and (iv) the borrower pays all of lender’s out-of-pocket costs and expenses (including lender’s reasonable legal fees) in connection with such subordinate financing and, with respect to the Bronxville Towers Mortgage Loan, satisfaction of the following conditions (i) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing may not exceed 30%, as determined by the lender based upon an updated appraisal of the Mortgaged Property in form and substance and prepared by an appraiser acceptable to the lender in its reasonable discretion, (ii) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender under the Mortgage Loan and (iii) the additional subordinate financing has a maturity date that is coterminous with or extends beyond the term of the Mortgage Loan.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as BioMed MIT Portfolio, Marriott World Headquarters, 32 Old Slip - Leased Fee, Honolulu FBI Office, MIC Parking Portfolio, Washington Square, Greene Town Center, Discovery Business Center and Ansonia Commercial Condominium (collectively, 41.4%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BANK 2025-BNK49 PSA” means the pooling and servicing agreement that governs the servicing of the Discovery Business Center Whole Loan.

“BANK 2025-BNK50 PSA” means the pooling and servicing agreement that governs the servicing of the Ansonia Commercial Condominium.

“BBCMS 2025-C32 PSA” means the pooling and servicing agreement that governs the servicing of the MIC Parking Portfolio Whole Loan and the Greene Town Center Whole Loan.

“BBCMS 2025-C35 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the Marriott World Headquarters Whole Loan.

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“BMO 2025-C12 PSA” means the pooling and servicing agreement that governs the servicing of the 32 Old Slip - Leased Fee Whole Loan and the Washington Square Whole Loan.

“BX 2025-LIFE TSA” means the trust and servicing agreement that governs the servicing of the BioMed MIT Portfolio Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the BioMed MIT Portfolio Mortgage Loan, (ii) the Marriott World Headquarters Mortgage Loan, (iii) the 32 Old Slip - Leased Fee Mortgage Loan, (iv) the MIC Parking Portfolio Mortgage Loan, (v) the Washington Square

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Mortgage Loan, (vi) the Greene Town Center Mortgage Loan, (vii) the Discovery Business Center Mortgage Loan and (viii) the Ansonia Commercial Condominium Mortgage Loan.

“Non-Serviced Pari Passu-A/B Whole Loan” means the BioMed MIT Portfolio Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Marriott World Headquarters Whole Loan, (ii) the 32 Old Slip - Leased Fee Whole Loan, (iii) the MIC Parking Portfolio Whole Loan, (iv) the Washington Square Whole Loan, (v) the Greene Town Center Whole Loan, (vi) the Discovery Business Center Whole Loan and (vii) the Ansonia Commercial Condominium Whole Loan.

“Non-Serviced PSA” means (i) with respect to the BioMed MIT Portfolio Mortgage Loan, the BX 2025-LIFE TSA, (ii) with respect to the Marriott World Headquarters Mortgage Loan, the BBCMS 2025-C35 PSA, (iii) with respect to the 32 Old Slip - Leased Fee Mortgage Loan and the Washington Square Mortgage Loan, the BMO 2025-C12 PSA, (iv) with respect to the MIC Parking Portfolio Mortgage Loan and the Greene Town Center Mortgage Loan, the BBCMS 2025-C32 PSA, (v) with respect to the Discovery Business Center Mortgage Loan, the BANK 2025-BNK49 PSA and (vi) with respect to the Ansonia Commercial Condominium Mortgage Loan, the BANK 2025-BNK50 PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

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“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means the Honolulu FBI Office Mortgage Loan.

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Mortgage Loans related to the Trust.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, there are no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

As of the Closing Date, there will be no Servicing Shift Whole Loans and no Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
BioMed MIT Portfolio	Note A1-S	Control	$87,400,000	BX 2025-LIFE
	Note A2-S	Non-Control	$87,400,000	BX 2025-LIFE
	Note A3-S	Non-Control	$87,400,000	BX 2025-LIFE
	Note A4-S	Non-Control	$87,400,000	BX 2025-LIFE
	Note A5-S	Non-Control	$87,400,000	BX 2025-LIFE
	Note A1-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35(1)
	Note A1-C1-B	Non-Control	$22,250,000	JPMorgan Chase Bank, National Association
	Note A1-C2	Non-Control	$41,000,000	JPMorgan Chase Bank, National Association
	Note A2-C1	Non-Control	$41,000,000	MSBAM 2025-C35
	Note A2-C2-A	Non-Control	$18,500,000	MSBAM 2025-C35
	Note A2-C2-B	Non-Control	$22,500,000	Citi Real Estate Funding Inc.
	Note A3-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35(1)
	Note A3-C1-B	Non-Control	$22,250,000	Deutsche Bank AG, New York Branch
	Note A3-C2	Non-Control	$41,000,000	Deutsche Bank AG, New York Branch
	Note A4-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35(1)
	Note A4-C1-B	Non-Control	$22,250,000	Goldman Sachs Bank USA
	Note A4-C2	Non-Control	$41,000,000	Goldman Sachs Bank USA
	Note A5-C1-A	Non-Control	$18,750,000	BBCMS 2025-C35(1)
	Note A5-C1-B	Non-Control	$22,250,000	Societe Generale Financial Corporation
	Note A5-C2	Non-Control	$41,000,000	Societe Generale Financial Corporation
	Note B-1	Non-Control	$38,280,000	BX 2025-LIFE
	Note B-2	Non-Control	$38,280,000	BX 2025-LIFE
	Note B-3	Non-Control	$38,280,000	BX 2025-LIFE
	Note B-4	Non-Control	$38,280,000	BX 2025-LIFE
	Note B-5	Non-Control	$38,280,000	BX 2025-LIFE
	Note C-1	Non-Control	$38,460,000	BX 2025-LIFE
	Note C-2	Non-Control	$38,460,000	BX 2025-LIFE
	Note C-3	Non-Control	$38,460,000	BX 2025-LIFE
	Note C-4	Non-Control	$38,460,000	BX 2025-LIFE
	Note C-5	Non-Control	$38,460,000	BX 2025-LIFE
	Note D-1	Non-Control	$18,860,000	BX 2025-LIFE
	Note D-2	Non-Control	$18,860,000	BX 2025-LIFE
	Note D-3	Non-Control	$18,860,000	BX 2025-LIFE
	Note D-4	Non-Control	$18,860,000	BX 2025-LIFE
	Note D-5	Non-Control	$18,860,000	BX 2025-LIFE
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
Marriott World Headquarters	Note A-1	Control	$42,797,044	BBCMS 2025-C35(1)
	Note A-2	Non-Control	$19,898,568	BANK 2025-BNK49
	Note A-3-1	Non-Control	$20,908,619	MSBAM 2025-C35
	Note A-3-2	Non-Control	$24,375,746	BANK 2025-BNK50
	Note A-4	Non-Control	$9,949,284	BANK 2025-BNK49
	Note A-5	Non-Control	$4,974,642	BANK 2025-BNK49
	Note A-6-1	Non-Control	$12,187,873	BANK 2025-BNK50
	Note A-6-2	Non-Control	$11,924,018	MSBAM 2025-C35
	Note A-7	Non-Control	$19,898,568	BANK 2025-BNK49
	Note A-8	Non-Control	$9,949,284	MSBAM 2025-C35
	Note A-9-1	Non-Control	$4,974,642	MSBAM 2025-C35
	Note A-9-2	Non-Control	$4,974,642	MSBAM 2025-C35
	Note A-10	Non-Control	$24,111,891	BBCMS 2025-C35(1)
	Note A-11	Non-Control	$19,898,568	BANK 2025-BNK49
	Note A-12-1	Non-Control	$12,187,873	BANK 2025-BNK50
	Note A-12-2	Non-Control	$7,710,695	BBCMS 2025-C35(1)
32 Old Slip - Leased Fee	Note A-1	Control	$40,000,000	BMO 2025-C12
	Note A-2	Non-Control	$31,000,000	Goldman Sachs Bank USA
	Note A-3	Non-Control	$24,000,000	BMO 2025-C12
	Note A-4	Non-Control	$25,000,000	BBCMS 2025-C35(1)
	Note A-5	Non-Control	$11,000,000	BBCMS 2025-C35(1)
	Note A-6	Non-Control	$26,000,000	MSBAM 2025-C35
	Note A-7	Non-Control	$10,000,000	MSBAM 2025-C35
Honolulu FBI Office	Note A-1	Control	$27,200,000	MSBAM 2025-C35
	Note A-2-A	Non-Control	$15,000,000	Goldman Sachs Bank USA
	Note A-2-B	Non-Control	$5,000,000	Goldman Sachs Bank USA
MIC Parking Portfolio	Note A-1	Control	$51,837,241	BBCMS 2025-C32
	Note A-2	Non-Control	$23,426,446	MSBAM 2025-C35
Washington Square	Note A-1-1	Control	$29,100,000	BMO 2025-C12
	Note A-1-2	Non-Control	$10,900,000	BBCMS 2025-C35(1)
	Note A-1-3	Non-Control	$15,000,000	BBCMS 2025-C35(1)
	Note A-1-4	Non-Control	$15,000,000	BBCMS 2025-C35(1)
	Note A-1-5	Non-Control	$15,000,000	German American Capital Corporation
	Note A-1-6	Non-Control	$10,000,000	German American Capital Corporation
	Note A-1-7	Non-Control	$10,000,000	German American Capital Corporation
	Note A-1-8	Non-Control	$8,333,334	German American Capital Corporation
	Note A-2-1	Non-Control	$17,000,000	BMO 2025-C12
	Note A-2-2-1	Non-Control	$16,550,000	Goldman Sachs Bank USA
	Note A-2-2-2	Non-Control	$450,000	BMO 2025-C12
	Note A-2-3	Non-Control	$17,000,000	BBCMS 2025-C35(1)
	Note A-2-4-1	Non-Control	$12,100,000	BBCMS 2025-C35(1)
	Note A-2-4-2	Non-Control	$4,900,000	Goldman Sachs Bank USA
	Note A-3-1A	Non-Control	$24,500,000	BANK 2025-BNK50
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	Note A-3-1B	Non-Control	$15,500,000	JPMorgan Chase Bank, National Association
	Note A-3-2	Non-Control	$5,333,333	JPMorgan Chase Bank, National Association
	Note A-4-1	Non-Control	$17,450,000	BMO 2025-C12
	Note A-4-2	Non-Control	$12,000,000	Bank of Montreal
	Note A-4-3	Non-Control	$3,550,000	Bank of Montreal
	Note A-4-4	Non-Control	$9,000,000	Bank of Montreal
	Note A-4-5	Non-Control	$9,000,000	Bank of Montreal
	Note A-4-6	Non-Control	$6,000,000	Bank of Montreal
	Note A-4-7	Non-Control	$6,000,000	Bank of Montreal
	Note A-4-8	Non-Control	$5,000,000	Bank of Montreal
	Note A-5-1-1	Non-Control	$24,500,000	BANK 2025-BNK50
	Note A-5-1-2	Non-Control	$20,833,333	MSBAM 2025-C35
Greene Town Center	Note A-1	Control	$56,500,000	BBCMS 2025-C32
	Note A-2	Non-Control	$12,562,500	MSBAM 2025-C35
	Note A-3	Non-Control	$32,500,000	BBCMS 2025-C32
	Note A-4	Non-Control	$4,687,500	BANK 2025-BNK49
Discovery Business Center	Note A-1	Control	$65,000,000	BANK 2025-BNK49
	Note A-2	Non-Control	$49,000,000	BANK 2025-BNK50
	Note A-3	Non-Control	$25,000,000	BANK 2025-BNK49
	Note A-4	Non-Control	$11,000,000	MSBAM 2025-C35
Ansonia Commercial Condominium	Note A-1	Control	$49,000,000	BANK 2025-BNK50
	Note A-2	Non-Control	$4,400,000	MSBAM 2025-C35

(1)	The BBCMS 2025-C35 securitization is expected to close on or before the Closing Date.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of any master servicer, any special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such
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promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the

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borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times

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reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of any master servicer, any special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note

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will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 5 to 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set

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forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The BioMed MIT Portfolio Pari Passu-A/B Whole Loan

General

The BioMed MIT Portfolio Mortgage Loan (9.95%) is part of a split loan structure (the “BioMed MIT Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”, including (a) the BioMed MIT Portfolio Mortgage Loan, (b) five senior promissory notes held by the BX 2025-LIFE trust in the aggregate principal amount of $437,000,000 (the “BioMed MIT Portfolio SASB Pari Passu Companion Loans”), (c) thirteen other senior promissory notes held by various parties in the aggregate principal amount of $350,500,000 (the “BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans”) and collectively, with the BioMed MIT

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Portfolio SASB Pari Passu Companion Loans, the “BioMed MIT Portfolio Pari Passu Companion Loans”; and, the BioMed MIT Portfolio Pari Passu Companion Loans together with the BioMed MIT Portfolio Mortgage Loan, the “BioMed MIT Portfolio Senior Loans”), (d) 5 subordinate promissory notes held by the BX 2025-LIFE trust designated as “B” notes in the aggregate principal amount of $191,400,000 (the “BioMed MIT Portfolio B Notes”), (e) 5 subordinate promissory notes held by the BX 2025-LIFE trust designed as “C” notes in the aggregate principal amount of $192,300,000 (the “BioMed MIT Portfolio C Notes”), and (f) 5 subordinate promissory notes held by the BX 2025-LIFE trust designated as “D” notes in the aggregate principal amount of $94,300,000(the “BioMed MIT Portfolio D Notes” and, collectively with the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Subordinate Companion Loans”).

The BioMed MIT Portfolio Mortgage Loan, the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “BioMed MIT Portfolio Whole Loan”, and the BioMed MIT Portfolio Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans are referred to herein as the “BioMed MIT Portfolio Companion Loans”. The BioMed MIT Portfolio Mortgage Loan and the BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are collectively referred to herein as the “BioMed MIT Portfolio Non-SASB Loans”. The BioMed MIT Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the BioMed MIT Portfolio Mortgage Loan. The BioMed MIT Portfolio B Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans. The BioMed MIT Portfolio C Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans and the BioMed MIT Portfolio B Notes. The BioMed MIT Portfolio D Notes are subordinate in right of payment to the BioMed MIT Portfolio Senior Loans, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes.

As of the Closing Date, the interest rate of the BioMed MIT Portfolio Senior Loans is 5.89283%, the interest rate of the BioMed MIT Portfolio B Notes is 6.34313%, the interest rate of the BioMed MIT Portfolio C Notes is 6.96993%, the interest rate of the BioMed MIT Portfolio D Notes is 7.93133% and the weighted average interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.

The holders of each promissory note evidencing the BioMed MIT Portfolio Whole Loan (each a “Note Holder”, and collectively the “Note Holders”). The holders of the BioMed MIT Portfolio Senior Loans are collectively referred to as the “BioMed MIT Portfolio Senior Loan Holders”, the holders of the BioMed MIT Portfolio B Notes are collectively referred to as the “BioMed MIT Portfolio B Note Holders”, the holders of the BioMed MIT Portfolio C Notes are collectively referred to as the “BioMed MIT Portfolio C Note Holders”, and the holders of the BioMed MIT Portfolio D Notes are collectively referred to as the “BioMed MIT Portfolio D Note Holders”. The holders of the BioMed MIT Portfolio Non-SASB Loans are collectively referred to as the “BioMed MIT Portfolio Non-SASB Loan Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $1,325,000,000.

Only the BioMed MIT Portfolio Mortgage Loan is included in the issuing entity. The BioMed MIT Portfolio SASB Pari Passu Companion Loans and the BioMed MIT Portfolio Subordinate Companion Loans (collectively, the “BioMed MIT Portfolio SASB Loans”) have been contributed to a securitization trust (the “BX 2025-LIFE Securitization”) governed by the BX 2025-LIFE Trust and Servicing Agreement (the “BX 2025-LIFE TSA”). The BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans are under no obligation to do so.

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The rights of the holders of the promissory notes evidencing the BioMed MIT Portfolio Whole Loan are subject to a co-lender agreement (the “BioMed MIT Portfolio Co-Lender Agreement”). The following summaries describe certain provisions of the BioMed MIT Portfolio Co-Lender Agreement.

Servicing

The BioMed MIT Portfolio Co-Lender Agreement provides that the administration of the BioMed MIT Portfolio Whole Loan will be governed by the BioMed MIT Portfolio Co-Lender Agreement and the BX 2025-LIFE TSA . The BioMed MIT Portfolio Whole Loan and any related foreclosed BioMed MIT Portfolio Mortgaged Property will be serviced and administered pursuant to the BX 2025-LIFE TSA by the master servicer acting thereunder (the “BX 2025-LIFE Master Servicer”) or (if the BioMed MIT Portfolio Whole Loan is a Specially Serviced Loan) the special servicer thereunder (the “BX 2025-LIFE Special Servicer”). The BX 2025-LIFE Master Servicer and the BX 2025-LIFE Special Servicer will be required to service and administer the BioMed MIT Portfolio Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), taking into account the interests of the certificateholders under the BX 2025-LIFE trust, the owners of the RR Interest under the BX 2025-LIFE trust, and the BioMed MIT Portfolio Non-SASB Loan Holders.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the BioMed MIT Portfolio Whole Loan or the BioMed MIT Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BioMed MIT Portfolio Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the BioMed MIT Portfolio Mortgaged Properties or released to the borrowers in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the BioMed MIT Portfolio Whole Loan documents (to the extent and in accordance with the terms of the BioMed MIT Portfolio Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BX 2025-LIFE Master Servicer or the master servicer with respect to any of the securitization trusts holding any portion of the BX 2025-LIFE Whole Loan under the BX 2025-LIFE TSA, (4) penalty charges and all amounts that are then due, payable or reimbursable to the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the certificate administrator under the BX 2025-LIFE TSA (the “BX 2025-LIFE Certificate Administrator”) or the trustee under the BX 2025-LIFE TSA (the “BX 2025-LIFE Trustee”) with respect to the BioMed MIT Portfolio Whole Loan pursuant to the BX 2025-LIFE TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the BioMed MIT Portfolio Whole Loan and debt service advances on the BioMed MIT Portfolio SASB Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to any securitization trust holding a BioMed MIT Portfolio Non-SASB Loan (each, a “BioMed MIT Portfolio Non-SASB Trust”) in respect of any debt service advances and interest thereon in respect of any BioMed MIT Portfolio Non-SASB Loan (pursuant to a pooling and servicing agreement governing the applicable BioMed MIT Portfolio Non-SASB Trust)) will be applied and distributed by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-LIFE TSA):

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first, to pay accrued and unpaid interest on the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio Senior Loan in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

second, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

third, to each Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan in accordance with the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio Senior Loan (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

fourth, to pay accrued and unpaid interest on the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio B Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

fifth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

sixth, to each Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note Holder of a BioMed MIT Portfolio B Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each BioMed MIT Portfolio B Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio B Note (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

seventh, to pay accrued and unpaid interest on the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio C Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

eighth, to each Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

ninth, to each Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio C Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related

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realized loss was allocated to each BioMed MIT Portfolio C Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio C Note (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

tenth, to pay accrued and unpaid interest on the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a BioMed MIT Portfolio D Note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

eleventh, to each Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

twelfth, to each Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Note Holder of a BioMed MIT Portfolio D Note in accordance with the terms of the BioMed MIT Portfolio Co-Lender Agreement, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each BioMed MIT Portfolio D Note, such amount to be allocated to such Note Holder of a BioMed MIT Portfolio D Note (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

thirteenth, to pay yield maintenance default premiums then due and payable in respect of first, the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis), second, the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis), third, the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis), and fourth, the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis);

fourteenth, to pay default interest and late payment charges then due and owing under the BioMed MIT Portfolio Whole Loan, all of which will be applied in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement; and

fifteenth, if any excess amount is available to be distributed in respect of the BioMed MIT Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through fourteenth, any remaining amount will be paid pro rata to each Note Holder based on their respective principal balances prior to the application of payments in accordance with the foregoing clauses first through fourteenth.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of one or more of the BioMed MIT Portfolio Mortgaged Properties (including following a condemnation) from the lien of the applicable Mortgage and BioMed MIT Portfolio Whole Loan documents must be allocated to reduce the principal balance of the BioMed MIT Portfolio Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the BioMed MIT Portfolio Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each of the BioMed MIT Portfolio Non-SASB Loan Holders agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any trust fund expenses

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under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any rating agency confirmation) in accordance with the BX 2025-LIFE TSA and the BioMed MIT Portfolio Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts have been applied to pay such amounts and any principal and interest collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts.

In the event that the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer has determined that expected proceeds of the BioMed MIT Portfolio Whole Loans or any foreclosed BioMed MIT Portfolio Mortgaged Properties would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses under the BX 2025-LIFE TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the BioMed MIT Portfolio Whole Loan (including, without, limitation, any fees, costs and expenses related to obtaining any rating agency confirmation), and any collections allocable to the BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT Portfolio D Notes has been applied to pay such amounts, each BioMed MIT Portfolio Non-SASB Loan Holder will be required to, promptly following notice from the BX 2025-LIFE Master Servicer, pay the BX 2025-LIFE Master Servicer, the BX 2025-LIFE Special Servicer, the BX 2025-LIFE Certificate Administrator, the BX 2025-LIFE Trustee or the BX 2025-LIFE trust, as applicable, such BioMed MIT Portfolio Non-SASB Loan Holder’s pro rata share of the insufficiency and if such BioMed MIT Portfolio Non-SASB Loan Holder is a securitization trust, then such BioMed MIT Portfolio Non-SASB Loan Holder will be required to use general collections on the other mortgage loans in the securitization of the related BioMed MIT Portfolio Non-SASB Loan. Any such amounts paid by the BioMed MIT Portfolio Non-SASB Loan Holders pursuant to this paragraph will be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Note Holder, prior to any subsequent amounts being paid hereunder in respect of any BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes or BioMed MIT Portfolio D Notes.

Workout

Subject to the terms and conditions of the BX 2025-LIFE TSA, and the obligation to act in accordance with the Accepted Servicing Practices (as defined in the BX 2025-LIFE TSA), if the BX 2025-LIFE Special Servicer, in connection with a workout or proposed workout of the BioMed MIT Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the BioMed MIT Portfolio Whole Loan is decreased, (ii) any note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the BioMed MIT Portfolio Whole Loan, such modification will not alter, and any modification of the BioMed MIT Portfolio Whole Loan documents will be structured to preserve, the sequential order of payment of the notes pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each BioMed MIT Portfolio Senior Loan remaining the same as they were on the closing date of the BX 2025-LIFE trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the BioMed MIT Portfolio Whole Loan attributable to such workout will be borne, first, by the Note Holders of the BioMed MIT Portfolio D Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note

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Holder of the BioMed MIT Portfolio D Notes, as applicable), second, by the Note Holders of the BioMed MIT Portfolio C Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio C Notes, as applicable), third, by the Note Holders of the BioMed MIT Portfolio B Notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio B Notes, as applicable) and fourth, by the Note Holders of the BioMed MIT Portfolio Senior Loans (on a pro rata and pari passu basis) (together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the BioMed MIT Portfolio Senior Loans, as applicable).

Sale of Specially Serviced Whole Loan

Upon the BioMed MIT Portfolio Whole Loan becoming a specially serviced loan, the BX 2025-LIFE Special Servicer may sell the BioMed MIT Portfolio Whole Loan evidencing one whole loan in accordance with the terms of the BX 2025-LIFE TSA.

However, the BX 2025-LIFE Special Servicer will not be permitted to sell the BioMed MIT Portfolio Whole Loan if it becomes a specially serviced loan without the written consent of each of the BioMed MIT Portfolio Non-SASB Loan Holders (other than those that are borrower affiliates); provided that no consent of the BioMed MIT Portfolio Non-SASB Loan Holders will be required if the BX 2025-LIFE Special Servicer has delivered to each BioMed MIT Portfolio Non-SASB Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the BioMed MIT Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-LIFE Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the BioMed MIT Portfolio Whole Loan, and any documents in the servicing file reasonably requested by such BioMed MIT Portfolio Non-SASB Loan Holder that are material to the price of the BioMed MIT Portfolio Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors including all leases or other documents that are approved by the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that the BioMed MIT Portfolio Non-SASB Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-LIFE TSA, each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the BioMed MIT Portfolio Whole Loan.

Control and Consultation Rights of the Controlling Class

The BioMed MIT Portfolio Co-Lender Agreement provides that the holder of Note A1-S (which is one of the BioMed MIT Portfolio SASB Pari Passu Companion Loans) (the “BioMed MIT Portfolio Controlling Holder”)will have certain control rights under the BioMed MIT Portfolio Co-Lender Agreement. For so long as such Note A1-S is held by the BX 2025-LIFE trust, the directing certificateholder under the BX 2025-LIFE TSA will be entitled to exercise the rights of the BioMed MIT Portfolio Controlling Holder.

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, neither the BioMed MIT Portfolio Controlling Holder (i.e, the BX 2025-LIFE trust) nor its representative (i.e., the BX 2025-LIFE directing certificateholder) will have liability to the other Note Holders or any other person for any action taken, or for refraining from the taking of any action or the

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giving of any consent or the failure to give any consent pursuant to the BioMed MIT Portfolio Co-Lender Agreement or the BX 2025-LIFE TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The BioMed MIT Portfolio Controlling Holder will be entitled to advise (1) the BX 2025-LIFE Special Servicer with respect to all major decisions related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-LIFE TSA) and (2) the BX 2025-LIFE Special Servicer with respect to all major decisions for which the BX 2025-LIFE Master Servicer must obtain the consent or deemed consent of the BX 2025-LIFE Special Servicer, and except as described below, (i) the BX 2025-LIFE Master Servicer will not be permitted to implement any major decision unless it has obtained the prior consent of the BX 2025-LIFE Special Servicer and (ii) prior to the occurrence and continuance of a Control Event (as defined in the BX 2025-LIFE TSA), the BX 2025-LIFE Special Servicer will not be permitted to consent to the BX 2025-LIFE Master Servicer’s implementing any major decisions nor will the BX 2025-LIFE Special Servicer itself be permitted to implement any major decision as to which the BioMed MIT Portfolio Controlling Holder has objected in writing within 10 business days after receipt of the written analysis and such additional information requested by the BioMed MIT Portfolio Controlling Holder as may be necessary in the reasonable judgment of the BioMed MIT Portfolio Controlling Holder in order to make a judgment with respect to such major decision. The BioMed MIT Portfolio Controlling Holder may also direct the BX 2025-LIFE Special Servicer to take, or to refrain from taking, such other actions with respect to the BioMed MIT Portfolio Whole Loan as the BioMed MIT Portfolio Controlling Holder may deem advisable.

In the event that the BX 2025-LIFE Special Servicer or the BX 2025-LIFE Master Servicer (if it is otherwise authorized by the BX 2025-LIFE TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the BioMed MIT Portfolio Controlling Holder is necessary to protect the interests of the Note Holders (as a collective whole) and the BX 2025-LIFE Special Servicer has made a reasonable effort to contact the BioMed MIT Portfolio Controlling Holder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as the case may be, may take any such action without waiting for the BioMed MIT Portfolio Controlling Holder’s response.

Consultation Rights of the Companion Loan Holders

Pursuant to the BioMed MIT Portfolio Co-Lender Agreement, the BX 2025-LIFE Special Servicer will be required (1) to provide to each BioMed MIT Portfolio Non-SASB Loan Holder (provided that the BX 2025-LIFE Special Servicer is not aware that none of such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate) (i) notice, information and reports with respect to any major decisions (similar to such notice, information and report it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Event) and (ii) a summary of the asset status report relating to the BioMed MIT Portfolio Whole Loan (at the same time as it would have been required to deliver to the BioMed MIT Portfolio Controlling Holder pursuant to the BX 2025-LIFE TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BioMed MIT Portfolio Controlling Holder under the BX 2025-LIFE TSA due to the occurrence of a Control Event); and (2) to consult with each BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the asset status report relating to the BioMed MIT Portfolio Whole Loan,

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and consider alternative actions recommended by the related BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof).

However, after the expiration of 10 business days from the delivery to a BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) by the BX 2025-LIFE Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to such BioMed MIT Portfolio Non-SASB Loan Holder, the BX 2025-LIFE Special Servicer will no longer be obligated to consult with such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) whether or not such BioMed MIT Portfolio Non-SASB Loan Holder (or its representative) has responded within such 10 business days (unless the BX 2025-LIFE Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any BioMed MIT Portfolio Non-SASB Loan Holder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, may make any major decision or take any action set forth in the asset status report before the expiration of the 10 business day period if the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Note Holders. In no event will the BX 2025-LIFE Master Servicer or BX 2025-LIFE Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any of the BioMed MIT Portfolio Non-SASB Loan Holder (or its representative). In addition, each BioMed MIT Portfolio Non-SASB Loan Holder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable) with the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer at the offices of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, in which servicing issues related to the BioMed MIT Portfolio Whole Loan are discussed. However, each BioMed MIT Portfolio Non-SASB Loan Holder, at the request of the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such BioMed MIT Portfolio Non-SASB Loan Holder, the BX 2025-LIFE Master Servicer or the BX 2025-LIFE Special Servicer, as applicable, and the BX 2025-LIFE trust.

Notwithstanding anything to the contrary stated in the BioMed MIT Portfolio Co-Lender Agreement, a BioMed MIT Portfolio Non-SASB Loan Holder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-LIFE Special Servicer following a servicer termination event if such BioMed MIT Portfolio Non-SASB Loan Holder is a borrower affiliate.

Special Servicer Appointment Rights

The BioMed MIT Portfolio Co-Lender Agreement provides that the BioMed MIT Portfolio Controlling Holder may, with or without cause, replace the BX 2025-LIFE Special Servicer and appoint a replacement special servicer at any time.

Any designation by the BioMed MIT Portfolio Controlling Holder of a person to serve as BX 2025-LIFE Special Servicer will be made by delivering to the BioMed MIT Portfolio Non-SASB Loan Holders, the BX 2025-LIFE Master Servicer, the then existing BX 2025-LIFE

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Special Servicer and other parties to the BX 2025-LIFE TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the BX 2025-LIFE TSA (including a rating agency confirmation if required by the BX 2025-LIFE TSA). The BioMed MIT Portfolio Controlling Holder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a servicer termination event has occurred with respect to the BX 2025-LIFE Special Servicer that affects a BioMed MIT Portfolio Non-SASB Loan Holder, such BioMed MIT Portfolio Non-SASB Loan Holder will have the right to direct the BX 2025-LIFE Trustee to terminate the BX 2025-LIFE Special Servicer under the BX 2025-LIFE TSA. Any successor special servicer appointed to replace the BX 2025-LIFE Special Servicer that was terminated for cause at any BioMed MIT Portfolio Non-SASB Loan Holder’s direction cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of such BioMed MIT Portfolio Non-SASB Loan Holder. The applicable BioMed MIT Portfolio Non-SASB Loan Holder will be solely responsible for reimbursing the BX 2025-LIFE Trustee’s or the BioMed MIT Portfolio Controlling Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the BX 2025-LIFE Trustee, that would otherwise be reimbursed to the BX 2025-LIFE Trustee from amounts on deposit in the collection account under the BX 2025-LIFE TSA or a subaccount maintained for the benefit of the BioMed MIT Portfolio Non-SASB Loan Holders.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in July 2025 and ending on a hypothetical Determination Date in August 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Exchange Act, together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Bank of America, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc. and Starwood Mortgage Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Bank of America, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Citi Real Estate Funding Inc. and Starwood Mortgage Capital LLC on or about August 14, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2021	2022	2023	2024	Q2 2025
Multifamily	$1,576,830,000	$232,015,000	$0	$650,293,491	$268,550,000
Office	2,238,206,667	591,310,000	789,100,001	2,779,200,000	2,423,480,400
Retail	529,055,000	859,459,375	1,056,100,000	883,685,000	1,413,550,000
Industrial	4,255,654,000	2,053,524,502	0	2,417,080,001	847,058,801
Manufactured Housing	197,260,000	70,735,000	19,000,000	79,715,000	21,022,500
Self Storage	303,825,400	762,467,500	24,150,000	672,673,000	21,563,000
Lodging	970,000,000	1,780,143,333	500,096,295	2,759,843,750	868,800,000
Mixed Use	139,610,000	0	23,750,000	383,800,000	8,960,000
Other	402,510,992	0	0	174,700,000	205,000,000
Total	$10,612,952,059	$6,349,654,710	$2,412,196,296	$10,800,990,242	$6,077,984,701

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America

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Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

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The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits
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equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such

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mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount
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cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a
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seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Marriott World Headquarters Mortgage Loan (8.8%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated (or, with respect to the Marriott World Headquarters Mortgage Loans (8.8%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

With respect to the Marriott World Headquarters Mortgage Loan, which is part of a Whole Loan that was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, and portions of which are being sold by Bank of America, N.A. and Morgan Stanley Mortgage Capital Holdings LLC, the Bank of America Data File was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which

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summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards,

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except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing April 1, 2022 and ending March 31, 2025 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from January 1, 2025 through March 31, 2025 was set forth in a Form ABS-15G filed by Bank of America on May 9, 2025. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator2	Total Assets in ABS by Originator			Assets That Were Subject of Demand3			Assets That Were Repurchased or Replaced4			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute5			Demand Withdrawn6			Demand Rejected7
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	15,906,981.76	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator2	Total Assets in ABS by Originator			Assets That Were Subject of Demand3			Assets That Were Repurchased or Replaced4			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute5			Demand Withdrawn6			Demand Rejected7
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass- Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	20,140,464.51	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass- Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass- Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	592,986,077.00	0.40	1	0	0	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	629,033,523.27		2	0	0	0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that
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occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.+

(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2025, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 9, 2025. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 7, 2025. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 123 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $2.9 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

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Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made

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with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the
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appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily
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injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has

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agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected

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by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2025. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2025, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that will be appointed as the initial Directing Certificateholder, (ii) Argentic Securities Holdings 2 Cayman Limited, the expected holder of the VRR Interest and the HRR Interest and (iii) Argentic CMBS Holdings II Limited, the entity that will purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus). Except as described above, neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

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Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (29.6%), which MSMCH will acquire on or prior to the Closing Date. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

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The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2024.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2024.......	11.1	5.1	3.7	8.8
Year ending December 31, 2023.......	5.1	1.7	2.4	4.0
Year ending December 31, 2022.......	12.3	2.7	3.8	6.5
Year ending December 31, 2021.......	16.8	6.9	4.8	11.7
Year ending December 31, 2020.......	6.4	2.2	2.6	4.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to March 31, 2025, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $129,615,327,609.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have

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affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related
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mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report,
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except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines

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were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an
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inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool-Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the

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review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.
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Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-

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originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing April 1, 2022 and ending March 31, 2025, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2025 through March 31, 2025 was set forth in a Form ABS-15G filed by MSMCH on May 13, 2025. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021- BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from April 1, 2022 through March 31, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from April 1, 2022 through March 31, 2025.
(6)	Includes demands received during and prior to the reporting period from April 1, 2022 through March 31, 2025, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from April 1, 2022 through March 31, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
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(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from April 1, 2022 through March 31, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the March 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the March 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

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In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such

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updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
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●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
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●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates,

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reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria

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described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

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Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances,
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including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty

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set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred

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from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2022 to and including June 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (2.8%).

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Starwood’s Securitization Program

This is the 145th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $18.92 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

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These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

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SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be

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equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only
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at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if
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the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in

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the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the SMC underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 23, 2025. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the closing date, neither Starwood nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Starwood or its affiliates may, from time to time after the initial sale of the certificates to Investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

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The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO

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Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that each applicable master servicer, each applicable special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, each applicable master servicer, each applicable special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, each applicable master servicer and each applicable special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5 billion (USD) in assets as of December 31, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951

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(among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. and Wells Fargo Delaware Trust Company, N.A. (collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 583 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $359 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,294 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $728 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth therein.

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Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,075 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

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Neither Computershare Trust Company nor any of its affiliates intend to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled in its discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth above under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to be the master servicer and in this capacity will be responsible for the master servicing and administration of the Serviced Mortgage Loans and the Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the Serviced Mortgage Loans and the Serviced Companion Loans for the applicable mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland

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is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, Morningstar DBRS and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, and “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland's policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
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●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various CMBS transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of March 31, 2025, Midland was master and primary servicing approximately 19,713 commercial and multifamily mortgage loans with a principal balance of approximately $448 billion. The collateral for such loans may be located in all 50 states, the District of Columbia,

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Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 14,004 of such loans, with a total principal balance of approximately $354 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of March 31, 2025, Midland was named the special servicer in approximately 296 CMBS transactions with an aggregate outstanding principal balance of approximately $105 billion. With respect to such CMBS transactions as of such date, Midland was administering approximately 165 assets with an outstanding principal balance of approximately $4.3 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate (A) minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.00125% (B) if no primary servicing fee payable to a third-party primary servicer and a serviced mortgage loan, then minus 0.00125%, or (C) if a non-serviced mortgage loan, then minus 0.00125%.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer

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with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Midland is also the master servicer in connection with (i) the BBCMS 2025-C32 PSA, pursuant to which the MIC Parking Portfolio Whole Loan and the Greene Town Center Whole Loan are serviced and (ii) the BANK 2025-BNK49 PSA, pursuant to which the Marriott World Headquarters Whole Loan (prior to the anticipated closing of the BBCMS 2025-C35 securitization) and the Discovery Business Center Whole Loan are serviced. Midland is also expected to be the master servicer in connection with the BBCMS 2025-C35 PSA once the BBCMS 2025-C35 securitization closes, pursuant to which the Marriott World Headquarters Whole Loan is expected to be serviced.

PNC Bank and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information set forth under this “Transaction Parties—The Master Servicer—Midland Loan Services, a Division of PNC Bank, National Association” heading has been provided by Midland.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

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The Special Servicer

Argentic Services Company LP

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer for all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2024, Elliott manages approximately $72.7 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the Retaining Sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, the HRR Interest and the Class V certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan). ASC will also act as the special servicer with respect to the MIC Parking Portfolio Whole Loan and Greene Town Center Whole Loan, each of which is serviced under the BBCMS 2025-C32 pooling and servicing agreement.

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	12/31/2022	12/31/2023	12/31/2024	6/30/2025
By Approximate Number	1,206	1,346	1,458	1,596
By Approximate Aggregate Unpaid Principal Balance (in billions)	$24.51	$31.51	$38.16	$44.73

As of June 30, 2025, ASC had twenty-four (24) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 75 securitized pools (70 commercial mortgage-backed securities pools and 5 collateralized loan obligation

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pools) including 1,596 loans secured by 2,555 properties with an unpaid balance of approximately $44.727 billion as of June 30, 2025. As of June 30, 2025, ASC was actively managing 42 commercial mortgage-backed securities loans, secured by 92 properties (including 8 REO properties) with an approximate unpaid balance of $2.197 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA or other applicable servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

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ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time to time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA or other applicable servicing agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as special servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

The foregoing information set forth under this “—Argentic Services Company LP” heading has been provided by ASC.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of a Master Servicer or Special Servicer” in this prospectus.

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Certain duties and obligations of ASC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. ASC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and each Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $418.4 billion issued in 482 transactions.

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As of June 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for 203 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $181.2 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates (including Risk Retention Affiliates); (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have any derivative exposure in any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as Operating Advisor; provided that Park Bridge Lender Services, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the PSA.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this “—The Operating Advisor and Asset Representations Reviewer” heading has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities,

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rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance 2 LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), a Cayman Islands limited partnership and an MOA of AREF2, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class F-RR and Class G-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), collectively expected to represent approximately 1.9087% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Exchangeable Certificates and the Class R Certificates) and the Trust Components), as of the Closing Date, determined in accordance with GAAP; and
●	the acquisition by the Retaining Party on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which is expected to represent approximately 3.1500% of each class of ABS Interests and represented by approximately 3.1500% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below. The Retaining Party is expected to purchase slightly more than 3.1500% of some or all of the classes of certificates, which excess over 3.1500% (with respect to all classes except the Class F-RR and Class G-RR certificates) is included in the amounts set forth below but does not constitute part of the VRR Interest.
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Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be retained(1)
Class A-1	$323,000
Class A-SB	$395,000
Class A-4	(2)(3)
Class A-5	(2)(3)
Class A-S	$2,119,000(3)
Class B	$918,000(3)
Class C	$730,000(3)
Class D	$589,000
Class E	$330,000
Class F-RR	$235,368
Class G-RR	$729,648
Class X-A	$13,181,000
Class X-B	$3,766,000
Class X-D	$589,000
Class X-E	$330,000
Class V	3.1500%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising a part of the VRR Interest following the calculation of the actual fair value of all the Certificates other than the Class R certificates (i.e., ABS interests (as such term is defined in Regulation RR) for the subject securitization transaction). In order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest. The percentage of each ABS Interest retained as part of the VRR Interest may also be reduced to the extent of any excess not required for the Retaining Sponsor to satisfy the Fair Value Condition.
(2)	The exact initial certificate balances of the Class A-4 and Class A-5 trust components (and consequently, the exact initial certificate balance of each class of the Class A-4 certificates and the Class A-5 certificates) are unknown and will be determined based on the final pricing of the certificates. However, the aggregate initial certificate balance of the retained interests in such Trust Components that constitute a part of the VRR Interest is expected to be $12,464,000, and the respective initial certificate balances of the retained interests in such Trust Components that constitute a part of the VRR Interest are expected to be $0 – $5,513,000 with respect to the Class A-4 trust component and $6,951,000 – $12,464,000 with respect to the Class A-5 trust component.
(3)	The maximum Certificate Balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balances of the Class A-4 and Class A-5 trust components discussed under footnote (2) above) will be issued on the Closing Date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date. On the Closing Date, the Retaining Party is expected to own approximately 3.1500% of each of the Trust Components (which constitute ABS Interests issued by the Issuing Entity) through the ownership of approximately 3.1500% of each of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates.

The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest must (and will) equal at least 5 as of the Closing Date (the "Fair Value Condition").

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Interest, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

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Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

The Retaining Party is expected to purchase the HRR Interest (consisting of the portions of the Class F-RR and Class G-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class F-RR	$7,236,632	0.466% / $2,918,860	40.33451% / $2,918,860
Class G-RR	$22,433,775	1.443% / $9,048,553	40.33451% / $9,048,553

(1)	Indicates the expected initial Certificate Balance of the portion of the applicable Class of Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes a part of the HRR Interest.
(2)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount). The fair value of the HRR Interest is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of the portion of the Class F-RR and Class G-RR Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.
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The fair value of the HRR Interest is expected to be equal to approximately 1.9087% of the aggregate fair value of all ABS Interests.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $31,348,926, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

For a description of payment and other material terms of the Class F-RR and Class G-RR certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (the “Treasury Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-E, Class E, Class F-RR and Class G-RR certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The maximum certificate balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (assuming the initial certificate balances of the Class A-4 and Class A-5 Trust Components discussed below under “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates”) will be issued on the Closing Date, and the initial certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date and will correspondingly have an aggregate fair value of $0 as of the Closing Date. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below; provided, that with respect to the Class X-E certificates the Retaining Sponsor calculated the Scheduled Certificate Principal Payments on the Underlying Class, as described below. CMBS such as the Class X Certificates (other than the Class X-E certificates) (collectively, the “Treasury Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

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Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Treasury Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the estimated range of fair values of the Treasury Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.582%	3.848%	4.314%
3Y	3.461%	3.817%	4.379%
5Y	3.852%	3.914%	4.485%
7Y	3.552%	4.108%	4.592%
10Y	3.671%	4.345%	4.692%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in

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the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.73%	0.80%	0.87%
Class A-SB	0.78%	0.85%	0.92%
Class A-4	0.81%	0.88%	0.95%
Class A-5	0.83%	0.90%	0.97%
Class A-S	1.05%	1.15%	1.25%
Class B	1.35%	1.45%	1.55%
Class C	1.75%	1.85%	1.95%
Class D	3.50%	4.00%	4.50%

Discount Yield Determination for Treasury Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing.

For an expected range of estimated values for each class of Treasury Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each class of Treasury Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Treasury Curve Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Treasury Curve Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.21464%	4.62306%	5.23630%
Class A-SB	4.34087%	4.97567%	5.51945%
Class A-4	4.45979%	5.18276%	5.62418%
Class A-5	4.49265%	5.22837%	5.65498%
Class A-S	4.71781%	5.48864%	5.93931%
Class B	5.01780%	5.78864%	6.23931%
Class C	5.41780%	6.18864%	6.63931%
Class D	7.16780%	8.33864%	9.18932%

Determination of Class Sizes for Treasury Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Principal Balance Certificates that would be required to be subordinate to that class of Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”).

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In certain circumstances the Retaining Sponsor, in consultation with the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. The initial Certificate Balance of each Class of Principal Balance Certificates was also based in part on anticipated investor demand for such Class and, in the case of the HRR Interest, the Required Credit Risk Retention Percentage and the amount requested to be retained by the Retaining Sponsor. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level, subject in each case to nominal variations related to rounding.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-4 and Class A-5 certificates are assumed to be $100,000,000 and $295,665,000, respectively.

Target Price or Target Coupon Determination for Treasury Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	100%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.
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Target Coupons for the Treasury Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.50000%

Determination of Assumed Certificate Coupon for Treasury Priced Principal Balance Certificates

With respect to each class of Treasury Priced Principal Balance Certificates (other than the Class D certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to the Class D certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.24100%	4.64800%	5.25900%
Class A-SB	4.81800%	5.45600%	6.00200%
Class A-4	4.57100%	5.28800%	5.72500%
Class A-5	4.85300%	5.59100%	6.01900%
Class A-S	5.07500%	5.84800%	6.29900%
Class B	5.37600%	6.14800%	6.71442%(1)
Class C	5.38400%	6.14200%	6.70442%(2)

(1)	Based on the WAC Rate.
(2)	Based on the WAC Rate, less a specified percentage.

Determination of Expected Price for Treasury Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury Priced Expected Price”) expressed as a percentage of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury Priced Expected Price for each class of Treasury Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed

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Certificate Coupons and correspondingly, the high range of fair values of the Treasury Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table above under “Treasury Priced Principal Balance Certificates—Treasury Yield Curve” in determining the range of fair values of the Treasury Priced Class X Certificates.

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the Treasury Curve Interpolated Yield that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.25%	0.25%	0.75%
Class X-B	-0.25%	0.25%	0.75%
Class X-D	-0.25%	0.50%	1.25%

Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below for the Treasury Priced Class X Certificates as the range from (i) the sum of the lowest estimated Treasury Curve Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Treasury Curve Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.38408%	4.52148%	5.41099%
Class X-B	3.40417%	4.56148%	5.42789%
Class X-D	3.40789%	4.81889%	5.93098%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on the difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the underlying Class(es) of Principal Balance Certificates and/or underlying Trust Component(s) upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percentage of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

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Yield Priced Certificates

The Yield Priced Certificates include the Class X-E, Class E, Class F-RR and Class G-RR certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 12.5000% for the Class X-E and Class E certificates, (ii) 21.69111% for the Class F-RR certificates and (iii) 21.67430% for the Class G-RR certificates, (b) a targeted coupon equal to (x) 4.50000% with respect to the Class E certificates, (y) the WAC Rate minus 4.50000% with respect to the Class X-E certificates and (z) the WAC Rate with respect to the Class F-RR and Class G-RR certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-E, Class E, Class F-RR and Class G-RR certificates) each as agreed to between the Sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Interest” above (the “Yield Priced Expected Price” and, together with the Treasury Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class V and Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class V and Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Fair Value of the Class V Certificates

The Retaining Sponsor determined that the Class V certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received, and if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class V certificates.

Range of Fair Values

Based on the Expected Prices and the fair value of the Class V certificates, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as

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applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury Priced Principal Balance Certificates” above.

Range of Fair Values(1)

Class of Certificates	Low Estimate of Fair Value	Base Case Fair Value	High Estimate of Fair Value
Class A-1	$10,226,763	$10,226,740	$10,226,899
Class A-SB	$12,915,112	$12,914,878	$12,915,057
Class A-4	$100,994,080	$100,994,670	$100,996,930
Class A-5	$304,530,781	$304,515,229	$304,520,906
Class X-A	$19,499,638	$33,671,728	$58,969,146
Class X-B	$1,539,077	$5,785,695	$13,583,319
Class A-S	$69,263,382	$69,263,497	$69,262,891
Class B	$30,004,486	$30,013,732	$30,014,082
Class C	$23,162,641	$23,162,164	$23,161,399
Class X-D	$2,884,741	$3,029,590	$3,229,387
Class X-E	$1,248,854	$1,248,854	$1,248,854
Class D	$13,127,108	$13,968,601	$15,239,697
Class E	$5,826,484	$5,826,484	$5,826,484
Class F-RR	$3,013,795	$3,013,795	$3,013,795
Class G-RR	$9,342,853	$9,342,853	$9,342,853
Class V	$0	$0	$0

(1)	With respect to any scenario set forth in the above table that results in the Fair Value Condition not being satisfied, in order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $607,579,795 to $661,551,699.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules), and may transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) (a “Successor Third-Party Purchaser”) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

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As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) solely with respect to the HRR Interest to the extent that the HRR Interest has been transferred to a Successor Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans and Serviced Whole Loans that are not Specially Serviced Loans;
●	review certain reports provided by the special servicer;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of a Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special

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servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan, Servicing Shift Whole Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicting interests or material potential conflicting interests between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicting Interests—Potential Conflicting Interests of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Bank of America will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Bank of America Mortgage Loans. At the time of its decision to include each of the Bank of America Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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MSMCH will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the MSMCH Mortgage Loans. At the time of its decision to include each of the MSMCH Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Argentic Real Estate Finance 2 LLC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Argentic Real Estate Finance 2 LLC Mortgage Loans. At the time of its decision to include each of the Argentic Real Estate Finance 2 LLC Mortgage Loans in this transaction, Argentic Real Estate Finance 2 LLC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic Real Estate Finance 2 LLC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic Real Estate Finance 2 LLC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic Real Estate Finance 2 LLC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions,

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including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

SMC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the SMC Mortgage Loans. At the time of its decision to include each of the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the CREFI Mortgage Loans. At the time of CREFI’s decision to include each of its Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.

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However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-C35 will consist of the following classes: the Class A-1 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V and Class R certificates are collectively referred to in this prospectus as the “Certificates”. The Regular Certificates (other than the Class X Certificates and the Exchangeable IO Certificates) are referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class

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C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time.

The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of

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the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in September 2025.

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All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Certificates (other than the Class V certificates) on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after
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the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans and on deposit in the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by any master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by any master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each class of Certificates (other than the Class V and Class R certificates) that

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would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(d)  to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in

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clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 Trust Component is reduced to zero; and

(e)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components are reduced to zero;

Third, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

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Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

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Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates and Trust Components.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-

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X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (excluding any portion of any REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, commencing in 2026, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the

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immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. As of the Closing Date, there are no Componentized Mortgage Loans related to the Trust.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

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Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component”. Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (8) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	See footnote (8) to the table under “Summary of Certificates”	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$67,248,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$29,141,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$23,163,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
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Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate

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Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-4 and Class A-5 Trust Components discussed in footnote (8) to the table under “Summary of Certificates”) will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s)

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and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date;

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse

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the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by any master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (for purposes of any P&I Advances, only taking into account the portion allocable to any related predecessor Mortgage Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage

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Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)            the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)        all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)           the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and

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notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to any master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust as of the Closing Date, there will be no Excess Interest distributable to the Class V certificates.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

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First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest

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pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related

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Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in

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effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base

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Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the

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Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class A-SB and Class D certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S

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Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates

All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.
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For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class E, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)            the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)         the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate equal to (1) 0.00250% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.00125% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such

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master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will be required to pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan, any related Serviced Pari Passu Companion Loan in accordance with their respective interest entitlements under the related Intercreditor Agreement, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Companion Holder (or, if such Serviced Companion Loan is included in another securitization, to the related Other Master Servicer).

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by each applicable master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and

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Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR and Class G-RR certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, fourth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and fifth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those

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certificates (other than to the Class G-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each applicable master servicer, each applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C Trust Component;

sixth, to the Class B Trust Component; and

seventh, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust

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Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to each applicable special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated expenses of the issuing entity that are not specific to any Mortgage Loan, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by each applicable master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the

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certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by any master servicer, the certificate administrator or any special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under

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“Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, each applicable master servicer, each applicable special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the applicable master servicer from the applicable special servicer).

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a
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CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by any master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is

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not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the applicable master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

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“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-E, Class E, Class F-RR or Class G-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent,

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approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of each applicable master servicer, each applicable special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of any special servicer’s, any master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, any master servicer, any special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, LSEG, KBRA Analytics, LLC and CRED iQ, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case

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may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
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●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	the annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the applicable master servicer or the applicable special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;
o	any notice of resignation or termination of a master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
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o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any applicable master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules.

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Successor Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to

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access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) any master servicer or special servicer relating to servicing reports

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prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by any special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate

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administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

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(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

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Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the applicable special servicer or the applicable master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement

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of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, any master servicer, any special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its

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responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSBAM 2025-C35

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of

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the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, a Joint Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

“Joint Mortgage Loan” means any Mortgage Loan represented by multiple promissory notes, which promissory notes will be contributed to this securitization by more than one mortgage loan seller. The Marriott World Headquarters Mortgage Loan (8.8%) is a Joint Mortgage Loan.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                             the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the

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original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                          the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                        an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                          an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                        the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)                  the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                          an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(xi)                        the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                  the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)                  the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)                  the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)               the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)            the original or a copy of all related environmental insurance policies.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to any Joint Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Joint Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

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(a)          A copy of each of the following documents:

(i)                         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                  any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                  all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v )                    the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)               any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)             any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                  any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                  any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any

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assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)               any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)            all related environmental reports; and

(xiv)            all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)            a copy of financial statements of the related mortgagor;

(m)       a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

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(r)          a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)           a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)         a copy of any closure letter (environmental); and

(w)        a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

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(i)    such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)  in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) or if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or

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substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Joint Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

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Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set

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forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable

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out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Joint Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

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(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations

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Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

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Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—

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Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.
Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan

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or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan

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documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, any master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or

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determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any related REO Loan for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, each master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that any master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the

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principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Serviced Mortgage Loan or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that any master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

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No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of any master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, non-recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If any special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or

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change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the applicable master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

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If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by any master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.00% (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime

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Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account promptly (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by each applicable master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by each applicable master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable

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special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by any master servicer, the certificate administrator or any special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

Any master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                            to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                         to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                      to pay to the applicable master servicer or the applicable special servicer, as compensation, the aggregate unpaid servicing compensation (or to pay Midland, if Midland is no longer the master servicer, any excess servicing strip to which it is entitled in accordance with the PSA);

(iv)                      to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

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(v)                         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, together with interest thereon;

(vii)                   to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)                to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                        to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation” and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)                     to recoup any amounts deposited in its Collection Account in error;

(xii)                  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)                to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)               to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of any master servicer, any special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                  to pay the CREFC® Intellectual Property Royalty License Fee;

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(xvi)                to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)             to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)          to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)               in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)                  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)               to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent

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with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, Prepayment Interest Excesses (to the extent payable to the master servicer), review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $21,750 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

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Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to the Mortgage Loans, a per annum rate ranging from 0.00260% to 0.00500% and (ii) with respect to the Serviced Companion Loans, a per annum rate of 0.00250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees, loan service transaction fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
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●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the Collection Account, Loss of Value Payment reserve account or other accounts maintained by the applicable master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the applicable master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any penalty charges actually collected and available as additional servicing compensation after application of the terms in the PSA will be shared pro rata by such master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled. Any penalty charges paid or payable as additional servicing compensation to the applicable master servicer and the applicable special servicer will be distributed between such master servicer and special servicer, on a pro rata basis, based on such master servicer’s and special servicer’s respective entitlements to such compensation described in the previous sentence. Notwithstanding the foregoing, penalty charges with respect to any Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon and additional expenses of the Trust in accordance with the PSA.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the applicable master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, any Loss of Value Payment reserve account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the applicable master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The applicable master servicer also is entitled to retain any interest earned on any servicing

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escrow account to the extent the interest is not required to be paid to the related borrowers.

The applicable master servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the PSA. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by such master servicer; provided, however, that such fees will not be deemed a substitute for or in lieu of any fee that is to be split between the applicable special servicer and the applicable master servicer in accordance with the allocations set forth in the PSA. All fees will be consistent with the Servicing Standard.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Serviced Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

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With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the applicable master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO

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Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If any special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled

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to any portion of those Workout Fees. If any special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or (b) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                           (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)                         the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

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(iv)                      with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                         the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                      if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by such special servicer in connection with such refinancing or pay-off and (iii) be consistent with fees customarily charged by such special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

(i)                           100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)                        100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction;

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(iii)                     100% of waiver, consent and earnout fees and loan service transaction fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)                     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)                        50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision;

(vi)                      with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)                  100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The applicable special servicer will be entitled to charge and collect customary fees in connection with any review or consent granted under the PSA. Such fees may include, but are not limited to, a review fee or an expedited processing fee, which may be retained by the applicable master servicer; provided, however, that such fees will not be deemed a substitute for or in lieu of any fee that is to be split between the applicable special servicer and the applicable master servicer in accordance with the allocations set forth in the PSA. All fees will be consistent with the Servicing Standard.

The applicable special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding the foregoing, each special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the applicable master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any penalty charges actually collected and available as additional servicing compensation after application of the terms in the PSA will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled. Any penalty charges paid or payable as additional servicing compensation to such master servicer and special servicer will be distributed between such master servicer and special servicer, on a pro rata basis, based on such master servicer’s and special servicer’s respective entitlements to such compensation described in the previous sentence. Notwithstanding the foregoing, penalty charges with respect to any Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after

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payment of all related Advances and interest thereon and additional expenses of the Trust in accordance with the PSA.

With respect to any of the preceding fees as to which both the applicable master servicer and the applicable special servicer are entitled to receive a portion thereof, the applicable master servicer and the applicable special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee, and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee, and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as a special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person

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(including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01577% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00226% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result

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of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00042% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

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The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

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(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by any special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA that is in the possession of the applicable master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.        the sum of

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a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.        the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any

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Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from the applicable master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the applicable special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information requested by such special servicer from such master servicer that is in the possession of such master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The applicable master servicer will provide (via electronic delivery) to the applicable special servicer (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Serviced Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the applicable master servicer that is reasonably requested

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by the applicable special servicer from the applicable master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will, to the extent allocated to a related

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Mortgage Loan, have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, sixth, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) to the applicable special servicer (or provide it with access to) any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan and the calculation of the Collateral Deficiency Amount calculated by the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal, calculation and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless the applicable special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount. The applicable master servicer, the operating advisor (unless the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the Collateral Deficiency Amount calculated by the applicable special servicer, the Non-Serviced Special Servicer or the Non-Serviced Master Servicer.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect,

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and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer from the Non-Serviced Special Servicer or Non-Serviced Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor (unless the applicable special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the Collateral Deficiency Amount calculated by the applicable special servicer, Non-Serviced Special Servicer or Non-Serviced Master Servicer.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C Trust Component, sixth, to the Class B Trust

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Component, seventh, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, and then, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”) described in this paragraph, but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer will be required to promptly notify the applicable master servicer and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount; provided that, such notification by the applicable master servicer will be satisfied if such information is included in the applicable master servicer’s regular monthly CREFC® Reports. The certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the

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applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any Serviced Mortgage Loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with

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respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, each applicable master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that each applicable master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer, and the applicable master servicer (in the case of a Specially Serviced Loan, after notice from the applicable special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in

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which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The applicable master servicer and the applicable special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by any master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan

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documents to maintain earthquake insurance on any Mortgaged Property and each applicable special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by any special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the applicable special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the applicable special servicer is responsible for processing, the applicable master servicer and the applicable special servicer may mutually agree that such master servicer will process such action subject to such special servicer’s consent (which may be deemed given under the circumstances described below). However, except as otherwise set forth in this paragraph, neither the applicable special servicer nor the applicable master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent or deemed consent of the Directing Certificateholder

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(or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the applicable special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the applicable special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The applicable master servicer will deliver any additional information in such master servicer’s possession to the applicable special servicer requested by the special servicer relating to such Major Decision.

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)                         grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                      consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

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(iii)                   approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                   grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                     consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                  consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)                approve annual operating budgets for Mortgage Loans;

(viii)             consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                  grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will

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occur within 120 days after the date on which such balloon payment will become due;

(x)                     any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)                  any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)                approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)             any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)            grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC under the Code (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement;

provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

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In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The applicable special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final

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Distribution Date. The applicable special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waiver, amendment or forbearance would:

(1)   extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the applicable special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the applicable master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the applicable master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the applicable special servicer (and such special servicer shall forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the applicable master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal

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business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has consulted with the Directing Certificateholder), (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the applicable special servicer has consulted with the operating advisor on a non-binding basis and (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special

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servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The applicable master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. The applicable master servicer is required to continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer reasonably requested by the applicable special servicer relating to such consent or waiver with respect to such “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending

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approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months, or unless the applicable master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems

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material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts consistent with the Servicing Standard to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by any special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to

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promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably

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satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

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(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

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If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the applicable master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
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●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;
●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and
●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing

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Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report (together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the applicable special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the applicable special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the applicable special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business

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days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the applicable special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult on a non-binding basis with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

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Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, that becomes a Specially Serviced Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the

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Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular

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building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to remit to the applicable master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such

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Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan that becomes a Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of such Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase such Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for such Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any such Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such special servicer will promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an

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Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with

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respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). Each applicable special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest

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accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class

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Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3) if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

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A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, each applicable master servicer, each applicable special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to any master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take (or consent to any master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the applicable special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

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(iii)                following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)               any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                  any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)               any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)            any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)          any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)                releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)               agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a

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modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)            other than with respect to a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(xiii)         any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)         other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)           other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)         requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)      other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)         other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with

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respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)            other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xxi)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

(xxii)      with respect to the Abington & Cypress Mortgage Loan, approval of any disbursements from the limited use capital expenditure account.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B

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Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the applicable special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with

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the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by any special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace any special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will

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be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder's approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicting interests with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of

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all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” with respect to any Mortgage Loan will occur when no class of Control Eligible Certificates has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes of Certificates that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial

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aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso or any other contrary provision of to each of the definitions of “Control Termination Event”, and “Consultation Termination Event” and “Operating Advisor Consultation Event,”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of

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the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the applicable master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the applicable special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in accordance with the Servicing Standard of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such

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Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by any master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

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The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d)  may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

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The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to each applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “Description of the Mortgage Pool—The Whole Loans” or “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of a master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the applicable master servicer, the operating advisor will have no obligation or responsibility at any time to consult with any master servicer.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the applicable special servicer with respect to any Specially Serviced Loan and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to any Serviced Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loans to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Major Decision Reporting Package (with respect to a Specially Serviced Loan or, after the occurrence and during the continuance of an Operating Advisor Consultation Period, with

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respect to any Serviced Mortgage Loan or Serviced Whole Loan), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the applicable special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the applicable special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

i.        after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in such special servicer’s possession or reasonably obtainable the such special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

ii.       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

iii.    if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform

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under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the applicable special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any Non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply with and (2) any material deviations from the applicable special servicer’s obligations under the PSA with respect to the resolution or

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liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the applicable special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the applicable special servicer’s performance of its duties with respect to the resolution or liquidation of the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the applicable special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and

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is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the applicable special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the applicable special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the applicable special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of a Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the applicable special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                 that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, any master servicer, any special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, any master servicer or any special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                 that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under

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the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)                    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                 that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the applicable special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace a special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event

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has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to each applicable special servicer, each applicable master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk

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Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, each applicable master servicer, each applicable special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and

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obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of

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the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 79 prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2016 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2020 and June 30, 2025 was approximately 20.72%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 18.8% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of

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recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                a copy of any notice previously delivered by the applicable master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)              copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related

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mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset

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representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to Non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate

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administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify each applicable master servicer, each applicable special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party, a Successor Third-Party Purchaser, or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset

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representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                      any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iii)                any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                 the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator

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of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, any special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its

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affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the applicable special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

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Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to a special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the

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operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

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The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of a majority of holders of Certificates evidencing at least a quorum of Certificateholders (which, for this purpose, is the holders of the Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Principal Balance Certificates, evidencing at least a quorum of Certificateholders, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the applicable special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan have filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The BioMed MIT Portfolio Pari Passu-A/B Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

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Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to any master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured

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and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related

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Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the

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termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits each applicable master servicer and each applicable special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective

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obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, a master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, a master servicer, a special servicer, the certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of a master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) a master servicer, certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations

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reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of any master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), any special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that each applicable master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), each applicable special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative

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action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of any master servicer (including in any capacity as the paying agent for any Companion Loan), any special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each applicable master servicer, each applicable special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs

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or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. Each applicable master servicer, each applicable special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, any master servicer, any special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating

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to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such

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Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the applicable master servicer or applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions

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described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of Non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a

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Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

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If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or

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mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

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For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The BioMed MIT Portfolio Pari Passu-A/B Whole Loan” in this prospectus.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSA for the BioMed MIT Portfolio Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
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●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to any master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between each applicable master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace each applicable special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to each applicable master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
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●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA; in the case of the Non-Serviced PSA for the BioMed MIT Portfolio Whole Loan, the related Non-Serviced PSA does not provide for Compensating Interest Payments..
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While each applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
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●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.
●	With respect to the BioMed MIT Portfolio Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the BioMed MIT Portfolio Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the BioMed MIT Portfolio Mortgage Loan

The BioMed MIT Portfolio Mortgage Loan is being serviced pursuant to the BX 2025-LIFE trust and servicing agreement. The servicing terms of the BX 2025-LIFE trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BX 2025-LIFE trust and servicing agreement earns a primary servicing fee with respect to the BioMed MIT Portfolio Mortgage Loan equal to 0.00010% per annum.
●	Upon the BioMed MIT Portfolio Mortgage Loan becoming a specially serviced loan under the BX 2025-LIFE trust and servicing agreement, the related Non-Serviced Special Servicer under the BX 2025-LIFE trust and servicing agreement will earn a
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special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15%.

●	The related Non-Serviced Special Servicer under the BX 2025-LIFE trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the BX 2025-LIFE trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The BioMed MIT Portfolio Pari Passu-A/B Whole Loan”.

Servicing of the Marriott World Headquarters Mortgage Loan

The Marriott World Headquarters Mortgage Loan is expected to be serviced pursuant to the BBCMS 2025-C35 PSA. The servicing terms of the BBCMS 2025-C35 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a primary servicing fee with respect to such Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BBCMS 2025-C35 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Mortgage Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000, until such time as the related Whole Loan is no longer specially serviced.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the related Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of the related Whole Loan.
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or Mortgaged Property, subject to a cap of $1,000,000 and a floor of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the 32 Old Slip - Leased Fee Mortgage Loan and the Washington Square Mortgage Loan

Each of the 32 Old Slip - Leased Fee Mortgage Loan and the Washington Square Mortgage Loan is serviced pursuant to the BMO 2025-C12 PSA. The servicing terms of the BMO 2025-C12 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under

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such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to such Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BMO 2025-C12 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a cap of $5,000 per calendar year.
●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to the lesser of (i) 0.50% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan and (ii) $1,000,000. Such fee is subject to a monthly minimum fee of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of (i) 0.50% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property and (ii) such lower rate that would result in a liquidation fee of $1,000,000. Such fee is subject to a monthly minimum fee of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the MIC Parking Portfolio Mortgage Loan and the Greene Town Center Mortgage Loan

Each of the MIC Parking Portfolio Mortgage Loan and the Greene Town Center is serviced pursuant to the BBCMS 2025-C32 PSA. The servicing terms of the BBCMS 2025-C32 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BBCMS 2025-C32 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the related Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection. Such fee is subject to a monthly minimum fee of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. Such fee is subject to a monthly minimum fee of $25,000 and a cap of $1,000,000.
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See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Discovery Business Center Mortgage Loan

The Discovery Business Center Mortgage Loan is serviced pursuant to the BANK 2025-BNK49 PSA. The servicing terms of the BANK 2025-BNK49 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer will earn a primary servicing fee with respect to such Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BANK 2025-BNK49 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Mortgage Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000, until such time as the related Whole Loan is no longer specially serviced.
●	The related Non-Serviced Special Servicer is entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the related Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of the related Whole Loan.
●	The related Non-Serviced Special Servicer is entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related Mortgaged Property; provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the applicable liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Ansonia Commercial Condominium Mortgage Loan

The Ansonia Commercial Condominium Mortgage Loan is serviced pursuant to the BANK 2025-BNK50 PSA. The servicing terms of the BANK 2025-BNK50 are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to such Mortgage Loan that is to be calculated at 0.00250% per annum.
●	Upon the related Whole Loan becoming a specially serviced loan under the BANK 2025-BNK50 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a cap of $3,500 per calendar year.
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●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a monthly minimum fee of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property; provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the applicable liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced
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PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicting Interests—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain

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a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

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Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the

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servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that

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an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than

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the Class V and Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-SB and Class D certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (C) each applicable master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the

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issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the

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same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, each applicable master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a

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majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, each applicable master servicer, each applicable special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to each applicable master servicer, each applicable special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of

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at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-“ by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, each applicable master servicer, each applicable special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or any master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Massachusetts. Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods: judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of

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sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders’ and Sailor’s Civil Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a “one action rule” or “anti-deficiency legislation”; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale. Although very rarely granted, in certain circumstances, the lender may have a receiver appointed. In Massachusetts, contamination on a property may give rise to a “super lien” on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a

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deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require

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that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for

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an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground

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lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens

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would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the

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commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the

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time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or a ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease, provided that the bankruptcy court may defer the time for a debtor lessee to perform under the lease until 60 days following the petition date for cause shown. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance

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of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

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In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks

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in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

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Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member

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(if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor-in-possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely

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having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the

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property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military

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service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the

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forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator and a sponsor, and an affiliate of BofA Securities, Inc., one of the underwriters.

Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller and an originator is affiliated with (i) Argentic Services Company LP, the special servicer under the PSA and the special servicer with respect to the MIC Parking Portfolio Whole Loan and the Greene Town Center Whole Loan under the BBCMS 2025-C32 PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which will be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity that will be the holder of the VRR Interest, the HRR Interest and the Class V certificates on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which will purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus).

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and of Morgan Stanley Bank, an originator.

CREFI, a sponsor, a mortgage loan seller and an originator, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates, and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Midland is also the master servicer in connection with (i) the BBCMS 2025-C32 PSA, pursuant to which the MIC Parking Portfolio Whole Loan and the Greene Town Center Whole Loan are serviced and (ii) the BANK 2025-BNK49 PSA, pursuant to which the Marriott World Headquarters Whole Loan (prior to the anticipated closing of the BBCMS 2025-C35 securitization) and the Discovery Business Center Whole Loan are serviced. Midland is also expected to be the master servicer in connection with the BBCMS 2025-C35 PSA once the BBCMS 2025-C35 securitization closes, pursuant to which the Marriott World Headquarters Whole Loan is expected to be serviced.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Computershare is the interim custodian of the loan files for all of the mortgage loans that BANA (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

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Pursuant to interim custodial arrangements between Computershare and Argentic Real Estate Finance 2 LLC, Computershare acts as interim custodian with respect to all of the Argentic Mortgage Loans (29.8%).

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Computershare is the interim custodian of the loan files for all of the mortgage loans that CREFI will transfer to the depositor.

Pursuant to interim custodial arrangements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (2.8%).

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator and sponsor, (ii) Argentic Securities Income USA 2 LLC, the entity that will be appointed as the Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity that will purchase the VRR Interest, the HRR Interest and the Class V certificates and (iv) Argentic CMBS Holdings II Limited, the entity that will purchase a portion of the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus). Argentic Services Company LP is also the special servicer with respect to the special servicer with respect to the MIC Parking Portfolio Whole Loan and the Greene Town Center Whole Loan under the BBCMS 2025-C32 PSA

Computershare, the trustee, certificate administrator and custodian, is the trustee, certificate administrator and custodian under (i) the BX 2025-LIFE TSA, pursuant to which the BioMed MIT Portfolio Whole Loan is serviced, (ii) the BBCMS 2025-C35 PSA, pursuant to which the Marriott World Headquarters Whole Loan is serviced, (iii) the BBCMS 2025-C32 PSA, pursuant to which the MIC Parking Portfolio Whole Loan and the Greene Town Center Whole Loan is serviced, (iv) the BANK 2025-BNK49 PSA, pursuant to which the Discovery Business Center Whole Loan is serviced, and (v) the BANK 2025-BNK50 PSA, pursuant to which the Ansonia Commercial Condominium Whole Loan is serviced.

Park Bridge Lender Services LLC is also the operating advisor and asset representations reviewer under the BBCMS 2025-C32 PSA pursuant to which each of the MIC Parking Portfolio Whole Loan and Greene Town Center Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicting Interests—Potential Conflicting Interests of Each Applicable Master Servicer and Special Servicer”, “—Potential Conflicting Interests of the Asset Representations Reviewer”, “—Potential Conflicting Interests of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or

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condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be

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the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

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Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

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Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

Any optional termination by the holders of the Controlling Class, any special servicer, any master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the

595

various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
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●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), any special servicer, any master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in September 2025; and
●	the Offered Certificates are settled with investors on August 14, 2025;
●	the Interest Rate in effect for each Mortgage Loan and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Interest Rate; and
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●	the Crossroads Office Park Mortgage Loan, representing approximately 7.1% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule set forth on Annex A-4.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	86%	86%	86%	86%	86%
August 2027	68%	68%	68%	68%	68%
August 2028	47%	47%	47%	47%	47%
August 2029	24%	24%	24%	24%	24%
August 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.80	2.80	2.80	2.80	2.80

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	78%	78%	78%	78%	78%
August 2032	55%	55%	55%	55%	55%
August 2033	31%	31%	31%	31%	31%
August 2034	5%	5%	5%	5%	5%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.22	7.22	7.22	7.22	7.22
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Percent of the Maximum Initial Certificate Balance ($175,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	99%	99%	87%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.55	9.50	9.44	9.38	9.16
(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	NAP	NAP	NAP	NAP	NAP
August 2026	NAP	NAP	NAP	NAP	NAP
August 2027	NAP	NAP	NAP	NAP	NAP
August 2028	NAP	NAP	NAP	NAP	NAP
August 2029	NAP	NAP	NAP	NAP	NAP
August 2030	NAP	NAP	NAP	NAP	NAP
August 2031	NAP	NAP	NAP	NAP	NAP
August 2032	NAP	NAP	NAP	NAP	NAP
August 2033	NAP	NAP	NAP	NAP	NAP
August 2034	NAP	NAP	NAP	NAP	NAP
August 2035 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP
(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Maximum Initial Certificate Balance ($395,665,000)(1)
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	99%	94%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.71	9.67	9.62	9.56	9.29
(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($220,665,000)(1)
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.80	9.77	9.71	9.39
(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.89	9.85	9.56
Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.59

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028	100%	100%	100%	100%	100%
August 2029	100%	100%	100%	100%	100%
August 2030	100%	100%	100%	100%	100%
August 2031	100%	100%	100%	100%	100%
August 2032	100%	100%	100%	100%	100%
August 2033	100%	100%	100%	100%	100%
August 2034	100%	100%	100%	100%	100%
August 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.62
601

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
602

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

604

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

605

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

606

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR and Class G-RR certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components (such trust components, the “Trust Components”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Trust Components will be

607

classified as a trust under Treasury Regulations Section 301.7701-4(c) (the “Grantor Trust”). The holders of the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under Section 671 of the Code of one or more Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual

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interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any

609

entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not an Exchangeable Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by an Exchangeable Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring an Exchangeable Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Exchangeable Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of an Exchangeable Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Exchangeable Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests underlying an Exchangeable Certificate will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Exchangeable Certificate representing one group of Trust Components in exchange for two or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificates received, immediately after the exchange, each of the Regular Interests represented by the Exchangeable Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Exchangeable Certificates representing one group of Trust Components in exchange for one or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Exchangeable Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Trust Component is a Regular Interest and generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by an Exchangeable Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original

610

issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 10 Mortgaged Properties (6.0%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the

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applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates and the Exchangeable IO Trust Components) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will represent regular interests issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Trust Components as having no qualified stated interest. Accordingly, the classes of certificates representing such Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years

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(that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPP; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] Certificates will represent regular interests issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of

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interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is

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irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition

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premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments

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to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually

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includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person.

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The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments, made to

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“foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash

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contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, as applicable with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

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Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own such Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V certificates or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL

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INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require such nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-SB	Class A-4	Class A-4-1
BofA Securities, Inc. Morgan Stanley & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-4-2	Class A-4-X1	Class A-4-X2	Class A-5
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-5-1	Class A-5-2	Class A-5-X1	Class A-5-X2
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
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Underwriter	Class X-A	Class X-B	Class A-S	Class A-S-1
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S-2	Class A-S-X1	Class A-S-X2	Class B
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class B-1	Class B-2	Class B-X1	Class B-X2
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class C	Class C-1	Class C-2	Class C-X1
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class C-X2
BofA Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
Citigroup Global Markets Inc.
Academy Securities, Inc.
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the

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depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2025, before deducting expenses payable by the depositor (estimated at approximately$[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator and a sponsor, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of BofA Securities, Inc., which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering and affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of BofA Securities, Inc., of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller);
(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to any Joint Mortgage Loan, the portion thereof allocable to such mortgage loan seller); and
(3)	the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI.

As a result of the circumstances described above, each of BofA Securities, Inc., Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

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Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors (as defined above) in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor (as defined above) in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333- 283510) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

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ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” under ERISA and “Disqualified Persons” under Code Section 4975) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest and Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or gives, investment advice with respect to those Plan assets within the meaning of Section 3(21) of ERISA; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee or other compensation, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption (“PTE”) 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15,936 (April 18, 1991), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by BofA Securities, Inc., Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. and provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each applicable master servicer, each applicable special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial

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issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, any master servicer, any special servicer, a sub-servicer or a borrower is a Party in Interest or a Disqualified Person, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates

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that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the Plan Fiduciary in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in

632

the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

633

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

634

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor

635

selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

636

Index of Defined Terms

@%(#)	194
17g-5 Information Provider	413
1986 Act	610
1996 Act	584
30/360 Basis	456
401(c) Regulations	632
AB Modified Loan	470
Accelerated Mezzanine Loan Lender	405
Acceptable Insurance Default	474
Acting General Counsel’s Letter	173
Actual/360 Basis	242
Actual/360 Loans	442
ADA	587
Additional Exclusions	474
Administrative Fee Rate	380
ADR	186
Advances	437
Affirmative Asset Review Vote	525
AIFM Regulations	151
AIM	349
Alternate Release Price	249
Annual Debt Service	186
Anticipated Repayment Date	242
Appraisal Reduction Amount	465
Appraisal Reduction Event	464
Appraised Value	187
Appraised-Out Class	471
Approved Exchange	24
ARD Loan	242
AREF Repo Seller	177
AREF2	177
Argentic	300
Argentic Data Tape	307
Argentic Mortgage Loans	300
Argentic Review Team	306
ASC	349
ASR Consultation Process	492
Assessment of Compliance	562
Asset Representations Reviewer Asset Review Fee	463
Asset Representations Reviewer Fee	463
Asset Representations Reviewer Fee Rate	463
Asset Representations Reviewer Termination Event	530
Asset Representations Reviewer Upfront Fee	463
Asset Review	527

Asset Review Notice	525
Asset Review Quorum	525
Asset Review Report	528
Asset Review Report Summary	528
Asset Review Standard	527
Asset Review Trigger	523
Asset Review Vote Election	525
Asset Status Report	489
Assumed Certificate Coupon	361
Assumed Final Distribution Date	396
Assumed Scheduled Payment	386
ASTM	220
Attestation Report	562
Available Funds	373
Balloon Balance	188
Balloon or ARD LTV Ratio	192
Balloon or ARD Payment	193
BAMLCM	299
BANK 2025-BNK49 PSA	263
BANK 2025-BNK50 PSA	263
Bank of America	285
Bank of America Data File	294
Bank of America Guidelines	286
Bank of America Mortgage Loan	293
Bank of America Qualification Criteria	296
Bank of America Reporting Period	296
Bank of America Securitization Database	294
Bankruptcy Code	576
Base Interest Fraction	395
BBCMS 2025-C32 PSA	263
BBCMS 2025-C35 PSA	263
Beds	200
BioMed MIT Portfolio Co-Lender Agreement	277
BioMed MIT Portfolio Companion Loans	276
BioMed MIT Portfolio Default Release	249
BioMed MIT Portfolio Non-SASB Loans	276
BioMed MIT Portfolio Non-SASB Loans Holders	276
BioMed MIT Portfolio Non-SASB Pari Passu Companion Loans	275
BioMed MIT Portfolio Pari Passu Companion Loans	276
BioMed MIT Portfolio SASB Pari Passu Companion Loans	275

637

BioMed MIT Portfolio Senior Loan Holders	276
BioMed MIT Portfolio Senior Loans	276
BioMed MIT Portfolio SGFC Pari Passu Notes	275
BioMed MIT Portfolio Subordinate Companion Loans	276
BioMed MIT Portfolio Whole Loan	275, 276
BMO 2025-C12 PSA	264
Borrower Party	405
Borrower Party Affiliate	405
Breach Notice	425
Bridge Bank	130
BX 2025-LIFE Certificate Administrator	277
BX 2025-LIFE Master Servicer	277
BX 2025-LIFE Securitization	276
BX 2025-LIFE Special Servicer	277
BX 2025-LIFE Trustee	277
BX 2025-LIFE TSA	264, 276
C(WUMP)O	23
Cash Flow Analysis	189
CERCLA	584
Certificate Administrator/Trustee Fee	462
Certificate Administrator/Trustee Fee Rate	462
Certificate Balance	371
Certificate Owners	416
Certificateholder	406
Certificateholder Quorum	533
Certificateholder Repurchase Request	546
Certificates	370
Certifying Certificateholder	418
CGMRC	322
CityFHEPS	90
Class A Certificates	370
Class A-4 Exchangeable Certificates	371, 382
Class A-5 Exchangeable Certificates	371, 382
Class A-S Exchangeable Certificates	371, 382
Class A-SB Planned Principal Balance	386
Class B Exchangeable Certificates	371, 382
Class C Exchangeable Certificates	371, 382
Class Percentage Interest	382
Class X Certificates	370
Clearstream	414
Clearstream Participants	416
Closing Date	185, 285

CMBS	179
Code	175
Collateral Deficiency Amount	470
Collection Account	441
Collection Period	375
Communication Request	418
Companion Distribution Account	441
Companion Holder	263
Companion Holders	263
Companion Loans	183
Compensating Interest Payment	397
Componentized Mortgage Loan	380
Computershare	342
Computershare Limited	341
Computershare Trust Company	341
Condo	216
Constant Prepayment Rate	596
Constraining Level	359
Consultation Termination Event	509
Control Appraisal Period	264
Control Eligible Certificates	501
Control Note	264
Control Termination Event	509
Controlling Class	501
Controlling Class Certificateholder	501
Controlling Holder	264
Corrected Loan	489
Corresponding Trust Components	382
Council	216
CPP	596
CPR	358, 596
CPY	596
CRE Loans	319
Credit Risk Retention Rules	354
CREFC®	402
CREFC® Intellectual Property Royalty License Fee	464
CREFC® Intellectual Property Royalty License Fee Rate	464
CREFC® Reports	402
CREFI	322
CREFI Data File	324
CREFI Mortgage Loans	322
CREFI Securitization Database	323
Cross-Collateralized Mortgage Loan Repurchase Criteria	427
Cross-Over Date	378
CTS	342
Cumulative Appraisal Reduction Amount	469, 471
Cure/Contest Period	528
Custodian	343
Cut-off Date	183

Cut-off Date Balance	190
Cut-off Date Loan-to-Value Ratio	190
Cut-off Date LTV Ratio	190
D(#)	194
D/@%(#)	195
Debt Service Coverage Ratio	191
Defaulted Loan	496
Defeasance Deposit	247
Defeasance Loans	247
Defeasance Lock-Out Period	247
Defeasance Option	247
Definitive Certificate	414
Delegated Directive	19
Delinquent Loan	524
Demand Entities	298, 320
Depositories	415
Determination Date	372
Diligence File	421
Directing Certificateholder	499
Directing Holder Approval Process	491
Disclosable Special Servicer Fees	461
Discount Rate	395
Discount Yield	359
Dispute Resolution Consultation	548
Dispute Resolution Cut-off Date	548
Disqualified Persons	629
Distribution Accounts	441
Distribution Date	372
Distribution Date Statement	402
Dodd-Frank Act	182
DOL	629
DorYM(#)	195
DorYM@%(#)	195
DSCR	191
DTC	414
DTC Participants	415
DTC Rules	416
Due Date	241, 375
Due Diligence Questionnaire	324
EDGAR	628
EEA	19
Effective Gross Income	189
Eligible Asset Representations Reviewer	529
Eligible Operating Advisor	518
Elliott	349
Enforcing Party	546
Enforcing Servicer	546
ESA	220
EU	150
EU CRR	150
EU Investor Requirements	150
EU PRIIPS Regulation	19

EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	150
EU SR Rules	150
Euroclear	414
Euroclear Operator	417
Euroclear Participants	417
EUWA	20
Excess Interest	242, 372
Excess Interest Distribution Account	442
Excess Modification Fee Amount	457
Excess Modification Fees	455
Excess Prepayment Interest Shortfall	398
Exchange Act	155
Exchangeable Certificates	371
Exchangeable IO Certificates	371
Exchangeable IO Trust Component	381
Exchangeable P&I Trust Component	381
Exchangeable Trust Components	607
Excluded Controlling Class Holder	404
Excluded Controlling Class Loan	405
Excluded Information	405
Excluded Loan	405
Excluded Plan	631
Excluded Special Servicer	534
Excluded Special Servicer Loan	534
Exemption	630
Exemption Rating Agency	630
Expected Prices	364
Fair Value Condition	355
FATCA	619
FDIA	172
FDIC	130, 172
FIEL	25
Final Asset Status Report	491
Final Dispute Resolution Election Notice	548
Financial Promotion Order	21
FINRA	626
FIRREA	173
Fitch	560
Flagstar	130
FPO Persons	21
FSMA	20, 150
GAAP	18
Gain-on-Sale Entitlement Amount	374
Gain-on-Sale Remittance Amount	374
Gain-on-Sale Reserve Account	442
Garn Act	586

GLA	192
Government Securities	245
Grantor Trust	372, 608
Ground Lease Default Release	249
Hotel Release Parcel	253
Hotel Unit	216
HRR Interest	3, 61, 354
HSTP Act	91
IDOT	122
Impermissible Affiliate	542
Impermissible Asset Representations Reviewer Affiliate	542
Impermissible Operating Advisor Affiliate	541
Impermissible TPP Affiliate	541
Indirect Participants	415
Initial Pool Balance	183
Initial Rate	242
Initial Requesting Certificateholder	546
Initial Subordinate Companion Loan Holder	500
In-Place Cash Management	192
Institutional Investor	24
Insurance and Condemnation Proceeds	441
Intercreditor Agreement	263
Interest Accrual Amount	384
Interest Accrual Period	384
Interest Distribution Amount	384
Interest Reserve Account	442
Interest Shortfall	384
Interested Person	498
Interest-Only Expected Price	363
Investor Certification	406
IRS	175
Japanese Affected Investors	153
Japanese Retention Requirement	153
JC Penney Development Parcel	253
JFSA	25, 153
Joint Mortgage Loan	419
JRR Rule	153
KBRA	560
L(#)	194
Liquidation Fee	458
Liquidation Fee Rate	458
Liquidation Proceeds	441
Loan Per Unit	192
Loan-Specific Directing Certificateholder	500
Local Law 97	133
Lock-out Period	244
Loss of Value Payment	428

Low DSCR Release Amount	248
Lower-Tier Regular Interests	607
Lower-Tier REMIC	372, 607
LTV Ratio	190
LTV Ratio at Maturity / ARD	192
LTV Ratio at Maturity or Anticipated Repayment Date	192
LTV Ratio at Maturity or ARD	192
MAI	429
Major Decision	502
Major Decision Reporting Package	502
MAS	24
Master Servicer Decision	477
Material Defect	424
Maturity Date Balloon or ARD Payment	193
MCR	156
Midland	344
MIFID II	19
MIT	232
MLPA	419
MOA	355
Modification Fees	455
Moody’s	560
Morgan Stanley Bank	309
Morgan Stanley Group	309
Morgan Stanley Origination Entity	310
Morningstar DBRS	345, 529
Mortgage	184
Mortgage ALA	249
Mortgage File	419
Mortgage Loans	183
Mortgage Note	184
Mortgage Pool	183
Mortgage Rate	380
Mortgaged Property	184
MSMCH	308
MSMCH Data File	317
MSMCH Mortgage Loans	309
MSMCH Qualification Criteria	319
MSMCH Securitization Database	317
Multifamily Release Parcel	253
Net Mortgage Rate	379
Net Operating Income	193
NFIP	113
NI 33-105	26
NOI Date	193
Non-Control Note	264
Non-Controlling Holder	264
Nonrecoverable Advance	438
Non-Serviced Certificate Administrator	264
Non-Serviced Companion Loan	54, 264

Non-Serviced Companion Loans	54
Non-Serviced Custodian	264
Non-Serviced Directing Certificateholder	264
Non-Serviced Master Servicer	264
Non-Serviced Mortgage Loan	54, 264
Non-Serviced Pari Passu Companion Loan	265
Non-Serviced Pari Passu Whole Loan	265
Non-Serviced Pari Passu-A/B Whole Loan	265
Non-Serviced PSA	265
Non-Serviced Securitization Trust	265
Non-Serviced Special Servicer	265
Non-Serviced Trustee	265
Non-Serviced Whole Loan	54, 265
Non-Specially Serviced Loan	505
Non-U.S. Person	619
Note Holder	276
Note Holders	276
Notional Amount	371
NRA	194
NRSRO	404
NRSRO Certification	407
O(#)	195
OCC	285
Occupancy Date	194
Occupancy Rate	194
Offered Certificates	371
Office/Garage Unit	216
OID Regulations	611
OLA	173
Operating Advisor Annual Report	516
Operating Advisor Consultation Event	509
Operating Advisor Consulting Fee	462
Operating Advisor Expenses	463
Operating Advisor Fee	462
Operating Advisor Fee Rate	462
Operating Advisor Standard	516
Operating Advisor Termination Event	520
Operating Advisor Upfront Fee	462
Other Master Servicer	265
Other PSA	265
Other Special Servicer	265
P&I Advance	436
P&I Advance Date	436
PACE	130
Pads	200
Par Purchase Price	496
Pari Passu Companion Loans	183

Park Bridge Financial	352
Park Bridge Lender Services	352
Participants	414
Parties in Interest	629
Pass-Through Rate	378
Patriot Act	588
PCR	331
Percentage Interest	373
Periodic Payments	373
Permitted Investments	373, 443
Permitted PILOT Arrangement	239
Permitted Special Servicer/Affiliate Fees	462
PILOT	239
PILOT Lease	239
PILOT Lessee	240
PIPs	223
Plan Fiduciary	631
Plans	628
PLL Policy	238
Portfolio Property	250
Portfolio Release Property	250
PRASR	150
PRC	23
Preliminary Dispute Resolution Election Notice	548
Prepayment Assumption	613
Prepayment Interest Excess	397
Prepayment Interest Shortfall	397
Prepayment Premium	396
Prepayment Provisions	194
Primary Collateral	428
Prime Ground Lease	232
Prime Lessee	232
Prime Rate	441
Principal Balance Certificates	370
Principal Distribution Amount	385
Principal Shortfall	386
Privileged Information	519
Privileged Information Exception	520
Privileged Person	404
Professional Investors	23
Prohibited Prepayment	398
Promotion of Collective Investment Schemes Exemptions Order	21
Property Partial Defeasance	248
Proposed Course of Action	547
Proposed Course of Action Notice	547
PSA	370
PSA Party Repurchase Request	546
PTCE	632
PTE	630

Purchase Price	428
QOZs	195
Qualified Opportunity Zone	195
Qualified Replacement Special Servicer	534
Qualified Substitute Mortgage Loan	429
Qualifying CRE Loan Percentage	356
RAC No-Response Scenario	559
Rated Final Distribution Date	397
Rating Agencies	560
Rating Agency Confirmation	560
REA	82
RealINSIGHT	350
Realized Loss	400
REC	220
Received Classes	380
Record Date	373
Registration Statement	628
Regular Certificates	370
Regular Interestholder	611
Regular Interests	607
Regulation AB	563
Regulation RR	354
Reimbursement Rate	440
Related Proceeds	439
Release Amount	249
Release Date	247
Release DSCR	248
Release DSCR Test	248
Release Property	248
Relevant Persons	21
Relief Act	587
Remaining Term to Maturity or ARD	195
REMIC	607
REMIC LTV Test	176
REMIC Regulations	607
REO Account	442
REO Loan	388
REO Property	488
Repurchase Request	546
Requesting Certificateholder	548
Requesting Holders	471
Requesting Investor	418
Requesting Party	559
Required Credit Risk Retention Percentage	356
Requirements	588
Residual Certificates	370
Resolution Failure	546
Resolved	547
Restricted Group	630

Restricted Party	520
Retaining Party	354
Retaining Sponsor	354
Review Materials	525
Revised Rate	242
RevPAR	195
Risk Retention Affiliate	519
Risk Retention Affiliated	519
Risk Retention Consultation Party	513
ROFO	232
ROFR	231
Rooms	200
Rule 17g-5	407
S&P	529
Scheduled Certificate Interest Payments	362
Scheduled Certificate Principal Payments	357
Scheduled Principal Distribution Amount	385
SEC	284
SECN	150
Securities Act	562
Securitization Accounts	370, 443
Senior Certificates	370
Serviced A/B Whole Loan	265
Serviced Companion Loan	53, 265
Serviced Mortgage Loans	432
Serviced Pari Passu Companion Loan	266
Serviced Pari Passu Companion Loan Securities	538
Serviced Pari Passu Mortgage Loan	266
Serviced Pari Passu Whole Loan	266
Serviced Subordinate Companion Loan	266
Serviced Whole Loan	53, 54, 266
Servicer Termination Event	537
Servicing Advances	437
Servicing Fee	453
Servicing Fee Rate	453
Servicing Shift Master Servicer	54
Servicing Shift Mortgage Loan	53, 266
Servicing Shift Pooling and Servicing Agreement	54
Servicing Shift PSA	266
Servicing Shift Securitization Date	54, 266
Servicing Shift Special Servicer	54
Servicing Shift Whole Loan	53, 266
Servicing Standard	434
SF	196
SFA	24

SFO	23
Similar Law	628
SIPC	626
SMC	332
SMC Data Tape	333
SMC Mortgage Loans	332
SMC Review Team	333
SMMEA	633
Special Servicing Fee	456
Special Servicing Fee Rate	456
Specially Serviced Loans	485
Sq. Ft.	196
Square Feet	196
SR Institutional Investors	151
SR Investor Requirements	151
Startup Day	608
Starwood	332
Stated Principal Balance	386
Structured Product	23
Structuring Assumptions	596
Sub-Ground Lease	232
Subject 2024 Computershare CMBS Annual Statement of Compliance	343
Subject Loan	463
Subject Loans	450
Subordinate Certificates	370
Subordinate Companion Loan	266
Subordinate Companion Loans	183
Sub-Servicing Agreement	435
Successor Third-Party Purchaser	365
Surrendered Classes	380
SVB	130
T-12	196
Target Coupon	360
Target Price	360
Term to Maturity	196
Termination Purchase Amount	564
Terms and Conditions	417
Tests	527
third country	151
Third Party Report	186
TI/LC	255
Title V	587
Total Operating Expenses	189
Treasury Curve Interpolated Yield	358
Treasury Priced Class X Certificates	357
Treasury Priced Expected Price	361
Treasury Priced Principal Balance Certificates	357
TRIPRA	114
Trust	340

Trust Components	381
Trust REMICs	372, 607
TTM	196
U.S. Person	619
U/W DSCR	191
U/W Expenses	196
U/W NCF	196
U/W NCF Debt Yield	198
U/W NCF DSCR	191
U/W NOI	199
U/W NOI Debt Yield	200
U/W NOI DSCR	199
U/W Revenues	200
UCC	571
UK	20, 150
UK CRR	151
UK Institutional Investor	151
UK Investor Requirements	151
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Framework	150
Underwriter Entities	139
Underwriting Agreement	623
Underwritten Debt Service Coverage Ratio	191
Underwritten Expenses	196
Underwritten NCF	196
Underwritten NCF Debt Yield	198
Underwritten NCF DSCR	191
Underwritten Net Cash Flow	196
Underwritten Net Cash Flow Debt Service Coverage Ratio	191
Underwritten Net Operating Income	199
Underwritten Net Operating Income Debt Service Coverage Ratio	199
Underwritten NOI	199
Underwritten NOI Debt Yield	200
Underwritten NOI DSCR	199
Underwritten Revenues	200
Units	200
Unscheduled Principal Distribution Amount	386
Unsolicited Information	527
Upper-Tier REMIC	372, 607
Volcker Rule	182
Voting Rights	413
VRR Interest	3, 61, 354

WAC Rate	379
Weighted Average Mortgage Rate	200
Weighted Averages	201
Wells Fargo	342
Whole Loan	183
Withheld Amounts	442
Workout Fee	457
Workout Fee Rate	457

Workout-Delayed Reimbursement Amount	440
Yield Maintenance Charge	396
Yield Priced Certificates	357
Yield Priced Expected Price	364
YM Denominator	394
YM(#)	195
YM@(#)	195

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	9.95%		JPMCB/CREFI/GSBI/DBNY/SGFC	CREFI	NAP	NAP	Various	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.01	Property		1	45 - 75 Sidney	2.1%	21.3%					45-75 Sidney Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.02	Property		1	40 Landsdowne	1.8%	18.0%					40 Landsdowne Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.03	Property		1	35 Landsdowne	1.7%	16.8%					35 Landsdowne Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.04	Property		1	65 Landsdowne	1.2%	11.7%					65 Landsdowne Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.05	Property		1	88 Sidney	1.0%	10.2%					88 Sidney Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.06	Property		1	64 Sidney	0.8%	8.1%					64 Sidney Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.07	Property		1	38 Sidney	0.8%	7.8%					38 Sidney Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
1.08	Property		1	26 Landsdowne	0.6%	6.2%					26 Landsdowne Street	Cambridge	Middlesex	MA	02139	Mixed Use	Lab/Office
2	Loan	5, 11	1	Marriott World Headquarters	8.8%	100.0%	BANA/MSBNA/JPMCB	BANA/MSMCH	NAP	NAP	7750 Wisconsin Avenue	Bethesda	Montgomery	MD	20814	Office	CBD
3	Loan	6, 7, 12	8	Extended Stay Portfolio	7.5%		AREF2	AREF2	NAP	NAP	Various	Various	Various	Various	Various	Hospitality	Various
3.01	Property		1	M6 Bradenton	1.5%	20.3%					660 67th Street Circle East	Bradenton	Manatee	FL	34208	Hospitality	Limited Service
3.02	Property		1	M6 Nashua-South	1.5%	19.6%					77 Spit Brook Road	Nashua	Hillsborough	NH	03060	Hospitality	Limited Service
3.03	Property		1	M6 Lakeland	0.9%	12.2%					3120 US Highway 98 North	Lakeland	Polk	FL	33805	Hospitality	Limited Service
3.04	Property		1	S6 Ocean Springs	0.9%	11.8%					2873 Bienville Boulevard	Ocean Springs	Jackson	MS	39564	Hospitality	Extended Stay
3.05	Property		1	M6/S6 Myrtle Beach	0.8%	11.2%					730 Frontage Road East	Myrtle Beach	Horry	SC	29577	Hospitality	Extended Stay
3.06	Property		1	M6 Charlotte-Fort Mill	0.8%	11.0%					3541 Foothills Way	Fort Mill	York	SC	29708	Hospitality	Limited Service
3.07	Property		1	S6 Pascagoula	0.6%	8.4%					4419 Denny Avenue	Pascagoula	Jackson	MS	39581	Hospitality	Extended Stay
3.08	Property		1	EL Fairburn	0.4%	5.5%					601 Senoia Road	Fairburn	Fulton	GA	30213	Hospitality	Extended Stay
4	Loan	6, 7, 8, A	2	Crossroads Office Park	7.1%		MSBNA	MSMCH	NAP	NAP	Various	Various	Suffolk	NY	Various	Office	Suburban
4.01	Property		1	Crossroads North	3.9%	55.5%					1363-1393 Veterans Memorial Highway	Hauppauge	Suffolk	NY	11788	Office	Suburban
4.02	Property		1	Crossroads South	3.2%	44.5%					1707-1797 Veterans Memorial Highway	Islandia	Suffolk	NY	11749	Office	Suburban
5	Loan	5, 13	1	32 Old Slip - Leased Fee	6.0%	100.0%	MSBNA/GSBI/BCREI	MSMCH	NAP	NAP	32 Old Slip	New York	New York	NY	10005	Other	Leased Fee
6	Loan	14	1	Hilton Harrisburg	5.4%	100.0%	BANA	BANA	NAP	NAP	1 North 2nd Street	Harrisburg	Dauphin	PA	17101	Hospitality	Full Service
7	Loan	5	1	Honolulu FBI Office	4.6%	100.0%	AREF2/GSBI	AREF2	NAP	NAP	91-1300 Enterprise Street	Kapolei	Honolulu	HI	96707	Office	CBD
8	Loan	6, 7, B	2	VTS Portfolio	4.0%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various	Industrial	Various
8.01	Property		1	Baldwin	3.2%	82.1%					509-515 Industrial Park Road	Baldwin	Habersham	GA	30511	Industrial	Warehouse/Distribution
8.02	Property		1	Wurtland	0.7%	17.9%					1033 Port Road	Wurtland	Greenup	KY	41144	Industrial	Manufacturing
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	3.9%		AREF2	AREF2	NAP	NAP	Various	Various	Various	Various	Various	Other	Parking
9.01	Property		1	River East Garage	1.7%	44.3%					312 East Illinois Street	Chicago	Cook	IL	60611	Other	Parking
9.02	Property		1	910 18th Street Garage	0.6%	15.6%					910 18th Street	Denver	Denver	CO	80202	Other	Parking
9.03	Property		1	Bricktown Parking Garage	0.5%	12.5%					222 East Sheridan Avenue	Oklahoma City	Oklahoma	OK	73104	Other	Parking
9.04	Property		1	Mark's Garage	0.3%	8.3%					1140 Bethel Street	Honolulu	Honolulu	HI	96813	Other	Parking
9.05	Property		1	Macy's Parking Garage	0.3%	6.9%					1 West Seventh Street	Cincinnati	Hamilton	OH	45202	Other	Parking
9.06	Property		1	7th Street Parking Garage	0.2%	6.2%					222 West Seventh Street	Cincinnati	Hamilton	OH	45202	Other	Parking
9.07	Property		1	City Park Garage	0.2%	6.1%					120 East Washington Street	Indianapolis	Marion	IN	46204	Other	Parking
10	Loan	16	1	Studio One Apartments	3.9%	100.0%	BANA	BANA	NAP	NAP	4501 Woodward Avenue	Detroit	Wayne	MI	48201	Mixed Use	Multifamily/Retail
11	Loan	5, 6, 7, 8, C	1	Washington Square	3.5%	100.0%	MSBNA/GACC/GSBI/BMO/JPMCB	MSMCH	NAP	NAP	9585 Southwest Washington Square Road	Portland	Washington	OR	97223	Retail	Super Regional Mall
12	Loan	17	1	Greenville Promenade	3.3%	100.0%	AREF2	AREF2	NAP	NAP	6834 Wesley Street	Greenville	Hunt	TX	75402	Retail	Anchored
13	Loan		1	The Court at Deptford	3.3%	100.0%	CREFI	CREFI	Group A	NAP	1551-1561 Almonesson Road	Deptford	Gloucester	NJ	08096	Retail	Anchored
14	Loan	5, 7, 18, 19	1	Greene Town Center	2.1%	100.0%	AREF2/WFB	AREF2	NAP	NAP	4452 Buckeye Lane	Beavercreek	Greene	OH	45440	Mixed Use	Retail/Multifamily/Office
15	Loan	5, D	1	Discovery Business Center	1.8%	100.0%	BANA	BANA	NAP	NAP	32-49 Discovery, 6501-6591 Irvine Center Drive and 15201-15480 Laguna Canyon Road	Irvine	Orange	CA	92618	Office	Suburban
16	Loan		1	Habersham Village	1.8%	100.0%	AREF2	AREF2	NAP	NAP	201 Habersham Village Circle	Cornelia	Habersham	GA	30531	Retail	Anchored
17	Loan	20	1	Highland Business Park	1.7%	100.0%	AREF2	AREF2	NAP	NAP	4480-4540 Richmond Road	Warrensville Heights	Cuyahoga	OH	44128	Mixed Use	Office/Industrial
18	Loan		1	Alvarado Center	1.6%	100.0%	BANA	BANA	NAP	NAP	420-426 South Alvarado Street	Los Angeles	Los Angeles	CA	90057	Retail	Anchored
19	Loan		1	Columbus North	1.6%	100.0%	CREFI	CREFI	Group A	NAP	1938-1946, 1950, 1936 S Christopher Columbus Boulevard	Philadelphia	Philadelphia	PA	19148	Retail	Unanchored
20	Loan	6, 21	3	Paterson Portfolio	1.4%		SMC	SMC	NAP	NAP	Various	Paterson	Passaic	NJ	07501	Multifamily	Low Rise
20.01	Property		1	257-261 Rosa Parks Boulevard	0.6%	42.1%					257-261 Rosa Parks Boulevard	Paterson	Passaic	NJ	07501	Multifamily	Low Rise
20.02	Property		1	11-17 Governor Street	0.5%	34.6%					11-17 Governor Street	Paterson	Passaic	NJ	07501	Multifamily	Low Rise
20.03	Property		1	324-326 Hamilton Avenue	0.3%	23.3%					324-326 Hamilton Avenue	Paterson	Passaic	NJ	07501	Multifamily	Low Rise
21	Loan	22	1	Best Western Yellowstone	1.3%	100.0%	AREF2	AREF2	NAP	NAP	103 Gibbon Avenue	West Yellowstone	Gallatin	MT	59758	Hospitality	Limited Service
22	Loan		1	A Storage Place Riverside	1.3%	100.0%	MSBNA	MSMCH	Group B	NAP	3399 Central Avenue	Riverside	Riverside	CA	92506	Self Storage	Self Storage
23	Loan		1	Westside Plaza	1.3%	100.0%	AREF2	AREF2	NAP	NAP	6210 West Colonial Drive	Orlando	Orange	FL	32808	Retail	Anchored
24	Loan		1	Grandview Shopping Center	1.2%	100.0%	CREFI	CREFI	Group C	NAP	5808-5858 West Camelback Road	Glendale	Maircopa	AZ	85301	Retail	Anchored
25	Loan		1	Pick 'n Save	1.2%	100.0%	AREF2	AREF2	NAP	NAP	1202 North Green Bay Road	Mount Pleasant	Racine	WI	53406	Retail	Single Tenant
26	Loan	E	1	Witte Oaks Apartments	1.1%	100.0%	SMC	SMC	NAP	NAP	1651 Witte Road	Houston	Harris	TX	77080	Multifamily	Garden
27	Loan		1	Best Western Plus Lexington Inn	1.1%	100.0%	AREF2	AREF2	NAP	NAP	601 Columbia Avenue	Lexington	Lexington	SC	29072	Hospitality	Limited Service
28	Loan		1	A Storage Place La Sierra	1.0%	100.0%	MSBNA	MSMCH	Group B	NAP	4188 Pierce Street	Riverside	Riverside	CA	92505	Self Storage	Self Storage
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	0.9%		CREFI	CREFI	NAP	NAP	Various	Brooklyn	Kings	NY	Various	Multifamily	Garden
29.01	Property		1	49 Rochester Ave	0.5%	56.7%					49 Rochester Avenue	Brooklyn	Kings	NY	11233	Multifamily	Garden
29.02	Property		1	686 Jefferson Ave	0.4%	43.3%					686 Jefferson Avenue	Brooklyn	Kings	NY	11221	Multifamily	Garden
30	Loan	23, F	1	Westchester Gardens Coop	0.8%	100.0%	MSBNA	MSMCH	NAP	NAP	445 Gramatan Avenue	Mount Vernon	Westchester	NY	10552	Multifamily	Cooperative
31	Loan	5	1	Ansonia Commercial Condominium	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	2109 Broadway	New York	New York	NY	10023	Mixed Use	Office/Retail
32	Loan		1	Black Bear Center	0.7%	100.0%	CREFI	CREFI	Group C	NAP	6021-6039 West Bell Road	Glendale	Maricopa	AZ	85308	Retail	Unanchored
33	Loan		1	A Storage Place Redlands	0.6%	100.0%	MSBNA	MSMCH	Group B	NAP	650 New York Street	Redlands	San Bernardino	CA	92374	Self Storage	Self Storage
34	Loan	23, G	1	Patricia Gardens	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	1825, 1829, 1833 Palmer Avenue	Larchmont	Westchester	NY	10538	Multifamily	Cooperative
35	Loan		1	A Storage Place Yuma	0.6%	100.0%	MSBNA	MSMCH	Group B	NAP	1181 South Castle Dome Avenue	Yuma	Yuma	AZ	85365	Self Storage	Self Storage
36	Loan	23, H	1	Bronxville Towers	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	9 Tanglewylde Avenue	Bronxville	Westchester	NY	10708	Multifamily	Cooperative
37	Loan	23, I	1	Tudor Arms Coop	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	31 Pondfield Road West	Bronxville	Westchester	NY	10708	Multifamily	Cooperative
38	Loan		1	A Storage Place Indio	0.5%	100.0%	MSBNA	MSMCH	Group B	NAP	83050 Avenue 45	Indio	Riverside	CA	92201	Self Storage	Self Storage
39	Loan		1	A Storage Place Barton Road	0.4%	100.0%	MSBNA	MSMCH	Group B	NAP	26419 Barton Road	Loma Linda	San Bernardino	CA	92373	Self Storage	Self Storage
40	Loan		1	Calloway Road Storage	0.3%	100.0%	SMC	SMC	NAP	NAP	2605 Calloway Road	Tyler	Smith	TX	75707	Self Storage	Self Storage

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	Various	Various	1,314,481	SF	644.36	59,500,000	59,500,000	59,500,000	5.89283%	0.02155%	5.87128%	NAP	296,244.30	NAP	3,554,931.60	Interest Only	No
1.01	Property		1	45 - 75 Sidney	1999	2018	277,174	SF		12,652,035	12,652,035	12,652,035
1.02	Property		1	40 Landsdowne	2002	NAP	214,638	SF		10,705,599	10,705,599	10,705,599
1.03	Property		1	35 Landsdowne	2002	2016	202,423	SF		9,968,248	9,968,248	9,968,248
1.04	Property		1	65 Landsdowne	2001	NAP	122,410	SF		6,947,445	6,947,445	6,947,445
1.05	Property		1	88 Sidney	2002	2016	146,034	SF		6,046,772	6,046,772	6,046,772
1.06	Property		1	64 Sidney	1989	2019	126,371	SF		4,820,218	4,820,218	4,820,218
1.07	Property		1	38 Sidney	1989	2019	122,554	SF		4,660,399	4,660,399	4,660,399
1.08	Property		1	26 Landsdowne	1997	2019	102,877	SF		3,699,283	3,699,283	3,699,283
2	Loan	5, 11	1	Marriott World Headquarters	2022	NAP	743,448	SF	337.24	53,000,000	52,731,205	44,375,238	5.49100%	0.02395%	5.46705%	300,628.96	NAP	3,607,547.52	NAP	Amortizing Balloon	No
3	Loan	6, 7, 12	8	Extended Stay Portfolio	Various	Various	889	Rooms	50,376.83	44,785,000	44,785,000	44,785,000	7.25700%	0.02395%	7.23305%	NAP	274,598.92	NAP	3,295,187.04	Interest Only	No
3.01	Property		1	M6 Bradenton	1988	2024	123	Rooms		9,100,000	9,100,000	9,100,000
3.02	Property		1	M6 Nashua-South	1985	2024	115	Rooms		8,775,000	8,775,000	8,775,000
3.03	Property		1	M6 Lakeland	1987	2024	125	Rooms		5,460,000	5,460,000	5,460,000
3.04	Property		1	S6 Ocean Springs	1997	2025	121	Rooms		5,265,000	5,265,000	5,265,000
3.05	Property		1	M6/S6 Myrtle Beach	1995	2025	130	Rooms		5,005,000	5,005,000	5,005,000
3.06	Property		1	M6 Charlotte-Fort Mill	1999	2025	123	Rooms		4,940,000	4,940,000	4,940,000
3.07	Property		1	S6 Pascagoula	2000	2025	113	Rooms		3,770,000	3,770,000	3,770,000
3.08	Property		1	EL Fairburn	1987	2023	39	Rooms		2,470,000	2,470,000	2,470,000
4	Loan	6, 7, 8, A	2	Crossroads Office Park	Various	Various	389,698	SF	109.06	42,500,000	42,500,000	38,176,664	6.98600%	0.02395%	6.96205%	282,354.07	250,857.23	3,388,248.84	3,010,286.76	Interest Only, Amortizing Balloon	No
4.01	Property		1	Crossroads North	1986	NAP	211,883	SF		23,600,000	23,600,000	21,199,277
4.02	Property		1	Crossroads South	1985	2010	177,815	SF		18,900,000	18,900,000	16,977,387
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAP	NAP	42,176	SF	3,959.60	36,000,000	36,000,000	36,000,000	5.65000%	0.02270%	5.62730%	NAP	171,854.17	NAP	2,062,250.04	Interest Only	No
6	Loan	14	1	Hilton Harrisburg	1990	2018-2024	341	Rooms	94,659.20	32,300,000	32,278,789	28,098,844	6.83600%	0.02395%	6.81205%	211,346.97	NAP	2,536,163.64	NAP	Amortizing Balloon	No
7	Loan	5	1	Honolulu FBI Office	2011	NAP	150,365	SF	313.90	27,200,000	27,200,000	27,200,000	7.25300%	0.02395%	7.22905%	NAP	166,684.69	NAP	2,000,216.28	Interest Only	No
8	Loan	6, 7, B	2	VTS Portfolio	Various	Various	343,374	SF	68.82	23,630,000	23,630,000	23,630,000	6.64000%	0.02395%	6.61605%	NAP	132,568.68	NAP	1,590,824.16	Interest Only	No
8.01	Property		1	Baldwin	2018	2024	269,227	SF		19,395,057	19,395,057	19,395,057
8.02	Property		1	Wurtland	2002	2015	74,147	SF		4,234,943	4,234,943	4,234,943
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	Various	Various	5,189	Spaces	14,504.47	23,500,000	23,426,446	21,942,190	7.75500%	0.02270%	7.73230%	162,746.00	NAP	1,952,952.00	NAP	Amortizing Balloon	No
9.01	Property		1	River East Garage	2001	NAP	1,154	Spaces		10,403,808	10,371,244	9,714,142
9.02	Property		1	910 18th Street Garage	2006	NAP	455	Spaces		3,675,151	3,663,648	3,431,526
9.03	Property		1	Bricktown Parking Garage	1999	NAP	539	Spaces		2,941,764	2,932,557	2,746,755
9.04	Property		1	Mark's Garage	1958	2008	302	Spaces		1,941,318	1,935,242	1,812,628
9.05	Property		1	Macy's Parking Garage	1978	2018	760	Spaces		1,633,172	1,628,060	1,524,910
9.06	Property		1	7th Street Parking Garage	1946	2019	1,625	Spaces		1,460,611	1,456,039	1,363,787
9.07	Property		1	City Park Garage	2006	2018	354	Spaces		1,444,176	1,439,656	1,348,442
10	Loan	16	1	Studio One Apartments	2008	NAP	134	Units	174,626.87	23,400,000	23,400,000	23,400,000	6.45700%	0.02395%	6.43305%	NAP	127,660.27	NAP	1,531,923.24	Interest Only	No
11	Loan	5, 6, 7, 8, C	1	Washington Square	1974, 2005	1995, 2008, 2018-2019	994,568	SF	341.86	20,833,333	20,833,333	20,833,333	5.57700%	0.02270%	5.55430%	NAP	98,167.68	NAP	1,178,012.16	Interest Only	No
12	Loan	17	1	Greenville Promenade	1972	2017	220,449	SF	90.68	19,991,000	19,991,000	19,991,000	6.50000%	0.02395%	6.47605%	NAP	109,788.54	NAP	1,317,462.48	Interest Only	No
13	Loan		1	The Court at Deptford	1998	2024	141,688	SF	139.04	19,700,000	19,700,000	19,700,000	6.98000%	0.02395%	6.95605%	NAP	116,179.84	NAP	1,394,158.08	Interest Only	No
14	Loan	5, 7, 18, 19	1	Greene Town Center	2007-2010	NAP	917,757	SF	115.77	12,562,500	12,562,500	11,298,941	6.60000%	0.02270%	6.57730%	80,231.51	70,053.39	962,778.12	840,640.68	Interest Only, Amortizing Balloon	No
15	Loan	5, D	1	Discovery Business Center	2000-2007	2023	1,287,820	SF	116.48	11,000,000	11,000,000	11,000,000	5.98700%	0.02395%	5.96305%	NAP	55,643.07	NAP	667,716.84	Interest Only	No
16	Loan		1	Habersham Village	1985	2021-2024	146,429	SF	74.10	10,850,000	10,850,000	10,850,000	7.25800%	0.02395%	7.23405%	NAP	66,535.87	NAP	798,430.44	Interest Only	No
17	Loan	20	1	Highland Business Park	1999, 2000 and 2002	NAP	136,315	SF	76.69	10,500,000	10,454,235	9,275,143	7.46000%	0.02395%	7.43605%	73,130.14	NAP	877,561.68	NAP	Amortizing Balloon	No
18	Loan		1	Alvarado Center	1966	2005	34,179	SF	275.02	9,400,000	9,400,000	9,400,000	6.57000%	0.02395%	6.54605%	NAP	52,179.79	NAP	626,157.48	Interest Only	No
19	Loan		1	Columbus North	2005	NAP	46,347	SF	202.82	9,400,000	9,400,000	8,916,029	7.03000%	0.02395%	7.00605%	62,727.94	55,833.17	752,735.28	669,998.04	Interest Only, Amortizing Balloon	No
20	Loan	6, 21	3	Paterson Portfolio	Various	NAP	47	Units	175,531.91	8,250,000	8,250,000	8,250,000	7.34500%	0.02395%	7.32105%	NAP	51,198.22	NAP	614,378.65	Interest Only	No
20.01	Property		1	257-261 Rosa Parks Boulevard	1950	NAP	19	Units		3,473,684	3,473,684	3,473,684
20.02	Property		1	11-17 Governor Street	1945	NAP	15	Units		2,853,383	2,853,383	2,853,383
20.03	Property		1	324-326 Hamilton Avenue	1950	NAP	13	Units		1,922,932	1,922,932	1,922,932
21	Loan	22	1	Best Western Yellowstone	1961	2020	66	Rooms	121,212.12	8,000,000	8,000,000	8,000,000	6.81300%	0.02395%	6.78905%	NAP	46,050.83	NAP	552,609.96	Interest Only	No
22	Loan		1	A Storage Place Riverside	1990	2015	99,290	SF	75.54	7,500,000	7,500,000	7,500,000	5.86000%	0.02395%	5.83605%	NAP	37,133.68	NAP	445,604.16	Interest Only	No
23	Loan		1	Westside Plaza	1990, 2009 and 2010	NAP	68,875	SF	108.89	7,500,000	7,500,000	7,500,000	7.40100%	0.02395%	7.37705%	NAP	46,898.70	NAP	562,784.40	Interest Only	No
24	Loan		1	Grandview Shopping Center	1963	2013	85,553	SF	84.74	7,250,000	7,250,000	7,250,000	6.59400%	0.02395%	6.57005%	NAP	40,392.07	NAP	484,704.84	Interest Only	No
25	Loan		1	Pick 'n Save	2006	NAP	59,162	SF	120.01	7,100,000	7,100,000	7,100,000	7.48700%	0.02395%	7.46305%	NAP	44,913.33	NAP	538,959.96	Interest Only	No
26	Loan	E	1	Witte Oaks Apartments	1964	NAP	123	Units	54,878.05	6,750,000	6,750,000	6,750,000	7.25000%	0.02395%	7.22605%	NAP	41,347.66	NAP	496,171.88	Interest Only	No
27	Loan		1	Best Western Plus Lexington Inn	1999	2021	71	Rooms	88,611.09	6,300,000	6,291,388	5,537,048	7.24000%	0.02395%	7.21605%	42,934.38	NAP	515,212.56	NAP	Amortizing Balloon	No
28	Loan		1	A Storage Place La Sierra	2002	NAP	107,612	SF	54.83	5,900,000	5,900,000	5,900,000	5.89500%	0.02395%	5.87105%	NAP	29,386.30	NAP	352,635.60	Interest Only	No
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	Various	Various	13	Units	400,000.00	5,200,000	5,200,000	5,200,000	6.39000%	0.02395%	6.36605%	NAP	28,074.58	NAP	336,894.96	Interest Only	No
29.01	Property		1	49 Rochester Ave	2019	NAP	7	Units		2,950,000	2,950,000	2,950,000
29.02	Property		1	686 Jefferson Ave	1910	2019	6	Units		2,250,000	2,250,000	2,250,000
30	Loan	23, F	1	Westchester Gardens Coop	1941	NAP	112	Units	42,371.01	4,750,000	4,745,553	4,386,830	5.69100%	0.02395%	5.66705%	25,119.37	NAP	301,432.44	NAP	Amortizing Balloon	No
31	Loan	5	1	Ansonia Commercial Condominium	1904	NAP	115,420	SF	462.66	4,400,000	4,400,000	4,400,000	5.96000%	0.02395%	5.93605%	NAP	22,156.85	NAP	265,882.20	Interest Only	No
32	Loan		1	Black Bear Center	1987	NAP	44,969	SF	91.17	4,100,000	4,100,000	4,100,000	6.85000%	0.02395%	6.82605%	NAP	23,729.22	NAP	284,750.64	Interest Only	No
33	Loan		1	A Storage Place Redlands	1975	NAP	66,803	SF	56.88	3,800,000	3,800,000	3,800,000	5.89600%	0.02395%	5.87205%	NAP	18,929.98	NAP	227,159.76	Interest Only	No
34	Loan	23, G	1	Patricia Gardens	1950	1990	65	Units	57,670.99	3,750,000	3,748,615	3,472,440	5.79700%	0.02395%	5.77305%	20,104.85	NAP	241,258.20	NAP	Amortizing Balloon	No
35	Loan		1	A Storage Place Yuma	1990	NAP	65,950	SF	53.07	3,500,000	3,500,000	3,500,000	5.93000%	0.02395%	5.90605%	NAP	17,536.05	NAP	210,432.60	Interest Only	No
36	Loan	23, H	1	Bronxville Towers	1921/1927	1992	68	Units	51,252.72	3,500,000	3,485,185	2,298,057	5.89000%	0.02395%	5.86605%	24,853.49	NAP	298,241.88	NAP	Amortizing Balloon	No
37	Loan	23, I	1	Tudor Arms Coop	1920	1985	57	Units	60,503.15	3,450,000	3,448,680	3,189,051	5.72000%	0.02395%	5.69605%	18,313.37	NAP	219,760.44	NAP	Amortizing Balloon	No
38	Loan		1	A Storage Place Indio	1988	NAP	72,426	SF	41.42	3,000,000	3,000,000	3,000,000	5.89600%	0.02395%	5.87205%	NAP	14,944.72	NAP	179,336.64	Interest Only	No
39	Loan		1	A Storage Place Barton Road	1988	NAP	57,849	SF	43.22	2,500,000	2,500,000	2,500,000	5.89500%	0.02395%	5.87105%	NAP	12,451.82	NAP	149,421.84	Interest Only	No
40	Loan		1	Calloway Road Storage	1999	NAP	60,325	SF	27.31	1,650,000	1,647,496	1,433,970	6.81000%	0.02395%	6.78605%	10,767.76	NAP	129,213.12	NAP	Amortizing Balloon	No

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	Actual/360	120	118	120	118	0	0	6/5/2025	2	9	7/9/2025	NAP	6/9/2035	NAP	0	0	L(26),D(87),O(7)	175,871,308	44,899,369
1.01	Property		1	45 - 75 Sidney																		41,553,368	12,255,620
1.02	Property		1	40 Landsdowne																		25,790,563	5,914,848
1.03	Property		1	35 Landsdowne																		24,533,713	5,763,317
1.04	Property		1	65 Landsdowne																		27,637,235	5,260,138
1.05	Property		1	88 Sidney																		17,611,487	4,015,330
1.06	Property		1	64 Sidney																		16,215,004	3,911,501
1.07	Property		1	38 Sidney																		9,348,721	3,722,623
1.08	Property		1	26 Landsdowne																		13,181,218	4,055,992
2	Loan	5, 11	1	Marriott World Headquarters	Actual/360	0	0	120	115	360	355	2/27/2025	5	1	4/1/2025	4/1/2025	3/1/2035	NAP	0	0	L(29),D(84),O(7)	28,792,599	0
3	Loan	6, 7, 12	8	Extended Stay Portfolio	Actual/360	120	118	120	118	0	0	6/4/2025	2	6	7/6/2025	NAP	6/6/2035	NAP	0	0	L(26),D(90),O(4)	15,306,179	7,913,925
3.01	Property		1	M6 Bradenton																		3,258,488	1,232,052
3.02	Property		1	M6 Nashua-South																		2,472,218	1,247,101
3.03	Property		1	M6 Lakeland																		2,092,214	1,208,378
3.04	Property		1	S6 Ocean Springs																		1,654,511	875,300
3.05	Property		1	M6/S6 Myrtle Beach																		1,897,336	1,111,162
3.06	Property		1	M6 Charlotte-Fort Mill																		1,857,956	1,173,594
3.07	Property		1	S6 Pascagoula																		1,424,764	807,736
3.08	Property		1	EL Fairburn																		648,692	258,603
4	Loan	6, 7, 8, A	2	Crossroads Office Park	Actual/360	18	17	120	119	360	360	6/6/2025	1	1	8/1/2025	2/1/2027	7/1/2035	NAP	5	5	L(25),DorYM1(88),O(7)	9,859,970	4,178,461
4.01	Property		1	Crossroads North																		5,283,267	2,413,781
4.02	Property		1	Crossroads South																		4,576,703	1,764,680
5	Loan	5, 13	1	32 Old Slip - Leased Fee	Actual/360	120	117	120	117	0	0	5/5/2025	3	6	6/6/2025	NAP	5/6/2035	NAP	0	0	L(27),D(86),O(7)	NAV	NAV
6	Loan	14	1	Hilton Harrisburg	Actual/360	0	0	120	119	360	359	6/25/2025	1	1	8/1/2025	8/1/2025	7/1/2035	NAP	0	4	L(25),D(91),O(4)	27,898,460	22,411,224
7	Loan	5	1	Honolulu FBI Office	Actual/360	120	119	120	119	0	0	7/1/2025	1	6	8/6/2025	NAP	7/6/2035	NAP	0	0	L(25),D(90),O(5)	9,429,617	2,802,826
8	Loan	6, 7, B	2	VTS Portfolio	Actual/360	120	119	120	119	0	0	6/30/2025	1	6	8/6/2025	NAP	7/6/2035	NAP	0	0	YM1(25),DorYM1(88),O(7)	NAV	NAV
8.01	Property		1	Baldwin																		NAV	NAV
8.02	Property		1	Wurtland																		NAV	NAV
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	Actual/360	0	0	120	112	420	412	12/6/2024	8	6	1/6/2025	1/6/2025	12/6/2034	NAP	0	0	L(32),D(85),O(3)	15,304,800	6,738,582
9.01	Property		1	River East Garage																		6,710,610	3,142,915
9.02	Property		1	910 18th Street Garage																		1,862,594	609,244
9.03	Property		1	Bricktown Parking Garage																		1,839,495	790,724
9.04	Property		1	Mark's Garage																		1,226,328	571,177
9.05	Property		1	Macy's Parking Garage																		1,531,174	764,432
9.06	Property		1	7th Street Parking Garage																		1,436,262	741,631
9.07	Property		1	City Park Garage																		698,338	118,458
10	Loan	16	1	Studio One Apartments	Actual/360	120	119	120	119	0	0	6/4/2025	1	1	8/1/2025	NAP	7/1/2035	NAP	0	0	L(25),D(88),O(7)	3,706,648	1,304,299
11	Loan	5, 6, 7, 8, C	1	Washington Square	Actual/360	120	116	120	116	0	0	3/27/2025	4	6	5/6/2025	NAP	4/6/2035	NAP	5	0	L(28),DorYM1(85),O(7)	50,385,345	10,332,954
12	Loan	17	1	Greenville Promenade	Actual/360	120	116	120	116	0	0	3/27/2025	4	6	5/6/2025	NAP	4/6/2035	NAP	0	0	L(28),D(88),O(4)	3,293,556	984,858
13	Loan		1	The Court at Deptford	Actual/360	120	119	120	119	0	0	6/26/2025	1	6	8/6/2025	NAP	7/6/2035	NAP	0	0	L(25),D(91),O(4)	3,127,117	1,073,286
14	Loan	5, 7, 18, 19	1	Greene Town Center	Actual/360	24	14	120	110	360	360	10/2/2024	10	6	11/6/2024	11/6/2026	10/6/2034	NAP	0	0	L(34),D(83),O(3)	25,138,539	11,986,972
15	Loan	5, D	1	Discovery Business Center	Actual/360	120	114	120	114	0	0	1/24/2025	6	1	3/1/2025	NAP	2/1/2035	NAP	0	0	L(30),DorYM1(83),O(7)	38,495,596	11,113,619
16	Loan		1	Habersham Village	Actual/360	120	116	120	116	0	0	3/13/2025	4	6	5/6/2025	NAP	4/6/2035	NAP	0	0	L(28),D(88),O(4)	1,380,673	269,547
17	Loan	20	1	Highland Business Park	Actual/360	0	0	120	114	360	354	1/17/2025	6	6	3/6/2025	3/6/2025	2/6/2035	NAP	0	0	L(30),D(86),O(4)	2,121,556	692,151
18	Loan		1	Alvarado Center	Actual/360	120	118	120	118	0	0	5/29/2025	2	1	7/1/2025	NAP	6/1/2035	NAP	5	4	L(26),D(87),O(7)	1,432,491	447,259
19	Loan		1	Columbus North	Actual/360	60	58	120	118	360	360	5/29/2025	2	6	7/6/2025	7/6/2030	6/6/2035	NAP	0	0	L(26),D(90),O(4)	1,316,182	396,845
20	Loan	6, 21	3	Paterson Portfolio	Actual/360	120	118	120	118	0	0	5/22/2025	2	6	7/6/2025	NAP	6/6/2035	NAP	0	0	L(26),D(89),O(5)	1,227,711	267,078
20.01	Property		1	257-261 Rosa Parks Boulevard																		527,261	89,673
20.02	Property		1	11-17 Governor Street																		415,300	103,589
20.03	Property		1	324-326 Hamilton Avenue																		285,150	73,816
21	Loan	22	1	Best Western Yellowstone	Actual/360	120	119	120	119	0	0	6/18/2025	1	6	8/6/2025	NAP	7/6/2035	NAP	0	0	L(25),D(91),O(4)	2,727,363	1,229,549
22	Loan		1	A Storage Place Riverside	Actual/360	120	119	120	119	0	0	6/12/2025	1	1	8/1/2025	NAP	7/1/2035	NAP	5	5	L(25),D(88),O(7)	1,751,599	587,178
23	Loan		1	Westside Plaza	Actual/360	120	116	120	116	0	0	3/28/2025	4	6	5/6/2025	NAP	4/6/2035	NAP	0	0	L(28),D(88),O(4)	1,230,615	518,258
24	Loan		1	Grandview Shopping Center	Actual/360	120	118	120	118	0	0	5/29/2025	2	6	7/6/2025	NAP	6/6/2035	NAP	0	0	L(26),D(87),O(7)	1,256,526	359,718
25	Loan		1	Pick 'n Save	Actual/360	120	115	120	115	0	0	2/12/2025	5	6	4/6/2025	NAP	3/6/2035	NAP	0	0	L(29),D(87),O(4)	1,106,806	346,498
26	Loan	E	1	Witte Oaks Apartments	Actual/360	120	117	120	117	0	0	5/6/2025	3	6	6/6/2025	NAP	5/6/2035	NAP	0	0	L(24),YM1(92),O(4)	1,283,715	580,330
27	Loan		1	Best Western Plus Lexington Inn	Actual/360	0	0	120	118	360	358	6/6/2025	2	6	7/6/2025	7/6/2025	6/6/2035	NAP	0	0	L(26),D(90),O(4)	2,664,653	1,327,710
28	Loan		1	A Storage Place La Sierra	Actual/360	120	119	120	119	0	0	6/6/2025	1	1	8/1/2025	NAP	7/1/2035	NAP	5	5	L(25),D(88),O(7)	2,139,447	489,386
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	Actual/360	120	120	120	120	0	0	7/8/2025	0	6	9/6/2025	NAP	8/6/2035	NAP	0	0	L(24),D(93),O(3)	548,436	79,836
29.01	Property		1	49 Rochester Ave																		262,126	31,896
29.02	Property		1	686 Jefferson Ave																		286,310	47,940
30	Loan	23, F	1	Westchester Gardens Coop	Actual/360	0	0	120	118	480	478	5/29/2025	2	1	7/1/2025	7/1/2025	6/1/2035	NAP	5	5	L(23),YM1(93),O(4)	NAV	NAV
31	Loan	5	1	Ansonia Commercial Condominium	Actual/360	120	116	120	116	0	0	3/10/2025	4	1	5/1/2025	NAP	4/1/2035	NAP	5	5	L(28),D(85),O(7)	9,358,154	4,177,237
32	Loan		1	Black Bear Center	Actual/360	120	118	120	118	0	0	6/4/2025	2	6	7/6/2025	NAP	6/6/2035	NAP	0	0	L(26),D(87),O(7)	791,712	207,988
33	Loan		1	A Storage Place Redlands	Actual/360	120	119	120	119	0	0	6/6/2025	1	1	8/1/2025	NAP	7/1/2035	NAP	5	5	L(25),D(88),O(7)	1,033,622	401,979
34	Loan	23, G	1	Patricia Gardens	Actual/360	0	0	120	119	480	479	6/25/2025	1	1	8/1/2025	8/1/2025	7/1/2035	NAP	5	5	L(23),YM1(93),O(4)	NAV	NAV
35	Loan		1	A Storage Place Yuma	Actual/360	120	118	120	118	0	0	5/6/2025	2	1	7/1/2025	NAP	6/1/2035	NAP	5	5	L(26),D(87),O(7)	884,096	371,009
36	Loan	23, H	1	Bronxville Towers	Actual/360	0	0	120	118	240	238	5/16/2025	2	1	7/1/2025	7/1/2025	6/1/2035	NAP	5	5	L(23),YM1(90),O(7)	NAV	NAV
37	Loan	23, I	1	Tudor Arms Coop	Actual/360	0	0	120	119	480	479	6/26/2025	1	1	8/1/2025	8/1/2025	7/1/2035	NAP	5	5	L(23),YM1(93),O(4)	NAV	NAV
38	Loan		1	A Storage Place Indio	Actual/360	120	119	120	119	0	0	6/6/2025	1	1	8/1/2025	NAP	7/1/2035	NAP	5	5	L(25),D(88),O(7)	899,043	488,566
39	Loan		1	A Storage Place Barton Road	Actual/360	120	119	120	119	0	0	6/6/2025	1	1	8/1/2025	NAP	7/1/2035	NAP	5	5	L(25),D(88),O(7)	1,153,086	362,215
40	Loan		1	Calloway Road Storage	Actual/360	0	0	120	118	360	358	5/9/2025	2	6	7/6/2025	7/6/2025	6/6/2035	NAP	0	0	L(26),D(90),O(4)	548,209	247,582

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	130,971,938	2/28/2025	T-12	176,733,917	46,671,196	130,062,720	12/31/2024	T-12	173,447,650	49,851,854	123,595,795	12/31/2023	T-12	96.6%	182,951,992	42,158,762	140,793,230	197,172	1,314,481	139,281,577
1.01	Property		1	45 - 75 Sidney	29,297,748	2/28/2025	T-12	41,408,214	12,536,787	28,871,427	12/31/2024	T-12	39,535,268	13,105,185	26,430,083	12/31/2023	T-12	100.0%	42,926,154	11,652,405	31,273,749	41,576	277,174	30,954,999
1.02	Property		1	40 Landsdowne	19,875,716	2/28/2025	T-12	25,600,810	6,077,135	19,523,675	12/31/2024	T-12	24,543,095	6,332,943	18,210,152	12/31/2023	T-12	100.0%	27,577,180	5,530,397	22,046,783	32,196	214,638	21,799,950
1.03	Property		1	35 Landsdowne	18,770,396	2/28/2025	T-12	24,359,988	5,915,644	18,444,344	12/31/2024	T-12	23,362,188	6,133,796	17,228,392	12/31/2023	T-12	100.0%	26,214,627	5,404,895	20,809,732	30,363	202,423	20,576,945
1.04	Property		1	65 Landsdowne	22,377,096	2/28/2025	T-12	27,913,006	5,702,624	22,210,383	12/31/2024	T-12	25,908,903	6,548,980	19,359,923	12/31/2023	T-12	100.0%	28,027,439	4,819,787	23,207,652	18,362	122,410	23,066,881
1.05	Property		1	88 Sidney	13,596,157	2/28/2025	T-12	17,446,719	4,113,632	13,333,087	12/31/2024	T-12	16,644,554	4,300,594	12,343,960	12/31/2023	T-12	100.0%	18,448,942	3,663,173	14,785,769	21,905	146,034	14,617,830
1.06	Property		1	64 Sidney	12,303,502	2/28/2025	T-12	16,109,379	4,100,376	12,009,003	12/31/2024	T-12	15,402,242	4,275,564	11,126,679	12/31/2023	T-12	99.9%	16,656,167	3,529,887	13,126,280	18,956	126,371	12,980,953
1.07	Property		1	38 Sidney	5,626,098	2/28/2025	T-12	10,840,792	4,128,744	6,712,048	12/31/2024	T-12	15,628,120	4,881,993	10,746,127	12/31/2023	T-12	62.1%	9,630,596	3,661,066	5,969,530	18,383	122,554	5,828,593
1.08	Property		1	26 Landsdowne	9,125,226	2/28/2025	T-12	13,055,008	4,096,254	8,958,755	12/31/2024	T-12	12,423,280	4,272,800	8,150,480	12/31/2023	T-12	100.0%	13,470,887	3,897,152	9,573,734	15,432	102,877	9,455,426
2	Loan	5, 11	1	Marriott World Headquarters	28,792,599	2/28/2025	T-12	28,730,817	0	28,730,817	12/31/2024	T-12	28,362,110	0	28,362,110	12/31/2023	T-12	96.7%	31,171,210	935,979	30,235,231	74,345	0	30,160,887
3	Loan	6, 7, 12	8	Extended Stay Portfolio	7,392,253	4/30/2025	T-12	14,324,080	7,732,884	6,591,196	12/31/2024	T-12	13,033,314	7,599,762	5,433,552	12/31/2023	T-12	69.7%	15,306,179	7,918,618	7,387,560	612,247	0	6,775,313
3.01	Property		1	M6 Bradenton	2,026,436	4/30/2025	T-12	2,621,959	1,183,922	1,438,037	12/31/2024	T-12	2,008,819	1,243,360	765,459	12/31/2023	T-12	72.2%	3,258,488	1,222,946	2,035,541	130,340	0	1,905,202
3.02	Property		1	M6 Nashua-South	1,225,117	4/30/2025	T-12	2,435,914	1,217,689	1,218,224	12/31/2024	T-12	2,453,859	1,227,726	1,226,133	12/31/2023	T-12	68.5%	2,472,218	1,241,700	1,230,519	98,889	0	1,131,630
3.03	Property		1	M6 Lakeland	883,836	4/30/2025	T-12	1,936,844	1,178,924	757,920	12/31/2024	T-12	1,787,232	1,095,579	691,653	12/31/2023	T-12	72.8%	2,092,214	1,215,375	876,838	83,689	0	793,150
3.04	Property		1	S6 Ocean Springs	779,211	4/30/2025	T-12	1,617,095	855,867	761,228	12/31/2024	T-12	1,486,878	853,601	633,277	12/31/2023	T-12	71.5%	1,654,511	855,343	799,168	66,180	0	732,987
3.05	Property		1	M6/S6 Myrtle Beach	786,174	4/30/2025	T-12	1,887,254	1,089,257	797,997	12/31/2024	T-12	1,524,271	1,023,721	500,550	12/31/2023	T-12	62.1%	1,897,336	1,114,104	783,233	75,893	0	707,339
3.06	Property		1	M6 Charlotte-Fort Mill	684,362	4/30/2025	T-12	1,779,098	1,127,351	651,747	12/31/2024	T-12	1,843,552	1,103,737	739,815	12/31/2023	T-12	69.3%	1,857,956	1,191,407	666,549	74,318	0	592,230
3.07	Property		1	S6 Pascagoula	617,028	4/30/2025	T-12	1,379,482	800,649	578,832	12/31/2024	T-12	1,272,642	816,615	456,028	12/31/2023	T-12	65.9%	1,424,764	818,809	605,955	56,991	0	548,964
3.08	Property		1	EL Fairburn	390,089	4/30/2025	T-12	666,434	279,224	387,210	12/31/2024	T-12	656,061	235,422	420,638	12/31/2023	T-12	87.9%	648,692	258,934	389,758	25,948	0	363,810
4	Loan	6, 7, 8, A	2	Crossroads Office Park	5,681,509	3/31/2025	T-12	9,846,939	4,285,038	5,561,902	12/31/2024	T-12	9,774,423	4,343,410	5,431,013	12/31/2023	T-12	86.1%	10,176,937	4,371,427	5,805,510	116,494	515,461	5,173,555
4.01	Property		1	Crossroads North	2,869,486	3/31/2025	T-12	5,288,634	2,480,371	2,808,263	12/31/2024	T-12	5,723,141	2,473,910	3,249,231	12/31/2023	T-12	80.0%	5,547,068	2,438,667	3,108,401	72,040	260,662	2,775,698
4.02	Property		1	Crossroads South	2,812,024	3/31/2025	T-12	4,558,306	1,804,666	2,753,639	12/31/2024	T-12	4,051,281	1,869,499	2,181,782	12/31/2023	T-12	94.7%	4,629,869	1,932,760	2,697,109	44,454	254,799	2,397,856
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	10,481,490	0	10,481,490	0	0	10,481,490
6	Loan	14	1	Hilton Harrisburg	5,487,236	5/31/2025	T-12	27,823,097	22,556,348	5,266,749	12/31/2024	T-12	26,841,497	22,225,626	4,615,871	12/31/2023	T-12	69.9%	27,898,460	22,274,610	5,623,850	1,115,938	0	4,507,912
7	Loan	5	1	Honolulu FBI Office	6,626,791	5/31/2025	T-12	9,404,509	2,744,561	6,659,948	12/31/2024	T-12	9,350,882	2,828,624	6,522,258	12/31/2023	T-12	95.0%	9,016,515	3,219,998	5,796,518	30,073	150,365	5,616,080
8	Loan	6, 7, B	2	VTS Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,191,308	596,117	2,595,190	51,506	94,558	2,449,126
8.01	Property		1	Baldwin	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,545,622	411,658	2,133,964	40,384	75,437	2,018,143
8.02	Property		1	Wurtland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	645,686	184,460	461,226	11,122	19,121	430,983
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	8,566,218	9/30/2024	T-12	14,866,474	7,013,111	7,853,363	12/31/2023	T-12	12,681,866	6,105,563	6,576,303	12/31/2022	T-12	NAP	15,237,696	6,683,667	8,554,029	259,450	82,692	8,211,887
9.01	Property		1	River East Garage	3,567,694	9/30/2024	T-12	6,446,464	3,204,265	3,242,199	12/31/2023	T-12	5,686,001	2,723,467	2,962,534	12/31/2022	T-12	NAP	6,710,610	3,348,818	3,361,791	57,700	0	3,304,091
9.02	Property		1	910 18th Street Garage	1,253,350	9/30/2024	T-12	1,876,550	636,299	1,240,251	12/31/2023	T-12	1,207,928	559,377	648,551	12/31/2022	T-12	NAP	1,862,594	478,823	1,383,771	22,750	0	1,361,021
9.03	Property		1	Bricktown Parking Garage	1,048,771	9/30/2024	T-12	1,464,828	738,343	726,485	12/31/2023	T-12	717,768	327,969	389,799	12/31/2022	T-12	NAP	1,846,498	634,041	1,212,457	26,950	18,458	1,167,049
9.04	Property		1	Mark's Garage	655,151	9/30/2024	T-12	1,254,580	821,772	432,808	12/31/2023	T-12	1,359,244	895,308	463,937	12/31/2022	T-12	NAP	1,231,540	589,484	642,056	15,100	26,539	600,417
9.05	Property		1	Macy's Parking Garage	766,741	9/30/2024	T-12	1,612,303	687,265	925,038	12/31/2023	T-12	1,505,266	729,471	775,796	12/31/2022	T-12	NAP	1,505,294	804,811	700,483	38,000	16,695	645,788
9.06	Property		1	7th Street Parking Garage	694,631	9/30/2024	T-12	1,566,946	799,125	767,821	12/31/2023	T-12	1,688,330	739,366	948,964	12/31/2022	T-12	NAP	1,382,822	707,391	675,431	81,250	21,000	573,181
9.07	Property		1	City Park Garage	579,880	9/30/2024	T-12	644,803	126,042	518,761	12/31/2023	T-12	517,328	130,605	386,723	12/31/2022	T-12	NAP	698,338	120,297	578,041	17,700	0	560,341
10	Loan	16	1	Studio One Apartments	2,402,349	3/31/2025	T-12	3,745,603	1,303,678	2,441,925	12/31/2024	T-12	3,527,408	1,341,022	2,186,386	12/31/2023	T-12	96.0%	3,782,583	1,314,536	2,468,048	68,229	0	2,399,819
11	Loan	5, 6, 7, 8, C	1	Washington Square	40,052,391	12/31/2024	T-12	47,936,177	10,001,861	37,934,316	12/31/2023	T-12	49,977,230	9,169,354	40,807,876	12/31/2022	T-12	93.7%	52,293,715	11,301,353	40,992,362	198,914	994,568	39,798,880
12	Loan	17	1	Greenville Promenade	2,308,698	12/31/2024	T-12	3,109,144	968,543	2,140,601	12/31/2023	T-12	2,681,900	844,714	1,837,186	12/31/2022	T-12	95.0%	3,168,913	949,690	2,219,223	33,067	143,292	2,042,864
13	Loan		1	The Court at Deptford	2,053,831	4/30/2025	T-12	3,099,505	1,069,828	2,029,677	12/31/2024	T-12	3,131,954	1,001,658	2,130,296	12/31/2023	T-12	95.1%	3,039,444	1,070,567	1,968,877	21,253	93,238	1,854,385
14	Loan	5, 7, 18, 19	1	Greene Town Center	13,151,568	6/30/2024	T-12	25,358,800	11,752,668	13,606,132	12/31/2023	T-12	24,984,816	11,086,420	13,898,396	12/31/2022	T-12	91.0%	26,084,213	12,300,687	13,783,526	256,972	1,076,556	12,449,998
15	Loan	5, D	1	Discovery Business Center	27,381,978	11/30/2024	T-12	40,851,704	10,755,257	30,096,448	6/30/2024	T-12	42,233,129	10,034,380	32,198,749	6/30/2023	T-12	73.2%	37,218,226	11,068,361	26,149,865	391,101	1,287,820	24,470,944
16	Loan		1	Habersham Village	1,111,125	12/31/2024	T-12	1,176,507	292,051	884,455	12/31/2023	T-12	833,714	269,771	563,943	12/31/2022	T-12	95.0%	1,567,141	290,406	1,276,735	21,964	106,429	1,148,342
17	Loan	20	1	Highland Business Park	1,429,406	9/30/2024	T-12	2,098,689	731,286	1,367,403	12/31/2023	T-12	2,053,750	695,793	1,357,957	12/31/2022	T-12	95.0%	2,080,084	676,095	1,403,989	27,263	26,315	1,350,411
18	Loan		1	Alvarado Center	985,232	12/31/2024	T-12	1,415,960	401,586	1,014,374	12/31/2023	T-12	1,346,311	339,772	1,006,539	12/31/2022	T-12	95.0%	1,477,205	492,211	984,994	6,836	34,180	943,978
19	Loan		1	Columbus North	919,337	3/31/2025	T-12	1,290,280	369,409	920,871	12/31/2024	T-12	1,275,874	349,031	926,843	12/31/2023	T-12	91.7%	1,408,206	401,332	1,006,874	5,209	46,347	955,318
20	Loan	6, 21	3	Paterson Portfolio	960,634	4/30/2025	T-12	1,228,002	297,782	930,220	12/31/2024	T-12	1,151,677	292,487	859,190	12/31/2023	T-12	96.8%	1,194,623	309,871	884,752	17,869	4,500	862,384
20.01	Property		1	257-261 Rosa Parks Boulevard	437,588	4/30/2025	T-12	531,283	117,548	413,735	12/31/2024	T-12	499,719	117,525	382,194	12/31/2023	T-12	96.6%	508,109	118,846	389,263	7,515	4,500	377,249
20.02	Property		1	11-17 Governor Street	311,711	4/30/2025	T-12	412,782	107,565	305,216	12/31/2024	T-12	387,218	106,746	280,472	12/31/2023	T-12	97.0%	411,228	114,552	296,676	5,896	$0	290,781
20.03	Property		1	324-326 Hamilton Avenue	211,334	4/30/2025	T-12	283,938	72,669	211,268	12/31/2024	T-12	264,741	68,217	196,524	12/31/2023	T-12	97.0%	275,286	76,473	198,813	4,458	$0	194,355
21	Loan	22	1	Best Western Yellowstone	1,497,814	12/31/2024	T-12	2,545,848	1,253,365	1,292,484	12/31/2023	T-12	1,544,849	1,077,243	467,606	12/31/2022	T-12	82.6%	2,727,363	1,266,522	1,460,840	109,095	0	1,351,746
22	Loan		1	A Storage Place Riverside	1,164,421	2/28/2025	T-12	1,745,515	579,152	1,166,363	12/31/2024	T-12	1,681,618	514,532	1,167,086	12/31/2023	T-12	84.7%	1,745,515	542,490	1,203,025	14,894	0	1,188,131
23	Loan		1	Westside Plaza	712,358	12/31/2024	T-12	1,110,936	478,721	632,215	12/31/2023	T-12	1,010,282	404,275	606,007	12/31/2022	T-12	95.0%	1,402,321	493,934	908,387	13,775	43,875	850,737
24	Loan		1	Grandview Shopping Center	896,808	3/31/2025	T-12	1,240,712	347,214	893,497	12/31/2024	T-12	1,364,639	339,029	1,025,611	12/31/2023	T-12	95.0%	1,441,397	375,928	1,065,468	13,583	68,938	982,947
25	Loan		1	Pick 'n Save	760,308	12/31/2024	T-12	1,107,462	346,752	760,710	12/31/2023	T-12	1,095,823	335,093	760,730	12/31/2022	T-12	95.0%	1,056,135	351,194	704,940	8,874	39,617	656,449
26	Loan	E	1	Witte Oaks Apartments	703,385	2/28/2025	T-12	1,276,598	575,597	701,001	12/31/2024	T-12	1,136,928	570,267	566,661	12/31/2023	T-12	87.9%	1,283,715	595,521	688,194	36,900	$0	651,294
27	Loan		1	Best Western Plus Lexington Inn	1,336,944	4/30/2025	T-12	2,411,402	1,275,606	1,135,796	12/31/2024	T-12	2,336,449	1,124,897	1,211,553	12/31/2023	T-12	76.4%	2,664,653	1,419,497	1,245,157	106,586	0	1,138,570
28	Loan		1	A Storage Place La Sierra	1,650,061	3/31/2025	T-12	2,130,598	492,103	1,638,495	12/31/2024	T-12	2,113,997	501,200	1,612,797	12/31/2023	T-12	92.0%	2,130,407	422,973	1,707,435	16,142	0	1,691,293
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	468,600	4/30/2025	T-12	551,083	77,584	473,498	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	95.4%	519,431	94,802	424,629	3,250	0	421,379
29.01	Property		1	49 Rochester Ave	230,230	4/30/2025	T-12	260,370	30,903	229,468	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	95.9%	252,872	42,526	210,346	1,750	0	208,596
29.02	Property		1	686 Jefferson Ave	238,370	4/30/2025	T-12	290,712	46,682	244,031	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	266,560	52,276	214,284	1,500	0	212,784
30	Loan	23, F	1	Westchester Gardens Coop	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,991,840	1,308,022	1,683,817	67,064	0	1,616,753
31	Loan	5	1	Ansonia Commercial Condominium	5,180,917	12/31/2024	T-12	8,429,177	3,970,532	4,458,645	12/31/2023	T-12	10,139,484	3,858,721	6,280,763	12/31/2022	T-12	84.1%	10,459,366	4,587,889	5,871,477	17,516	641,388	5,212,574
32	Loan		1	Black Bear Center	583,724	4/30/2025	T-12	813,578	185,140	628,438	12/31/2024	T-12	872,037	194,371	677,666	12/31/2023	T-12	94.5%	936,888	213,983	722,905	13,686	47,910	661,309
33	Loan		1	A Storage Place Redlands	631,643	2/28/2025	T-12	1,021,634	394,327	627,307	12/31/2024	T-12	977,737	390,386	587,351	12/31/2023	T-12	82.7%	1,033,622	370,503	663,119	10,020	0	653,099
34	Loan	23, G	1	Patricia Gardens	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,688,348	640,475	1,047,873	16,250	0	1,031,623
35	Loan		1	A Storage Place Yuma	513,087	2/28/2025	T-12	876,974	361,388	515,586	12/31/2024	T-12	864,701	356,147	508,554	12/31/2023	T-12	86.7%	877,317	301,680	575,637	9,893	0	565,744
36	Loan	23, H	1	Bronxville Towers	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,525,073	1,543,440	1,981,633	18,200	5,155	1,958,278
37	Loan	23, I	1	Tudor Arms Coop	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,041,103	660,334	1,380,769	31,875	0	1,348,894
38	Loan		1	A Storage Place Indio	410,477	2/28/2025	T-12	903,021	472,704	430,317	12/31/2024	T-12	969,682	431,114	538,568	12/31/2023	T-12	73.9%	899,043	438,829	460,214	10,864	0	449,350
39	Loan		1	A Storage Place Barton Road	790,872	3/31/2025	T-12	1,153,438	357,244	796,194	12/31/2024	T-12	1,153,178	347,619	805,559	12/31/2023	T-12	89.2%	1,154,528	323,854	830,674	8,677	0	821,997
40	Loan		1	Calloway Road Storage	300,627	3/31/2025	T-12	536,111	260,971	275,140	12/31/2024	T-12	481,592	251,382	230,210	12/31/2023	T-12	93.8%	548,209	250,019	298,190	$0	$0	298,190

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	2.78	2.75	16.6%	16.4%	2,400,000,000	As Portfolio	3/5/2025	35.3%	35.3%	95.9%	4/1/2025
1.01	Property		1	45 - 75 Sidney					501,300,000	As Is	3/5/2025			100.0%	4/1/2025	No	Blueprint Medicines	139,216	50.2%
1.02	Property		1	40 Landsdowne					378,100,000	As Is	3/5/2025			100.0%	4/1/2025	Yes	Takeda	214,638	100.0%
1.03	Property		1	35 Landsdowne					356,900,000	As Is	3/5/2025			100.0%	4/1/2025	Yes	Takeda	202,423	100.0%
1.04	Property		1	65 Landsdowne					358,400,000	As Is	3/5/2025			100.0%	4/1/2025	Yes	The Brigham & Women's Hospital, Inc.	122,410	100.0%
1.05	Property		1	88 Sidney					224,900,000	As Is	3/5/2025			100.0%	4/1/2025	Yes	Agios Pharmaceuticals	146,034	100.0%
1.06	Property		1	64 Sidney					183,700,000	As Is	3/5/2025			99.6%	4/1/2025	No	Vericel Corporation	57,159	45.2%
1.07	Property		1	38 Sidney					170,600,000	As Is	3/5/2025			56.4%	4/1/2025	No	Blueprint Medicines	39,114	31.9%
1.08	Property		1	26 Landsdowne					156,400,000	As Is	3/5/2025			100.0%	4/1/2025	No	Beam Therapeutics	38,203	37.1%
2	Loan	5, 11	1	Marriott World Headquarters	1.76	1.76	12.1%	12.0%	485,000,000	As Is	1/14/2025	51.7%	43.5%	100.0%	8/1/2025	Yes	Marriott International Administrative Services Inc	743,448	100.0%
3	Loan	6, 7, 12	8	Extended Stay Portfolio	2.24	2.06	16.5%	15.1%	68,700,000	As Is	Various	65.2%	65.2%	69.7%	4/30/2025
3.01	Property		1	M6 Bradenton					14,000,000	As Is	4/10/2025			72.2%	4/30/2025	NAP	NAP	NAP	NAP
3.02	Property		1	M6 Nashua-South					13,300,000	As Is	4/7/2025			68.5%	4/30/2025	NAP	NAP	NAP	NAP
3.03	Property		1	M6 Lakeland					8,400,000	As Is	4/10/2025			72.8%	4/30/2025	NAP	NAP	NAP	NAP
3.04	Property		1	S6 Ocean Springs					8,100,000	As Is	4/2/2025			71.5%	4/30/2025	NAP	NAP	NAP	NAP
3.05	Property		1	M6/S6 Myrtle Beach					7,700,000	As Is	4/7/2025			62.1%	4/30/2025	NAP	NAP	NAP	NAP
3.06	Property		1	M6 Charlotte-Fort Mill					7,600,000	As Is	4/3/2025			69.3%	4/30/2025	NAP	NAP	NAP	NAP
3.07	Property		1	S6 Pascagoula					5,800,000	As Is	4/2/2025			65.9%	4/30/2025	NAP	NAP	NAP	NAP
3.08	Property		1	EL Fairburn					3,800,000	As Is	4/1/2025			87.9%	4/30/2025	NAP	NAP	NAP	NAP
4	Loan	6, 7, 8, A	2	Crossroads Office Park	1.71	1.53	13.7%	12.2%	86,800,000	As Is	1/24/2025	49.0%	44.0%	87.6%	3/31/2025
4.01	Property		1	Crossroads North					48,200,000	As Is	1/24/2025			81.2%	3/31/2025	No	Hauppauge Public Library	19,230	9.1%
4.02	Property		1	Crossroads South					38,600,000	As Is	1/24/2025			95.4%	3/31/2025	No	Rubin & Rothman	21,615	12.2%
5	Loan	5, 13	1	32 Old Slip - Leased Fee	1.10	1.10	6.3%	6.3%	225,000,000	As Is	3/24/2025	74.2%	74.2%	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	14	1	Hilton Harrisburg	2.22	1.78	17.4%	14.0%	57,600,000	As Is	6/1/2025	56.0%	48.8%	68.9%	5/31/2025	NAP	NAP	NAP	NAP
7	Loan	5	1	Honolulu FBI Office	1.67	1.62	12.3%	11.9%	87,400,000	As Is	3/18/2025	54.0%	54.0%	100.0%	8/1/2025	Yes	Federal Bureau of Investigation (GSA)	150,365	100.0%
8	Loan	6, 7, B	2	VTS Portfolio	1.63	1.54	11.0%	10.4%	38,300,000	As Is	Various	61.7%	61.7%	100.0%	8/1/2025
8.01	Property		1	Baldwin					31,800,000	As Is	6/5/2025			100.0%	8/1/2025	Yes	RentSteelCell of North America, LLC & Portable Solutions Group, LLC	269,227	100.0%
8.02	Property		1	Wurtland					6,500,000	As Is	7/1/2025			100.0%	8/1/2025	Yes	RentSteelCell of North America, LLC & Portable Solutions Group, LLC	74,147	100.0%
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	1.36	1.31	11.4%	10.9%	147,350,000	As Is	Various	51.1%	47.8%	NAP	NAP
9.01	Property		1	River East Garage					54,300,000	As Is	10/22/2024			NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	910 18th Street Garage					19,200,000	As Is	10/22/2024			NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Bricktown Parking Garage					18,000,000	As Is	10/18/2024			NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Mark's Garage					14,500,000	As Is	10/28/2024			NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Macy's Parking Garage					15,300,000	As Is	10/23/2024			NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	7th Street Parking Garage					14,350,000	As Is	10/23/2024			NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	City Park Garage					11,700,000	As Is	10/26/2024			NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	16	1	Studio One Apartments	1.61	1.57	10.5%	10.3%	37,200,000	As Is	3/31/2025	62.9%	62.9%	91.9%	4/30/2025	No	NAP	NAP	NAP
11	Loan	5, 6, 7, 8, C	1	Washington Square	2.13	2.07	12.1%	11.7%	655,000,000	As Is	3/1/2025	51.9%	51.9%	85.6%	3/27/2025	No	JCPenney	210,585	21.2%
12	Loan	17	1	Greenville Promenade	1.68	1.55	11.1%	10.2%	30,890,000	As Is	1/28/2025	64.7%	64.7%	100.0%	1/2/2025	No	Belk	52,775	23.9%
13	Loan		1	The Court at Deptford	1.41	1.33	10.0%	9.4%	28,500,000	As Is	5/30/2025	69.1%	69.1%	100.0%	6/2/2025	No	Bob's Discount Furniture, LLC	38,000	26.8%
14	Loan	5, 7, 18, 19	1	Greene Town Center	1.69	1.53	13.0%	11.7%	167,250,000	As Is	8/8/2024	63.5%	57.1%	91.8%	9/12/2024	No	LA Fitness	51,414	5.6%
15	Loan	5, D	1	Discovery Business Center	2.87	2.69	17.4%	16.3%	342,700,000	As Is	10/3/2024	43.8%	43.8%	79.2%	10/31/2024	No	LoanDepot.com, LLC	118,312	9.2%
16	Loan		1	Habersham Village	1.60	1.44	11.8%	10.6%	15,900,000	As Is	10/25/2024	68.2%	68.2%	100.0%	12/17/2024	No	Big Lots	35,100	24.0%
17	Loan	20	1	Highland Business Park	1.60	1.54	13.4%	12.9%	17,400,000	As Is	11/12/2024	60.1%	53.3%	96.7%	11/1/2024	No	UH Home Care Services	42,862	31.4%
18	Loan		1	Alvarado Center	1.57	1.51	10.5%	10.0%	15,100,000	As Is	4/8/2025	62.3%	62.3%	100.0%	3/27/2025	No	Ross Dress for Less	24,800	72.6%
19	Loan		1	Columbus North	1.34	1.27	10.7%	10.2%	14,250,000	As Is	4/28/2025	66.0%	62.6%	91.6%	3/31/2025	No	Monster Pets	9,880	21.3%
20	Loan	6, 21	3	Paterson Portfolio	1.44	1.40	10.7%	10.5%	13,300,000	As Is	1/29/2025	62.0%	62.0%	100.0%	5/13/2025
20.01	Property		1	257-261 Rosa Parks Boulevard					5,600,000	As Is	1/29/2025			100.0%	5/13/2025	NAP	NAP	NAP	NAP
20.02	Property		1	11-17 Governor Street					4,600,000	As Is	1/29/2025			100.0%	5/13/2025	NAP	NAP	NAP	NAP
20.03	Property		1	324-326 Hamilton Avenue					3,100,000	As Is	1/29/2025			100.0%	5/13/2025	NAP	NAP	NAP	NAP
21	Loan	22	1	Best Western Yellowstone	2.64	2.45	18.3%	16.9%	16,500,000	As Is	3/18/2025	48.5%	48.5%	82.6%	12/31/2024	NAP	NAP	NAP	NAP
22	Loan		1	A Storage Place Riverside	2.70	2.67	16.0%	15.8%	19,020,000	As Is	2/20/2025	39.4%	39.4%	89.2%	4/9/2025	NAP	NAP	NAP	NAP
23	Loan		1	Westside Plaza	1.61	1.51	12.1%	11.3%	10,500,000	As Is	10/2/2024	71.4%	71.4%	100.0%	3/12/2025	No	Ocalas Supermarket	22369	32.5%
24	Loan		1	Grandview Shopping Center	2.20	2.03	14.7%	13.6%	13,600,000	As Is	3/31/2025	53.3%	53.3%	100.0%	2/19/2025	No	Vallarta Supermarkets	49,077	57.4%
25	Loan		1	Pick 'n Save	1.31	1.22	9.9%	9.2%	11,300,000	As Is	11/11/2024	62.8%	62.8%	100.0%	7/1/2025	Yes	Pick 'n Save	59,162	100.0%
26	Loan	E	1	Witte Oaks Apartments	1.39	1.31	10.2%	9.6%	10,950,000	As Is	4/10/2025	61.6%	61.6%	91.9%	4/30/2025	NAP	NAP	NAP	NAP
27	Loan		1	Best Western Plus Lexington Inn	2.42	2.21	19.8%	18.1%	9,800,000	As Is	3/24/2025	64.2%	56.5%	76.4%	4/30/2025	NAP	NAP	NAP	NAP
28	Loan		1	A Storage Place La Sierra	4.84	4.80	28.9%	28.7%	25,010,000	As Is	3/5/2025	23.6%	23.6%	96.8%	5/28/2025	NAP	NAP	NAP	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	1.26	1.25	8.2%	8.1%	7,800,000	As Is	4/9/2025	66.7%	66.7%	100.0%	7/1/2025
29.01	Property		1	49 Rochester Ave					3,900,000	As Is	4/9/2025			100.0%	7/1/2025	NAP	NAP	NAP	NAP
29.02	Property		1	686 Jefferson Ave					3,900,000	As Is	4/9/2025			100.0%	7/1/2025	NAP	NAP	NAP	NAP
30	Loan	23, F	1	Westchester Gardens Coop	5.59	5.36	35.5%	34.1%	20,700,000	Gross Sellout Value	4/10/2028	22.9%	21.2%	100.0%	4/8/2025	NAP	NAP	NAP	NAP
31	Loan	5	1	Ansonia Commercial Condominium	1.82	1.62	11.0%	9.8%	115,000,000	As Is	1/1/2025	46.4%	46.4%	77.0%	1/30/2025	No	Champion Parking	21,306	18.5%
32	Loan		1	Black Bear Center	2.54	2.32	17.6%	16.1%	9,620,000	As Is	5/1/2025	42.6%	42.6%	94.2%	5/28/2025	No	DDF Automotive, LLC	6,427	14.3%
33	Loan		1	A Storage Place Redlands	2.92	2.88	17.5%	17.2%	10,650,000	As Is	2/20/2025	35.7%	35.7%	90.3%	4/18/2025	NAP	NAP	NAP	NAP
34	Loan	23, G	1	Patricia Gardens	4.34	4.28	28.0%	27.5%	12,250,000	Gross Sellout Value	5/15/2027	30.6%	28.3%	100.0%	4/30/2025	NAP	NAP	NAP	NAP
35	Loan		1	A Storage Place Yuma	2.74	2.69	16.4%	16.2%	8,580,000	As Is	2/25/2025	40.8%	40.8%	95.9%	4/9/2025	NAP	NAP	NAP	NAP
36	Loan	23, H	1	Bronxville Towers	6.64	6.57	56.9%	56.2%	37,250,000	Gross Sellout Value	1/1/2029	9.4%	6.2%	100.0%	3/18/2025	NAP	NAP	NAP	NAP
37	Loan	23, I	1	Tudor Arms Coop	6.28	6.14	40.0%	39.1%	15,500,000	Gross Sellout Value	5/15/2026	22.2%	20.6%	98.2%	5/6/2025	NAP	NAP	NAP	NAP
38	Loan		1	A Storage Place Indio	2.57	2.51	15.3%	15.0%	7,660,000	As Is	2/20/2025	39.2%	39.2%	77.0%	4/21/2025	NAP	NAP	NAP	NAP
39	Loan		1	A Storage Place Barton Road	5.56	5.50	33.2%	32.9%	12,320,000	As Is	3/5/2025	20.3%	20.3%	93.3%	5/28/2025	NAP	NAP	NAP	NAP
40	Loan		1	Calloway Road Storage	2.31	2.31	18.1%	18.1%	4,890,000	As Is	4/2/2025	33.7%	29.3%	90.8%	4/30/2025	NAP	NAP	NAP	NAP

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	11/30/2029	Takeda	78,655	28.4%	1/31/2032	BioNTech	59,303	21.4%	3/22/2026	NAP	NAP	NAP	NAP
1.02	Property		1	40 Landsdowne	6/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne	6/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne	8/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney	2/29/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney	2/29/2032	Agios Pharmaceuticals	42,564	33.7%	2/29/2028	Voyager Therapeutics	26,148	20.7%	11/30/2026	NAP	NAP	NAP	NAP
1.07	Property		1	38 Sidney	11/30/2029	Agios Pharmaceuticals	12,995	10.6%	2/29/2028	General Hospital Corp	11,054	9.0%	8/31/2026	Siena Construction	5,990	4.9%	2/28/2029
1.08	Property		1	26 Landsdowne	9/30/2028	Repertoire Immune Medicine	35,943	34.9%	9/30/2028	Fulcrum Therapeutics	28,731	27.9%	6/30/2028	NAP	NAP	NAP	NAP
2	Loan	5, 11	1	Marriott World Headquarters	5/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6, 7, 12	8	Extended Stay Portfolio
3.01	Property		1	M6 Bradenton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	M6 Nashua-South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	M6 Lakeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	S6 Ocean Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	M6/S6 Myrtle Beach	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	M6 Charlotte-Fort Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	S6 Pascagoula	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	EL Fairburn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	6, 7, 8, A	2	Crossroads Office Park
4.01	Property		1	Crossroads North	11/30/2048	Massachusetts Mutual Life Insurance Co.	12,840	6.1%	12/31/2025	Stifel, Nicolaus & Company Incorporated	10,142	4.8%	5/31/2033	Fortune Funding Partners LLC	10,125	4.8%	5/31/2030
4.02	Property		1	Crossroads South	7/31/2026	ECLI - Victims Information Bureau of Suffolk, Inc.	18,886	10.6%	9/30/2034	Nassau/Suffolk Law Services Committee, Inc.	15,337	8.6%	6/30/2033	Applied Behavior Health Management LLC	14,951	8.4%	3/31/2035
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	14	1	Hilton Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5	1	Honolulu FBI Office	10/22/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 7, B	2	VTS Portfolio
8.01	Property		1	Baldwin	12/31/2049	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Wurtland	12/31/2049	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio
9.01	Property		1	River East Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	910 18th Street Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Bricktown Parking Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Mark's Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Macy's Parking Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	7th Street Parking Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	City Park Garage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	16	1	Studio One Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 6, 7, 8, C	1	Washington Square	8/31/2030	Nordstrom	180,000	18.1%	2/28/2035	DICK'S Sporting Goods	90,000	9.0%	MTM	Pottery Barn	21,246	2.1%	1/31/2026
12	Loan	17	1	Greenville Promenade	3/15/2029	Ashley's Furniture	34,276	15.5%	11/30/2031	Marshall's	24,000	10.9%	11/30/2030	Staple's	23,942	10.9%	3/31/2026
13	Loan		1	The Court at Deptford	2/28/2030	Barnes & Noble Booksellers, Inc.	25,719	18.2%	1/31/2028	HomeGoods	24,434	17.2%	10/31/2029	Old Navy	15,736	11.1%	2/28/2031
14	Loan	5, 7, 18, 19	1	Greene Town Center	11/30/2026	Nordstrom Rack	35,123	3.8%	9/30/2029	Books & Co.	34,354	3.7%	1/31/2027	University of Dayton	29,233	3.2%	3/31/2026
15	Loan	5, D	1	Discovery Business Center	12/31/2027	Tungsten Automation Corporation	64,006	5.0%	4/30/2026	FirstService Residential	55,196	4.3%	6/30/2030	State Street Bank	53,840	4.2%	6/30/2029
16	Loan		1	Habersham Village	1/31/2029	Bealls	22,077	15.1%	1/31/2031	TJ Maxx	22,000	15.0%	8/31/2032	Planet Fitness	20,362	13.9%	1/31/2030
17	Loan	20	1	Highland Business Park	8/31/2036	Heinen's Inc.	34,895	25.6%	5/31/2030	Fedpro, Inc.	33,336	24.5%	12/31/2027	Care Providers Insurance	13,680	10.0%	8/31/2029
18	Loan		1	Alvarado Center	1/31/2031	Dollar Big Bargain	9,379	27.4%	9/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Columbus North	4/30/2030	Wine & Spirits	9,843	21.2%	1/31/2031	Hook & Reel	7,202	15.5%	3/31/2030	Mattress Firm Inc.	6,763	14.6%	11/30/2027
20	Loan	6, 21	3	Paterson Portfolio
20.01	Property		1	257-261 Rosa Parks Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	11-17 Governor Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	324-326 Hamilton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	22	1	Best Western Yellowstone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	A Storage Place Riverside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Westside Plaza	6/9/2035	CSL Plasma Inc.	13054	19.0%	4/30/2036	Little Anointed Ones Inc.	9574	13.9%	5/31/2031	Dept of Children & Families	7400	10.7%	2/28/2026
24	Loan		1	Grandview Shopping Center	6/30/2040	O'Reilly Auto Parts	13,250	15.5%	1/31/2028	Cash America (Super Pawn)	6,373	7.4%	12/31/2035	Lady Bug Child Care LLC	5,400	6.3%	3/31/2028
25	Loan		1	Pick 'n Save	12/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	E	1	Witte Oaks Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Best Western Plus Lexington Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	A Storage Place La Sierra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave
29.01	Property		1	49 Rochester Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	686 Jefferson Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	23, F	1	Westchester Gardens Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	5	1	Ansonia Commercial Condominium	7/31/2033	Upper West Side Endoscopy	18,958	16.4%	5/31/2036	Icahn School of Medicine	16,210	14.0%	6/30/2033	The Goddard School of Manhattan	9,163	7.9%	12/31/2038
32	Loan		1	Black Bear Center	12/31/2029	Bell Tire and Auto	5,120	11.4%	4/30/2033	Black Bear Diner	5,120	11.4%	3/31/2040	Midas Muffler Shop	5,031	11.2%	7/31/2027
33	Loan		1	A Storage Place Redlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	23, G	1	Patricia Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	A Storage Place Yuma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	23, H	1	Bronxville Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	23, I	1	Tudor Arms Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	A Storage Place Indio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	A Storage Place Barton Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Calloway Road Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio
1.01	Property		1	45 - 75 Sidney	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.02	Property		1	40 Landsdowne	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.03	Property		1	35 Landsdowne	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.04	Property		1	65 Landsdowne	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.05	Property		1	88 Sidney	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.06	Property		1	64 Sidney	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.07	Property		1	38 Sidney	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
1.08	Property		1	26 Landsdowne	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/24/2025	NAP	NAP	No	Sub-Leasehold	4/30/2099	None
2	Loan	5, 11	1	Marriott World Headquarters	NAP	NAP	NAP	NAP	1/16/2025	NAP	1/17/2025	NAP	NAP	No	Fee	NAP	NAP
3	Loan	6, 7, 12	8	Extended Stay Portfolio
3.01	Property		1	M6 Bradenton	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.02	Property		1	M6 Nashua-South	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.03	Property		1	M6 Lakeland	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.04	Property		1	S6 Ocean Springs	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.05	Property		1	M6/S6 Myrtle Beach	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.06	Property		1	M6 Charlotte-Fort Mill	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.07	Property		1	S6 Pascagoula	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
3.08	Property		1	EL Fairburn	NAP	NAP	NAP	NAP	4/15/2025	NAP	4/15/2025	NAP	NAP	No	Fee	NAP	NAP
4	Loan	6, 7, 8, A	2	Crossroads Office Park
4.01	Property		1	Crossroads North	Medical Evaluation Specialists, LLC - New York	8,468	4.0%	8/31/2029	8/9/2024	NAP	8/9/2024	NAP	NAP	No	Fee	NAP	NAP
4.02	Property		1	Crossroads South	Flushing Bank	5,954	3.3%	2/28/2033	8/9/2024	NAP	8/9/2024	NAP	NAP	No	Fee	NAP	NAP
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAP	NAP	NAP	NAP	3/27/2025	NAP	3/27/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
6	Loan	14	1	Hilton Harrisburg	NAP	NAP	NAP	NAP	4/3/2025	NAP	4/3/2025	NAP	NAP	No	Fee	NAP	NAP
7	Loan	5	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	3/14/2025	NAP	3/13/2025	3/14/2025	4%	No	Fee	NAP	NAP
8	Loan	6, 7, B	2	VTS Portfolio
8.01	Property		1	Baldwin	NAP	NAP	NAP	NAP	3/19/2025	NAP	3/18/2025	NAP	NAP	No	Fee	NAP	NAP
8.02	Property		1	Wurtland	NAP	NAP	NAP	NAP	3/25/2025	NAP	3/25/2025	NAP	NAP	No	Fee	NAP	NAP
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio
9.01	Property		1	River East Garage	NAP	NAP	NAP	NAP	10/29/2024	NAP	10/29/2024	NAP	NAP	No	Fee	NAP	NAP
9.02	Property		1	910 18th Street Garage	NAP	NAP	NAP	NAP	10/29/2024	NAP	10/29/2024	NAP	NAP	No	Fee	NAP	NAP
9.03	Property		1	Bricktown Parking Garage	NAP	NAP	NAP	NAP	10/29/2024	NAP	10/29/2024	NAP	NAP	No	Fee	NAP	NAP
9.04	Property		1	Mark's Garage	NAP	NAP	NAP	NAP	10/29/2024	NAP	10/30/2024	NAP	NAP	No	Fee	NAP	NAP
9.05	Property		1	Macy's Parking Garage	NAP	NAP	NAP	NAP	10/29/2024	NAP	10/30/2024	NAP	NAP	No	Fee	NAP	NAP
9.06	Property		1	7th Street Parking Garage	NAP	NAP	NAP	NAP	10/30/2024	NAP	10/30/2024	NAP	NAP	No	Fee	NAP	NAP
9.07	Property		1	City Park Garage	NAP	NAP	NAP	NAP	10/29/2024	NAP	10/29/2024	NAP	NAP	No	Fee	NAP	NAP
10	Loan	16	1	Studio One Apartments	NAP	NAP	NAP	NAP	5/9/2025	NAP	4/30/2025	NAP	NAP	No	Leasehold	8/31/2081	1, 12-year extension option, followed by 1, 13-year extension option
11	Loan	5, 6, 7, 8, C	1	Washington Square	H&M	19,481	2.0%	1/31/2027	1/10/2025	NAP	1/10/2025	2/24/2025	13%	No	Fee	NAP	NAP
12	Loan	17	1	Greenville Promenade	Ross Dress for Less	23,000	10.4%	1/31/2027	2/7/2025	NAP	2/3/2025	NAP	NAP	No	Fee	NAP	NAP
13	Loan		1	The Court at Deptford	David's Bridal, Inc.	13,330	9.4%	4/30/2029	6/5/2025	NAP	6/5/2025	NAP	NAP	No	Fee/Leasehold	8/31/2064	None
14	Loan	5, 7, 18, 19	1	Greene Town Center	Forever 21	20,325	2.2%	MTM	8/15/2024	NAP	8/15/2024	NAP	NAP	No	Fee	NAP	NAP
15	Loan	5, D	1	Discovery Business Center	St. Joseph Health System	44,820	3.5%	6/30/2035	12/23/2024	NAP	12/24/2024	12/20/2024	8%	No	Fee	NAP	NAP
16	Loan		1	Habersham Village	Michaels	17,640	12.0%	5/31/2034	10/31/2024	NAP	10/31/2024	NAP	NAP	No	Fee	NAP	NAP
17	Loan	20	1	Highland Business Park	UH Regional Hospitals	7,010	5.1%	8/31/2033	11/14/2024	NAP	11/14/2024	NAP	NAP	No	Fee	NAP	NAP
18	Loan		1	Alvarado Center	NAP	NAP	NAP	NAP	4/21/2025	NAP	4/21/2025	4/21/2025	17%	No	Fee	NAP	NAP
19	Loan		1	Columbus North	Bank Of America	4,421	9.5%	2/28/2030	5/6/2025	NAP	5/7/2025	NAP	NAP	No	Fee	NAP	NAP
20	Loan	6, 21	3	Paterson Portfolio
20.01	Property		1	257-261 Rosa Parks Boulevard	NAP	NAP	NAP	NAP	2/7/2025	NAP	2/6/2025	NAP	NAP	Yes - AO	Fee	NAP	NAP
20.02	Property		1	11-17 Governor Street	NAP	NAP	NAP	NAP	2/10/2025	NAP	2/6/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
20.03	Property		1	324-326 Hamilton Avenue	NAP	NAP	NAP	NAP	2/6/2025	NAP	2/6/2025	NAP	NAP	No	Fee	NAP	NAP
21	Loan	22	1	Best Western Yellowstone	NAP	NAP	NAP	NAP	4/2/2025	NAP	4/2/2025	4/2/2025	9%	No	Fee	NAP	NAP
22	Loan		1	A Storage Place Riverside	NAP	NAP	NAP	NAP	2/27/2025	NAP	2/27/2025	2/27/2025	13%	No	Fee	NAP	NAP
23	Loan		1	Westside Plaza	Orange County WIC Office	4467	6.5%	8/28/2026	10/7/2024	NAP	10/7/2024	NAP	NAP	No	Fee	NAP	NAP
24	Loan		1	Grandview Shopping Center	AJ's Mini Mart	2,475	2.9%	4/30/2031	4/4/2025	NAP	4/4/2025	NAP	NAP	No	Fee	NAP	NAP
25	Loan		1	Pick 'n Save	NAP	NAP	NAP	NAP	1/17/2025	NAP	11/18/2024	NAP	NAP	No	Fee	NAP	NAP
26	Loan	E	1	Witte Oaks Apartments	NAP	NAP	NAP	NAP	4/25/2025	NAP	4/25/2025	NAP	NAP	No	Fee	NAP	NAP
27	Loan		1	Best Western Plus Lexington Inn	NAP	NAP	NAP	NAP	5/2/2025	NAP	5/2/2025	NAP	NAP	No	Fee	NAP	NAP
28	Loan		1	A Storage Place La Sierra	NAP	NAP	NAP	NAP	3/12/2025	NAP	3/12/2025	2/20/2025	12%	No	Fee	NAP	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave
29.01	Property		1	49 Rochester Ave	NAP	NAP	NAP	NAP	4/18/2025	NAP	6/30/2025	NAP	NAP	No	Fee	NAP	NAP
29.02	Property		1	686 Jefferson Ave	NAP	NAP	NAP	NAP	4/18/2025	NAP	6/30/2025	NAP	NAP	No	Fee	NAP	NAP
30	Loan	23, F	1	Westchester Gardens Coop	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/22/2025	NAP	NAP	No	Fee	NAP	NAP
31	Loan	5	1	Ansonia Commercial Condominium	Sephora	7,958	6.9%	1/31/2028	1/8/2025	NAP	1/8/2025	NAP	NAP	No	Fee	NAP	NAP
32	Loan		1	Black Bear Center	SPF Retail, LLC	4,960	11.0%	5/31/2030	5/8/2025	NAP	5/9/2025	NAP	NAP	No	Fee	NAP	NAP
33	Loan		1	A Storage Place Redlands	NAP	NAP	NAP	NAP	2/27/2025	NAP	2/27/2025	2/27/2025	17%	No	Fee	NAP	NAP
34	Loan	23, G	1	Patricia Gardens	NAP	NAP	NAP	NAP	5/23/2025	NAP	5/23/2025	NAP	NAP	No	Fee	NAP	NAP
35	Loan		1	A Storage Place Yuma	NAP	NAP	NAP	NAP	2/26/2025	NAP	2/27/2025	2/27/2025	5%	No	Fee	NAP	NAP
36	Loan	23, H	1	Bronxville Towers	NAP	NAP	NAP	NAP	4/7/2025	NAP	4/7/2025	NAP	NAP	No	Fee	NAP	NAP
37	Loan	23, I	1	Tudor Arms Coop	NAP	NAP	NAP	NAP	5/23/2025	NAP	5/23/2025	NAP	NAP	No	Fee	NAP	NAP
38	Loan		1	A Storage Place Indio	NAP	NAP	NAP	NAP	3/3/2025	NAP	3/4/2025	3/4/2025	17%	No	Fee	NAP	NAP
39	Loan		1	A Storage Place Barton Road	NAP	NAP	NAP	NAP	3/12/2025	NAP	3/12/2025	3/12/2025	16%	No	Fee	NAP	NAP
40	Loan		1	Calloway Road Storage	NAP	NAP	NAP	NAP	4/3/2025	NAP	4/4/2025	NAP	NAP	No	Fee	NAP	NAP

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio			0	Springing	0	Springing	0	0
1.01	Property		1	45 - 75 Sidney	0.00	No
1.02	Property		1	40 Landsdowne	0.00	No
1.03	Property		1	35 Landsdowne	0.00	No
1.04	Property		1	65 Landsdowne	0.00	No
1.05	Property		1	88 Sidney	0.00	No
1.06	Property		1	64 Sidney	0.00	No
1.07	Property		1	38 Sidney	0.00	No
1.08	Property		1	26 Landsdowne	0.00	No
2	Loan	5, 11	1	Marriott World Headquarters	NAP	NAP	0	Springing	0	Springing	0	Springing
3	Loan	6, 7, 12	8	Extended Stay Portfolio			235,032	47,006	0	Springing	641,105	25,251
3.01	Property		1	M6 Bradenton	NAP	NAP
3.02	Property		1	M6 Nashua-South	NAP	NAP
3.03	Property		1	M6 Lakeland	NAP	NAP
3.04	Property		1	S6 Ocean Springs	NAP	NAP
3.05	Property		1	M6/S6 Myrtle Beach	NAP	NAP
3.06	Property		1	M6 Charlotte-Fort Mill	NAP	NAP
3.07	Property		1	S6 Pascagoula	NAP	NAP
3.08	Property		1	EL Fairburn	NAP	NAP
4	Loan	6, 7, 8, A	2	Crossroads Office Park			461,802	153,934	187,720	23,465	0	9,743
4.01	Property		1	Crossroads North	NAP	NAP
4.02	Property		1	Crossroads South	NAP	NAP
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAP	NAP	0	Springing	0	Springing	0	0
6	Loan	14	1	Hilton Harrisburg	NAP	NAP	606,217	68,019	0	Springing	0	(i) 2.0% of the gross revenue for 2 preceding months prior to August 1, 2026, (ii) 3.0% of the gross revenue for 2 preceding months prior to August 1, 2027, (iii) 4.0% of the gross
												revenue for 2 preceding months, thereafter
7	Loan	5	1	Honolulu FBI Office	NAP	NAP	458,609	70,555	0	Springing	0	Springing
8	Loan	6, 7, B	2	VTS Portfolio			0	Springing	0	Springing	0	Springing
8.01	Property		1	Baldwin	NAP	NAP
8.02	Property		1	Wurtland	NAP	NAP
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio			1,351,744	284,578	89,988	17,998	0	21,621
9.01	Property		1	River East Garage	NAP	NAP
9.02	Property		1	910 18th Street Garage	NAP	NAP
9.03	Property		1	Bricktown Parking Garage	NAP	NAP
9.04	Property		1	Mark's Garage	NAP	NAP
9.05	Property		1	Macy's Parking Garage	NAP	NAP
9.06	Property		1	7th Street Parking Garage	NAP	NAP
9.07	Property		1	City Park Garage	NAP	NAP
10	Loan	16	1	Studio One Apartments	The greater of (i) $90,000 and (ii) 4% of Gross Revenue	No	148,417	21,202	80,300	6,692	0	3,204
11	Loan	5, 6, 7, 8, C	1	Washington Square	NAP	NAP	0	Springing	0	Springing	0	Springing
12	Loan	17	1	Greenville Promenade	NAP	NAP	142,513	35,628	33,960	11,320	0	2,756
13	Loan		1	The Court at Deptford	500	No	0	56,464	0	Springing	0	1,771
14	Loan	5, 7, 18, 19	1	Greene Town Center	NAP	NAP	2,334,376	466,875	0	Springing	0	71,038
15	Loan	5, D	1	Discovery Business Center	NAP	NAP	0	Springing	0	Springing	0	Springing
16	Loan		1	Habersham Village	NAP	NAP	26,269	6,567	17,945	5,982	0	1,830
17	Loan	20	1	Highland Business Park	NAP	NAP	91,394	30,465	12,451	4,150	0	2,272
18	Loan		1	Alvarado Center	NAP	NAP	59,516	14,879	0	Springing	0	427
19	Loan		1	Columbus North	NAP	NAP	38,751	9,688	0	Springing	0	434
20	Loan	6, 21	3	Paterson Portfolio			44,745	14,915	8,133	4,067	0	1,489
20.01	Property		1	257-261 Rosa Parks Boulevard	NAP	NAP
20.02	Property		1	11-17 Governor Street	NAP	NAP
20.03	Property		1	324-326 Hamilton Avenue	NAP	NAP
21	Loan	22	1	Best Western Yellowstone	NAP	NAP	10,096	3,365	51,236	Springing	625,000	9,091
22	Loan		1	A Storage Place Riverside	NAP	NAP	18,638	6,213	14,110	2,352	0	0
23	Loan		1	Westside Plaza	NAP	NAP	59,005	9,834	64,317	7,146	0	1,148
24	Loan		1	Grandview Shopping Center	NAP	NAP	33,717	11,239	0	Springing	0	1,426
25	Loan		1	Pick 'n Save	NAP	NAP	0	14,189	1,233	123	0	740
26	Loan	E	1	Witte Oaks Apartments	NAP	NAP	82,778	16,556	11,730	3,459	0	3,075
27	Loan		1	Best Western Plus Lexington Inn	NAP	NAP	77,739	11,106	9,497	1,899	0	8,882
28	Loan		1	A Storage Place La Sierra	NAP	NAP	26,978	6,745	18,070	1,506	0	0
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave			1,800	1,800	14,156	2,359	0	271
29.01	Property		1	49 Rochester Ave	NAP	NAP
29.02	Property		1	686 Jefferson Ave	NAP	NAP
30	Loan	23, F	1	Westchester Gardens Coop	NAP	NAP	0	28,150	0	Springing	0	Springing
31	Loan	5	1	Ansonia Commercial Condominium	NAP	NAP	911,978	227,994	70,684	11,781	0	Springing
32	Loan		1	Black Bear Center	NAP	NAP	14,444	4,815	0	Springing	0	1,140
33	Loan		1	A Storage Place Redlands	NAP	NAP	43,896	7,316	12,758	1,823	0	0
34	Loan	23, G	1	Patricia Gardens	NAP	NAP	34,668	11,556	0	Springing	0	Springing
35	Loan		1	A Storage Place Yuma	NAP	NAP	6,260	3,130	10,148	1,691	0	0
36	Loan	23, H	1	Bronxville Towers	NAP	NAP	0	40,357	86,024	6,274	0	Springing
37	Loan	23, I	1	Tudor Arms Coop	NAP	NAP	20,986	10,493	0	Springing	0	Springing
38	Loan		1	A Storage Place Indio	NAP	NAP	32,336	8,084	13,951	1,993	0	0
39	Loan		1	A Storage Place Barton Road	NAP	NAP	18,457	4,614	11,978	998	0	0
40	Loan		1	Calloway Road Storage	NAP	NAP	23,134	3,856	3,991	1,995	0	0

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	0	0	Springing	1,314,481	0	0	0	0	1,869,382
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	5, 11	1	Marriott World Headquarters	297,379	0	Springing	2,973,792	0	0	0	0	0
3	Loan	6, 7, 12	8	Extended Stay Portfolio	0	0	0	0	0	0	0	235,945	187,500
3.01	Property		1	M6 Bradenton
3.02	Property		1	M6 Nashua-South
3.03	Property		1	M6 Lakeland
3.04	Property		1	S6 Ocean Springs
3.05	Property		1	M6/S6 Myrtle Beach
3.06	Property		1	M6 Charlotte-Fort Mill
3.07	Property		1	S6 Pascagoula
3.08	Property		1	EL Fairburn
4	Loan	6, 7, 8, A	2	Crossroads Office Park	0	1,350,000	Springing	1,350,000	0	0	0	16,100	160,862
4.01	Property		1	Crossroads North
4.02	Property		1	Crossroads South
5	Loan	5, 13	1	32 Old Slip - Leased Fee	0	0	0	0	0	0	0	0	0
6	Loan	14	1	Hilton Harrisburg	0	0	0	0	0	0	0	0	6,990,931
7	Loan	5	1	Honolulu FBI Office	0	0	Springing	0	0	0	0	0	0
8	Loan	6, 7, B	2	VTS Portfolio	0	0	0	0	0	0	0	0	0
8.01	Property		1	Baldwin
8.02	Property		1	Wurtland
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	0	0	6,891	0	0	0	0	101,085	0
9.01	Property		1	River East Garage
9.02	Property		1	910 18th Street Garage
9.03	Property		1	Bricktown Parking Garage
9.04	Property		1	Mark's Garage
9.05	Property		1	Macy's Parking Garage
9.06	Property		1	7th Street Parking Garage
9.07	Property		1	City Park Garage
10	Loan	16	1	Studio One Apartments	0	50,000	2,482	0	0	0	0	0	11,216
11	Loan	5, 6, 7, 8, C	1	Washington Square	An amount equal to 24 times the required monthly deposit.	0	Springing	An amount equal to 24 times the required monthly deposit.	0	0	0	0	2,908,053
12	Loan	17	1	Greenville Promenade	0	500,000	11,941	0	0	0	0	23,938	0
13	Loan		1	The Court at Deptford	85,013	0	5,904	283,376	0	0	0	0	0
14	Loan	5, 7, 18, 19	1	Greene Town Center	0	0	89,713	0	0	0	0	0	4,735,517
15	Loan	5, D	1	Discovery Business Center	782,202	0	Springing	2,000,000	0	0	0	0	8,193,115
16	Loan		1	Habersham Village	0	400,000	Springing	400,000	0	0	0	47,500	31,840
17	Loan	20	1	Highland Business Park	0	1,100,000	11,360	0	0	0	0	0	342,000
18	Loan		1	Alvarado Center	0	0	2,136	76,903	0	0	0	18,750	0
19	Loan		1	Columbus North	0	0	3,862	0	0	0	0	0	175,000
20	Loan	6, 21	3	Paterson Portfolio	0	0	375	0	0	0	0	44,625	84,375
20.01	Property		1	257-261 Rosa Parks Boulevard
20.02	Property		1	11-17 Governor Street
20.03	Property		1	324-326 Hamilton Avenue
21	Loan	22	1	Best Western Yellowstone	0	0	0	0	0	0	0	36,375	650,000
22	Loan		1	A Storage Place Riverside	0	0	0	0	0	0	0	0	0
23	Loan		1	Westside Plaza	0	250,000	5,740	300,000	0	0	0	187,500	1,882,020
24	Loan		1	Grandview Shopping Center	34,221	0	7,129	171,106	0	0	0	16,250	226,246
25	Loan		1	Pick 'n Save	0	0	4,930	0	0	0	0	0	0
26	Loan	E	1	Witte Oaks Apartments	0	0	0	0	0	0	0	63,988	0
27	Loan		1	Best Western Plus Lexington Inn	0	0	0	0	0	0	0	0	0
28	Loan		1	A Storage Place La Sierra	0	0	0	0	0	0	0	0	0
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	0	0	0	0	0	0	0	625	0
29.01	Property		1	49 Rochester Ave
29.02	Property		1	686 Jefferson Ave
30	Loan	23, F	1	Westchester Gardens Coop	0	0	0	0	0	0	0	0	0
31	Loan	5	1	Ansonia Commercial Condominium	0	0	Springing	0	0	0	0	0	2,041,035
32	Loan		1	Black Bear Center	0	0	3,523	84,542	0	0	0	30,565	0
33	Loan		1	A Storage Place Redlands	0	0	0	0	0	0	0	0	0
34	Loan	23, G	1	Patricia Gardens	0	0	0	0	0	0	0	0	0
35	Loan		1	A Storage Place Yuma	0	0	0	0	0	0	0	61,125	0
36	Loan	23, H	1	Bronxville Towers	0	0	Springing	0	0	0	0	0	0
37	Loan	23, I	1	Tudor Arms Coop	0	0	0	0	0	0	0	0	0
38	Loan		1	A Storage Place Indio	0	0	0	0	0	0	0	6,900	0
39	Loan		1	A Storage Place Barton Road	0	0	0	0	0	0	0	0	0
40	Loan		1	Calloway Road Storage	0	0	0	0	0	0	0	0	0

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	Springing	Initial Unfunded Obligations Reserve (Upfront: $1,869,382); Ground Rent Reserve (Monthly: Springing); Takeda Reserve (Monthly: Springing)
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	5, 11	1	Marriott World Headquarters	0	NAP
3	Loan	6, 7, 12	8	Extended Stay Portfolio	0	EIDL Loan Reserve
3.01	Property		1	M6 Bradenton
3.02	Property		1	M6 Nashua-South
3.03	Property		1	M6 Lakeland
3.04	Property		1	S6 Ocean Springs
3.05	Property		1	M6/S6 Myrtle Beach
3.06	Property		1	M6 Charlotte-Fort Mill
3.07	Property		1	S6 Pascagoula
3.08	Property		1	EL Fairburn
4	Loan	6, 7, 8, A	2	Crossroads Office Park	0	Rent Concession Reserve
4.01	Property		1	Crossroads North
4.02	Property		1	Crossroads South
5	Loan	5, 13	1	32 Old Slip - Leased Fee	0	NAP
6	Loan	14	1	Hilton Harrisburg	0	PIP Reserve
7	Loan	5	1	Honolulu FBI Office	0	NAP
8	Loan	6, 7, B	2	VTS Portfolio	0	NAP
8.01	Property		1	Baldwin
8.02	Property		1	Wurtland
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	0
9.01	Property		1	River East Garage
9.02	Property		1	910 18th Street Garage
9.03	Property		1	Bricktown Parking Garage
9.04	Property		1	Mark's Garage
9.05	Property		1	Macy's Parking Garage
9.06	Property		1	7th Street Parking Garage
9.07	Property		1	City Park Garage
10	Loan	16	1	Studio One Apartments	0	Ground Rent Reserve
11	Loan	5, 6, 7, 8, C	1	Washington Square	0	Outstanding TI/LC Reserve (Upfront: $2,752,705); Gap Rent Reserve (Upfront: $155,348)
12	Loan	17	1	Greenville Promenade	0	NAP
13	Loan		1	The Court at Deptford	0	NAP
14	Loan	5, 7, 18, 19	1	Greene Town Center	0	Outstanding TI/LC Reserve (Upfront: $2,897,572.00), Rent Abatement Reserve (Upfront: $1,827,944.77), Radon Reserve (Upfront: $10,000.00)
15	Loan	5, D	1	Discovery Business Center	0	Unfunded Obligations Reserve ($7,503,183.84), Free Rent Reserve ($689,930)
16	Loan		1	Habersham Village	0	Outstanding TI/LC Reserve
17	Loan	20	1	Highland Business Park	0	Outstanding TI/LC Reserve
18	Loan		1	Alvarado Center	0	NAP
19	Loan		1	Columbus North	0	Unfunded Obligations Reserve
20	Loan	6, 21	3	Paterson Portfolio	0	Environmental Reserve
20.01	Property		1	257-261 Rosa Parks Boulevard
20.02	Property		1	11-17 Governor Street
20.03	Property		1	324-326 Hamilton Avenue
21	Loan	22	1	Best Western Yellowstone	Springing	Seasonality Reserve (Initial:$650,000, Monthly: Springing), PIP Reserve (Springing)
22	Loan		1	A Storage Place Riverside	0	NAP
23	Loan		1	Westside Plaza	0	Holdback Reserve ($1,800,000); Free Rent Reserve ($82,020)
24	Loan		1	Grandview Shopping Center	0	Parking Lot Reserve
25	Loan		1	Pick 'n Save	0	NAP
26	Loan	E	1	Witte Oaks Apartments	0	NAP
27	Loan		1	Best Western Plus Lexington Inn	0	NAP
28	Loan		1	A Storage Place La Sierra	0	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	0	NAP
29.01	Property		1	49 Rochester Ave
29.02	Property		1	686 Jefferson Ave
30	Loan	23, F	1	Westchester Gardens Coop	0	NAP
31	Loan	5	1	Ansonia Commercial Condominium	Ramp Repair Reserve ($100,000); Condominium Reserve (Springing); Lease Termination Rollover Reserve (Springing)	Ramp Repair Reserve (Upfront: $325,000, Monthly: $100,000); Outstanding TI/LC Reserve (Upfront: $847,543.45); Outstanding Free Rent Reserve (Upfront: $868,491.70); Condominium Reserve (Monthly:
						Springing); Lease Termination Rollover Reserve (Springing)
32	Loan		1	Black Bear Center	0	NAP
33	Loan		1	A Storage Place Redlands	0	NAP
34	Loan	23, G	1	Patricia Gardens	0	NAP
35	Loan		1	A Storage Place Yuma	0	NAP
36	Loan	23, H	1	Bronxville Towers	0	NAP
37	Loan	23, I	1	Tudor Arms Coop	0	NAP
38	Loan		1	A Storage Place Indio	0	NAP
39	Loan		1	A Storage Place Barton Road	0	NAP
40	Loan		1	Calloway Road Storage	0	NAP

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No	59,500,000	787,500,000	3,920,880.37	4,217,124.67
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	5, 11	1	Marriott World Headquarters	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No	52,731,205	197,990,751	1,128,776.68	1,429,405.64
3	Loan	6, 7, 12	8	Extended Stay Portfolio	0	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	M6 Bradenton
3.02	Property		1	M6 Nashua-South
3.03	Property		1	M6 Lakeland
3.04	Property		1	S6 Ocean Springs
3.05	Property		1	M6/S6 Myrtle Beach
3.06	Property		1	M6 Charlotte-Fort Mill
3.07	Property		1	S6 Pascagoula
3.08	Property		1	EL Fairburn
4	Loan	6, 7, 8, A	2	Crossroads Office Park	0	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Crossroads North
4.02	Property		1	Crossroads South
5	Loan	5, 13	1	32 Old Slip - Leased Fee	0	0	NAP	Hard	Springing	Yes	No	Yes	No	36,000,000	131,000,000	625,358.21	797,212.38
6	Loan	14	1	Hilton Harrisburg	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
7	Loan	5	1	Honolulu FBI Office	0	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes	27,200,000	20,000,000	122,562.26	289,246.95
8	Loan	6, 7, B	2	VTS Portfolio	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Baldwin
8.02	Property		1	Wurtland
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	0	0	NAP	Hard	Springing	Yes	No	Yes	No	23,426,446	51,837,241	360,118.81	522,864.81
9.01	Property		1	River East Garage
9.02	Property		1	910 18th Street Garage
9.03	Property		1	Bricktown Parking Garage
9.04	Property		1	Mark's Garage
9.05	Property		1	Macy's Parking Garage
9.06	Property		1	7th Street Parking Garage
9.07	Property		1	City Park Garage
10	Loan	16	1	Studio One Apartments	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 6, 7, 8, C	1	Washington Square	0	0	NAP	Hard	Springing	Yes	No	Yes	No	20,833,333	319,166,667	1,503,928.85	1,602,096.53
12	Loan	17	1	Greenville Promenade	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
13	Loan		1	The Court at Deptford	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 7, 18, 19	1	Greene Town Center	0	0	NAP	Soft (Residential); Hard (Commercial)	In Place	Yes	Yes	Yes	No	12,562,500	93,687,500	598,343.48	678,574.99
15	Loan	5, D	1	Discovery Business Center	0	0	NAP	Hard	Springing	Yes	No	Yes	No	11,000,000	139,000,000	703,126.03	758,769.10
16	Loan		1	Habersham Village	0	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	Highland Business Park	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Alvarado Center	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Columbus North	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
20	Loan	6, 21	3	Paterson Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	257-261 Rosa Parks Boulevard
20.02	Property		1	11-17 Governor Street
20.03	Property		1	324-326 Hamilton Avenue
21	Loan	22	1	Best Western Yellowstone	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
22	Loan		1	A Storage Place Riverside	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Westside Plaza	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Grandview Shopping Center	0	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Pick 'n Save	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
26	Loan	E	1	Witte Oaks Apartments	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Best Western Plus Lexington Inn	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
28	Loan		1	A Storage Place La Sierra	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	49 Rochester Ave
29.02	Property		1	686 Jefferson Ave
30	Loan	23, F	1	Westchester Gardens Coop	0	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
31	Loan	5	1	Ansonia Commercial Condominium	Ramp Repair Reserve ($971,000)	0	NAP	Hard	Springing	Yes	No	Yes	No	4,400,000	49,000,000	246,746.76	268,903.61
32	Loan		1	Black Bear Center	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
33	Loan		1	A Storage Place Redlands	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
34	Loan	23, G	1	Patricia Gardens	0	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
35	Loan		1	A Storage Place Yuma	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
36	Loan	23, H	1	Bronxville Towers	0	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
37	Loan	23, I	1	Tudor Arms Coop	0	0	NAP	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
38	Loan		1	A Storage Place Indio	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
39	Loan		1	A Storage Place Barton Road	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Calloway Road Storage	0	0	NAP	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	478,000,000	6.90861305439331%	1,325,000,000	7,007,276.80	55.2%	1.66	10.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	5, 11	1	Marriott World Headquarters	NAP	NAP	250,721,956	1,429,405.64	51.7%	1.76	12.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	6, 7, 12	8	Extended Stay Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	M6 Bradenton
3.02	Property		1	M6 Nashua-South
3.03	Property		1	M6 Lakeland
3.04	Property		1	S6 Ocean Springs
3.05	Property		1	M6/S6 Myrtle Beach
3.06	Property		1	M6 Charlotte-Fort Mill
3.07	Property		1	S6 Pascagoula
3.08	Property		1	EL Fairburn
4	Loan	6, 7, 8, A	2	Crossroads Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.01	Property		1	Crossroads North
4.02	Property		1	Crossroads South
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAP	NAP	167,000,000	797,212.38	74.2%	1.10	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6	Loan	14	1	Hilton Harrisburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	5	1	Honolulu FBI Office	NAP	NAP	47,200,000	289,246.95	54.0%	1.62	12.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	6, 7, B	2	VTS Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
8.01	Property		1	Baldwin
8.02	Property		1	Wurtland
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	NAP	NAP	75,263,687	522,864.81	51.1%	1.31	11.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	River East Garage
9.02	Property		1	910 18th Street Garage
9.03	Property		1	Bricktown Parking Garage
9.04	Property		1	Mark's Garage
9.05	Property		1	Macy's Parking Garage
9.06	Property		1	7th Street Parking Garage
9.07	Property		1	City Park Garage
10	Loan	16	1	Studio One Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	5, 6, 7, 8, C	1	Washington Square	NAP	NAP	340,000,000	1,602,096.53	51.9%	2.07	12.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	17	1	Greenville Promenade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
13	Loan		1	The Court at Deptford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	5, 7, 18, 19	1	Greene Town Center	NAP	NAP	106,250,000	678,574.99	63.5%	1.53	13.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	5, D	1	Discovery Business Center	NAP	NAP	150,000,000	758,769.10	43.8%	2.69	17.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine
16	Loan		1	Habersham Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	20	1	Highland Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan		1	Alvarado Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan		1	Columbus North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	6, 21	3	Paterson Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20.01	Property		1	257-261 Rosa Parks Boulevard
20.02	Property		1	11-17 Governor Street
20.03	Property		1	324-326 Hamilton Avenue
21	Loan	22	1	Best Western Yellowstone	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan		1	A Storage Place Riverside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan		1	Westside Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	Grandview Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan		1	Pick 'n Save	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	E	1	Witte Oaks Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan		1	Best Western Plus Lexington Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan		1	A Storage Place La Sierra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29.01	Property		1	49 Rochester Ave
29.02	Property		1	686 Jefferson Ave
30	Loan	23, F	1	Westchester Gardens Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate
31	Loan	5	1	Ansonia Commercial Condominium	NAP	NAP	53,400,000	268,903.61	46.4%	1.62	11.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan		1	Black Bear Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan		1	A Storage Place Redlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan	23, G	1	Patricia Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate
35	Loan		1	A Storage Place Yuma	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan	23, H	1	Bronxville Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate
37	Loan	23, I	1	Tudor Arms Coop	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Subordinate
38	Loan		1	A Storage Place Indio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan		1	A Storage Place Barton Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan		1	Calloway Road Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	BioMed Realty, L.P.	BRE-BMR MA Holdco LLC	No	No	Refinance		847,000,000	305,238,760	478,000,000	0
1.01	Property		1	45 - 75 Sidney
1.02	Property		1	40 Landsdowne
1.03	Property		1	35 Landsdowne
1.04	Property		1	65 Landsdowne
1.05	Property		1	88 Sidney
1.06	Property		1	64 Sidney
1.07	Property		1	38 Sidney
1.08	Property		1	26 Landsdowne
2	Loan	5, 11	1	Marriott World Headquarters	7750 Wisconsin Avenue LLC	7750 Wisconsin Avenue Owner LLC	No	No	Refinance		252,000,000	1,737,329	0	0
3	Loan	6, 7, 12	8	Extended Stay Portfolio	Subhash N. Patel and Vijay Patel	Subhash N. Patel and Vijay Patel	No	No	Refinance		44,785,000	0	0	0
3.01	Property		1	M6 Bradenton
3.02	Property		1	M6 Nashua-South
3.03	Property		1	M6 Lakeland
3.04	Property		1	S6 Ocean Springs
3.05	Property		1	M6/S6 Myrtle Beach
3.06	Property		1	M6 Charlotte-Fort Mill
3.07	Property		1	S6 Pascagoula
3.08	Property		1	EL Fairburn
4	Loan	6, 7, 8, A	2	Crossroads Office Park	Enrico Scarda	Enrico Scarda	No	No	Refinance		42,500,000	0	0	0
4.01	Property		1	Crossroads North
4.02	Property		1	Crossroads South
5	Loan	5, 13	1	32 Old Slip - Leased Fee	Leon Melohn	Leon Melohn	No	Yes	Refinance		167,000,000	19,685,488	0	0
6	Loan	14	1	Hilton Harrisburg	Tae W. Park	Tae W. Park	No	No	Refinance		32,300,000	3,349,263	0	0
7	Loan	5	1	Honolulu FBI Office	Eagle River Investors, LLC	Eagle River Investors, LLC	No	No	Refinance		47,200,000	27,032	0	0
8	Loan	6, 7, B	2	VTS Portfolio	Angelo, Gordon & Co., L.P. and TPG, Inc.	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.	No	No	Recapitalization		23,630,000	0	0	0
8.01	Property		1	Baldwin
8.02	Property		1	Wurtland
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III	No	No	Refinance		75,500,000	833,488	0	0
9.01	Property		1	River East Garage
9.02	Property		1	910 18th Street Garage
9.03	Property		1	Bricktown Parking Garage
9.04	Property		1	Mark's Garage
9.05	Property		1	Macy's Parking Garage
9.06	Property		1	7th Street Parking Garage
9.07	Property		1	City Park Garage
10	Loan	16	1	Studio One Apartments	Prime Development	Marcel D.P. Burgler and Thomas G. O'Hare	No	No	Refinance		23,400,000	0	0	0
11	Loan	5, 6, 7, 8, C	1	Washington Square	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.	No	No	Recapitalization		340,000,000	0	0	0
12	Loan	17	1	Greenville Promenade	Mark Hutchinson	Mark Hutchinson	No	Yes	Acquisition		19,991,000	10,027,485	0	0
13	Loan		1	The Court at Deptford	Kenneth N. Goldenberg	Kenneth N. Goldenberg	No	No	Refinance		19,700,000	0	0	0
14	Loan	5, 7, 18, 19	1	Greene Town Center	Morton L. Olshan	Morton L. Olshan	No	No	Refinance		106,250,000	15,190,402	0	0
15	Loan	5, D	1	Discovery Business Center	The Irvine Company LLC	Spectrum Office Properties LLC	No	No	Recapitalization		150,000,000	0	0	0
16	Loan		1	Habersham Village	James J. Morrison, Jr.	James J. Morrison, Jr.	No	No	Acquisition
17	Loan	20	1	Highland Business Park	Edward B. Schwartz and Jonathan B. Berns	Edward B. Schwartz and Jonathan B. Berns	No	No	Refinance
18	Loan		1	Alvarado Center	Kamyar Mateen	Kamyar Mateen	No	No	Refinance
19	Loan		1	Columbus North	Kenneth N. Goldenberg	Kenneth N. Goldenberg	No	Yes	Refinance
20	Loan	6, 21	3	Paterson Portfolio	Menachem Lowenstein	Menachem Lowenstein	No	No	Acquisition
20.01	Property		1	257-261 Rosa Parks Boulevard
20.02	Property		1	11-17 Governor Street
20.03	Property		1	324-326 Hamilton Avenue
21	Loan	22	1	Best Western Yellowstone	Ranjit Johal and Lakhvir Sodhi	Ranjit Johal and Lakhvir Sodhi	No	No	Refinance
22	Loan		1	A Storage Place Riverside	Arthur L. Flaming	Arthur L. Flaming	No	No	Refinance
23	Loan		1	Westside Plaza	Ephraim Hasenfeld	Ephraim Hasenfeld	No	No	Refinance
24	Loan		1	Grandview Shopping Center	Mark Hamermesh and Gary Grabel	Mark Hamermesh and Gary Grabel	No	No	Refinance
25	Loan		1	Pick 'n Save	Anthony M. Fernicola and The Anthony M. Fernicola Revocable Trust	Anthony M. Fernicola and The Anthony M. Fernicola Revocable Trust	No	No	Refinance
26	Loan	E	1	Witte Oaks Apartments	Gary W. Gates, Jr.	Gary W. Gates, Jr.	No	No	Refinance
27	Loan		1	Best Western Plus Lexington Inn	Anjali Patel and Shamir Patel	Anjali Patel and Shamir Patel	No	No	Refinance
28	Loan		1	A Storage Place La Sierra	Arthur Scott Flaming	Arthur Scott Flaming	No	No	Refinance
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	Moses Retek	Moses Retek	No	No	Refinance
29.01	Property		1	49 Rochester Ave
29.02	Property		1	686 Jefferson Ave
30	Loan	23, F	1	Westchester Gardens Coop	NAP	NAP	No	No	Refinance
31	Loan	5	1	Ansonia Commercial Condominium	The Stahl Organization and Sirius LLC	Trust Under Article Seventh of the Will of Stanley Stahl, Jesse Krasnow and Harvey Schussler	No	No	Refinance
32	Loan		1	Black Bear Center	Gary Grabel	Gary Grabel	No	No	Refinance
33	Loan		1	A Storage Place Redlands	Arthur L. Flaming	Arthur L. Flaming and Darryl B. Flaming	No	No	Refinance
34	Loan	23, G	1	Patricia Gardens	NAP	NAP	No	No	Refinance
35	Loan		1	A Storage Place Yuma	Arthur L. Flaming	Arthur L. Flaming	No	No	Refinance
36	Loan	23, H	1	Bronxville Towers	NAP	NAP	No	No	Refinance
37	Loan	23, I	1	Tudor Arms Coop	NAP	NAP	No	No	Refinance
38	Loan		1	A Storage Place Indio	Arthur L. Flaming	Arthur L. Flaming and Kristen R. Harris	No	No	Refinance
39	Loan		1	A Storage Place Barton Road	Arthur Scott Flaming	Arthur Scott Flaming	No	No	Refinance
40	Loan		1	Calloway Road Storage	Rafael Shachory	Rafael Shachory	No	No	Refinance

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	1,630,238,760	1,307,413,701	0	15,155,677	1,869,382	0	305,800,000	1,630,238,760		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	45 - 75 Sidney									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	40 Landsdowne									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	35 Landsdowne									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	65 Landsdowne									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	88 Sidney									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	64 Sidney									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	38 Sidney									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	26 Landsdowne									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5, 11	1	Marriott World Headquarters	253,737,329	252,777,661	0	959,668	0	0	0	253,737,329	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	6, 7, 12	8	Extended Stay Portfolio	44,785,000	36,453,822	0	960,251	1,299,582	6,071,345	0	44,785,000		65.26	45.51	69.7%	65.26	45.51	69.7%	63.68	42.50	66.7%	64.24	39.33
3.01	Property		1	M6 Bradenton									1/21/2036	99.36	71.77	72.2%	99.36	71.77	72.2%	84.33	57.25	67.9%	77.86	44.44
3.02	Property		1	M6 Nashua-South									5/29/2035	85.36	58.44	68.5%	85.36	58.44	68.5%	86.08	57.54	66.8%	95.75	58.27
3.03	Property		1	M6 Lakeland									1/21/2036	61.46	44.76	72.8%	61.46	44.76	72.8%	65.16	41.20	63.2%	70.78	38.19
3.04	Property		1	S6 Ocean Springs									1/24/2044	48.48	34.68	71.5%	48.48	34.68	71.5%	48.51	33.98	70.1%	47.48	32.36
3.05	Property		1	M6/S6 Myrtle Beach									1/20/2036	59.11	36.72	62.1%	59.11	36.72	62.1%	59.07	36.79	62.3%	64.60	30.69
3.06	Property		1	M6 Charlotte-Fort Mill									12/13/2043	57.91	40.13	69.3%	57.91	40.13	69.3%	58.31	38.40	65.9%	57.60	40.19
3.07	Property		1	S6 Pascagoula									1/17/2044	49.56	32.66	65.9%	49.56	32.66	65.9%	49.59	31.66	63.9%	48.11	30.13
3.08	Property		1	EL Fairburn									NAP	50.01	43.95	87.9%	50.01	43.95	87.9%	50.75	45.56	89.8%	49.43	45.37
4	Loan	6, 7, 8, A	2	Crossroads Office Park	42,500,000	37,848,854	0	967,220	2,176,484	1,507,442	0	42,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Crossroads North									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Crossroads South									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 13	1	32 Old Slip - Leased Fee	186,685,488	176,544,017	0	10,141,472	0	0	0	186,685,488	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	14	1	Hilton Harrisburg	35,649,263	27,684,119	0	367,997	7,597,148	0	0	35,649,263	6/30/2042	167.15	116.80	69.9%	167.15	115.13	68.9%	168.18	114.97	68.4%	170.22	114.01
7	Loan	5	1	Honolulu FBI Office	47,227,032	46,039,209	0	729,214	458,609	0	0	47,227,032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	6, 7, B	2	VTS Portfolio	23,630,000	0	23,000,630	629,370	0	0	0	23,630,000		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	Baldwin									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Wurtland									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	76,333,488	72,886,497	0	1,904,174	1,542,817	0	0	76,333,488		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	River East Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	910 18th Street Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Bricktown Parking Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Mark's Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Macy's Parking Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	7th Street Parking Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	City Park Garage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	16	1	Studio One Apartments	23,400,000	10,308,538	0	516,877	289,933	896,052	11,388,599	23,400,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 6, 7, 8, C	1	Washington Square	340,000,000	0	0	1,090,095	2,908,053	336,001,852	0	340,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	17	1	Greenville Promenade	30,018,485	28,571,430	0	746,645	700,411	0	0	30,018,485	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	The Court at Deptford	19,700,000	17,635,212	0	676,905	0	1,387,883	0	19,700,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 7, 18, 19	1	Greene Town Center	121,440,402	112,625,310	0	1,745,200	7,069,893	0	0	121,440,402	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, D	1	Discovery Business Center	150,000,000	0	0	568,147	8,193,115	141,238,738	0	150,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Habersham Village									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20	1	Highland Business Park									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Alvarado Center									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		1	Columbus North									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6, 21	3	Paterson Portfolio										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	257-261 Rosa Parks Boulevard									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	11-17 Governor Street									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	324-326 Hamilton Avenue									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	22	1	Best Western Yellowstone									11/30/2025	272.47	225.13	82.6%	272.47	225.13	82.6%	248.43	209.79	84.4%	239.96	127.25
22	Loan		1	A Storage Place Riverside									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Westside Plaza									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Grandview Shopping Center									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	Pick 'n Save									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	E	1	Witte Oaks Apartments									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Best Western Plus Lexington Inn									2/11/2035	134.54	102.82	76.4%	134.54	102.82	76.4%	127.66	92.80	72.7%	129.64	90.16
28	Loan		1	A Storage Place La Sierra									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	49 Rochester Ave									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	686 Jefferson Ave									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	23, F	1	Westchester Gardens Coop									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	5	1	Ansonia Commercial Condominium									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Black Bear Center									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan		1	A Storage Place Redlands									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	23, G	1	Patricia Gardens									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	A Storage Place Yuma									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	23, H	1	Bronxville Towers									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	23, I	1	Tudor Arms Coop									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	A Storage Place Indio									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan		1	A Storage Place Barton Road									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Calloway Road Storage									NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1	Loan	5, 6, 7, 8, 9, 10	8	BioMed MIT Portfolio	NAP
1.01	Property		1	45 - 75 Sidney	NAP
1.02	Property		1	40 Landsdowne	NAP
1.03	Property		1	35 Landsdowne	NAP
1.04	Property		1	65 Landsdowne	NAP
1.05	Property		1	88 Sidney	NAP
1.06	Property		1	64 Sidney	NAP
1.07	Property		1	38 Sidney	NAP
1.08	Property		1	26 Landsdowne	NAP
2	Loan	5, 11	1	Marriott World Headquarters	NAP
3	Loan	6, 7, 12	8	Extended Stay Portfolio	61.2%
3.01	Property		1	M6 Bradenton	57.1%
3.02	Property		1	M6 Nashua-South	60.8%
3.03	Property		1	M6 Lakeland	54.0%
3.04	Property		1	S6 Ocean Springs	68.1%
3.05	Property		1	M6/S6 Myrtle Beach	47.5%
3.06	Property		1	M6 Charlotte-Fort Mill	69.8%
3.07	Property		1	S6 Pascagoula	62.6%
3.08	Property		1	EL Fairburn	91.8%
4	Loan	6, 7, 8, A	2	Crossroads Office Park	NAP
4.01	Property		1	Crossroads North	NAP
4.02	Property		1	Crossroads South	NAP
5	Loan	5, 13	1	32 Old Slip - Leased Fee	NAP
6	Loan	14	1	Hilton Harrisburg	67.0%
7	Loan	5	1	Honolulu FBI Office	NAP
8	Loan	6, 7, B	2	VTS Portfolio	NAP
8.01	Property		1	Baldwin	NAP
8.02	Property		1	Wurtland	NAP
9	Loan	5, 6, 7, 15	7	MIC Parking Portfolio	NAP
9.01	Property		1	River East Garage	NAP
9.02	Property		1	910 18th Street Garage	NAP
9.03	Property		1	Bricktown Parking Garage	NAP
9.04	Property		1	Mark's Garage	NAP
9.05	Property		1	Macy's Parking Garage	NAP
9.06	Property		1	7th Street Parking Garage	NAP
9.07	Property		1	City Park Garage	NAP
10	Loan	16	1	Studio One Apartments	NAP
11	Loan	5, 6, 7, 8, C	1	Washington Square	NAP
12	Loan	17	1	Greenville Promenade	NAP
13	Loan		1	The Court at Deptford	NAP
14	Loan	5, 7, 18, 19	1	Greene Town Center	NAP
15	Loan	5, D	1	Discovery Business Center	NAP
16	Loan		1	Habersham Village	NAP
17	Loan	20	1	Highland Business Park	NAP
18	Loan		1	Alvarado Center	NAP
19	Loan		1	Columbus North	NAP
20	Loan	6, 21	3	Paterson Portfolio	NAP
20.01	Property		1	257-261 Rosa Parks Boulevard	NAP
20.02	Property		1	11-17 Governor Street	NAP
20.03	Property		1	324-326 Hamilton Avenue	NAP
21	Loan	22	1	Best Western Yellowstone	53.0%
22	Loan		1	A Storage Place Riverside	NAP
23	Loan		1	Westside Plaza	NAP
24	Loan		1	Grandview Shopping Center	NAP
25	Loan		1	Pick 'n Save	NAP
26	Loan	E	1	Witte Oaks Apartments	NAP
27	Loan		1	Best Western Plus Lexington Inn	69.5%
28	Loan		1	A Storage Place La Sierra	NAP
29	Loan	6	2	686 Jefferson Ave & 49 Rochester Ave	NAP
29.01	Property		1	49 Rochester Ave	NAP
29.02	Property		1	686 Jefferson Ave	NAP
30	Loan	23, F	1	Westchester Gardens Coop	NAP	NAP	18,100,000	26.2%	0	8	0	0	NAP
31	Loan	5	1	Ansonia Commercial Condominium	NAP
32	Loan		1	Black Bear Center	NAP
33	Loan		1	A Storage Place Redlands	NAP
34	Loan	23, G	1	Patricia Gardens	NAP	NAP	13,150,000	28.5%	0	18	0	0	NAP
35	Loan		1	A Storage Place Yuma	NAP
36	Loan	23, H	1	Bronxville Towers	NAP	NAP	33,000,000	10.6%	0	0	0	0	NAP
37	Loan	23, I	1	Tudor Arms Coop	NAP	NAP	20,700,000	16.7%	0	4	0	0	NAP
38	Loan		1	A Storage Place Indio	NAP
39	Loan		1	A Storage Place Barton Road	NAP
40	Loan		1	Calloway Road Storage	NAP

A-1-15

MSBAM 2025-C35

Footnotes to Annex A-1

(1)	BANA—Bank of America, N.A.; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; AREF2—Argentic Real Estate Finance 2 LLC; SMC—Starwood Mortgage Capital LLC; CREFI—Citi Real Estate Funding Inc.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related mortgaged properties, which, in each case, are not in occupancy, are in free rent periods or have subleased their space.

(3)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, BioMed MIT Portfolio, Mortgage Loan No. 2, Marriott World Headquarters, Mortgage Loan No. 5, 32 Old Slip - Leased Fee, Mortgage Loan No. 7, Honolulu FBI Office, Mortgage Loan No. 9, MIC Parking Portfolio, Mortgage Loan No. 11, Washington Square, Mortgage Loan No. 14, Greene Town Center, Mortgage Loan No. 15, Discovery Business Center, and Mortgage Loan No. 31, Ansonia Commercial Condominium, each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in this prospectus.

(6)	With respect to Mortgage Loan No. 1, BioMed MIT Portfolio, Mortgage Loan No. 3, Extended Stay Portfolio, Mortgage Loan No. 4, Crossroads Office Park, Mortgage Loan No. 8, VTS Portfolio, Mortgage Loan No. 9, MIC Parking Portfolio, Mortgage Loan No. 11, Washington Square, Mortgage Loan No. 20, Paterson Portfolio, and Mortgage Loan No. 29, 686 Jefferson Ave & 49 Rochester Ave, such Mortgage Loans are secured by multiple mortgaged properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads/Spaces calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 1, BioMed MIT Portfolio, Mortgage Loan No. 3, Extended Stay Portfolio, Mortgage Loan No. 4, Crossroads Office Park, Mortgage Loan No. 8, VTS Portfolio, Mortgage Loan No. 9, MIC Parking Portfolio, Mortgage Loan No. 11, Washington Square, and Mortgage Loan No. 14, Greene Town Center, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 1, BioMed MIT Portfolio, Mortgage Loan No. 4, Crossroads Office Park and Mortgage Loan No. 11, Washington Square, the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 1, BioMed MIT Portfolio, the Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

(10)	With respect to Mortgage Loan No. 1, BioMed MIT Portfolio, the Interest Rate (5.89283%) represents the weighted average interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%. The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

(11)	With respect to Mortgage Loan No. 2, Marriott World Headquarters, once every 12-month period during the term of the loan, the Grace Period - Default (Days) will be two business days.

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(12)	With respect to Mortgage Loan No. 3, Extended Stay Portfolio, the borrowers are required to make monthly deposits into the FF&E reserve equal to 1/12th of the greater of (i)(a) 2.0% of gross revenues (for the trailing-12 month period) through June 6, 2026, (b) 3.0% of gross revenues from June 6, 2026 through June 6, 2028 and (c) 4.0% of gross revenues thereafter, or (ii) the amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E.

(13)	With respect to Mortgage Loan No. 5, 32 Old Slip - Leased Fee, the Appraised Value of $225.0 million represents the value of the leased fee interest. The appraisal also provided an “as is” land value of $131.8 million, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 126.7%.

(14)	With respect to Mortgage Loan No. 6, Hilton Harrisburg, the “as-is” appraised value assumes a total capital expenditure of $6,950,000 and assumes that the capital improvements required by the existing property improvement plan (“PIP”) will be completed in a competent and timely manner. In 2025, the borrower executed a new 17-year franchise agreement with Hilton Franchise Holding LLC that extends through June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a PIP to renovate the mortgaged property to the latest brand standard, with a budgeted cost of $6,990,931 and an expected completion by December 31, 2026. The full amount of the PIP was reserved at loan closing. In addition, the franchisor has waived the mortgaged property’s food and beverage (“F&B”) royalty fee through December 2035. The appraiser made an extraordinary assumption that a buyer would be able to negotiate similar terms, should the hotel be sold, and did not include a F&B royalty fee in their analysis. The appraiser also concluded a “When Complete (space leased)” value for the mortgaged property of $67,900,000 as of January 1, 2027. This value assumes that the PIP is completed by December 31, 2026. The Cut-off Date LTV based on the as “When Complete (space leased)” value is 47.6%.

(15)	With respect to Mortgage Loan No. 9, MIC Parking Portfolio, the mortgaged properties contain 5,189 parking spaces and 82,692 SF of retail space.

(16)	With respect to Mortgage Loan No. 10, Studio One Apartments, the mortgaged property is comprised of 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space). The retail space was 85.8% occupied and the multifamily units were 91.9% occupied as of April 30, 2025. Occupancy information shown above is for 124 multifamily units. Loan Per Unit ($) is representative of 134 units. Underwritten commercial income represents 19.2% of effective gross income.

(17)	With respect to Mortgage Loan No. 12, Greenville Promenade, once every 12-month period during the term of the loan, the Debt Service Payment Grace Period to Impose Late Charge will be five business days.

(18)	With respect to Mortgage Loan No. 14, Greene Town Center, the mortgaged property consists of 200,053 SF (206 units) of multifamily space, 544,922 SF of retail space and 172,782 SF of office space. As of September 25, 2024, the multifamily component was 94.7% occupied and as of September 12, 2024 the retail and office components were 94.3% and 80.8% occupied, respectively.

(19)	With respect to Mortgage Loan No. 14, Greene Town Center, the borrower is required to make monthly deposits into the replacement reserve equal to approximately $71,038 on each payment date occurring in November 2024 through October 2025. Beginning with the monthly payment date in November 2025, the required monthly escrow will be decreased to approximately $21,038.

(20)	With respect to Mortgage Loan No. 17, Highland Business Park, the mortgaged property is comprised of 102,979 SF of office space and 33,336 SF of industrial space.

(21)	With respect to Mortgage Loan No. 20, Paterson Portfolio, the 257-261 Rosa Parks Boulevard property has 19 multifamily units (78.8% of underwritten rent) and 4,500 SF of ground floor retail space (21.2% of underwritten rent). Cut-Off Date Balance Per Unit or SF is based off of the 47 multifamily units within the Paterson Portfolio and excludes the ground floor retail space.

(22)	With respect to Mortgage Loan No. 21, Best Western Yellowstone, commencing in calendar year 2026, the borrower is required to deposit $100,000 into the Seasonality Reserve on each payment date occurring in the months of May through October. At all times, the borrower is required to cause the balance of the Seasonality Reserve to be equal to or greater than $550,000 by October 1 of each calendar year.

(23)	With respect to Mortgage Loan No. 30, Westchester Gardens Coop, Mortgage Loan No. 34, Patricia Gardens, Mortgage Loan No. 36, Bronxville Towers and Mortgage Loan No. 37, Tudor Arms Coop (the “Coop Mortgage Loans”), the borrower is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the columns labeled Sponsor and Non-Recourse Carveout Guarantor in Annex A-1. In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to other Mortgage Loans is not presented with respect to the Coop Mortgage Loans and is, instead, reflected as not applicable (N/A). For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex

A-1-17

A-1 are not presented on Annex A-1 with respect to the Coop Mortgage Loans. In addition, see “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” with respect to the determination of certain fields on Annex A-1, including but not limited to the Appraised Value, Coop-Rental Value, Underwritten NOI and Underwritten NCF.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.	"Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Stated Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

C.	“Yield Maintenance Premium” shall mean, with respect to any Note or Note component, an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which (x) the sum of the present values as of the prepayment date of all unpaid principal and interest payments on such Note or Note component required hereunder (including the balloon payment assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Open Prepayment Date), from the Open Prepayment Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds (y) the outstanding principal balance of such Note or Note component as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of such Note or Note component as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield" shall mean the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the date on which a prepayment subject to Yield Maintenance Premium is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the Open Prepayment Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Periodic Treasury Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to: (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date; multiplied by (ii) a fraction whose numerator is the amount prepaid and whose

A-1-18

denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean: (A) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date; divided by (B) twelve (12). Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

E.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) (A) during the continuation of an Event of Default, five percent (5%) of the unpaid principal balance of the Note as of the Prepayment Date or (B) otherwise, one percent (1%) of the unpaid principal balance of the note as of the Prepayment Date. “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semiannually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date (or if such Prepayment Date is the first Business Day of the calendar week, for the week ending two (2) weeks prior to the Prepayment Date), of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

F.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

G.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

H.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of

A-1-19

the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

A-1-20

Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Argentic Real Estate Finance 2 LLC	11	$178,160,568	29.8%	7.1973%	116	1.70x	13.6%	60.7%	59.2%
Morgan Stanley Mortgage Capital Holdings LLC	14	$145,361,366	24.3%	6.0953%	118	2.27x	15.6%	49.9%	48.2%
Citi Real Estate Funding Inc.	7	$128,780,000	21.5%	6.3693%	118	2.09x	13.7%	50.1%	49.8%
Bank of America, National Association	4	$76,078,789	12.7%	6.5638%	118	1.81x	14.4%	57.1%	54.1%
Starwood Mortgage Capital LLC	3	$16,647,496	2.8%	7.2535%	118	1.45x	11.2%	59.0%	58.6%
Bank of America, National Association/Morgan Stanley Mortgage Capital Holdings LLC	1	$52,731,205	8.8%	5.4910%	115	1.76x	12.1%	51.7%	43.5%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1,647,496 - 7,000,000	15	$62,516,916	10.5%	6.2799%	118	3.28x	22.7%	40.3%	38.9%
7,000,001 - 17,000,000	12	$109,266,735	18.3%	6.8536%	116	1.76x	13.2%	58.7%	57.0%
17,000,001 - 27,000,000	6	$130,980,779	21.9%	6.6674%	117	1.56x	11.0%	60.0%	59.4%
27,000,001 - 37,000,000	3	$95,478,789	16.0%	6.5076%	118	1.48x	11.8%	62.3%	59.9%
37,000,001 - 47,000,000	2	$87,285,000	14.6%	7.1250%	118	1.80x	15.1%	57.3%	54.9%
47,000,001 - 59,500,000	2	$112,231,205	18.8%	5.7040%	117	2.28x	14.5%	43.0%	39.2%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: $1,647,496
Maximum: $59,500,000
Average: $14,943,986

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
New York	10	$103,528,033	17.3%	6.2664%	118	1.97x	14.6%	54.5%	52.1%
Massachusetts	8	$59,500,000	10.0%	5.8928%	118	2.75x	16.6%	35.3%	35.3%
Maryland	1	$52,731,205	8.8%	5.4910%	115	1.76x	12.1%	51.7%	43.5%
California	7	$43,100,000	7.2%	6.0598%	118	2.89x	18.0%	41.9%	41.9%
Pennsylvania	2	$41,678,789	7.0%	6.8798%	119	1.66x	15.9%	58.3%	51.9%
Georgia	3	$32,715,057	5.5%	6.8915%	118	1.55x	11.7%	64.1%	64.1%
Hawaii	2	$29,135,242	4.9%	7.2863%	119	1.60x	12.2%	53.8%	53.6%
Texas	3	$28,388,496	4.7%	6.6963%	116	1.54x	11.3%	62.2%	61.9%
New Jersey	4	$27,950,000	4.7%	7.0877%	119	1.35x	10.2%	67.0%	67.0%
Ohio	4	$26,100,834	4.4%	7.0809%	112	1.51x	13.0%	60.7%	54.5%
Michigan	1	$23,400,000	3.9%	6.4570%	119	1.57x	10.5%	62.9%	62.9%
Florida	3	$22,060,000	3.7%	7.3060%	117	1.87x	15.0%	67.3%	67.3%
Oregon	1	$20,833,333	3.5%	5.5770%	116	2.07x	12.1%	51.9%	51.9%
South Carolina	3	$16,236,388	2.7%	7.2504%	118	2.12x	17.8%	64.8%	61.8%
Arizona	3	$14,850,000	2.5%	6.5082%	118	2.27x	15.9%	47.4%	47.4%
Illinois	1	$10,371,244	1.7%	7.7550%	112	1.31x	11.4%	51.1%	47.8%
Mississippi	2	$9,035,000	1.5%	7.2570%	118	2.06x	16.5%	65.2%	65.2%
New Hampshire	1	$8,775,000	1.5%	7.2570%	118	2.06x	16.5%	65.2%	65.2%
Montana	1	$8,000,000	1.3%	6.8130%	119	2.45x	18.3%	48.5%	48.5%
Wisconsin	1	$7,100,000	1.2%	7.4870%	115	1.22x	9.9%	62.8%	62.8%
Kentucky	1	$4,234,943	0.7%	6.6400%	119	1.54x	11.0%	61.7%	61.7%
Colorado	1	$3,663,648	0.6%	7.7550%	112	1.31x	11.4%	51.1%	47.8%
Oklahoma	1	$2,932,557	0.5%	7.7550%	112	1.31x	11.4%	51.1%	47.8%
Indiana	1	$1,439,656	0.2%	7.7550%	112	1.31x	11.4%	51.1%	47.8%
Total/Wtd. Avg.	65	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

A-2-1

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Office
CBD	2	$79,931,205	13.4%	6.0906%	116	1.71x	12.2%	52.5%	47.1%
Suburban	3	$53,500,000	9.0%	6.7806%	118	1.77x	14.5%	47.9%	44.0%
Subtotal:	5	$133,431,205	22.3%	6.3673%	117	1.73x	13.1%	50.7%	45.8%
Retail
Anchored	6	$74,691,000	12.5%	6.8451%	117	1.51x	11.3%	65.6%	65.6%
Super Regional Mall	1	$20,833,333	3.5%	5.5770%	116	2.07x	12.1%	51.9%	51.9%
Unanchored	2	$13,500,000	2.3%	6.9753%	118	1.59x	12.8%	58.9%	56.5%
Single Tenant	1	$7,100,000	1.2%	7.4870%	115	1.22x	9.9%	62.8%	62.8%
Subtotal:	10	$116,124,333	19.4%	6.6720%	117	1.60x	11.5%	62.2%	61.9%
Mixed Use
Lab/Office	8	$59,500,000	10.0%	5.8928%	118	2.75x	16.6%	35.3%	35.3%
Multifamily/Retail	1	$23,400,000	3.9%	6.4570%	119	1.57x	10.5%	62.9%	62.9%
Retail/Multifamily/Office	1	$12,562,500	2.1%	6.6000%	110	1.53x	13.0%	63.5%	57.1%
Office/Industrial	1	$10,454,235	1.7%	7.4600%	114	1.54x	13.4%	60.1%	53.3%
Office/Retail	1	$4,400,000	0.7%	5.9600%	116	1.62x	11.0%	46.4%	46.4%
Subtotal:	12	$110,316,735	18.5%	6.2442%	117	2.20x	14.4%	47.2%	45.8%
Hospitality
Limited Service	6	$42,566,388	7.1%	7.1710%	118	2.16x	17.3%	61.9%	60.8%
Full Service	1	$32,278,789	5.4%	6.8360%	119	1.78x	17.4%	56.0%	48.8%
Extended Stay	4	$16,510,000	2.8%	7.2570%	118	2.06x	16.5%	65.2%	65.2%
Subtotal:	11	$91,355,176	15.3%	7.0682%	118	2.01x	17.2%	60.4%	57.3%
Other
Leased Fee	1	$36,000,000	6.0%	5.6500%	117	1.10x	6.3%	74.2%	74.2%
Parking	7	$23,426,446	3.9%	7.7550%	112	1.31x	11.4%	51.1%	47.8%
Subtotal:	8	$59,426,446	9.9%	6.4798%	115	1.18x	8.3%	65.1%	63.8%
Multifamily
Cooperative	4	$15,428,033	2.6%	5.7682%	118	5.55x	39.5%	21.6%	19.4%
Garden	3	$11,950,000	2.0%	6.8758%	118	1.28x	9.3%	63.8%	63.8%
Low Rise	3	$8,250,000	1.4%	7.3450%	118	1.40x	10.7%	62.0%	62.0%
Subtotal:	10	$35,628,033	6.0%	6.5048%	118	3.16x	22.7%	45.1%	44.2%
Self Storage
Self Storage	7	$27,847,496	4.7%	5.9443%	119	3.37x	20.6%	33.7%	33.4%
Subtotal:	7	$27,847,496	4.7%	5.9443%	119	3.37x	20.6%	33.7%	33.4%
Industrial
Warehouse/Distribution	1	$19,395,057	3.2%	6.6400%	119	1.54x	11.0%	61.7%	61.7%
Manufacturing	1	$4,234,943	0.7%	6.6400%	119	1.54x	11.0%	61.7%	61.7%
Subtotal:	2	$23,630,000	4.0%	6.6400%	119	1.54x	11.0%	61.7%	61.7%
Total/Wtd. Avg.	65	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
5.4910 - 5.9999	16	$226,092,571	37.8%	5.7284%	117	2.44x	15.5%	46.3%	44.3%
6.0000 - 6.9999	13	$209,659,785	35.1%	6.7372%	118	1.62x	13.0%	58.2%	55.7%
7.0000 - 7.7550	11	$162,007,068	27.1%	7.3486%	117	1.64x	13.3%	61.0%	59.6%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 5.4910%
Maximum: 7.7550%
Weighted Average: 6.5213%

A-2-2

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
120	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 120 mos.
Maximum: 120 mos.
Weighted Average: 120 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
110 - 120	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 110 mos.
Maximum: 120 mos.
Weighted Average: 117 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	27	$391,039,333	65.4%	6.4870%	118	1.94x	13.2%	56.1%	56.1%
240	1	$3,485,185	0.6%	5.8900%	118	6.57x	56.9%	9.4%	6.2%
360	8	$167,865,612	28.1%	6.4984%	117	1.67x	13.9%	54.3%	47.7%
420	1	$23,426,446	3.9%	7.7550%	112	1.31x	11.4%	51.1%	47.8%
480	3	$11,942,848	2.0%	5.7326%	119	5.25x	34.4%	25.1%	23.3%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 240 mos.
Maximum: 480 mos.
Weighted Average: 372 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	27	$391,039,333	65.4%	6.4870%	118	1.94x	13.2%	56.1%	56.1%
238 - 360	9	$171,350,797	28.7%	6.4860%	117	1.77x	14.8%	53.4%	46.8%
361 - 479	4	$35,369,293	5.9%	7.0721%	114	2.64x	19.2%	42.3%	39.5%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 238 mos.
Maximum: 479 mos.
Weighted Average: 369 mos.

A-2-3

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.10 - 1.50	9	$126,676,446	21.2%	6.8152%	116	1.26x	9.4%	65.6%	64.7%
1.51 - 1.70	10	$181,037,735	30.3%	6.8302%	118	1.55x	12.1%	58.1%	56.1%
1.71 - 2.20	5	$157,878,327	26.4%	6.3289%	117	1.90x	14.6%	56.5%	52.3%
2.21 - 3.10	10	$108,338,883	18.1%	6.0979%	118	2.66x	17.0%	39.7%	39.1%
3.11 - 6.57	6	$23,828,033	4.0%	5.8129%	119	5.36x	36.2%	21.9%	20.5%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 1.10x
Maximum: 6.57x
Weighted Average: 1.94x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
9.4 - 50.0	17	$172,775,529	28.9%	6.2319%	118	2.74x	18.6%	38.8%	37.3%
50.1 - 60.0	6	$163,719,772	27.4%	6.4327%	116	1.73x	13.2%	52.9%	48.4%
60.1 - 65.0	10	$127,829,122	21.4%	6.7969%	117	1.54x	11.6%	62.7%	61.1%
65.1 - 74.2	7	$133,435,000	22.3%	6.7409%	118	1.52x	11.4%	68.9%	68.7%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 9.4%
Maximum: 74.2%
Weighted Average: 54.5%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
6.2 - 40.0	11	$99,275,529	16.6%	5.8866%	118	3.36x	21.3%	32.5%	32.1%
40.1 - 45.0	5	$113,831,205	19.0%	6.1596%	117	1.81x	13.5%	49.3%	43.6%
45.1 - 55.0	8	$133,842,802	22.4%	6.8911%	117	1.74x	13.9%	53.5%	50.7%
55.1 - 65.0	10	$126,774,888	21.2%	6.7595%	117	1.52x	11.4%	63.1%	61.9%
65.1 - 74.2	6	$124,035,000	20.7%	6.7190%	118	1.54x	11.5%	69.1%	69.1%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 6.2%
Maximum: 74.2%
Weighted Average: 52.4%

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	27	$391,039,333	65.4%	6.4870%	118	1.94x	13.2%	56.1%	56.1%
Amortizing Balloon	10	$142,257,590	23.8%	6.4364%	116	2.11x	16.7%	50.3%	43.9%
Interest Only, Amortizing Balloon	3	$64,462,500	10.8%	6.9172%	117	1.49x	13.1%	54.3%	49.3%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

A-2-4

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
6.3 - 11.0	11	$153,230,000	25.6%	6.5189%	118	1.36x	9.4%	65.9%	65.7%
11.1 - 13.0	8	$175,094,484	29.3%	6.4639%	115	1.64x	12.0%	56.2%	52.8%
13.1 - 17.0	8	$178,489,235	29.9%	6.6151%	118	2.18x	15.6%	48.6%	47.0%
17.1 - 56.9	13	$90,945,705	15.2%	6.4521%	118	3.00x	22.6%	43.7%	40.1%
Total/Wtd. Avg.	40	$597,759,423	100.0%	6.5213%	117	1.94x	14.0%	54.5%	52.4%

Minimum: 6.3%
Maximum: 56.9%
Weighted Average: 14.0%

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS
COLLATERALIZED MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

35 Landsdowne

45 - 75 Sidney

26 Landsdowne

65 Landsdowne

38 Sidney

64 Sidney

40 Landsdowne

88 Sidney

A-3-1

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

BioMed MIT Portfolio
1 45 - 75 Sidney Cambridge, MA
2 40 Landsdowne Cambridge, MA
3 35 Landsdowne Cambridge, MA
4 65 Landsdowne Cambridge, MA
5 88 Sidney Cambridge, MA
6 64 Sidney Cambridge, MA
7 38 Sidney Cambridge, MA
8 26 Landsdowne Cambridge, MA
Somerville
CAMBRIDGE
Inman Square
Central Square
Kendall Square
Lesley University
Harvard University
Harvard Museum of Natural History
Harvard Art Museums
Spaulding Hospital Cambridge
CHA Cambridge Health Alliance
Moderna
Amgen
Biogen
Akamai Technologies
Alnylam Pharmaceuticals
Draper
Epizyme
Novartis Inst. for Biomedical Research
4 Cambridge Center
Google Cambridge
Microsoft New England Research and Dev. Center
Pfizer
MIT List Visual Arts Center
MIT Museum
Tang Center
Great Dome
Rockwell Cage
MIT Plasma Science and Fusion Ctr.
Massachusetts Institute of Technology
Henry G. Steinbrenner '27 Stadium
Briggs Field
Memorial Plaza
Magazine Beach
Charles River
Charles River Esplanade
Harvard Bridge
Storrow Memorial Drive
Back Bay
BOSTON
Boston University
Dept. of Computer Science Bldg.
Agganis Arena
Brookline
Fenway Park
Back Bay Fens
Hynes Convention Center
Prudential Center
111 Huntington Ave
Mass Pike
RED LINE
GREEN LINE
Armory Playground
Sennott Park
Ahern Field
Joan Lorentz Park
Hoyt Field
Dana Park
BOSTON UNIV. BR.

A-3-2

Mortgage Loan No. 1 – BioMed MIT Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
				Location:	Cambridge, MA 02139
Original Balance(1):	$59,500,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$59,500,000			Detailed Property Type:	Lab/Office
% of Initial Pool Balance:	9.95%			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	BioMed Realty, L.P.			Size:	1,314,481 SF
Guarantor(2):	BRE-BMR MA Holdco LLC			Cut-off Date Balance Per SF(1)(6):	$479
Mortgage Rate(3):	5.89283%			Maturity Date Balance Per SF(1)(6):	$479
Note Date:	6/5/2025			Property Manager:	BioMed Realty LLC
Maturity Date:	6/9/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	0 months			UW NOI:	$140,793,230
IO Period:	120 months			UW NCF:	$139,281,577
Seasoning:	2 months			UW NOI Debt Yield:	16.6%
Prepayment Provisions(4):	L(26),D(87),O(7)			UW NCF Debt Yield:	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.6%
Additional Debt Type(1):	Pari Passu/Subordinate Debt			UW NCF DSCR:	2.75x
Additional Debt Balance(1):	$787,500,000/$478,000,000			Most Recent NOI:	$130,971,938 (2/28/2025 TTM)
Future Debt Permitted (Type):	Yes (Future Mezzanine Loan)			2nd Most Recent NOI:	$130,062,720 (12/31/2024)
Reserves(5)				3rd Most Recent NOI:	$123,595,795 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.9% (4/1/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.1% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.0% (12/31/2023)
Rollover Reserve:	$0	Springing	$1,314,481	Appraised Value (as of)(7):	$2,400,000,000 (3/5/2025)
Ground Rent Reserve:	$0	Springing	NAP	Appraised Value Per SF(6):	$1,357
Unfunded Obligations:	$1,869,382	NAP	NAP	Cut-off Date LTV Ratio:	35.3%
Takeda Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	35.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1):	$847,000,000	52.0%	Loan Payoff(8):	$1,307,413,701	80.2%
Subordinate Loan(1):	$478,000,000	29.3%	Ground Lease Prepayment & Extension(9):	$305,800,000	18.8%
Borrower Sponsor Equity:	$305,238,760	18.7%	Closing Costs:	$15,155,677	0.9%
			Upfront Reserves:	$1,869,382	0.1%
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%

(1)	The largest mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of a whole loan (the “BioMed MIT Portfolio Whole Loan”), which is evidenced by 20 senior pari passu promissory notes (the “BioMed MIT Portfolio Senior Notes”) and 15 junior pari passu promissory notes (divided into five B notes, five C notes and five D notes) (the “BioMed MIT Portfolio Junior Notes”) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000. The Underwriting and Financial Information set forth above is based on the BioMed MIT Portfolio Senior Notes. With respect to the BioMed MIT Portfolio Whole Loan, the Cut-off Date Balance Per SF is $1,008, the Maturity Date Balance Per SF is $1,008, the UW NOI Debt Yield is 10.6%, the UW NCF Debt Yield is 10.5%, the UW NOI Debt Yield at Maturity is 10.6%, the UW NCF DSCR is 1.66x, the Cut-off Date LTV Ratio is 55.2% and the Maturity Date LTV Ratio is 55.2%.
(2)	The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(3)	Interest Rate represents the weighted average interest rate of the BioMed MIT Portfolio Senior Notes. The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(4)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the MSBAM 2025-C35 securitization in August 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” section below for further discussion.
(6)	Based on 1,769,239 SF, which is inclusive of 454,758 SF of parking space.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes have a Cut-off Date LTV and Maturity Date LTV of 36.3%, and the BioMed MIT Portfolio Whole Loan have a Cut-off Date LTV and Maturity Date LTV and 56.9%.
(8)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(9)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

The Mortgage Loan. The largest mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is a part of the BioMed MIT Portfolio Whole Loan which is secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 SF and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) the BioMed MIT Portfolio Senior Notes, which are comprised of 20 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million, (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes”). The BioMed MIT Portfolio B Notes, BioMed MIT Portfolio C Notes and BioMed MIT

A-3-3

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Portfolio D Notes together comprise the BioMed MIT Portfolio Junior Notes and the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Junior Notes together comprise the BioMed MIT Portfolio Whole Loan. The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A2-C1 and A2-C2-A) with an aggregate Cut-off Date balance of $59.5 million, which will be contributed to the MSBAM 2025-C35 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan interest accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The BioMed MIT Portfolio Pari Passu-A/B Whole Loan” in the prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

BioMed MIT Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A1-C1-B(2)	$22,250,000	$22,250,000	JPMCB	No
A1-C2(2)	$41,000,000	$41,000,000	JPMCB	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B(2)	$22,500,000	$22,500,000	CREFI	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A3-C1-B(2)	$22,250,000	$22,250,000	Deutsche Bank AG, New York Branch	No
A3-C2(2)	$41,000,000	$41,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A4-C1-B(2)	$22,250,000	$22,250,000	Goldman Sachs Bank USA	No
A4-C2(2)	$41,000,000	$41,000,000	Goldman Sachs Bank USA	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35(1)	No
A5-C1-B(2)	$22,250,000	$22,250,000	SGFC	No
A5-C2(2)	$41,000,000	$41,000,000	SGFC	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000

(1)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.
(2)	Expected to be contributed to one or more future securitization(s).

A-3-4

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The Borrowers and the Borrower Sponsor. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues.

The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million SF concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million SF. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

The Properties. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties totaling 1,314,481 SF and two related parking structures, located in Cambridge, Massachusetts. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 individual tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda Pharmaceuticals (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	NRA (SF)	Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174	582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638	NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423	NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410	1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034	NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371	NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554	NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877	NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481	1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577

(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.
A-3-5

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Major Tenants.

Takeda (495,716 SF, 37.7% of NRA; 37.1% of underwritten base rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired and absorbed by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 SF, 15.3% of NRA; 15.7% of underwritten base rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 SF, 13.6% of NRA; 14.4% of underwritten base rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

The following table presents certain information relating to the major tenants at the BioMed MIT Portfolio properties:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Takeda	Baa1/BBB+/NR	495,716	37.7%	$47,726,248	37.1%	$96.28	Various(3)	Various(3)	N
Agios Pharmaceuticals(4)(5)(6)	NR/NR/NR	201,593	15.3%	$20,232,748	15.7%	$100.36	2/29/2028	2 x 5 yr	N
Blueprint Medicines(7)	NR/NR/NR	178,330	13.6%	$18,508,766	14.4%	$103.79	11/30/2029	2 x 5 yr	N
Brigham & Women's Hospital	Aa3/AA-/NR	122,410	9.3%	$13,777,246	10.7%	$112.55	8/31/2026	2 x 5 yr	N
BioNTech	NR/NR/NR	59,303	4.5%	$7,556,973	5.9%	$127.43	Various(8)	1 x 5 yr	N
Vericel Corporation	NR/NR/NR	57,159	4.3%	$6,561,853	5.1%	$114.80	2/29/2032	1 x 5 yr	N
Beam Therapeutics(9)	NR/NR/NR	38,203	2.9%	$3,664,814	2.9%	$95.93	Various(10)	1 x 5 yr	N
Repertoire Immune Medicine(11)(12)	NR/NR/NR	35,943	2.7%	$3,492,222	2.7%	$97.16	9/30/2028	1 x 5 yr	N
Fulcrum Therapeutics	NR/NR/NR	28,731	2.2%	$2,685,487	2.1%	$93.47	6/30/2028	1 x 5 yr	N
Voyager Therapeutics(13)	NR/NR/NR	26,148	2.0%	$2,669,188	2.1%	$102.08	11/30/2026	2 x 5 yr	N
Major Tenants		1,243,536	94.6%	$126,875,543	98.7%	$102.03
Other Tenants		17,044	1.3%	$1,685,291	1.3%	$98.88
Occupied Subtotal/Wtd. Avg.		1,260,580	95.9%	$128,560,835	100.0%	$101.99
Vacant Space		53,901	4.1%
Total/Wtd. Avg.		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 SF of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 SF of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 SF of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 SF of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 PSF. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 SF of space at the 38 Sidney property and 35,157 SF of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 SF of space at the 88 Sidney property, (ii) 42,564 SF of space at the 64 Sidney property and (iii) 12,995 SF of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 SF of space at the 45 – 75 Sidney property and (ii) 39,114 SF of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is subject to (i) 47,493 SF of space expiring in January 2032 and (ii) 11,810 SF of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 SF of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 PSF. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is subject to (i) 16,518 SF of space expiring in September 2028 and (ii) 21,685 SF of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 SF of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 SF of space.
(13)	Voyager Therapeutics is subleasing 26,148 SF of space to Skylark Bio in suite 500 at a sublease rate of $84.00 PSF. UW Base Rent Per SF represents the prime lease rent.

A-3-6

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

The following table presents certain information relating to the lease rollover schedule at the BioMed MIT Portfolio properties:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling(3)	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	4	171,422	13.0%	13.0%	$19,019,777	14.8%	14.8%	$110.95
2027	0	0	0.0%	13.0%	$0	0.0%	14.8%	$0.00
2028	4	282,785	21.5%	34.6%	$27,995,029	21.8%	36.6%	$99.00
2029	3	206,005	15.7%	50.2%	$21,030,171	16.4%	52.9%	$102.09
2030	1	417,061	31.7%	82.0%	$41,097,191	32.0%	84.9%	$98.54
2031	0	0	0.0%	82.0%	$0	0.0%	84.9%	$0.00
2032	3	183,307	13.9%	95.9%	$19,418,667	15.1%	100.0%	$105.94
2033	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	95.9%	$0	0.0%	100.0%	$0.00
Vacant	0	53,901	4.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd.Avg.	15	1,314,481	100.0%		$128,560,835	100.0%		$101.99

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 PSF. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million SF of research and development space was delivered in Boston with approximately 3.8 million SF of leases signed in the Boston metropolitan area throughout 2024 and 544,000 SF signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 SF.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 PSF. The East Cambridge submarket is comprised of approximately 16.8 million SF and features Boston’s highest asking rents. Approximately 3.8 million SF of leases were signed in the Boston metropolitan statistical area throughout 2024, with 544,000 SF signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 SF.

The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio properties:

Comparable Lab Rentals
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(1)	Various	Various	1,207,359(2)(3)	Various	$103.13(2)(3)
100-700 Technology Square(4)	East Cambridge	1964/2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964/2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964/2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893/2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(4)	East Cambridge	1893/2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(4)	East Cambridge	1893/2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(4)	East Cambridge	2024/NAP	Astellas Pharma	Jul-24	63,000	11	$106.00

Source: Appraisal

(1)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(3)	Represents occupied life sciences SF and rents within the BioMed MIT Portfolio only.
(4)	Denotes a first-generation lease.
A-3-7

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Appraisal. The appraisal concluded to an “As-Portfolio” value for the BioMed MIT Portfolio Properties of $2,400,000,000 as of the appraisals dated March 5, 2025, which includes a 3.0% portfolio premium. The aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties is approximately $2.33 billion.

Environmental Matters. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow of the BioMed MIT Portfolio properties:

Cash Flow Analysis(1)
	2022	2023	2024	2/28/2025 TTM	UW	UW PSF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	$0	$0	$0	$0	$3,676,012	$2.80
Credit Tenant Rent Steps	$0	$0	$0	$0	$3,050,199	$2.32
Vacant Income	$0	$0	$0	$0	$5,884,110	$4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	$32,545,853	$35,355,800	$37,198,115	$37,340,208	$35,472,053	$26.99
Less Vacancy & Credit Loss	$0	$0	$0	$0	($5,884,110)	($4.48)
Parking Income	$12,298,665	$14,549,243	$16,372,784	$15,868,905	$15,868,905	$12.07
Other Income	$0	$0	$8,273	$8,273	$0	$0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	$16,587,593	$17,643,136	$19,021,431	$19,263,100	$19,742,278	$15.02
Insurance	$268,675	$292,707	$410,003	$434,254	$483,503	$0.37
Ground Lease(2)(3)	$10,622,391	$12,015,486	$6,248,644	$4,096,463	$3,528,710	$2.68
Repairs & Maintenance	$6,391,858	$7,550,251	$7,435,051	$7,795,754	$7,795,754	$5.93
Management Fee	$3,556,254	$3,871,438	$3,737,688	$3,701,282	$1,000,000	$0.76
Payroll	$677,854	$690,339	$838,522	$860,001	$860,001	$0.65
General and Administrative	$1,770,155	$1,205,638	$1,308,553	$1,311,718	$1,311,718	$1.00
Other Expenses	$5,620,883	$6,582,859	$7,671,304	$7,436,798	$7,436,798	$5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	$0	$0	$0	$0	$197,172	$0.15
TI/LC	$0	$0	$0	$0	$1,314,481	$1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96

Occupancy (%)	98.3%	99.0%	95.1%	95.9%(4)	96.6%(5)
NOI DSCR(6)	2.29x	2.44x	2.57x	2.59x	2.78x
NCF DSCR(6)	2.29x	2.44x	2.57x	2.59x	2.75x
NOI Debt Yield(6)	13.7%	14.6%	15.4%	15.5%	16.6%
NCF Debt Yield(6)	13.7%	14.6%	15.4%	15.5%	16.4%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases as described under “Prime Lease” herein.
(4)	Represents most recent occupancy as of April 1, 2025.
(5)	Represents Economic Occupancy.
(6)	Based on the Cut-off Date Balance of the BioMed MIT Portfolio Senior Notes and excluding the BioMed MIT Portfolio Junior Notes.

A-3-8

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12 of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12 of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox and Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to mezzanine lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

A-3-9

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	Subordinate-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%

(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of (i) the date that is two years from the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (ii) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (I) the lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

A-3-10

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the prime rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio Property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the Property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for mortgage lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease (and defined below). Pursuant to the estoppels delivered to mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee”, will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

A-3-11

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal. Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Prime Lease. The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

Each Prime Lessor entered into a fee owner recognition agreement with the mortgage lender and each Ground Lessor entered into a sublandlord mortgagee recognition agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the BioMed MIT Portfolio properties, and business income coverage for a period of 24 months together with an extended period of indemnity of up to 12 months. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the

A-3-12

Mixed Use – Lab/Office	Loan #1	Cut-off Date Balance:	$59,500,000
Various	BioMed MIT Portfolio	Cut-off Date LTV:	35.3%
Cambridge, MA 02139		UW NCF DSCR:	2.75x
		UW NOI Debt Yield:	16.6%

borrower will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the then current property insurance premium payable in respect of the property, business interruption/rental loss and liability insurance required under the loan agreement (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance at the time that any terrorism insurance is excluded from any policy). The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement by insurance companies which satisfy the rating requirements set forth in the loan agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-13

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

A-3-14

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Marriott World Headquarters
7750 Wisconsin Avenue
Bethesda, MD 20814
Capital Beltway
495
355
187
Wyngate
Alta Vista
Old Georgetown Rd
METRO
Cedar Ln
Aylawn Park
Greentree Rd
National Institute On Aging
NATIONAL INSTITUTES OF HEALTH
NIH Clinical Center
NIH Library
Walter Reed National Military Medical Center
MEDICAL CENTER
Natcher Conference Center
Bradmoor
Suburban Hospital
National Library of Medicine
Jones Bridge Rd
191
Huntington Pkwy
Woodhaven
Bethesda
Bethesda Square Shopping Center
Columbia Country Club
West Chevy Chase Heights
185
410
Silver Spring
Wilson Ln
188
East-West Hwy
Round House Theatre
Chevy Chase
Connecticut Ave
DOWNTOWN BETHESDA
BETHESDA
Jane E. Lawton Comm. Recreation Center
186
The Shoppes of Bethesda
Whitehall Manor
BETHESDA ROW
Bradley Shopping Center
Shops of Wisconsin
MONTGOMERY COUNTY
Bradley Blvd
190
River Rd
RED LINE METRO
Goldsboro Rd
Little Falls Branch Park
Chevy Chase Club
Kenwood Country Club
614
MARYLAND
DIST. OF COLUMBIA
Brookville Rd
Utah Ave NW
Little Falls Pkwy
Somerset
Hawthorne
Massachusetts Ave
Woodacres Park
Kenwood Station
Westbard Square
Nebraska Ave NW
Friendship Village
GEICO Corporate Office
The Collection at Chevy Chase
Friendship Heights
Brookmont
396
Military Rd NW
The Shops at Wisconsin Place
Friendship Center
FRIENDSHIP HEIGHTS
WASHINGTON D.C.
Fessenden St NW
Sangamore Rd
River Rd NW
Reno Rd NW
Connecticut Ave NW
Linnean Ave NW
Clara Barton Pkwy
Little Fall Branch Park
Tenleytown
Fort Reno Park
Forest Hills
The Shops at Sumner Place
49th St NW
46th St NW
4500 Wisconsin Avenue
TENLEYTOWN-AU
Albemarle St NW
UDC David A. Clark School of Law
Potomac River
Spring Valley Shopping Ctr.
American Univ. Washington College of Law
Univ. of the District of Columbia
VAN NESS-UDC
Dalecarlia Reservoir
Dalecarlia Reservoir Grounds
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Chevy Chase
Silver Spring
College Park
Greenbelt
Bethesda
Takoma Park
Hyattsville
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Rosslyn
Seat Pleasant
Largo
Merrifield
ARLINGTON
Temple Hills
Suitland
Forestville
Annandale
ALEXANDRIA
Hillcrest Heights
Upper Marlboro
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Burke
Franconia
Groveton
Mount Vernon
Clinton

A-3-15

Mortgage Loan No. 2 – Marriott World Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	BANA/MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Bethesda, MD 20814
Original Balance(1):	$53,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$52,731,205			Detailed Property Type:	CBD
% of Initial Pool Balance:	8.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor:	7750 Wisconsin Avenue LLC			Size:	743,448 SF
Guarantor(2):	7750 Wisconsin Avenue Owner LLC			Cut-off Date Balance Per SF(1):	$337
Mortgage Rate:	5.4910%			Maturity Date Balance Per SF(1):	$284
Note Date:	2/27/2025			Property Manager:	Self-Managed
Maturity Date:	3/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$30,235,231
Amortization Term:	360 months			UW NCF:	$30,160,887
IO Period:	0 months			UW NOI Debt Yield(1):	12.1%
Seasoning:	5 months			UW NCF Debt Yield(1):	12.0%
Prepayment Provisions:	L(29),D(84),O(7)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.76x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$28,792,599 (2/28/2025 TTM)
Additional Debt Balance(1):	$197,990,751			2nd Most Recent NOI:	$28,730,817 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$28,362,110 (12/31/2023)
				Most Recent Occupancy:	100.0% (8/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$485,000,000 (1/14/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$652
Replacement Reserve:	$0	Springing	$297,379	Cut-off Date LTV Ratio(1):	51.7%
TI/LC Reserve:	$0	Springing	$2,973,792	Maturity Date LTV Ratio(1):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$252,000,000	99.3%	Loan Payoff:	$252,777,661	99.6%
Borrower Sponsor Equity:	$1,737,329	0.7%	Closing Costs:	$959,668	0.4%
Total Sources:	$253,737,329	100.0%	Total Uses:	$253,737,329	100.0%

(1)	The Marriott World Headquarters Mortgage Loan (as defined below) is part of the Marriott World Headquarters Whole Loan (as defined below), which is evidenced by sixteen pari passu promissory notes with an aggregate principal balance of $252,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott World Headquarters Whole Loan.
(2)	Represents the borrower and there is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The second largest mortgage loan (the “Marriott World Headquarters Mortgage Loan”) is part of a whole loan (the “Marriott World Headquarters Whole Loan”) that is evidenced by sixteen pari passu promissory notes in the aggregate original principal amount of $252,000,000 and secured by a fee simple interest in a 743,448 SF office property located in Bethesda, Maryland (the “Marriott World Headquarters Property”). The Marriott World Headquarters Mortgage Loan was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, N.A. and is evidenced by the non-controlling Note A-3-1 being contributed by Bank of America, N.A. and non-controlling Notes A-6-2, A-8, A-9-1 and A-9-2 being contributed by Morgan Stanley Mortgage Capital Holdings LLC, with an aggregate original principal amount of $53,000,000. The remaining promissory notes comprising the Marriott World Headquarters Whole Loan are summarized in the table below. The Marriott World Headquarters Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement of the BBCMS 2025-C35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-16

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%
Marriott World Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$43,015,200	$42,797,044	BBCMS 2025-C35(1)	Yes
A-2	$20,000,000	$19,898,568	BANK 2025-BNK49	No
A-3-1	$21,015,200	$20,908,619	MSBAM 2025-C35	No
A-3-2	$24,500,000	$24,375,746	BANK 2025-BNK50	No
A-4	$10,000,000	$9,949,284	BANK 2025-BNK49	No
A-5	$5,000,000	$4,974,642	BANK 2025-BNK49	No
A-6-1	$12,250,000	$12,187,873	BANK 2025-BNK50	No
A-6-2	$11,984,800	$11,924,018	MSBAM 2025-C35	No
A-7	$20,000,000	$19,898,568	BANK 2025-BNK49	No
A-8	$10,000,000	$9,949,284	MSBAM 2025-C35	No
A-9-1	$5,000,000	$4,974,642	MSBAM 2025-C35	No
A-9-2	$5,000,000	$4,974,642	MSBAM 2025-C35	No
A-10	$24,234,800	$24,111,891	BBCMS 2025-C35(1)	No
A-11	$20,000,000	$19,898,568	BANK 2025-BNK49	No
A-12-1	$12,250,000	$12,187,873	BANK 2025-BNK50	No
A-12-2	$7,750,000	$7,710,695	BBCMS 2025-C35(1)	No
Whole Loan	$252,000,000	$250,721,956

(1)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.

The Borrower and the Borrower Sponsor. The borrower is 7750 Wisconsin Avenue Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower is directly wholly owned by the borrower sponsor, 7750 Wisconsin Avenue LLC. The borrower sponsor is owned by Boston Properties (50%) and The Bernstein Companies (50%). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.

Boston Properties (NYSE: BXP, S&P/Moody’s: BBB/Baa2) is a fully integrated real estate company, organized as a real estate investment trust, and is a leading developer, owner and manager of workplaces in the United States, with a current portfolio of 181 properties. The portfolio is concentrated in six markets: 16.6 million SF (51 properties) in Boston, Massachusetts, 2.3 million SF (27 properties) in Los Angeles, California, 12.6 million SF (26 properties) in New York, New York, 7.9 million SF (38 properties) in San Francisco, California, 1.5 million SF (two properties) in Seattle, Washington, and 9.2 million SF (34 properties) in Washington, D.C.

The Bernstein Companies, founded in 1933, is one of Washington, D.C.’s oldest real estate development, investment, and management organizations. The Bernstein Companies is focused on strategic acquisitions, ground-up developments, redevelopments and investments, as well as the management of its office, hotel and multi-family properties. The Bernstein Companies have successfully completed over $4.0 billion in real property transactions, $2.2 billion of tax credit transactions and have managed the company’s privately held portfolio totaling over 4.6 million SF. The company currently holds a commercial portfolio of more than 40 properties, including office buildings, multifamily properties, land development parcels and hotels within the Mid-Atlantic and Midwest regions.

Boston Properties has indicated that it may sell its 50% interest in the borrower. Pursuant to the applicable joint venture agreement, The Bernstein Companies will have a right of first offer (“ROFO”) to purchase Boston Properties’ interest in the borrower. In the event The Bernstein Companies does not purchase Boston Properties’ interest in the borrower pursuant to the ROFO, it is expected that Boston Properties would then market its interest in the borrower for sale to third parties. Pursuant to the mortgage loan agreement, the transfer of Boston Properties’ interest will be permitted without the lender’s consent and without the payment of any fee, so long as The Bernstein Companies retains its 50% interest in the borrower and no less than the level of control of the borrower that it had at the time the Marriott World Headquarters Whole Loan was originated, subject to the satisfaction of certain conditions, including customary credit and background searches of the transferee that are reasonably acceptable to the lender and delivery of a new non-consolidation opinion.

The Property. The Marriott World Headquarters Property is a 743,448 SF office property located in Bethesda, Maryland. Situated on a 1.74-acre site, the Marriott World Headquarters Property was constructed in 2022 and has achieved LEED Gold V4 status. The Marriott World Headquarters Property consists of 21-stories of office space and a 5-level, below-grade parking garage with 805 spaces. As of August 1, 2025, the Marriott World Headquarters Property was 100.0% leased to Marriott International Administrative Services Inc through May 31, 2042. The Marriott World Headquarters Property offers flexible and collaborative workspaces, as well as additional on-site amenities, including a childcare center for associates, a fitness center, cafeteria, and accessible parking. Adjacent to the Marriott World Headquarters Property, and not part of the collateral, is a 245-key, full-service Marriott hotel that is owned and was developed by The Bernstein Companies.

The Marriott World Headquarters Property was developed and is currently owned by a joint venture between Boston Properties and The Bernstein Companies. This location serves as the only corporate headquarters for Marriott International, Inc., with approximately 3,000 employees. The building serves as the main site for all top company executives, a hub for worldwide corporate orientations and training, and is the office for corporate functions, including marketing, human resources, test kitchen, technology, design and finance.

Condominium. The Marriott World Headquarters Property is one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Property represents the “Office/Garage Unit” and the adjacent Marriott hotel represents the “Hotel Unit”. The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, owners of the borrower sponsor. The Condo is operated by a Council of Unit Owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members,

A-3-17

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc. the sole tenant at the Marriott World Headquarters Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

Sole Tenant.

Marriott International Administrative Services Inc (743,448 SF, 100.0% of NRA, 100.0% of UW Rent). Marriott International Administrative Services Inc (NASDAQ: MAR) (“Marriott”) operates, franchises, and licenses hotel, residential and timeshare properties worldwide. Marriott operates its properties under the brand names JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element and Moxy. As of the second quarter of 2024, Marriott operated approximately 9,000 properties, with 1.66 million rooms across 30 hotel brands in 141 countries and territories. As of October 4, 2024, Marriott had a market capitalization of approximately $71.7 billion. Marriott reported a net income of $455 million as of the fourth quarter of 2024.

Marriott occupies 735,573 SF of office space and 7,875 SF of storage space at the Marriott World Headquarters Property. Marriott’s lease commenced on April 12, 2021 and extends through May 31, 2042, with one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have a third option to renew its premises in whole or in part for an additional period of five years. Marriott currently pays a rent of $38.99 PSF on its office space (with 1.3% annual escalations) and $25.65 PSF on its storage space (with 1.3% annual escalations) and does not have any termination options. Marriott did not receive a tenant improvement allowance and it is estimated that the tenant invested approximately $200 million ($269 PSF) into the build-out of its space.

The lease is structured as an absolute NNN lease, with Marriott responsible for payment of all operating expenses, which includes all actual operating expenses incurred in connection with the management, operation and ownership of the building (including the parking garage) plus all capital expenditures, real estate taxes and condominium costs incurred by the borrower. Marriott is obligated to contract directly for operating expenses with third-party providers. The only property level expense incurred by the borrower is real estate taxes and Marriott is required to fully reimburse the borrower for the same under the terms of the lease.

The following table presents certain information relating to the tenancy at the Marriott World Headquarters Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Marriott International Administrative Services Inc	Baa2/NR/BBB	743,448	100.0%	$29,260,780	100.0%	$39.36	5/31/2042	Y(3)	N
Occupied Subtotal/Wtd. Avg.		743,448	100.0%	$29,260,780	100.0%	$39.36
Vacant Space		0	0.0%
Total/Wtd. Avg.		743,448	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025 and includes straight-lined rent through the end of the loan term.
(2)	The lease is guaranteed by Marriott’s parent company, Marriott International, Inc.
(3)	Marriott International Administrative Services, Inc. has one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have an option to renew its premises in whole or in part for an additional period of five years.

A-3-18

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Marriott World Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	743,448	100.0%	100.0%	$29,260,780	100.0%	100.0%	$39.36
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	743,448	100.0%		$29,260,780	100.0%		$39.36

(1)	Information is based on the underwritten rent roll dated August 1, 2025 and includes straight-lined rent through the end of the loan term.

The Market. The Marriott World Headquarters Property is situated along Wisconsin Avenue, approximately 7.3 miles north of Washington, D.C. Two major highways, I-495 and I-270, are accessible from Wisconsin Avenue. The Marriott World Headquarters Property is located close to more than 200 restaurants and over 500 retail shops and services within Bethesda, Maryland. The Marriott World Headquarters Property has access to various bus lines and the Metrorail’s Red Line. The upcoming Metrorail Purple Line, which is expected to open at the end of 2026, will also be in close proximity to the Marriott World Headquarters Property. The Marriott World Headquarters Property is located in walking distance to the Bethesda Metro Center at the intersection of Wisconsin Avenue and East-West Highway.

The Marriott World Headquarters Property is located within the Washington – DC USA office market and the Bethesda/Chevy Chase office submarket. The top three industries within the area are Professional, Scientific and Technical Services, Public Administration, and Health Care and Social Assistance (together, 43% of the workforce). As of the third quarter of 2024, the Washington – DC USA office market had existing supply of approximately 523.1 million SF, an average vacancy of 17.4% and an average rent of $39.18 PSF. As of the third quarter of 2024, the Bethesda/Chevy Chase office submarket had existing supply of approximately 14.7 million SF, an average vacancy of 23.8% and an average asking rent of $40.00 PSF.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Marriott World Headquarters Property was 28,420, 158,743 and 467,720, respectively. The estimated 2024 average household income within the same radii was $214,761, $247,162 and $204,891, respectively.

A-3-19

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The following table presents recent leasing data at comparable properties with respect to the Marriott World Headquarters Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Marriott World Headquarters 7750 Wisconsin Avenue Bethesda, MD	2022/NAP	-	Marriott International Administrative Services Inc(1)	Apr-21(1)	21.0(1)	743,448(1)	$39.36(1)	None / 13 mos. /1.3%
Avocet Tower(2) 7373 Wisconsin Ave Bethesda, MD 20814	2022/NAP	0.3 Miles	RLJ Lodging Stewart Investment Partners Inter American Management AGNC Mortgage - Top Floor	Sep-24 Sep-23 May-23 Apr-23	13.1 5.5 11.5 13.0	21,841 2,083 8,527 27,120	$50.00 $50.00 $50.00 $58.50	$155.00 / 20 mos. / 2.5% $120.00 / 6 mos. / 2.5% $142.00 / 18 mos. / 2.5% $140.00 / 25 mos. / 2.5%
The Wilson(2) 7272a Wisconsin Ave Bethesda, MD 20814	2021/NAP	0.4 Miles	Arlington Mgmt Employees Fox5DC Profund Advisors Enviva	Apr-23 Jan-21 Dec-20 Oct-20	9.5 15.0 11.0 11.0	19,746 59,178 54,615 98,944	$48.00 $51.25 $54.00 $48.00	$102.00 / 9 mos. / 2.5% $100.00 / 13 mos. / 2.5% $110.00 / 18 mos. / 2.5% $100.00 / 13 mos. / 2.5%
4747 Bethesda(2) 4747 Bethesda Avenue Bethesda, MD 20814	2019/NAP	0.4 Miles	Rotunda Capital Tiedmann Investment Pebblebrook Hotel	Aug-22 Aug-20 Nov-19	7.6 7.6 12.0	4,730 2,800 16,154	$55.00 $53.50 $55.00	$95.00 / 7 mos. / 2.5% $105.00 / 7 mos. / 2.5% $100.00 / 14 mos. / 2.5%
One Bethesda Center 4800 Hampden Ln Bethesda, MD 20814	1986/NAP	0.4 Miles	Greysteel Capitol Hill Group RCLCO DANAC Realty	Mar-25 Oct-24 Jun-24 Jun-23	5.8 5.5 11.0 11.3	5,475 7,680 5,232 5,200	$37.50 $37.50 $37.75 $37.00	$100.00 / 10 mos. / 2.5% $100.00 / 6 mos. / 2.5% $120.00 / 14 mos. / 2.5% $140.00 / 15 mos. / 2.5%
Francis G. Newlands Building 2 Bethesda Metro Center Bethesda, MD 20814	1999/2004	0.3 Miles	Citrin Cooperman Open Industrial Manager	Nov-24 Mar-24	7.8 5.0	3,298 5,431	$37.00 $33.00	$100.00 / 10 mos. / 2.5% $100.00 / 0 mos. / 2.75%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated August 1, 2025.
(2)	Avocet Tower, The Wilson and 4747 Bethesda serve as the Marriott World Headquarters Property’s direct competition due to the newly built quality of the buildings.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Marriott World Headquarters Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$40.00	10	2.5% per annum
Storage	$25.00	10	2.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $485,000,000 as of January 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Marriott World Headquarters Property.

A-3-20

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott World Headquarters Property:

Cash Flow Analysis
	2022	2023	2024	2/28/2025 TTM	UW(1)	UW PSF
Gross Potential Rental Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$29,260,780	$39.36
Straight-lined IG Rent(2)	$0	$0	$0	$0	$1,938,510	$2.61
Expense Reimbursements	$0	$0	$0	$0	$935,979	$1.26
Net Rentable Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$32,135,268	$43.22
(Vacancy / Credit Loss)	$0	$0	$0	$0	($964,058)	($1.30)
Effective Gross Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,171,210	$41.93

Management Fee(3)	$0	$0	$0	$0	$935,979	$1.26
Total Operating Expenses	$0	$0	$0	$0	$935,979	$1.26

Net Operating Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,235,231	$40.67
Replacement Reserves	$0	$0	$0	$0	$74,345	$0.10
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,160,887	$40.57

Occupancy (%)	100.0%	100.0%	100.0%	100.0%(4)	97.0%(5)
NOI DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NCF DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NOI Debt Yield(6)	6.5%	11.3%	11.5%	11.5%	12.1%
NCF Debt Yield(6)	6.5%	11.3%	11.5%	11.5%	12.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025. The Marriott lease is structured as an absolute NNN lease, with Marriott being responsible for payment of all operating expenses.
(2)	UW Straight-lined IG Rent calculation is based on the average base rents for office and storage space for Marriott through the end of the loan term.
(3)	UW Management Fee is 3% of UW Gross Potential Rental Income and UW Straight-lined IG Rent. The Marriott World Headquarters Property is self-managed by Marriott. There is no actual Management Fee assessed at the property level and the borrower incurs no direct property management expenses.
(4)	Based on the underwritten rent roll as of August 1, 2025.
(5)	Represents 3.0% underwritten vacancy.
(6)	Based on the Cut-off Date Balance of the Marriott World Headquarters Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Management Sweep Period (as defined below) so long as the Marriott Reserve Condition (as defined below) is not satisfied, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $12,391 for replacement reserves, subject to a cap of $297,379.

TI/LC Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

“Marriott Reserve Condition” means, with respect to an applicable reserve fund, the applicable reserve amount is required to be paid by Marriott pursuant to its lease and, with respect to insurance and tax escrows only, the borrower has delivered evidence reasonably satisfactory to the lender that Marriott is paying such amounts.

Lockbox and Cash Management. The Marriott World Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Marriott World Headquarters Property are required to be deposited directly by Marriott to the lockbox account and, so long as a Cash Management Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Management Sweep Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Marriott World Headquarters Whole Loan documents. During a Cash Management Sweep Period, all excess cash is required to be held by the lender as additional security for the Marriott World Headquarters Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Marriott World Headquarters Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Cash Management Sweep Period” will commence upon (i) the occurrence of an event of default under the Marriott World Headquarters Whole Loan documents, (ii) the debt service coverage ratio being less than 1.25x for any calendar quarter; or (iii) the commencement of a Marriott Sweep Period (as defined below).

A-3-21

Office – CBD	Loan #2	Cut-off Date Balance:	$52,731,205
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.7%
Bethesda, MD 20814		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

A Cash Management Sweep Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, the Marriott World Headquarters Whole Loan having a debt service coverage ratio of at least 1.25x for two calendar quarters; or (c) with respect to clause (iii) above, the Marriott Sweep Period ending. In addition, with respect to clause (ii) above, the borrower is permitted to end a Cash Management Sweep Period by depositing cash, a letter of credit and/or an acceptable guaranty (as long as Marriott maintains a senior unsecured credit rating of “Baa3” or better from Moody’s and “BBB-” or better from S&P and Fitch) in an amount which, if applied to the outstanding balance of Marriott World Headquarters Whole Loan, would result in a debt service coverage ratio of at least 1.25x for one calendar quarter.

A “Marriott Sweep Period” will commence upon the earliest to occur of the date that Marriott (i) has exercised any right to terminate its lease, (ii) has gone dark for 6 months or more, (iii) is required to exercise its option to extend the term of its lease but has not done so (or, if no date is specified, 12 months prior to the Marriott lease expiration), (iv) defaults in the payment of rent (after the expiration of any notice and cure periods) and such default continues for more than 60 days past such notice and/or cure periods, or (v) files, or is the subject of, any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.

A Marriott Sweep Period will end when (a) with respect to clauses (i), (ii) or (iii) above, one or more replacement leases are signed in accordance with the terms of the loan documents, (b) as it relates to clause (iv) above, the default has been cured, or (c) as it relates to clause (v) above, Marriott assumes the Marriott lease or the assets of Marriott are no longer subject to the jurisdiction of a bankruptcy court. Funds collected as a result of a Marriott Sweep Period together with (y) the amount of any letter of credit delivered in accordance with the terms of the loan documents, and/or (z) any guaranty delivered (as long as Marriott maintains a senior unsecured credit rating of “BBB-” or better from S&P and Fitch, and “Baa3” or better from Moody’s) will be capped at $75 PSF of the applicable rentable area.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the Marriott World Headquarters Property at the time with respect to the property and rental loss and/or business interruption policies (excluding any terrorism, earthquake or flood component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-22

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

motel
6
ENTER

M6 Bradenton

M6 Nashua-South

S6 Pascagoula

M6 Charlotte-Fort Mill

M6/S6 Myrtle Beach

S6 Ocean Springs

EL Fairburn

welcome

M6 Lakeland

A-3-23

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

ATLANTA
Marietta
Smyrna
Decatur
East Point
Fairburn
Fayetteville
Jonesboro
McDonough
Newnan
NEW HAMPSHIRE
MAINE
MASS.
CONN.
RI
Concord
Manchester
Nashua
Lowell
Lawrence
Cambridge
BOSTON
Worcester
Framingham
Providence
Brockton
Atlantic Ocean
JACKSON
MISSISSIPPI
LOUISIANA
ALABAMA
Hattiesburg
Biloxi
Gulfport
Ocean Springs
Pascagoula
MOBILE
NEW ORLEANS
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG
Lakeland
Bradenton
Sarasota
Gulf of Mexico
Extended Stay Portfolio
1 M6 Bradenton Bradenton, FL
2 M6 Nashua-South Nashua, NH
3 M6 Lakeland Lakeland, FL
4 S6 Ocean Springs Ocean Springs, MS
5 M6/S6 Myrtle Beach Myrtle Beach, SC
6 M6 Charlotte-Fort Mill Fort Mill, SC
7 S6 Pascagoula Pascagoula, MS
8 EL Fairburn Fairburn, GA
CHARLOTTE
Fort Mill
RALEIGH
NORTH CAROLINA
SOUTH CAROLINA
COLUMBIA
GEORGIA
AUGUSTA
CHARLESTON
SAVANNAH
Myrtle Beach
Fayetteville
Atlantic Ocean

A-3-24

Mortgage Loan No. 3 – Extended Stay Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
				Location(4):	Various, Various
Original Balance:	$44,785,000			General Property Type:	Hospitality
Cut-off Date Balance:	$44,785,000			Detailed Property Type(4):	Various
% of Initial Pool Balance:	7.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various/Various
Borrower Sponsors(1):	Subhash N. Patel and Vijay Patel			Size:	889 Rooms
Guarantors:	Subhash N. Patel and Vijay Patel			Cut-off Date Balance per Room:	$50,377
Mortgage Rate:	7.25700%			Maturity Date Balance per Room:	$50,377
Note Date:	6/4/2025			Property Manager:	Natson Hotel Management LLC
Maturity Date:	6/6/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$7,387,560
IO Period:	120 months			UW NCF:	$6,775,313
Seasoning:	2 months			UW NOI Debt Yield:	16.5%
Prepayment Provisions:	L(26),D(90),O(4)			UW NCF Debt Yield:	15.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.5%
Additional Debt Type:	NAP			UW NCF DSCR:	2.06x
Additional Debt Balance:	NAP			Most Recent NOI:	$7,392,253 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$6,591,196 (12/31/2024)
				3rd Most Recent NOI:	$5,433,552 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	69.7% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.7% (12/31/2024)
RE Taxes:	$235,032	$47,006	NAP	3rd Most Recent Occupancy:	61.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(5):	$68,700,000 (Various)
FF&E Reserve:	$641,105	$25,251	NAP	Appraised Value per Room(5):	$77,278
Immediate Repairs:	$235,945	$0	NAP	Cut-off Date LTV Ratio:	65.2%
EIDL Loan Reserve(3):	$187,500	$0	NAP	Maturity Date LTV Ratio:	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$44,785,000	100.0%	Loan Payoff:	$36,453,822	81.4%
			Return of Equity:	$6,071,345	13.6%
			Upfront Reserves:	$1,299,582	2.9%
			Closing Costs:	$960,251	2.1%
Total Sources:	$44,785,000	100.0%	Total Uses:	$44,785,000	100.0%

(1)	See “The Borrowers and the Borrower Sponsors” below for more information.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	The lender escrowed a reserve in the amount of $187,500 for an outstanding Economic Injury Disaster Loan (“EIDL”) associated with the M6 Charlotte-Fort Mill Property (as defined below). As of June 27, 2025, the reserve was disbursed to the borrower as the lender was in receipt of evidence that the EIDL has been repaid.
(4)	See “The Properties” below for more information.
(5)	See “Appraisal” below for more information.

The Mortgage Loan. The third largest mortgage loan (the “Extended Stay Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $44,785,000 and is secured by the borrowers’ fee interest in an 889-room portfolio of four extended-stay hospitality properties and four limited-service hospitality properties located in Georgia, Florida, New Hampshire, South Carolina and Mississippi (the “Extended Stay Portfolio Properties”). The Extended Stay Portfolio Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 7.25700% per annum.

The Borrowers and the Borrower Sponsors. The borrowers for the Extended Stay Portfolio Mortgage Loan are Hare Krishna Fairburn LLC, Shiv Bradenton Hotel, LLC, Hare Krishna Nashua South Hotel, LLC, AIG Pascagoula, LLC, Hare Krishna Fort Mill Hotel LLC, Hare Krishna Lakeland Hotel, LLC, Hare Krishna MB Hotel, LLC and AIG Ocean Springs, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Extended Stay Portfolio Mortgage Loan.

The borrower sponsors are Subhash N. Patel and Vijay Patel. Subhash N. Patel is the chief executive officer of Natson Hotel Group, a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and manages nearly 14,000 rooms with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

The borrower sponsors provided a partial payment guaranty in the amount of $4,478,500 that will burn off at such time the Extended Stay Portfolio Properties achieve a net cash flow debt yield of 16.0% on any date after June 6, 2026.

A-3-25

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

The Properties. The Extended Stay Portfolio Mortgage Loan is secured by eight hospitality properties totaling 889 rooms located in Florida (the “M6 Bradenton Property” and the “M6 Lakeland Property”), New Hampshire (the “M6 Nashua-South Property”), South Carolina (the “M6 Charlotte-Fort Mill Property” and the “M6/S6 Myrtle Beach Property”), Mississippi (the “S6 Pascagoula Property” and the “S6 Ocean Springs Property”) and Georgia (the “EL Fairburn Property”).

The following table presents certain information relating to the Extended Stay Portfolio Properties:

Portfolio Summary
Property Name City, State	Year Built / Renovated	Rooms	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	As-Is Appraised Value	Appraised Value per Room	UW NCF(1)	% of UW NCF	Franchise	Franchise Expiration
M6 Bradenton Bradenton, FL	1988 / 2024	123	$9,100,000	20.3%	$14,000,000	$113,821	$1,905,202	28.1%	Motel 6	1/21/2036
M6 Nashua-South Nashua, NH	1985 / 2024	115	$8,775,000	19.6%	$13,300,000	$115,652	$1,131,630	16.7%	Motel 6	5/29/2035
M6 Lakeland Lakeland, FL	1987 / 2024	125	$5,460,000	12.2%	$8,400,000	$67,200	$793,150	11.7%	Motel 6	1/21/2036
S6 Ocean Springs Ocean Springs, MS	1997 / 2025	121	$5,265,000	11.8%	$8,100,000	$66,942	$732,987	10.8%	Studio 6	1/24/2044
M6/S6 Myrtle Beach Myrtle Beach, SC	1995 / 2025	130	$5,005,000	11.2%	$7,700,000	$59,231	$707,339	10.4%	Motel 6 & Studio 6	1/20/2036
M6 Charlotte-Fort Mill Fort Mill, SC	1999 / 2025	123	$4,940,000	11.0%	$7,600,000	$61,789	$592,230	8.7%	Motel 6	12/13/2043
S6 Pascagoula Pascagoula, MS	2000 / 2025	113	$3,770,000	8.4%	$5,800,000	$51,327	$548,964	8.1%	Studio 6	1/17/2044
EL Fairburn Fairburn, GA	1987 / 2023	39	$2,470,000	5.5%	$3,800,000(2)	$97,436	$363,810	5.4%	NAP(3)	NAP
Total/Wtd. Avg.		889	$44,785,000	100.0%	$68,700,000	$77,278	$6,775,313	100.0%

Source: Appraisals, unless otherwise noted.

(1)	UW NCF is based on the borrower provided operating statements.
(2)	The EL Fairburn Property has a prospective market value upon stabilization of $4.7 million which assumes the property completes $641,000 of budgeted upgrades.
(3)	The EL Fairburn Property is independently owned and operated.

The Extended Stay Portfolio Properties were built between 1985 and 2000. The borrower sponsors acquired the Extended Stay Portfolio Properties between 2018 and 2022 for an aggregate purchase price of approximately $34.3 million ($38,580 per room). Since acquisition, the borrower sponsors have invested approximately $7.8 million in capital improvements across the portfolio, resulting in a total cost basis of approximately $42.1 million in the Extended Stay Portfolio Properties. All eight Extended Stay Portfolio Properties were renovated between 2023 and 2025. The EL Fairburn Property is expected to undergo upgrades budgeted at approximately $641,000 (approximately $16,400 per room) which funds were escrowed at loan closing. The guarantors provided a completion guaranty for the renovations at the EL Fairburn Property.

The Extended Stay Portfolio Properties are either extended stay or limited-service hotels that operate under various hotel franchise flags. Four of the Extended Stay Portfolio Properties operate under a Motel 6 franchise (486 rooms), two of the properties operate under a Studio 6 franchise (234 rooms), one property operates under both Motel 6 and Studio 6 franchises (130 rooms) and one property operates as an Efficiency Lodge (39 rooms), which does not operate under a franchise flag. Typical amenities at the Extended Stay Portfolio Properties include guest laundry area, vending areas and complimentary high-speed internet access in the guestrooms and public spaces.

M6 Bradenton

The M6 Bradenton Property is a 3-story, 123 room limited-service hotel located in Bradenton, Florida. The M6 Bradenton Property was constructed in 1988, renovated in 2024 and offers amenities such as an outdoor pool, fitness center, guest self-laundry and vending machines. The M6 Bradenton Property contains 127 parking spaces, resulting in a parking ratio of 1.03 per room. The borrower sponsors have invested approximately $1.9 million to renovate guestrooms since acquiring the M6 Bradenton Property in 2021. The M6 Bradenton Property operates under the Motel 6 flag, with a franchise agreement that expires in January 2036.

M6 Nashua-South

The M6 Nashua-South Property is a 3-story, 115 room limited-service hotel located in Nashua, New Hampshire. The M6 Nashua-South Property was constructed in 1985, renovated in 2024 and offers amenities such as guest self-laundry and vending machines. The M6 Nashua-South Property contains 114 parking spaces, resulting in a parking ratio of 0.99 per room. The borrower sponsors have invested approximately $1.4 million to renovate guestrooms since acquiring the M6 Nashua-South Property in 2020. The M6 Nashua-South Property operates under the Motel 6 flag, with a franchise agreement that expires in May 2035.

M6 Lakeland

The M6 Lakeland Property is a 2- and 3-story, 125 room limited-service hotel located in Lakeland, Florida. The M6 Lakeland Property was constructed in 1987, renovated in 2024 and offers amenities such as an outdoor pool, guest self-laundry and vending machines. The M6 Lakeland Property contains 122 parking spaces, resulting in a parking ratio of 0.98 per room. The borrower sponsors have invested approximately $1.4 million to renovate guestrooms since acquiring the M6 Lakeland Property in 2021. The M6 Lakeland Property operates under the Motel 6 flag, with a franchise agreement that expires in January 2036.

A-3-26

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

S6 Ocean Springs

The S6 Ocean Springs Property is a 2-story, 121 room extended-stay hotel located in Ocean Springs, Mississippi. The S6 Ocean Springs Property was constructed in 1997, renovated in 2025 and offers amenities such as guest self-laundry and vending machines. The S6 Ocean Springs Property contains 134 parking spaces, resulting in a parking ratio of 1.11 per room. The borrower sponsors have invested approximately $970,000 to renovate guestrooms since acquiring the S6 Ocean Springs Property in 2021. The S6 Ocean Springs Property operates under the Studio 6 flag, with a franchise agreement that expires in January 2044.

M6/S6 Myrtle Beach

The M6/S6 Myrtle Beach Property is a 3-story, 130 room extended-stay hotel located in Myrtle Beach, South Carolina. The M6/S6 Myrtle Beach Property was constructed in 1995, renovated in 2025 and offers amenities such as an outdoor pool, guest self-laundry and vending machines. 32 rooms are currently affiliated with the Motel 6 brand, and 98 rooms are currently affiliated with the Studio 6 brand. The M6/S6 Myrtle Beach Property contains 153 parking spaces, resulting in a parking ratio of 1.18 per room. The borrower sponsors have invested approximately $700,000 to renovate guestrooms since acquiring the M6/S6 Myrtle Beach Property in 2020. The M6/S6 Myrtle Beach Property operates under both Motel 6 and Studio 6 flags, with a franchise agreement that expires in January 2036.

M6 Charlotte-Fort Mill

The M6 Charlotte-Fort Mill Property is a 3-story, 123 room limited-service hotel located in Fort Mill, South Carolina. The M6 Charlotte-Fort Mill Property was constructed in 1999, renovated in 2025 and offers amenities such as guest self-laundry and vending machines. The M6 Charlotte-Fort Mill Property contains 129 parking spaces, resulting in a parking ratio of 1.05 per room. The borrower sponsors have invested approximately $420,000 to renovate guestrooms since acquiring the M6 Charlotte-Fort Mil Property in 2018. The M6 Charlotte-Fort Mill Property operates under the Motel 6 flag, with a franchise agreement that expires in December 2043.

S6 Pascagoula

The S6 Pascagoula Property is a 2-story, 113 room extended-stay hotel located in Pascagoula, Mississippi. The S6 Pascagoula Property was constructed in 2000, renovated in 2025 and offers amenities such as guest self-laundry and vending machines. The S6 Pascagoula Property contains 125 parking spaces, resulting in a parking ratio of 1.11 per room. The borrower sponsors have invested approximately $788,000 to renovate guestrooms since acquiring the S6 Pascagoula Property in 2021. The S6 Pascagoula Property operates under the Studio 6 flag, with a franchise agreement that expires in January 2044.

EL Fairburn

The EL Fairburn Property is a 2- and 3-story, 39 room extended-stay hotel located in Fairburn, Georgia. The EL Fairburn Property was constructed in 1987, renovated in 2023 and offers amenities such as guest self-laundry and vending machines. The EL Fairburn Property contains 52 parking spaces, resulting in a parking ratio of 1.33 per room. The borrower sponsors have invested approximately $244,000 to renovate guestrooms since acquiring the EL Fairburn Property in 2022. The EL Fairburn Property is expected to undergo upgrades budgeted at $641,000 (approximately $16,400 per room), which was deposited into a PIP reserve at loan closing. The budget includes $565,792 in interior upgrades. The EL Fairburn Property does not operate under a franchise agreement.

The Markets. The Extended Stay Portfolio Properties are located in Florida, New Hampshire, South Carolina, Mississippi and Georgia.

M6 Bradenton. The M6 Bradenton Property is located in Bradenton, Florida, approximately 43 miles south of downtown Tampa. Corporate demand drivers in the area include Tropicana Brands Corporation, Manatee County Government and Manatee Healthcare System. The Bradenton area also offers an array of leisure demand generators, including Robinson Preserve, Palma Sola Botanical Park, the Bishop Museum of Science, De Soto National Memorial and Bradenton Motorsports Park.

M6 Nashua-South. The M6 Nashua-South Property is located in Nashua, New Hampshire, approximately 4 miles south of downtown Nashua. The M6 Nashua-South Property benefits from its proximity to Interstate 495, U.S. Route 3, and the Everett Turnpike, which provide connectivity to the Greater Boston area and southern New Hampshire. Corporate demand generators include BAE Systems, Southern New Hampshire Medical Center and Nashua School District, which support a consistent influx of corporate travelers, healthcare professionals, and academic visitors. Leisure demand is driven by regional attractions such as the Merrimack Premium Outlets, Pheasant Lane Mall, and outdoor recreational opportunities along the Nashua River and nearby Mine Falls Park.

M6 Lakeland. The M6 Lakeland Property is located in Lakeland, Florida, approximately 34 miles east of downtown Tampa and approximately 51 miles west of downtown Orlando. Corporate demand drivers include Lakeland Regional Health, GEICO and Amazon. Leisure demand generators in the area include Lakeside Village, the RP Funding Center, the Lakeland Flying Tigers minor league baseball team, and the annual Sun N’ Fun Aerospace Expo. Lakeland Linder International Airport is located approximately 10 miles away.

S6 Ocean Springs. The S6 Ocean Springs Property is located in Ocean Springs, Mississippi, approximately 3 miles east of downtown Ocean Springs. Corporate demand is supported by Biloxi Regional Hospital, Dupont, Northrop Grumman, and the Chevron Refinery. Leisure demand is driven by nearby attractions such as Island View Casino, Gulfport’s 6.7 miles of white sand beaches, and popular annual events hosted in the nearby area. The area also benefits from tourism related to golfing, gambling, water sports, and historic sites, along with support from Keesler Air Force Base. Gulfport-Biloxi International Airport is located approximately 22 miles away.

M6/S6 Myrtle Beach. The M6/S6 Myrtle Beach Property is located in Myrtle Beach, South Carolina, approximately 3 miles west of Myrtle Beach Boardwalk and Promenade. Corporate demand is supported by Wal-Mart, Conway Medical Center, Coastal Carolina University, and McLeod Loris Seacoast Health System. Myrtle Beach draws visitors year-round with attractions such as the Myrtle Beach Boardwalk and Promenade, Broadway at the Beach, various amusement parks, The Market Common, and The Carolina Opry Theater. The Myrtle Beach International Airport is located within two miles.

M6 Charlotte-Fort Mill. The M6 Charlotte-Fort Mill Property is located in Fort Mill, South Carolina, approximately 13 miles south of downtown Charlotte. The M6 Charlotte-Fort Mill Property is located along Foothills Way, near Interstate 77, providing connectivity to the Charlotte Metropolitan Statistical Area and surrounding regions. Commercial demand generators include Wells Fargo, LPL Financial, Atrium Health, Bank of America, and Walmart. Leisure demand includes Paramount Carowinds amusement park, Charlotte Motor Speedway and the Spectrum Center, home to the Charlotte Hornets.

A-3-27

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

S6 Pascagoula. The S6 Pascagoula Property is located in Pascagoula, Mississippi, approximately 3 miles east of downtown Pascagoula. The S6 Pascagoula property is positioned along Denny Avenue with access to U.S. Highway 90 and benefits from strong connectivity to the Gulf Coast region, including nearby Biloxi and Mobile, Alabama. Commercial demand generators include Huntington Ingalls Ship Systems, Chevron Refinery, and Northrop Grumman. Leisure demand drivers include the Gulfport, local casinos in Biloxi and various seasonal events along the Mississippi Gulf Coast.

EL Fairburn. The EL Fairburn Property is located in Fairburn, Georgia, approximately 21 miles southwest of downtown Atlanta. Commercial demand is driven by the industrial sector, including logistics, distribution, warehousing and light manufacturing. Major employers in the area include Exel Logistics, Porex Corporation, Nestle Purina Petcare Co., XPO Logistics, DSC Logistics and Owens Corning. Hartsfield-Jackson Atlanta International Airport is located 10 miles northeast of the EL Fairburn Property. Local points of interest include the Georgia Renaissance Festival and the Old Campbell County Historical Society Museum.

The following table presents certain information relating to the historical performance of the Extended Stay Portfolio Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2023			2024			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
M6 Bradenton	$44.44	57.1%	$685,106	$57.25	67.9%	$1,333,159	$71.77	72.2%	$1,896,096
M6 Nashua-South	$58.27	60.8%	$1,127,979	$57.54	66.8%	$1,120,788	$58.44	68.5%	$1,126,229
M6 Lakeland	$38.19	54.0%	$620,163	$41.20	63.2%	$680,447	$44.76	72.8%	$800,147
S6 Ocean Springs	$32.36	68.1%	$573,802	$33.98	70.1%	$696,544	$34.68	71.5%	$713,031
M6/S6 Myrtle Beach	$30.69	47.5%	$439,579	$36.79	62.3%	$722,507	$36.72	62.1%	$710,281
M6 Charlotte-Fort Mill	$40.19	69.8%	$666,073	$38.40	65.9%	$580,583	$40.13	69.3%	$610,043
S6 Pascagoula	$30.13	62.6%	$405,122	$31.66	63.9%	$523,653	$32.66	65.9%	$560,038
EL Fairburn	$45.37	91.8%	$394,396	$45.56	89.8%	$360,553	$43.95	87.9%	$364,141

(1)	TTM column reflects the trailing 12 months ending April 30, 2025.

The following table presents certain information relating to the competitive set of the Extended Stay Portfolio Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
M6 Bradenton	72.2%	$99.36	$71.77	69.3%	$117.90	$81.75	104.1%	84.3%	87.8%
M6 Nashua-South	68.5%	$85.36	$58.44	51.3%	$103.60	$53.17	133.5%	82.4%	109.9%
M6 Lakeland	72.8%	$61.46	$44.76	57.8%	$89.11	$51.47	126.0%	69.0%	87.0%
S6 Ocean Springs	71.5%	$48.48	$34.68	47.7%	$59.76	$28.53	149.8%	81.1%	121.5%
M6 Myrtle Beach(2)	53.0%	$69.11	$36.60	48.0%	$89.21	$42.83	110.3%	77.5%	85.5%
S6 Myrtle Beach(2)	65.5%	$56.30	$36.87	48.0%	$89.21	$42.83	136.4%	63.1%	86.1%
M6 Charlotte-Fort Mill	69.3%	$57.91	$40.13	56.8%	$67.73	$38.46	122.0%	85.5%	104.4%
S6 Pascagoula	65.9%	$49.56	$32.66	47.7%	$59.76	$28.53	138.0%	82.9%	114.5%
EL Fairburn	87.9%	$50.01	$43.95	58.3%	$62.56	$36.45	150.9%	79.9%	120.6%

(1)	TTM column reflects the trailing 12 months ending April 30, 2025.
(2)	Information obtained from industry reports dated April 2025.

Appraisal. The appraisal concluded to an “as-is” value for the M6 Bradenton Property of $14,000,000 as of April 10, 2025. The appraisal concluded to an “as-is” value for the M6 Nashua-South Property of $13,300,000 as of April 7, 2025. The appraisal concluded to an “as-is” value for the M6 Lakeland Property of $8,400,000 as of April 10, 2025. The appraisal concluded to an “as-is” value for the S6 Ocean Springs Property of $8,100,000 as of April 2, 2025. The appraisal concluded to an “as-is” value for the M6/S6 Myrtle Beach of $7,700,000 as of April 7, 2025. The appraisal concluded to an “as-is” value for the M6 Charlotte-Fort Mill Property of $7,600,000 as of April 3, 2025. The appraisal concluded to an “as-is” value for the S6 Pascagoula Property of $5,800,000 as of April 2, 2025. The appraisal concluded to an “as-is” value for the EL Fairburn Property of $3,800,000 as of April 1, 2025.

Together, the Extended Stay Portfolio Properties have an “as-is” value of $68,700,000.

A-3-28

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

The following table presents detailed information relating to the appraised values of the Extended Stay Portfolio Properties:

Appraisal Information
Property	As-Is Appraised Value	As-Is Date	As-Stabilized Appraised Value	As-Stabilized Date
M6 Bradenton	$14,000,000	4/10/2025	$15,000,000	4/1/2027
M6 Nashua-South	$13,300,000	4/7/2025	$14,200,000	4/1/2027
M6 Lakeland	$8,400,000	4/10/2025	$8,900,000	4/1/2027
S6 Ocean Springs	$8,100,000	4/2/2025	$8,600,000	4/1/2027
M6/S6 Myrtle Beach	$7,700,000	4/7/2025	$8,200,000	4/1/2027
M6 Charlotte-Fort Mill	$7,600,000	4/3/2025	$8,100,000	4/1/2027
S6 Pascagoula	$5,800,000	4/2/2025	$6,200,000	4/1/2027
EL Fairburn	$3,800,000	4/1/2025	$4,700,000	4/1/2027
Total / Wtd. Avg.	$68,700,000		$73,900,000

Environmental Matters. According to the Phase I environmental reports dated April 15, 2025, there was no evidence of any recognized environmental conditions at the Extended Stay Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Extended Stay Portfolio Properties

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW per Room
Occupancy	61.6%	61.2%	66.7%	69.7%	69.7%
ADR	$67.05	$64.24	$63.68	$65.26	$65.26
RevPAR	$41.29	$39.33	$42.50	$45.51	$45.51

Room Revenue	$13,396,960	$12,761,259	$13,827,593	$14,765,816	$14,765,816	$16,609
Other Departmental Income	$160,361	$272,055	$496,487	$540,362	$540,362	$608
Total Revenue	$13,557,322	$13,033,314	$14,324,080	$15,306,179	$15,306,179	$17,217

Room Expense	$2,229,387	$2,121,449	$2,105,556	$2,096,919	$2,096,919	$2,359
Management Fee	$406,720	$391,000	$429,723	$459,185	$459,185	$517
Real Estate Taxes	$568,195	$577,785	$628,427	$623,550	$666,317	$750
Insurance	$366,352	$383,482	$427,925	$423,452	$371,331	$418
Other Expenses(1)	$4,121,140	$4,126,047	$4,141,253	$4,310,819	$4,324,865	$4,865
Total Expenses	$7,691,795	$7,599,762	$7,732,884	$7,913,925	$7,918,618	$8,907

Net Operating Income(2)	$5,865,527	$5,433,552	$6,591,196	$7,392,253	$7,387,560	$8,310
FF&E	$542,293	$521,333	$572,963	$612,247	$612,247	$689
Net Cash Flow	$5,323,234	$4,912,220	$6,018,233	$6,780,006	$6,775,313	$7,621

NOI DSCR	1.78x	1.65x	2.00x	2.24x	2.24x
NCF DSCR	1.62x	1.49x	1.83x	2.06x	2.06x
NOI Debt Yield	13.1%	12.1%	14.7%	16.5%	16.5%
NCF Debt Yield	11.9%	11.0%	13.4%	15.1%	15.1%

(1)	Other Expenses include General and Administrative, Utilities, Franchise Fees, Advertising, Information and Telecommunications. Repairs and Maintenance and various departmental expenses.
(2)	The increase in 2024 Net Operating Income from 2023 Net Operating Income is primarily due to renovations at the Extended Stay Portfolio Properties.

Escrows and Reserves.

At origination, the borrowers deposited approximately (i) $235,032 for real estate taxes, (ii) $641,105 for a renovation reserve, (iii) $235,945 for immediate repairs and (iv) $187,500 for an EIDL Loan Reserve for the M6 Charlotte-Fort Mill Property. As of June 27, 2025, the EIDL Loan Reserve was disbursed to the borrower as the lender was in receipt of evidence that the EIDL has been repaid.

A-3-29

Hospitality - Various	Loan #3	Cut-off Date Balance:	$44,785,000
Various	Extended Stay Portfolio	Cut-off Date LTV:	65.2%
Various, Various		UW NCF DSCR:	2.06x
		UW NOI Debt Yield:	16.5%

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $47,006 per month).

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and Extended Stay Portfolio Properties are insured under a blanket policy.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of the greater of (i) (a) 2.0% of gross revenues during the prior consecutive 12 month period until and including June 6, 2026, (b) 3.0% of gross revenues during the prior consecutive 12 month period from June 6, 2026 through June 6, 2028 and (c) 4.0% of gross revenues during the prior consecutive 12 month period at all times thereafter, or (ii) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E.

Lockbox and Cash Management. The Extended Stay Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues and taxes to be transmitted directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues and taxes received in connection with the Extended Stay Portfolio Properties to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Extended Stay Portfolio Mortgage Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.25x;
(iv)	if, as of the last day of any calendar quarter beginning on June 6, 2032 the net operating income debt yield (“NOI Debt Yield”) is less than 16.5%;
(v)	the loss, termination or cancellation of a franchise agreement or 12 months prior to the expiration of a franchise agreement;
(vi)	a property improvement plan (“PIP”) is required by a franchise agreement and the borrowers fail to timely deposit 115% of the estimated cost of the related PIP;

A Cash Management Period will end upon the occurrence of the following:

(a)	the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Extended Stay Portfolio Mortgage Loan and all other obligations under the Extended Stay Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred; and
(b)	with respect to the matter described in clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, clause (iii) above, the lender has determined that the Extended Stay Portfolio Properties have achieved a NCF DSCR of at least 1.30x as of the last day of any calendar quarter for two consecutive calendar quarters, clause (iv) above, the lender has determined that the Extended Stay Portfolio Properties have achieved a NOI Debt Yield of at least 16.5% as of the last day of any calendar quarter for two consecutive calendar quarters, clause (v) above, the related borrower delivers a replacement franchise agreement, along with other required documentation, with an expiration date that is at least five years beyond the stated maturity date and clause (vi) above, the related borrower deposits 115% of the estimated cost of the PIP or has provided evidence that all required renovations have been completed.

Partial Release. A borrower may release an individual mortgaged property at any time after the date that is two years after the closing date of this securitization, subject to satisfaction of the conditions set forth in the Extended Stay Portfolio Mortgage Loan documents, including, among other conditions, that (i) the debt yield after giving effect to the release is at least the greater of the debt yield immediately prior to the release and 14.8% and (ii) defeasing an amount of principal equal to (a) the greater of (x) 100% of the net sale proceeds and (y) 120% of the amount allocated to the mortgaged property to be released under the Extended Stay Portfolio Mortgage Loan (the “Extended Stay Portfolio Allocated Loan Amount”) if in connection with a third-party sale or (b) 120% of the Extended Stay Portfolio Allocated Loan Amount if in connection with a refinancing.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Extended Stay Portfolio Properties, as well as 18 months of business interruption insurance, together with an extended period of indemnity of up to twelve months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-30

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

A-3-31

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

Crossroads Office Park
1 Crossroads North Hauppauge, NY
2 Crossroads South Islandia, NY
Nissequogue
Stony Brook
St. James
Centereach
Lake Grove
Village of the Branch
Nesconset
Smithtown
Caleb Smith State Park
Lake Ronkonkoma
Holbrook
Hauppauge
Islandia
Ronkonkoma
Long Island MacArthur Airport
Brentwood
Central Islip
Bohemia
North Great River
Connetquot River State Park
North Bay Shore
Suffolk County
Islip
Islip Terrace
Sayville
West Sayville
Oakdale
Bay Shore
Brightwaters
East Islip
Great River
Great South Bay
Long Island Expwy
Sunrise Hwy
Southern State Pkwy
Veterans Memorial Hwy
Long Island Motor Pkwy
N.Y. City 44 miles
Atlantic Ocean
Long Island Sound

A-3-32

Mortgage Loan No. 4 – Crossroads Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location:	Various, NY Various
Original Balance:	$42,500,000			General Property Type:	Office
Cut-off Date Balance:	$42,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Enrico Scarda			Size:	389,698 SF
Guarantor:	Enrico Scarda			Cut-off Date Balance Per SF:	$109
Mortgage Rate:	6.9860%			Maturity Date Balance Per SF:	$98
Note Date:	6/6/2025			Property Manager:	Crest Property Management, LLC
Maturity Date:	7/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$5,805,510
IO Period:	18 months			UW NCF:	$5,173,555
Seasoning:	1 month			UW NOI Debt Yield:	13.7%
Prepayment Provisions:	L(25),DorYM1(88),O(7)			UW NCF Debt Yield:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	15.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,681,509 (3/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,561,902 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,431,013 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.6% (3/31/2025)
RE Taxes:	$461,802	$153,934	NAP	2nd Most Recent Occupancy:	88.5% (12/31/2024)
Insurance:	$187,720	$23,465	NAP	3rd Most Recent Occupancy:	85.5% (12/31/2023)
Replacement Reserves:	$0	$9,743	NAP	Appraised Value (as of):	$86,800,000 (1/24/2025)
Deferred Maintenance:	$16,100	$0	NAP	Appraised Value Per SF:	$223
TI/LC Reserves:	$1,350,000	Springing	$1,350,000	Cut-off Date LTV Ratio:	49.0%
Rent Concession Reserve:	$160,862	$0	NAP	Maturity Date LTV Ratio:	44.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$42,500,000	100.0%	Loan Payoff:	$37,848,854	89.1%
			Upfront Reserves:	$2,176,484	5.1%
			Return of Equity:	$1,507,442	3.5%
			Closing Costs:	$967,220	2.3%
Total Sources:	$42,500,000	100.0%	Total Uses:	$42,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The fourth largest mortgage loan (the “Crossroads Office Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,500,000 and secured by a first priority fee mortgage encumbering two suburban office properties in Hauppauge and Islandia, New York totaling 389,698 SF (the “Crossroads Office Park Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Crossroads Office Park Mortgage Loan are Crest Crossroads North LLC and Crest Crossroads South LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrowers are wholly owned by Crest Hauppauge LLC, which is managed by the borrower sponsor and non-recourse carveout guarantor of the Crossroads Office Park Mortgage Loan, Enrico Scarda. Crest Hauppauge LLC is 90% owned by Rise Above III LLC which in turn is wholly owned by the Scarda Family Trust, an irrevocable trust for which Daniele Scarda, the brother of Enrico Scarda, acts as trustee. The remaining 10% of Crest Hauppauge LLC is owned by Scarda RE Holdings LLC, which is wholly owned by The Daniele Scarda Trust for which Enrico Scarda acts as the trustee.

In 2000, Enrico Scarda founded The Crest Group, a real estate investment, management and development firm across various asset types including residential, office, retail, hospitality and industrial properties. The Crest Group started in the residential housing market and has since grown into a multidivisional organization with three divisions: a fully integrated management/development division, a hospitality division and a boutique private equity division. Mr. Scarda is the president of The Crest Group. Specializing in deals ranging from $5 million to $20 million, Mr. Scarda and his team of over 300 managers and employees have accumulated a portfolio of over $500 million of assets under management.

The Properties. The Crossroads Office Park Properties are two office parks along Veterans Memorial Highway in Suffolk County that have a total of 13 buildings and 389,698 SF. One property is located in Hauppauge, New York (the “Crossroads North Property”) and the other property is located in Islandia, New York (the “Crossroads South Property”). The borrower sponsor originally acquired the Crossroad Office Park Properties in 2013 for an original cost of $38,500,000. As of March 31, 2025, the Crossroads Office Park Properties had a total occupancy of 87.6%.

A-3-33

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

Crossroads North Property

The Crossroads North Property is located at 1363-1393 Veterans Memorial Highway in Hauppauge, New York. The Crossroads North Property consists of four suburban office buildings built in 1986 totaling 211,883 SF and is situated on 16.5 acres. The Crossroads North Property includes 691 parking spaces (3.3 spaces per 1,000 SF). Three of the four buildings range in size from 25,061 to 25,210 SF and are all single-story buildings. The fourth and largest building is comprised of 136,518 SF. As of March 31, 2025, the Crossroads North Property was 81.2% leased to 42 tenants. The top five tenants at the Crossroads North Property make up approximately 37.6% of underwritten rent, with no other tenant paying more than 4.0% of underwritten rent at the Crossroads North Property. The top five tenants at the Crossroads North Property have a weighted average total lease term of approximately 13.6 years, with a weighted average remaining lease term of approximately 10.1 years. 18 tenants comprising 38.3% of NRA have occupied the Crossroads North Property for over 5 years. Additionally, since 2021, tenants comprising approximately 55.0% of NRA have either renewed or signed a new lease, and since 2023, tenants comprising approximately 37.3% of NRA have either renewed or signed a new lease. The Crossroads North Property benefits from a granular rent roll, with no tenant besides the largest two tenants, Hauppauge Public Library and Massachusetts Mutual Life Insurance Co. (9.1% and 6.1% of NRA at the Crossroads North Property, respectively), occupying more than 4.8% of NRA.

Crossroads South Property

The Crossroads South Property is located at 1707-1797 Veterans Memorial Highway in Islandia, New York. The Crossroads South Property consists of nine suburban office buildings totaling 177,815 SF and is situated on 14.3 acres. The Crossroads South Property was built in 1985 and most recently renovated in 2010. Additionally, the Crossroads South Property includes 415 parking spaces (2.3 spaces per 1,000 SF). The individual buildings that make up the Crossroads South Property range from 5,430 SF to 36,879 SF and include between one and six stories. As of March 31, 2025, the Crossroads South Property was 95.4% leased to 50 tenants. The top five tenants at the Crossroads South Property make up approximately 45.1% of underwritten rent, with no other tenant paying more than 3.3% of underwritten rent at the Crossroads South Property. The top five tenants at the Crossroads South Property have a weighted average total lease term of approximately 17.0 years, with a weighted average remaining lease term of approximately 6.6 years. 23 tenants comprising 58.0% of NRA have occupied the Crossroads South Property for over 5 years. Additionally, since 2021, tenants comprising approximately 73.0% of NRA have either renewed or signed a new lease, and since 2024, tenants comprising approximately 40.7% of NRA have either renewed or signed a new lease. The Crossroads South Property has a granular rent roll, with no tenant besides the five largest tenants occupying more than 2.0% of NRA.

The following table presents certain information relating to the Crossroads Office Park Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Property SF(1)	Occ. %(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NOI	% of Portfolio UW NOI
Crossroads North	Hauppauge, NY	1986 / NAP	211,883	81.2%	$23,600,000	55.5%	$48,200,000	55.5%	$3,108,401	53.5%
Crossroads South	Islandia, NY	1985 / 2010	177,815	95.4%	$18,900,000	44.5%	$38,600,000	44.5%	$2,697,109	46.5%
Total/Wtd. Avg.			389,698	87.6%	$42,500,000	100.0%	$86,800,000	100.0%	$5,805,510	100.0%

Source: Appraisals, unless otherwise noted.

(1)	Information is based on the underwritten rent roll dated March 31, 2025.

Major Tenants.

Rubin & Rothman (21,615 SF, 5.5% of portfolio NRA, 5.1% of portfolio underwritten rent). Rubin & Rothman has over 50 years of experience specializing in assisting individuals facing financial challenges. Rubin & Rothman represents creditors and prioritizes reaching resolutions that benefit both parties, working with clients to navigate the journey of financial recovery. Rubin & Rothman has been a tenant at the Crossroads South Property since June 1992, has a lease expiration date of July 31, 2026, and has no termination options or renewal options remaining.

Hauppauge Public Library (19,230 SF, 4.9% of portfolio NRA, 6.2% of portfolio underwritten rent). Hauppauge Public Library was established in 2000 as a special district library for the residents of the Islip Town portion of the Hauppauge School District. The Hauppauge Public Library provides its community residents with educational, informational, and entertainment resources through popular materials and high interest services on a wide range of topics. All residents of the Islip Town portion of the Hauppauge School District are eligible to receive a Hauppauge Public Library card. Hauppauge Public Library has been a tenant at the Crossroads North Property since May 2018, has a lease expiration date of November 30, 2048, and no renewal or termination options.

ECLI – Victims Information Bureau of Suffolk, Inc. (18,886 SF, 4.8% of portfolio NRA, 4.7% of portfolio underwritten rent). ECLI – Victims Information Bureau of Suffolk, Inc. is a domestic abuse treatment center that serves victims of domestic violence, child abuse, sexual assault, and human trafficking. The center provides a variety of services that are critical to the wellbeing of survivors, including a 24-hour Hopeline, counseling programs, advocacy and legal assistance, Sexual Assault Forensic Examiner (SAFE) program, a housing program, and a fully stocked community food pantry. ECLI – Victims Information Bureau of Suffolk, Inc. has been a tenant at the Crossroads South Property since June 2024, has a lease expiration date of September 30, 2034, and has no renewal or termination options.

A-3-34

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

The following table presents a summary regarding the major tenants at the Crossroads Office Park Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Rubin & Rothman	Crossroads South	NR/NR/NR	21,615	5.5%	$445,269	5.1%	$20.60	7/31/2026	None	N
Hauppauge Public Library	Crossroads North	NR/NR/NR	19,230	4.9%	$546,132	6.2%	$28.40	11/30/2048	None	N
ECLI - Victims Information Bureau of Suffolk, Inc.	Crossroads South	NR/NR/NR	18,886	4.8%	$408,504	4.7%	$21.63	9/30/2034	None	N
Nassau/Suffolk Law Services Committee, Inc.	Crossroads South	NR/NR/NR	15,337	3.9%	$357,352	4.1%	$23.30	6/30/2033	2 x 5 yr	Y(2)
Applied Behavior Health Management LLC	Crossroads South	NR/NR/NR	14,951	3.8%	$321,447	3.7%	$21.50	3/31/2035	None	N
Massachusetts Mutual Life Insurance Co.	Crossroads North	NR/NR/NR	12,840	3.3%	$383,017	4.4%	$29.83	12/31/2025	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			102,859	26.4%	$2,461,721	28.0%	$23.93
Other Tenants			238,678	61.2%	$6,319,877	72.0%	$26.48
Occupied Subtotal/Wtd. Avg.			341,537	87.6%	$8,781,598	100.0%	$25.71
Vacant Space(3)			48,161	12.4%
Total/Wtd. Avg.			389,698	100.00%

(1)	Information is based on the underwritten rent roll dated March 31, 2025.
(2)	Nassau/Suffolk Law Services Committee, Inc. has the option to terminate its lease with respect to (i) the entire premises of 15,337 SF, (ii) 1,934 SF of its premises (the “Expansion Space”), (iii) 1,053 SF of its premises (the “Additional Space”) or (iv) the Expansion Space and the Additional Space, effective as of June 30, 2030 provided that (i) there is no event of default and (ii) the tenant provides written notice of its intent to exercise the option by at least June 30, 2029. Upon exercising this termination option, the tenant is required to pay the landlord a termination fee equal to the broker’s commission attributable to the final three years of the lease term to the extent the same has not been waived by the broker, plus the unamortized costs of the landlord’s work, with interest on the same at 6.00% per annum from July 1, 2023, through June 30, 2030. If the tenant exercises the option only pertaining to the Expansion Space or the Additional Space or the combination of the two, the termination fee will be prorated and adjusted accordingly. Additionally, regarding the Additional Space only, the tenant has the right to surrender the Additional Space to the landlord, effective as of June 30, 2026, provided (i) no event of default exists under the lease and (ii) the tenant provides the landlord with written notice on or before March 31, 2026.
(3)	Vacant Space includes a total of 16,228 SF that was occupied at the Crossroads Office Park Properties as of March 31, 2025, but were underwritten as vacant due to operating under month-to-month leases, expired leases, or leases that were set to expire before June 2025.

The following table presents certain information relating to the lease rollover at the Crossroads Office Park Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	2	16,808	4.3%	4.3%	$468,131	5.3%	5.3%	$27.85
2026	21	65,489	16.8%	21.1%	$1,587,588	18.1%	23.4%	$24.24
2027	16	48,451	12.4%	33.6%	$1,293,475	14.7%	38.1%	$26.70
2028	16	32,834	8.4%	42.0%	$770,562	8.8%	46.9%	$23.47
2029	14	35,658	9.2%	51.1%	$973,930	11.1%	58.0%	$27.31
2030	8	26,398	6.8%	57.9%	$661,977	7.5%	65.5%	$25.08
2031	6	20,065	5.1%	63.0%	$500,335	5.7%	71.2%	$24.94
2032	1	2,946	0.8%	63.8%	$84,963	1.0%	72.2%	$28.84
2033	4	34,043	8.7%	72.5%	$1,040,327	11.8%	84.1%	$30.56
2034	1	18,886	4.8%	77.4%	$408,504	4.7%	88.7%	$21.63
2035	2	20,729	5.3%	82.7%	$445,674	5.1%	93.8%	$21.50
2036 & Beyond	1	19,230	4.9%	87.6%	$546,132	6.2%	100.0%	$28.40
Vacant	0	48,161(4)	12.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	92	389,698	100.0%		$8,781,598	100.0%		$25.71

(1)	Information obtained from the underwritten rent roll dated March 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
(4)	Vacant space includes a total of 16,228 SF that was occupied at the Crossroads Office Park Properties as of March 31, 2025 but were underwritten as vacant due to operating under month-to-month leases, expired leases, or leases that were set to expire before June 2025.

A-3-35

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

The Market. According to the appraisal, the Crossroads Office Park Properties are each located within the broader Suffolk office market within the Central Suffolk submarket. The Crossroads Office Park Properties have frontage along Veterans Memorial Highway, also known as New York State Route 454, which connects directly to the Long Island Expressway (I-495), providing easy access to New York City and neighboring Nassau and Suffolk County towns. Along with the access to major thoroughfares, residents of Hauppauge and Islandia have excellent transportation options being close to the Long Island Railroad and the Long Island MacArthur Airport. The nearest Long Island Railroad station is located approximately 2 miles south of the Crossroads Office Park Properties in Central Islip, connecting commuters to Manhattan’s Penn Station in under 90 minutes. The Long Island MacArthur Airport offers regular direct flights to major cities like Boston, Orlando, and Baltimore. Major retailers in the area include Walmart, ALDI, The Home Depot, and Target. According to the appraisal, the 2024 average population within a one-, three-, and five-mile radius of the Crossroads North Property was 11,174, 114,273, and 263,370, respectively. According to the appraisal, the 2024 average household income within the same radii of the Crossroads North Property was $142,241, $152,940, and $168,533, respectively. For the Crossroads South Property, the appraisal states that the 2024 average population within a one, three-, and five-mile radius was 8,895, 94,377, and 253,038, respectively. According to the appraisal, the 2024 average household income within the same radii of the Crossroads South Property was $139,131, $156,312, and $162,150, respectively.

According to the appraisal, as of the fourth quarter of 2024, the Central Suffolk office submarket had a total office inventory of 11.0 million SF, a vacancy rate of 7.8%, and average asking rents of $25.14 PSF. According to the appraisal, as of the fourth quarter of 2024, the Suffolk office market had a total office inventory of 43.5 million SF, a vacancy rate of 7.1% and average asking rent of $26.77 PSF.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Crossroad Office Park Properties:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Crossroads Office Park (Subject Properties) Hauppauge and Islandia, NY	389,698(1)	Various / Various	Rubin & Rothman Massachusetts Mutual Life Insurance Co.	21,615(1) 12,840(1)	Jun. 1992(1) Dec. 2020(1)	34.1(1) 5.0(1)	$20.60(1) $29.83(1)
285-286 Sills Road East Patchogue, NY	93,999	1970 / NAP	Unified Women’s	1,420	Oct. 2022	2.9	$28.00
251 East Oakland Port Jefferson, NY	13,455	1990 / 2018	North Shore Community	3,678	Jun. 2021	6.3	$31.98
220 Belle Mead Road East Setauket, NY	12,000	1995 / NAP	Zwanger-pesiri	6,200	Mar. 2022	7.0	$32.00
620 Route 25a Mount Sinai, NY	5,751	2010 / NAP	First Financial Advisors	1,291	Aug. 2023	5.0	$29.69
3500 Sunrise Highway Great River, NY	161,100	1962 / 2009	Advanced Acoustic	20,635	Feb. 2024	5.0	$25.00

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated March 31, 2025.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Crossroads North Property of $48,200,000 as of January 24, 2025, and an “As-Is” appraised value for the Crossroads South Property of $38,600,000 as of January 24, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated August 9, 2024, there was no evidence of any recognized environmental conditions at the Crossroads Office Park Properties.

A-3-36

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Crossroads Office Park Properties:

Cash Flow Analysis
	2021	2022	2023	2024	3/31/2025 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,911,633	$8,149,744	$8,391,823	$8,464,778	$8,455,631		$10,206,028		$26.19
Reimbursements	$1,153,711	$1,353,733	$1,428,564	$1,352,161	$1,358,243		$1,549,302		$3.98
Other Income	$65,468	$28,582	$32,224	$30,000	$46,096		$46,096		$0.12
Discount Concessions	($264,762)	($130,468)	($78,189)	$0	$0		$0		$0.00
Less Vacancy & Credit Loss(2)	$0	$0	$0	$0	$0		($1,624,489)		($4.17)
Effective Gross Income	$8,866,051	$9,401,592	$9,774,423	$9,846,939	$9,859,970		$10,176,937		$26.11

Real Estate Taxes	$1,782,489	$1,617,649	$1,658,492	$1,658,492	$1,658,492		$1,786,962		$4.59
Insurance	$198,568	$230,965	$259,018	$263,075	$260,519		$273,375		$0.70
Other Expenses	$2,126,874	$2,607,708	$2,425,900	$2,363,471	$2,259,450		$2,311,089		$5.93
Total Expenses	$4,107,931	$4,456,322	$4,343,410	$4,285,038	$4,178,461		$4,371,427		$11.22

Net Operating Income	$4,758,119	$4,945,270	$5,431,013	$5,561,902	$5,681,509		$5,805,510		$14.90
Capital Expenditures	$0	$0	$0	$0	$0		$116,494		$0.30
TI/LC	$0	$0	$0	$0	$0		$515,461		$1.32
Net Cash Flow	$4,758,119	$4,945,270	$5,431,013	$5,561,902	$5,681,509		$5,173,555		$13.28

Occupancy %	74.7%	81.8%	85.5%	88.5%	87.6%	(3)	86.1%	(3)
NOI DSCR	1.40x	1.46x	1.60x	1.64x	1.68x		1.71x
NCF DSCR	1.40x	1.46x	1.60x	1.64x	1.68x		1.53x
NOI Debt Yield	11.2%	11.6%	12.8%	13.1%	13.4%		13.7%
NCF Debt Yield	11.2%	11.6%	12.8%	13.1%	13.4%		12.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 31, 2025.
(2)	UW Vacancy includes six suites totaling 16,228 SF that were occupied at the Crossroads Office Park Properties as of March 31, 2025, but were underwritten as vacant due to operating under month-to-month leases, expired leases, or leases that were set to expire before June 2025.
(3)	UW Occupancy (%) represents economic occupancy. 3/31/2025 TTM Occupancy (%) is based on the underwritten rent roll dated March 31, 2025.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $461,802 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $153,934).

Insurance – On the loan origination date, the borrowers were required to make an upfront deposit of $187,720 into a reserve for insurance premiums. In addition, the borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums (which currently equates to $23,465). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers covering each individual property are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the related insurance premiums at least 10 days prior to the expiration date of such policies.

Deferred Maintenance Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $16,100 into a reserve for required repairs at the Crossroads Office Park Properties.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $9,743 into a reserve for capital expenditures.

TI/LC Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $1,350,000, and on a monthly basis the borrowers are required to deposit approximately $81,193, in each case into a reserve for future tenant improvements and leasing commissions, capped at $1,350,000. Accordingly, to the extent a monthly deposit would result in the aggregate amount of funds on deposit in such reserve to exceed such cap, such deposit will be decreased by an amount equal to such excess (including waiving such deposit in its entirety if the funds on deposit in such reserve equal such cap). The borrowers may substitute all or a portion of the required upfront deposit with a letter of credit.

Rent Concession Reserve - On the loan origination date, the borrowers were required to make an upfront deposit of approximately $160,862 into a reserve, representing the amount of “free rent”, “gap rent”, rent concessions or rent abatements given or granted to certain tenants at the Crossroads Office Park Properties.

Lockbox and Cash Management. The Crossroads Office Park Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to establish a deposit account for the benefit of lender, and to direct each tenant under each lease to deposit all payments due with respect to the Crossroads Office Park Properties into the deposit account. If, notwithstanding the foregoing direction, any borrower or

A-3-37

Office - Suburban	Loan #4	Cut-off Date Balance:	$42,500,000
Various	Crossroads Office Park	Cut-off Date LTV:	49.0%
Various, NY Various		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.7%

property manager receives any rents or revenues from the Crossroads Office Park Properties, they are required to deposit such amounts into the deposit account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the lender is required to establish at the borrowers’ sole cost and expense, and the borrowers are required to cooperate to establish, a lender-controlled cash management account, into which the borrowers are required to deposit or cause to be deposited all funds on deposit in the deposit account. Provided no event of default is continuing under the Crossroads Office Park Mortgage Loan, funds on deposit in the cash management account will be applied, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Crossroads Office Park Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Crossroads Office Park Mortgage Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing all funds on deposit in such excess cash flow account will be returned to the borrowers.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the Crossroads Office Park Mortgage Loan;

(ii) the debt service coverage ratio being less than 1.20x at the end of any calendar quarter;

and

(B) expiring upon:

(i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;

(ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for the immediately preceding two consecutive calendar quarters or, provided that the debt service coverage ratio is above 1.00x, the borrowers post funds in an amount which, if applied to repay the then outstanding principal balance of the Crossroads Office Park Mortgage Loan, would result in the debt service coverage ratio being at least equal to 1.20x, which funds may be in the form of cash or a letter of credit.

Partial Release. The Crossroads Office Park Mortgage Loan documents allow the borrowers to obtain the release of either the entire Crossroads North Property or the entire Crossroads South Property from the Crossroads Office Park Mortgage Loan upon prepayment or defeasance of a release price equal to 110% of the allocated loan amount of the applicable Crossroads Office Park Property and satisfaction of the following conditions, among others; (a) following the release, the debt yield after giving effect to such release is no less than the greater of (x) 12.22% and (y) the debt yield immediately prior to such release, (b) following the release, the debt service coverage ratio after giving effect to such release is no less than the greater of (x) the debt service coverage ratio as of the origination date and (y) the debt service coverage ratio immediately prior to such release, and (c) compliance with REMIC related conditions. Additionally, the Crossroads Office Park Mortgage Loan documents allow the borrowers to obtain the free release (without prepayment or defeasance) of a vacant outparcel and/or a parking garage, each located at the Crossroads North Property, from the Crossroads Office Park Mortgage Loan upon satisfaction of the following conditions, among others; (a) compliance with REMIC related conditions, (b) the Crossroads North Property maintains zoning conformity and compliance with legal requirements and leases, (c) the related release parcel being legally subdivided from, and on a separate tax lot from, the Crossroads North Property, (d) entry into easement agreements such that the remaining Crossroads North Property (and if applicable, as to access, the Crossroads South Property) has rights to access and the same number of parking spaces that existed prior to the partial release; and (e) the loan-to-value ratio of the Crossroads Office Park Properties after giving effect to such release is no greater than the loan-to-value ratio as of the loan origination date.

Terrorism Insurance. The Crossroads Office Park Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to not less than the lesser of (1) the original principal balance of the Crossroads Office Park Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by each borrower included in the applicable individual Crossroads Office Park Property, as well as business interruption insurance covering no less than the 12 month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 6 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism.

A-3-38

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

A-3-39

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

MANHATTAN
Tribeca
Financial District
Battery Park City
Hudson River
East River
32 Old Slip - Leased Fee
32 Old Slip
New York, NY 10005
West St
Hubert St
Greenwich Street
Franklin St
Walker St.
White St
Leonard St
Church St
Broadway
West Broadway
Centre St
Duane St
Reade St
Chambers St
Park Pl
Park Row
Ann St
Fulton St
John St
Platt St
Maiden Ln
Pine St
Wall St
Pearl St
Water St
Front St
South St
Nassau St
FDR Drive
Brooklyn Bridge
Brooklyn Battery Tunnel
388 Greenwich Street
Hudson River Greenway
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
Gov. Nelson A. Rockefeller Park
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Woolworth Building
Pace University
Schimmel Center
8 Spruce
NY - Presbyterian Lower Manhattan Hospital
200 West Street
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
Perelman Performing Arts Center
250 Vesey Street
200 Vesey Street
Westfield WTC
Brookfield Place
North Pool
South Pool
National September 11 Memorial
3 World Trade Ctr.
5 World Trade Ctr.
North Cove Marina
225 Liberty St
200 Liberty Street
55 John Street
Federal Reserve Bank
Fulton Market Building
South Street Seaport
80 Pine Street
180 Maiden Lane
120 Wall Street
NY Stock Exchange
20 Exchange Place
50 West Street
60 Broad Street
85 Broad Street
7 Hanover Square
55 Water Street
NYFA / New York Film Academy
The Skyscraper Museum
Museum of Jewish Heritage
The Whitehall Building
Double Tree NYC - Downtown
The Dead Rabbit
125 Broad Street
One New York Plaza
Downtown Manhattan Heliport
Battery Park
Castle Clinton Natl. Monument
American Merchant Mariners' Memorial
Statue of Liberty Vista Point
Battery Maritime Building
Whitehall Terminal (South Ferry)
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
Midtown
Chelsea
Greenpoint
Williamsburg
Long Island City
Astoria
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

A-3-40

Mortgage Loan No. 5 – 32 Old Slip – Leased Fee

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Location:	New York, NY 10005
Original Balance(1):	$36,000,000	General Property Type:	Other
Cut-off Date Balance(1):	$36,000,000	Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	6.0%	Title Vesting:	Fee
Loan Purpose:	Refinance	Year Built/Renovated:	NAP/NAP
Borrower Sponsor:	Leon Melohn	Size(3):	42,176 SF
Guarantor:	Leon Melohn	Cut-off Date Balance Per SF(1):	$3,960
Mortgage Rate:	5.6500%	Maturity Date Balance Per SF(1):	$3,960
Note Date:	5/5/2025	Property Manager:	Melohn Enterprises, LLC
Maturity Date:	5/6/2035	(borrower-related)
Term to Maturity:	120 months	Underwriting and Financial Information
Amortization Term(2):	0 months	UW NOI:	$10,481,490
IO Period:	120 months	UW NCF:	$10,481,490
Seasoning:	3 months	UW NOI Debt Yield(1):	6.3%
Prepayment Provisions:	L(27),D(86),O(7)	UW NCF Debt Yield(1):	6.3%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity(1):	6.3%
Additional Debt Type(1):	Pari Passu	UW NCF DSCR(1):	1.10x
Additional Debt Balance(1):	$131,000,000	Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI(4):	NAV
3rd Most Recent NOI(4):	NAV
Most Recent Occupancy(4):	NAP
2nd Most Recent Occupancy(4):	NAP
3rd Most Recent Occupancy(4):	NAP
Reserves(2)	Appraised Value (as of)(5):	$225,000,000 (3/24/2025)
Type	Initial	Monthly	Cap	Appraised Value per SF:	$5,335
RE Taxes:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	74.2%
Insurance:	$0	Springing	NAP	Maturity Date LTV Ratio(1)(5):	74.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$167,000,000	89.5%	Loan Payoff:	$176,544,017	94.6%
Borrower Sponsor Equity:	$19,685,488	10.5%	Closing Costs:	$10,141,472	5.4%
Total Sources:	$186,685,488	100.0%	Total Uses:	$186,685,488	100.0%

(1)	The 32 Old Slip – Leased Fee Mortgage Loan (as defined below) is part of the 32 Old Slip – Leased Fee Whole Loan (as defined below), with an aggregate original principal amount of $167,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 32 Old Slip – Leased Fee Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	Reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Whole Loan.
(4)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Operating History and Underwritten Net Cash Flow” below.
(5)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraisal also provided an “as is” land value of $131.8 million, which results in an LTV of 126.7%.

The Mortgage Loan. The fifth largest mortgage loan (the “32 Old Slip – Leased Fee Mortgage Loan”) is part of a whole loan (the “32 Old Slip – Leased Fee Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal amount of $167,000,000. The 32 Old Slip – Leased Fee Whole Loan is secured by the borrower’s fee interest in the land beneath a Class A office building (not part of the collateral) totaling 1,170,997 SF located in Manhattan, New York (the “32 Old Slip – Leased Fee Property”). The 32 Old Slip – Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip – Leased Fee Mortgage Loan is evidenced by the non-controlling Notes A-6 and A-7 with an original principal amount of $36,000,000. The 32 Old Slip – Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 securitization trust. See “Description of the Mortgage Pool-The Whole Loans-The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-41

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

The table below summarizes the promissory notes that comprise the 32 Old Slip – Leased Fee Whole Loan.

32 Old Slip – Leased Fee Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2(1)	$31,000,000	$31,000,000	Goldman Sachs Bank USA	No
A-3	$24,000,000	$24,000,000	BMO 2025-C12	No
A-4	$25,000,000	$25,000,000	BBCMS 2025-C35(2)	No
A-5	$11,000,000	$11,000,000	BBCMS 2025-C35(2)	No
A-6	$26,000,000	$26,000,000	MSBAM 2025-C35	No
A-7	$10,000,000	$10,000,000	MSBAM 2025-C35	No
Whole Loan	$167,000,000	$167,000,000

(1)	Expected to be contributed to one or more future securitization(s).
(2)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025

The Borrowers and the Borrower Sponsor. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent manager. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a long term ground lease (the “Ground Lease” or the “32 Old Slip Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two, 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “32 Old Slip Ground Tenant” or the “Ground Tenant”), owns the improvements and fixtures currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The ownership interests of the Non-Collateral Improvements are held by a fund that started on March 30, 2016. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for (i) assignments or subleases consented to by the landlord, (ii) collateral assignments to obtain any financing secured by a qualifying leasehold mortgage and (iii) sales, assignments and transfers of the entirety of Ground Tenant’s interest under the Ground Lease to a Permitted Transferee (as defined in the Ground Lease)), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant (other than an assignment or transfer of the interests in the Ground Tenant that (directly or indirectly) results in the Ground Tenant being controlled by a Permitted Transferee). In addition to the foregoing, the Ground Tenant may, without the consent of the borrowers, enter into subleases with respect to the demised premises, subject only to limited requirements under the Ground Lease. The Non-Collateral Improvements consist of a Class-A office building totaling 1,170,997 SF constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually provided, that the first year of any extension term under the Ground Lease requires the Ground Tenant to pay ground rent equal to the greater of (x) the ground rent for the year prior to the commencement of the extension term and (y) the fair market rental value of the land as of the commencement of the extension term, with 2.0% contractual increases in ground rent thereafter for the remainder of such extension term. The borrowers receive the rental income only from the Ground Lease and not from the operation of the Non-Collateral Improvements. For additional information, see Ground Lease below.

Provided that the Ground Tenant is not in default under the Ground Lease, the Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest) with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the borrowers. To the borrowers’ knowledge, the Ground Tenant has no assets other than its leasehold interest under the Ground Lease and its ownership of the Non-Collateral Improvements.

The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

Non-Collateral Improvements Major Tenants.

The three largest tenants by base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 SF; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among other areas, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 SF; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 SF; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS LLC is an affiliate of the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

A-3-42

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

The following table presents certain information relating to the major tenants at the Non-Collateral Improvements.

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Major Tenants
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$11,391,587	19.8%	$56.50	9/30/2040
Daiwa Capital Markets America	A-/Baa1/BBB+	112,270	9.6%	$8,083,440	14.0%	$72.00	6/30/2026
PG32OS LLC(3)	NR/NR/NR	85,526	7.3%	$5,679,696	9.9%	$66.41	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$4,619,670	8.0%	$65.88	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$3,412,218	5.9%	$61.00	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$2,758,828	4.8%	$58.00	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$2,518,295	4.4%	$65.00	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$2,431,792	4.2%	$44.00	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$2,312,652	4.0%	$45.77	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$1,781,258	3.1%	$46.00	1/31/2031
Subtotal/Wtd. Avg.		756,308	64.6%	$44,989,435	78.2%	$59.49
Other Tenants(4)		256,005	21.9%	$12,562,717	21.8%	$49.07
Occupied Subtotal/Wtd. Avg.		1,012,313	86.4%	$57,552,153	100.0%	$56.85
Vacant Space		158,684	13.6%
Total/Wtd. Avg.		1,170,997	100.0%

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip – Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll provided by the Ground Tenant to the borrowers for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	PG32OS LLC is an affiliate of the leasehold owner.
(4)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

The following table presents certain information with respect to the lease rollover at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	14	108,312	9.2%	9.2%	$5,391,055	9.4%	9.4%	$49.77
2026	3	117,898	10.1%	19.3%	$8,415,492	14.6%	24.0%	$71.38
2027	9	59,697	5.1%	24.4%	$3,773,955	6.6%	30.5%	$63.22
2028	4	15,072	1.3%	25.7%	$919,392	1.6%	32.1%	$61.00
2029	11	70,976	6.1%	31.8%	$4,426,719	7.7%	39.8%	$62.37
2030	11	176,330	15.1%	46.8%	$10,344,540	18.0%	57.8%	$58.67
2031	4	98,297	8.4%	55.2%	$4,475,716	7.8%	65.6%	$45.53
2032	4	124,650	10.6%	65.9%	$6,647,888	11.6%	77.1%	$53.33
2033	2	21,321	1.8%	67.7%	$530,104	0.9%	78.1%	$24.86
2034	0	0	0.0%	67.7%	$0	0.0%	78.1%	$0.00
2035	1	15,949	1.4%	69.0%	$1,235,705	2.1%	80.2%	$77.48
2036 & Thereafter	6	203,811	17.4%	86.4%	$11,391,587	19.8%	100.0%	$55.89
Vacant	0	158,684	13.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	69	1,170,997	100.0%		$57,552,153	100.0%		$56.85(3)

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip – Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes Vacant SF.

A-3-43

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Comparable Leases Summary
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.6%	25.0%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.3%	27.2%	NAV	NAV
Q2 2024	$55.34	24.5%	28.4%	NAV	NAV
Q1 2024	$55.21	24.7%	28.7%	NAV	NAV
Q4 2023	$55.81	25.5%	29.3%	$1,323,522	($452,881)
Q3 2023	$55.68	24.7%	28.8%	NAV	NAV
Q2 2023	$56.14	24.4%	28.4%	NAV	NAV
Q1 2023	$56.31	23.4%	27.8%	NAV	NAV
Q4 2022	$56.73	23.3%	27.4%	$1,879,198	$61,951
Q3 2022	$56.18	24.3%	28.4%	NAV	NAV
Q2 2022	$56.52	21.7%	28.0%	NAV	NAV
Q1 2022	$57.04	19.8%	27.2%	NAV	NAV
Average	$56.02	22.7%	27.9%	$1,583,019	$824,188

Source: Appraisal, unless otherwise indicated.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Environmental Matters According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, which, while not identified as a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the Underwritten Net Cash Flow at the 32 Old Slip – Leased Fee Property and relating to the historical operating performance of the Non-Collateral Improvements:

Cash Flow Analysis (32 Old Slip - Leased Fee Property)
	UW	UW PSF(1)
Base Rental Revenue(2)	$10,481,490	$248.52
Effective Gross Revenue	$10,481,490	$248.52
Net Operating Income	$10,481,490	$248.52
Net Cash Flow	$10,481,490	$248.52

Occupancy (%)	100.0%
NOI DSCR(3)	1.10x
NCF DSCR(3)	1.10x
NOI Debt Yield(3)	6.3%
NCF Debt Yield(3)	6.3%

(1)	Based on 42,176 SF.
(2)	Based on the 10-year average of contractual rent.
(3)	DSCR and Debt Yield metrics are based on the 32 Old Slip – Leased Fee Whole Loan.

A-3-44

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

Cash Flow Analysis (Non-Collateral Improvements)(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Reimbursements	$5,419,000	$4,891,978	$6,637,000	$7,640,694
Other Income	$237,000	$385,574	$316,000	$1,348,428
Effective Gross Income	$60,698,000	$61,876,054	$67,810,000	$64,474,283

Real Estate Taxes	$11,452,000	$10,313,266	$11,124,000	$12,012,446
Property Operating Expenses	$14,821,000	$15,434,204	$15,945,000	$18,068,419
Marketing, General & Administrative	$2,098,000	$1,347,808	$2,472,000	$1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727

Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	$8,500,000	$8,500,000	$8,500,000	$8,500,000
Leasehold Net Cash Flow	$23,827,000	$26,280,776	$29,769,000	$24,450,555

Ground Rent Coverage	3.80x	4.09x	4.50x	3.88x

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip – Leased Fee Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the debt service coverage ratio, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding rent under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), the earlier

A-3-45

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32 Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a 32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day that no 32 Old Slip Trigger Period and no event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Escrows and Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

A-3-46

Other – Leased Fee	Loan #5	Cut-off Date Balance:	$36,000,000
32 Old Slip	32 Old Slip – Leased Fee	Cut-off Date LTV:	74.2%
New York, NY 10005		UW NCF DSCR:	1.10x
		UW NOI Debt Yield:	6.3%

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490

Terrorism Insurance. For so long as the interest of the borrowers in the Non-Collateral Improvements is solely a reversionary interest, the borrowers are not required to maintain terrorism insurance or other property insurance. See “Description of the Mortgage Pool—Insurance Considerations” in the prospectus.

A-3-47

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

A-3-48

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

Hilton Harrisburg
1 North 2nd Street
Harrisburg, PA 17101
Harrisburg
Midtown
Allison Hill
Penbrook
Progress
Colonial Park
Woodridge Estates
Enola
Wormleysburg
Camp Hill
Lemoyne
Lower Allen
New Cumberland
Steelton
DAUPHIN COUNTY
CUMBERLAND COUNTY
YORK COUNTY
Susquehanna River
McCormick Island
G.N. WADE BRIDGE
M. HARVEY TAYLOR MEM. BRIDGE
JOHN HARRIS MEM. BRIDGE
AMTRAK
UNFI Distribution Center
Harrisburg Area Community College
Rose Lehrman Arts Center
Pennsylvania Dept. of Agriculture
Expo Center
PA National Fire Museum
State Capitol
The State Museum of Pennsylvania
DOWNTOWN HARRISBURG
Whitaker Center
UPMC Harrisburg
FNB Field
The National Civil War Museum
Blue Cross Blue Shield Corp. Office
DEP Labs
The Shoppes at Susquehanna
Capital Blue Cross
Progress Plaza
Colonial Park Mall
UPMC Community Hospital
Dauphin Plaza
Union Square
Pepsi Bottling Group
Scottsdale Plaza
Harrisburg Mall
Summerdale Plaza
Penn State Health Holy Spirit Medical Center
State Street Plaza
West Shore Plaza
Coca-Cola
Camp Hill Shopping Center
Lower Allen Shopping Center
Shoppes at Cedar Cliff
Capital City Mall
Valley Rd
S. Enola Rd
Center St
Carlisle Pike
Lisburn Rd
Sheagle Mill Rd
N. Front St
N. 4th St
Division St
Maclay St
N. Cameron St
Herr St
State St
Market St
S. 13th St
S. 17th St
Rudy Rd
Derry St
Elmerton Ave
Crooked Hill Rd
N. Progress Rd
Crums Mill Rd
Walnut St
Jonestown Rd
Locust Ln
Union Deposit Rd
Progress Ave
S. 19th St
S. Front St
S. Harrisburg St
Bridge St
16th St
PA Tpke
81
22
322
15
944
83
230
11
581
76
Millersburg
Newport
Bloomfield
Marysville
Linglestown
Grantville
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Brogue
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PENNSYLVANIA
MARYLAND

A-3-49

Mortgage Loan No. 6 – Hilton Harrisburg

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Harrisburg, PA 17101
Original Balance:	$32,300,000			General Property Type:	Hospitality
Cut-off Date Balance:	$32,278,789			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/2018-2024
Borrower Sponsor:	Tae W. Park			Size:	341 Rooms
Guarantor:	Tae W. Park			Cut-off Date Balance Per Room:	$94,659
Mortgage Rate:	6.8360%			Maturity Date Balance Per Room:	$82,401
Note Date:	6/25/2025			Property Manager:	Greenwood Hospitality Management, LLC (borrower-related)
Maturity Date:	7/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$5,623,850
Amortization Term:	360 months			UW NCF:	$4,507,912
IO Period:	0 months			UW NOI Debt Yield:	17.4%
Seasoning:	1 month			UW NCF Debt Yield:	14.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	20.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.78x
Additional Debt Type:	NAP			Most Recent NOI:	$5,487,236 (5/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,266,749 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,615,871 (12/31/2023)
				Most Recent Occupancy:	68.9% (5/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	68.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.0% (12/31/2023)
RE Taxes:	$606,217	$68,019	NAP	Appraised Value (as of)(3):	$57,600,000 (6/1/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(3):	$168,915
FF&E Reserve:	$0	(2)	NAP	Cut-off Date LTV Ratio(3):	56.0%
PIP Reserve(3):	$6,990,931	$0	NAP	Maturity Date LTV Ratio:	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,300,000	90.6%	Loan Payoff:	$27,684,119	77.7%
Borrower Sponsor Equity:	$3,349,263	9.4%	Upfront Reserves:	$7,597,148	21.3%
			Closing Costs:	$367,997	1.0%
Total Sources:	$35,649,263	100.0%	Total Uses:	$35,649,263	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2026, 2.0% of the gross revenue for the calendar month two months prior to the applicable payment date, (ii) from August 1, 2026 through and including July 1, 2027, 3.0% of the gross revenue for the calendar month two months prior to the applicable payment date and (iii) from and after August 1, 2027, 4.0% of the gross revenue for the calendar month two months prior to the applicable payment date. See “Escrows and Reserves–FF&E Reserve” section below for further discussion.
(3)	The “as-is” appraised value assumes a total capital expenditure of $6,950,000 and assumes that the capital improvements required by the existing property improvement plan (“PIP”) will be completed in a competent and timely manner. In 2025, the borrower executed a new 17-year franchise agreement with Hilton Franchise Holding LLC that extends through June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a PIP to renovate the Hilton Harrisburg Property (“as defined below”) to the latest brand standard, with a budgeted cost of $6,990,931 and an expected completion by December 31, 2026. The full amount of the PIP was reserved at loan closing. In addition, the franchisor has waived the Hilton Harrisburg Property’s food and beverage (“F&B”) royalty fee through December 2035. The appraiser made an extraordinary assumption that a buyer would be able to negotiate similar terms, should the hotel be sold, and did not include a F&B royalty fee in their analysis. The appraiser also concluded a “When Complete (space leased)” value for the Hilton Harrisburg Property of $67,900,000 as of January 1, 2027. This value assumes that the PIP is completed by December 31, 2026. The Cut-off Date LTV based on the as “When Complete (space leased)” value is 47.6%.

The Mortgage Loan. The sixth largest mortgage loan (the “Hilton Harrisburg Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $32,300,000 and secured by a first mortgage encumbering the fee interest in a 341-room full-service hotel located in Harrisburg, Pennsylvania (the “Hilton Harrisburg Property”).

The Borrower and the Borrower Sponsor. The borrower is 2012 Harrisburg Investment LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor of the Hilton Harrisburg Mortgage Loan is Tae W. Park.

Tae W. Park is a commercial real estate investor with more than 40 years of experience in all phases of real estate investment, including design, development, lease-up and disposition. Mr. Park is the founder and President of PRD Inc., a real estate development and investment company started in Houston, Texas in 1984. PRD Inc. has acquired and developed real estate projects primarily in the Houston, Texas market. Mr. Park’s portfolio includes three hospitality properties, including the Hilton Harrisburg Property, The Henry in Dearborn, Michigan, and Doubletree Wichita in Wichita, Kansas. In addition to the hospitality assets, Mr. Park’s portfolio includes retail properties, multifamily assets and land holdings located throughout the United States.

The Property. The Hilton Harrisburg Property is a 341-room full-service hotel located in Harrisburg, Pennsylvania. Constructed in 1990, the improvements are located on a 1.18-acre site and are comprised of a 15-story tower that totals approximately 218,468 SF of gross building area. While onsite parking is

A-3-50

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

not available, the Hilton Harrisburg Property has an agreement with the Harrisburg Parking Authority to utilize an adjacent public parking garage. The parking agreement automatically renews for successive one-year terms unless and until the borrower gives notice that they will not renew for the next calendar year. The loan is structured with recourse for losses if the borrower fails to maintain the parking agreement for the mortgage loan term. As part of the contract, the Hilton Harrisburg Property is allotted seven stories of the parking garage, which are only paid for when used by hotel guests. Valet service is also available and is managed by the Hilton Harrisburg Property.

The borrower sponsor acquired the Hilton Harrisburg Property in 2012 and, in connection with such acquisition, completed a $9.5 million ($27,859 per room) change of ownership PIP to refresh and replace FF&E, meeting rooms, guestrooms, bathrooms, concierge lounge, fitness center, pool, and food & beverage outlets. Additionally, from 2018 through 2024, the borrower sponsor completed an additional $5.6 million ($16,422 per room) in elective renovations which further improved the accommodations and food & beverage venues.

In January 2025, the borrower signed a new 17-year franchise agreement with Hilton Franchise Holding LLC with an expiration date of June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a $6,990,931 PIP to refresh the building exterior, lobby, restrooms, food and beverage outlets, meeting and recreation facilities, and guest rooms and suites. The PIP is expected to be completed by December 31, 2026. The borrower has reserved the full budgeted cost of the PIP and the guarantor has provided a PIP completion guaranty. The Hilton Harrisburg Mortgage Loan will become full recourse to the borrower if the franchise agreement is terminated, surrendered or otherwise cancelled without the lender's prior written consent.

The guestroom mix at the Hilton Harrisburg Property is comprised of 98 king rooms, 178 double/double rooms, 38 king deluxe rooms, 11 one-bedroom suites, four hospitality suites and 12 accessible (ADA-compliant) rooms. Each of the guestrooms features a flat-screen television, desk with chair, dresser, nightstand and lounge chair. Hotel amenities include two full-service restaurants and a lounge (serving hotel guest and outside customers), 23,481 SF of meeting space, an indoor pool, a fitness center, a lobby work desk with printer and vending areas.

The Hilton Harrisburg Property’s total meeting space of 23,841 SF includes 7,427 SF of space located on the second floor in the adjoining Market Square Plaza building. The event space is connected to the Hilton Harrisburg Property via a second-floor walkway. Since 2004, the hotel owner has leased the space from the Market Square Plaza owner. In June 2025, the lease was extended through June 30, 2030, with a monthly payment of $25,215, with annual increases thereafter ($26,616 in July 2026, $27,414 in July 2027, $28,237 in July 2028 and $29,084 in July 2029). The borrower has two, 5-year renewal options with 6-12 months' written notice at fair market rent. The renewal options are solely the borrower’s right, which would extend the lease term to 2040. The loan is structured with recourse for losses if the borrower fails to exercise the renewal options.

According to the appraisal, the property segmentation at the Hilton Harrisburg Property is estimated at 40% commercial, 40% meeting and group, and 20% leisure.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Hilton Harrisburg Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Harrisburg Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	44.2%	$123.88	$54.76	56.3%	$161.87	$91.12	127.4%	130.7%	166.4%
12/31/2023	43.5%	$126.17	$54.95	66.8%	$168.51	$112.63	153.5%	133.6%	205.0%
12/31/2024	43.8%	$130.64	$57.25	68.2%	$166.54	$113.55	155.6%	127.5%	198.3%
4/30/2025 TTM	43.0%	$131.43	$56.56	68.6%	$165.83	$113.73	159.4%	126.2%	201.1%

Source: Industry Report

(1)	The competitive set includes Crowne Plaza Harrisburg-Hershey, Best Western Premier The Central Hotel & Conference Center, Sheraton Harrisburg Hershey Hotel, Hotel Indigo Harrisburg – Hershey, Red Lion Hotel Harrisburg Hershey, Penn Harris Hotel, Trademark Collection and Hampton by Hilton Inn Harrisburg – East (Hershey Area).
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Harrisburg Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Harrisburg Property is located in downtown Harrisburg, less than 0.5 miles from the Pennsylvania State Capitol building. The Hilton Harrisburg Property is connected to Strawberry Square, a 1.6 million SF retail/office complex, and the Whitaker Center for Science and the Arts via an indoor walkway. Other demand generators include the State Capital Complex and State Association HQ, both located in downtown Harrisburg. The Hilton Harrisburg Property is also located 0.3 miles from the UPMC Harrisburg medical campus. The Hilton Harrisburg Property’s largest commercial accounts are primarily affiliated with government users, medical affiliated accounts and local businesses. Additionally, the Hilton Harrisburg Property is the preferred hotel for airline crew operating out of nearby Harrisburg International Airport.

The Hilton Harrisburg Property attracts a diverse range of event bookings for corporate events, conventions, weddings, and entertainment. In 2024, there were over 800 unique events held at the hotel. The market benefits from a variety of tourism and leisure attractions in the area. Leisure demand generators include Hershey Park, The National Civil War Museum, and the Hollywood Casino at Penn National Racecourse. The Hilton Harrisburg Property is also a popular location for those visiting nearby Hershey, Pennsylvania, which is home to HersheyPark, Chocolate World, and HersheyPark Stadium Giant Center.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Hilton Harrisburg Property was 15,297, 104,522 and 202,014, respectively. The estimated 2025 average household income within the same radii was $62,435, $79,697 and $91,706, respectively.

A-3-51

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

The following table presents the primary competitive properties to the Hilton Harrisburg Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Commercial	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Hilton Harrisburg (subject)	1990/2018-2024	341	40%	40%	20%	68.1%	$168.43	$114.68
Crowne Plaza Hotel Harrisburg Hershey	1965/NAP	260	40%	20%	40%	45% - 50%	$140 - $150	$60 - $65
Sheraton Harrisburg Hershey Hotel	1980/2024-2025	347	20%	40%	40%	40% - 45%	$130 - $140	$50 - $55
Subtotal/Average		948				52.1%	$151.01	$78.70

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Harrisburg Property of $57,600,000 as of June 1, 2025. The “as-is” appraised value assumes a total capital expenditure of $6,950,000 and assumes that the capital improvements required by the existing PIP will be completed in a competent and timely manner. In 2025, the borrower executed a new 17-year franchise agreement with Hilton Franchise Holding LLC that extends through June 30, 2042. In connection with the execution of the new franchise agreement, the borrower is required to complete a PIP to renovate the Hilton Harrisburg Property to the latest brand standard, with a budgeted cost of $6,990,931 and an expected completion by December 31, 2026. The full amount of the PIP was reserved at loan closing. In addition, the franchisor has waived the Hilton Harrisburg Property’s food and beverage (“F&B”) royalty fee through December 2035. The appraiser made an extraordinary assumption that a buyer would be able to negotiate similar terms, should the hotel be sold, and did not include a F&B royalty fee in their analysis. The appraiser also concluded a “When Complete (space leased)” value for the Hilton Harrisburg Property of $67,900,000 as of January 1, 2027. This value assumes that the PIP is completed by December 31, 2026. The Cut-off Date LTV based on the as “When Complete (space leased)” value is 47.5%.

Environmental Matters. According to the Phase I environmental site assessment dated April 3, 2025, there was no evidence of any recognized environmental conditions at the Hilton Harrisburg Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the Hilton Harrisburg Property:

Cash Flow Analysis(1)
	2019	2021	2022	2023	2024	5/31/2025 TTM	UW	UW per Room
Occupancy(2)	64.3%	40.7%	56.3%	67.0%	68.4%	68.9%	69.9%
ADR(2)	$169.58	$144.49	$164.46	$170.22	$168.18	$167.15	$167.15
RevPAR(2)	$109.07	$58.79	$92.51	$114.01	$114.97	$115.13	$116.80

Room Revenue	$13,576,249	$7,316,877	$11,514,929	$14,190,677	$14,366,421	$14,537,201	$14,537,201	$42,631
Food & Beverage Revenue	$9,586,154	$5,061,887	$9,315,841	$11,657,072	$12,200,673	$12,120,582	$12,120,582	$35,544
Other Income	$1,132,061	$514,768	$968,459	$993,748	$1,256,003	$1,240,677	$1,240,677	$3,638
Total Revenue	$24,294,464	$12,893,532	$21,799,229	$26,841,497	$27,823,097	$27,898,460	$27,898,460	$81,814

Room Expense	$2,930,309	$1,826,912	$2,921,918	$3,573,507	$3,641,643	$3,685,138	$3,685,138	$10,807
Food & Beverage Expense	$6,865,110	$3,655,579	$6,384,513	$7,879,979	$7,897,936	$7,900,750	$7,900,750	$23,169
Other Income Expense	$512,558	$286,739	$413,557	$542,990	$549,181	$553,395	$553,395	$1,623
Real Estate Taxes	$794,113	$817,810	$926,858	$788,772	$788,772	$770,404	$776,753	$2,278
Insurance	$161,223	$152,907	$192,309	$135,522	$184,832	$187,101	$206,030	$604
Other Expenses(3)	$8,742,212	$5,240,031	$8,417,674	$9,304,856	$9,493,984	$9,314,436	$9,152,544	$26,840
Total Expenses	$20,005,525	$11,979,978	$19,256,829	$22,225,626	$22,556,348	$22,411,224	$22,274,610	$65,321

Net Operating Income	$4,288,939	$913,554	$2,542,400	$4,615,871	$5,266,749	$5,487,236	$5,623,850	$16,492
FF&E	$971,779	$515,741	$871,969	$1,073,660	$1,112,924	$1,115,938	$1,115,938	$3,273
Net Cash Flow	$3,317,160	$397,813	$1,670,431	$3,542,211	$4,153,825	$4,371,298	$4,507,912	$13,220

NOI DSCR	1.69x	0.36x	1.00x	1.82x	2.08x	2.16x	2.22x
NCF DSCR	1.31x	0.16x	0.66x	1.40x	1.64x	1.72x	1.78x
NOI Debt Yield	13.3%	2.8%	7.9%	14.3%	16.3%	17.0%	17.4%
NCF Debt Yield	10.3%	1.2%	5.2%	11.0%	12.9%	13.5%	14.0%

(1)	The decrease in Occupancy and Net Operating Income from 2019 to 2021, as well as the recovery from 2021 through 2023, was primarily due to the mandated closures and effects of the COVID- 19 pandemic on the hospitality industry.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Harrisburg Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses. Other Expenses also include the lease payment for the 7,427 SF lease with Market Square Plaza building for additional meeting space.

A-3-52

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$32,278,789
1 North 2nd Street	Hilton Harrisburg	Cut-off Date LTV:	56.0%
Harrisburg, PA 17101		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	17.4%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $606,217 for real estate taxes and (ii) $6,990,931 into a PIP reserve account.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $68,019.

Insurance – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums for the renewal of coverages; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Harrisburg Mortgage Loan documents, which is currently the case.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to (i) on each payment date prior to August 1, 2026, 2.0% of the gross revenue for the calendar month two months prior to the applicable payment date, (ii) from August 1, 2026 through and including July 1, 2027, 3.0% of the gross revenue for the calendar month two months prior to the applicable payment date and (iii) from and after August 1, 2027, 4.0% of the gross revenue for the calendar month two months prior to the applicable payment date.

In addition, on a monthly basis, the borrower will be required to deposit an amount equal to the PIP Monthly Deposit, if any, for replacements and repairs to FF&E required by any future PIP. “PIP Monthly Deposit” means the sums required of the borrower to complete all work described in any PIP (other than the current PIP) required by a franchisor, payable on each payment date in monthly installments reasonably estimated by the lender to provide for adequate funds to complete the work described in any such PIP within the timeframes required by such PIP.

Lockbox and Cash Management. The Hilton Harrisburg Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the commencement of a Lockbox Period (defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Hilton Harrisburg Property are required to be deposited. The borrower is required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. During a Lockbox Period, the borrower will, and will cause any property manager to, deposit all amounts received by them constituting Rents into the lockbox account within one business day after receipt thereof.

In addition, upon the commencement of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Harrisburg Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Harrisburg Mortgage Loan. Upon the termination of a Cash Sweep Period (provided no event of default is continuing), the borrower will have right to close the lockbox account until the occurrence of a subsequent Lockbox Period (if any).

A "Lockbox Period" means the period (a) commencing on the earlier of (i) the commencement of a Cash Sweep Period or (ii) the occurrence of an event of default and (b) terminating when no Cash Sweep Period or event of default exists.

A “Cash Sweep Period” means a period commencing on the first day of the calendar month following the month during which the lender notifies the borrower of its determination that the debt service coverage ratio is less than 1.20x for any calendar quarter and ending on the last day of the calendar month during which the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters; provided that a Cash Sweep Period will not occur or continue to the extent that the lender has received cash or a letter of credit in an amount, determined quarterly, which, if used to reduce the outstanding principal balance of the Hilton Harrisburg Mortgage Loan, would be sufficient to cause the calculation of debt service coverage ratio to equal or exceed 1.20x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-53

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

A-3-54

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

Honolulu FBI Office
91-1300 Enterprise Street
Kapolei, HI 96707
WAI'ANAE RANGE
HONOLULU COUNTY
Pacific Ocean
Waipio
Royal Kunia Country Club
Waikele Premium Outlets
Waikele Center
Royal Kunia
Kunia Rd
Honolulu 14 miles
Waipahu
Queen Liliuokalani Frwy
Waipahu St
WAIPAHU TRANSIT CTR
HART
WEST LOCH
The Queen's Medical Center - West Oahu
HO'OPILI
West Loch Golf Course
West Loch
UH WEST O'AHU
University of Hawaii West O'ahu
Makakilo Dr
Makakilo
Farrington Hwy
Battery Arizona Museum
Ewa Villages
Arizona Rd
EAST KAPOLEI
Kealanani Plaza
Kapolei Marketplace
Kapolei Golf Club
Kapolei
Ka Makana Ali'i
Iroquois Rd
Ewa Gentry
Four Seasons Resort
Ko Olina Golf Club
Ko Olina
Ko Olina Beach Park
Kapolei Commons
Kapolei Village Ctr.
Kapolei Pkwy
Performing Arts Center of Kapolei
Roosevelt Ave
Coral Crater Adventure Park
Coral Creek Golf Course
Laulani Village
Hawaii Prince Golf Club
Hoakalei Country Club
Keoneula Blvd
Ewa Beach
Ocean Pointe
Malakole St
Macy's Distribution Center
Kalaeloa Airport
Germaine's Luau
Pearl Harbor Nat'l Wildlife Refuge-Kalaeloa Unit
Nimitz Beach
Barbers Point Beach
Pacific Ocean
Oahu
HONOLULU
Wahiawa
Mililani
Pearl City
Aiea
Kaneohe
Kailua
Waianae
Nanakuli
Waipahu
Kapolei
Ewa Beach
Makaha
Haleiwa
Ahuimanu

A-3-55

Mortgage Loan No. 7 – Honolulu FBI Office

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		AREF2		Single Asset/Portfolio:	Single Asset
				Location:	Kapolei, HI 96707
Original Balance(1):		$27,200,000		General Property Type:	Office
Cut-off Date Balance(1):		$27,200,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		4.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2011/NAP
Borrower Sponsor:		Eagle River Investors, LLC		Size:	150,365 SF
Guarantor(2):		Eagle River Investors, LLC		Cut-off Date Balance per SF(1):	$314
Mortgage Rate:		7.25300%		Maturity Date Balance per SF(1):	$314
Note Date:		7/1/2025		Property Manager:	Eagle River Investors, LLC
Maturity Date:		7/6/2035			(borrower-related)
Term to Maturity:		120 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$5,796,518
IO Period:		120 months		UW NCF:	$5,616,080
Seasoning:		1 month		UW NOI Debt Yield(1):	12.3%
Prepayment Provisions:		L(25),D(90),O(5)		UW NCF Debt Yield(1):	11.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.62x
Additional Debt Balance(1):		$20,000,000		Most Recent NOI:	$6,626,791 (5/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$6,659,948 (12/31/2024)
				3rd Most Recent NOI:	$6,522,258 (12/31/2023)
				Most Recent Occupancy:	100.0% (8/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$458,609	$70,555	NAP	Appraised Value (as of):	$87,400,000 (3/18/2025)
Insurance:	$0	Springing	NAP	Appraised Value per SF:	$581
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	54.0%
TI/LC Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	54.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$47,200,000	99.9%	Loan Payoff:	$46,039,209	97.5%
Borrower Sponsor Equity:	$27,032	0.1%	Closing Costs:	$729,214	1.5%
			Upfront Reserves:	$458,609	1.0%
Total Sources:	$47,227,032	100.0%	Total Uses:	$47,227,032	100.0%

(1)	The Honolulu FBI Office Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $47.2 million (the “Honolulu FBI Office Whole Loan”). The financial information in the chart above reflects the Honolulu FBI Office Whole Loan.
(2)	In the event that the borrower fails to make the Lease Expiration Additional Deposit (as defined below) or provide the Lease Expiration Letter of Credit (as defined below), Eagle River Investors, LLC and Judd D. Malkin will be recourse to the lender in an amount equal to $12,000,000 of principal (the “Principal Payment Obligation”). See “The Property” below.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The seventh largest mortgage loan (the “Honolulu FBI Office Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a first-priority fee mortgage encumbering a 150,365 SF office property in Kapolei, Hawaii (the “Honolulu FBI Office Property”). The Honolulu FBI Office Whole Loan consists of three pari passu promissory notes and accrues interest at a rate of 7.25300% per annum. The Honolulu FBI Office Whole Loan has a 10-year, interest-only term. The Honolulu FBI Office Mortgage Loan is evidenced by the controlling Note A-1 with a principal balance as of the Cut-off Date of $27,200,000. The Honolulu FBI Office Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-C35 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Honolulu FBI Office Whole Loan:

Honolulu FBI Office Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,200,000	$27,200,000	MSBAM 2025-C35	Yes
A-2-A(1)	$15,000,000	$15,000,000	Goldman Sachs Bank USA	No
A-2-B(1)	$5,000,000	$5,000,000	Goldman Sachs Bank USA	No
Whole Loan	$47,200,000	$47,200,000

(1)	Expected to be contributed to one or more future securitization(s).
A-3-56

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

The Borrower and the Borrower Sponsor. The borrower is Eagle River Investors-Hawaii, LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Eagle River Investors, LLC, which is controlled by Judd D. Malkin and his three children. Judd D. Malkin is a co-founder of Chicago-based JMB Financial Advisors and has over 50 years of real estate experience across all asset classes. Eagle River Investors, LLC currently owns three properties totaling approximately 400,000 SF, located in Hawaii, Austin and Virginia.

The Property. The Honolulu FBI Office Property is a 150,365 SF office building located in Kapolei, Hawaii, approximately 22 miles west of downtown Honolulu. The Honolulu FBI Office Property is located on a 9.46-acre site and consists of a four-story office building, visitor screening building and a parking structure. The Honolulu FBI Office Property was constructed in 2011 and includes an autobody shop, secure fencing, a 100-foot setback and two entrances. The Honolulu FBI Office Property was originally constructed by the Penrose Corporation, a developer specializing in build-to-suit projects for the government that built eight field offices for the Federal Bureau of Investigation (“FBI”) between 1994 and 2012, and was acquired by the borrower sponsor in 2013 for $97.1 million. The Honolulu FBI Office Property features 349 parking spaces, resulting in a parking ratio of 2.32 spaces per 1,000 SF of NRA.

The sole tenant, FBI, commenced a 20-year lease in 2012 that expires in October 2032. According to the appraisal, the custom-built office is tailored for the FBI and due to its existing configuration and lack of suitable alternatives in the market there is a high probability of continued demand for an FBI field office or an alternative department of defense / intelligence office tenant. The Honolulu FBI Office Whole Loan is structured with a cash flow sweep that will commence 24 months prior to FBI’s lease expiration, if FBI discontinues operation in 20% or more of its space, or if there is any announcement that the FBI is constructing a new headquarters in Hawaii or the FBI is relocating its operations at the Honolulu HBI Office Property to a different location. Furthermore, 12 months prior to the FBI’s lease expiration the borrower is required to either deposit $12,000,000 into a special rollover reserve (the “Lease Expiration Additional Deposit”) or deliver a letter of credit in the amount of $12,000,000 (the “Lease Expiration Letter of Credit”). In the event that the borrower fails to make the Lease Expiration Additional Deposit or provide the Lease Expiration Letter of Credit, Eagle River Investors, LLC and Judd D. Malkin will be recourse to the lender in an amount equal to $12,000,000.

Sole Tenant.

Federal Bureau of Investigation (GSA) (150,365 SF, 100.0% of NRA, 100.0% of underwritten base rent). The FBI is the United States’ federal law enforcement and domestic intelligence agency. The FBI’s Honolulu location serves as the regional headquarters for the Hawaii, Guam, U.S. Commonwealth in the Pacific Ocean (CNMI), and American Samoa, overseeing operations across the region with responsibilities including counterterrorism, counterintelligence, cybercrime and criminal investigations, while supporting federal, state and local law enforcement partners throughout its jurisdiction. The FBI has been the sole tenant at the Honolulu FBI Office Property since 2012 when it commenced its initial 20-year lease expiring in October 2032. In addition to base rent, the FBI reimburses for real estate taxes over the 2013 base year. The lease is signed by the United States of America, acting by and through the General Services Administration (GSA) Public Buildings Service. The tenant has no termination or renewal options.

The following table presents certain information relating to the tenancy at the Honolulu FBI Office Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Federal Bureau of Investigation (GSA)	AA+/Aa1/AA+	150,365	100.0%	$8,870,247	100.0%	$58.99	10/22/2032	None	N
Subtotal/Wtd. Avg.		150,365	100.0%	$8,870,247	100.0%	$58.99
Other Tenants		0	0.0%	$0	0.0%	$0.00
Total Occupied Space		150,365	100.0%	$8,870,247	100.0%	$58.99
Vacant Space		0	0.0%
Total/Wtd. Avg.		150,365	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2025 with rent steps taken through October 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.

A-3-57

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

The following table presents certain information with respect to the lease rollover at the Honolulu FBI Office Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	% of Total UW Rent Rolling	Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	1	150,365	100.0%	100.0%	$8,870,247	100.0%	100.0%	$58.99
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	150,365	100.0%		$8,870,247	100.0%		$58.99

(1)	Information is based on the underwritten rent roll dated August 1, 2025 with rent steps taken through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Honolulu FBI Office Property is located in Kapolei, Hawaii, approximately 22 miles west of downtown Honolulu. Primary access is provided by the Kapolei Parkway and Interstate H-1, which is located approximately 1.7 miles from the Honolulu FBI Office Property. The Honolulu FBI Office Property is located near demand drivers such as Kapolei Market Place (1.8 miles away), Ka Makana Ali’i Shopping Mall (1.8 miles away), Kapolei Commons (1.9 miles away) and Kalaeloa Airport (1.1 miles away). The Daniel K. Inouye International Airport, the largest airport in Hawaii and main hub for international access to the Hawaiian Islands, is located approximately 17 miles away.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Honolulu FBI Office Property was 15,876, 73,980 and 133,252, respectively. The 2024 estimated median household income within the same radii was approximately $116,756, $117,046 and $118,785, respectively.

According to the appraisal, the Honolulu FBI Office Property is situated within the West Oahu office submarket. As of the fourth quarter of 2024, the West Oahu office submarket reported a total inventory of approximately 1.8 million SF, a vacancy rate of 4.1% and a monthly rent PSF of $41.61. The submarket experienced positive 1,127 SF of net absorption and zero completions for the current quarter.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Honolulu FBI Office Property:

Market Rent Summary
GSA Lease
Property SF	150,365
Market Rent (PSF per year)	$60.00
Lease Term (Years)	15
Lease Type (Reimbursements)	RE Tax Above Base Year
New Tenant Improvements (PSF)	None
Renewal Tenant Improvements (PSF)	None

A-3-58

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

The following table presents recent leasing data at comparable GSA-leased office properties with respect to the Honolulu FBI Office Property:

Comparable GSA Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF
Honolulu FBI Office Kapolei, HI	2011 / NAP	150,365(1)	Federal Bureau of Investigation (GSA)(1)	150,365(1)	Oct-12(1)	20.0(1)	$58.99(1)
1132 Bishop Street Honolulu, HI	1992	492,560	GSA	21,521	Feb-21	15.0	$50.03
1003 Bishop Street Honolulu, HI	1993	456,814	GSA	21,103	Mar-21	10.0	$63.13
415 Garland Ave Fort Smith, AR	2009 / NAP	7,663	Federal Bureau of Investigation (GSA)	7,633	Mar-25	15.0	$33.06
3110 North Interstate Drive Norman, OK	2019 / NAP	7,119	Federal Bureau of Investigation (GSA)	5,898	Dec-24	15.0	$24.19
5245 Pacific Concourse Drive Los Angeles, CA	1989 / NAP	65,930	GSA	65,930	Apr-24	20.0	$39.50
12401 Sycamore Station Place Louisville, KY	2009 / NAP	120,197	Federal Bureau of Investigation	120,197	Mar-24	20.0	$30.35
2420 & 2430 Stevens Center Place Richland, WA	1995 / NAP	140,152	GSA	140,152	Oct-23	10.0	$24.88
2262 Wall Avenue Ogden, UT	2007 / NAP	135,206	Federal Bureau of Investigation (GSA)	135,206	Nov-22	20.0	$32.53
1201 North McColl Road Mcallen, TX	2001	79,735	Federal Bureau of Investigation	79,735	Jun-22	17.0	$42.41
801 Follin Lane Vienna, VA	1971	225,038	Federal Bureau of Investigation (GSA)	190,268	Mar-22	20.0	$33.23
22000 Southeast Stark Street Gresham, OR	2021	95,901	DHS	95,901	Jul-21	19.9	$24.84

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated August 1, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Honolulu FBI Office Property of $87,400,000 as of March 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated March 14, 2025, there was no evidence of any recognized environmental conditions at the Honolulu FBI Office Property.

A-3-59

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Honolulu FBI Office Property:

Cash Flow Analysis(1)
	2022	2023	2024	5/31/2025 TTM	UW	UW PSF
Gross Potential Rent	$8,721,192	$8,785,765	$8,838,441	$8,852,370	$8,870,247	$58.99
Recovery Income	$338,901	$307,643	$358,555	$383,115	$427,623	$2.84
Other Income	$191,049	$257,474	$207,513	$194,132	$193,165	$1.28
Vacancy	$0	$0	$0	$0	($474,519)	($3.16)
Effective Gross Income	$9,251,142	$9,350,882	$9,404,509	$9,429,617	$9,016,515	$59.96

Taxes	$1,154,456	$1,165,084	$1,212,416	$1,222,606	$1,246,203	$8.29
Insurance	$111,283	$244,331	$87,258	$69,860	$210,939	$1.40
Other Operating Expenses	$1,408,011	$1,419,210	$1,444,887	$1,510,360	$1,762,855	$11.72
Total Operating Expenses	$2,673,750	$2,828,624	$2,744,561	$2,802,826	$3,219,997	$21.41

Net Operating Income	$6,577,392	$6,522,258	$6,659,948	$6,626,791	$5,796,518	$38.55
TI/LC	$0	$0	$0	$0	$150,365	$1.00
Capital Expenditures	$0	$0	$0	$0	$30,073	$0.20
Net Cash Flow	$6,577,392	$6,522,258	$6,659,948	$6,626,791	$5,616,080	$37.35

Occupancy %(2)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	1.89x	1.88x	1.92x	1.91x	1.67x
NCF DSCR	1.89x	1.88x	1.92x	1.91x	1.62x
NOI Debt Yield	13.9%	13.8%	14.1%	14.0%	12.3%
NCF Debt Yield	13.9%	13.8%	14.1%	14.0%	11.9%

(1)	Information is based on the underwritten rent roll dated August 1, 2025 with rent steps taken through July 2025.
(2)	Occupancy % represents the average occupancy during each respective year. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves. At origination, the borrowers deposited approximately $458,609 for real estate taxes.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $70,555 a month).

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Honolulu FBI Office Property is insured under a blanket policy.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $2,506 for replacement reserves if a cash management period is continuing.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $12,530 for rollover reserves if a cash management period is continuing.

Lockbox and Cash Management. The Honolulu FBI Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the commercial tenants at the Honolulu FBI Office Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower with respect to the Honolulu FBI Office Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Honolulu FBI Office Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	the stated maturity date;
(ii)	an event of default;
(iii)	if, as of the last day of any calendar quarter, the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.20x; or
(iv)	the commencement of a Trigger Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	(a) either (1) the Honolulu FBI Office Whole Loan and all other obligations under the Honolulu FBI Office Whole Loan documents have been repaid in full; or (2) the stated maturity date has not occurred; and
●	(b) with respect to clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing; clause (iii) above, the lender has determined that the Honolulu FBI Office Property have achieved a NOI DSCR of at least 1.25x as of the last day of any calendar quarter; or clause (iv) above, such Trigger Lease Sweep Period has ended.

A-3-60

Office – CBD	Loan #7	Cut-off Date Balance:	$27,200,000
91-1300 Enterprise Street	Honolulu FBI Office	Cut-off Date LTV:	54.0%
Kapolei, HI 96707		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	12.3%

A “Trigger Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the date that is 24 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); or
(ii)	the date required under a Trigger Lease by which the applicable Trigger Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised and no other renewal or extension has been exercised or executed) or the date that any Trigger Tenant gives notice of its intention not to renew or extend its Trigger Lease; or
(iii)	any Trigger Lease is surrendered, cancelled or terminated prior to its then current expiration date or any Trigger Tenant gives notice of its intention to terminate, surrender or cancel its Trigger Lease; or
(iv)	any Trigger Tenant shall discontinue its business in twenty percent (20%) or more of its premises (i.e., “goes dark”) or gives written notice to borrower that it intends to do the same; or
(v)	any announcement that (1) the FBI is constructing a new headquarters in Hawaii or (2) the FBI is relocating its operations at the Honolulu HBI Office Property to a different location, provided, however, that in the event that there is an announcement that the FBI will continue to operate at the Honolulu HBI Office Property notwithstanding the additional location, the Trigger Lease Sweep Period triggered by this clause (v) shall be capped at twenty-four (24) months; or
(vi)	the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Trigger Lease by the applicable Trigger Tenant thereunder; or
(vii)	the occurrence of an insolvency proceeding by a Trigger Tenant.

A Trigger Lease Sweep Period will end the earlier to occur of (y) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all reasonably anticipated tenant improvement costs and leasing commissions and down-time or free rent periods in connection with the re-tenanting of the space under the applicable Trigger Lease that gave rise to the subject Trigger Lease Sweep Period, or (z) the occurrence of any of the following:

(1)	with respect to a Trigger Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii), (iv) or (v) above, upon the earliest to occur of (A) the date on which the subject Trigger Tenant irrevocably exercises its renewal or extension option (or otherwise enters into a renewal or extension agreement with the borrower and reasonably acceptable to the lender and in the lender’s reasonable judgment, sufficient funds have been accumulated or are deposited in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated leasing expenses for such Trigger Lease and any other reasonably anticipated expenses in connection with such renewal or extension, (B) the date on which substantially all of the space demised under the subject Trigger Lease (or portion thereof) that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid or reserved in full, or (C) in the case of clause (iv) above, the subject Trigger Tenant continues its business (i.e., is no longer dark);
(2)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vi) above, the subject Trigger Tenant default has been cured, and no other monetary or material non-monetary default by such Trigger Tenant has occurred for a period of three consecutive months following such cure; provided however, that if the Trigger Tenant is a GSA tenant or any other investment grade tenant, such Trigger Lease Sweep Period is required to end simultaneously with the cure of the default under the subject Trigger Lease; or
(3)	with respect to a Trigger Lease Sweep Period caused by a matter described in clause (vii) above, the applicable Trigger Tenant insolvency proceeding has been terminated (and the applicable Trigger Lease remains in full force and effect) or the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably acceptable to Lender or if such Trigger Tenant insolvency proceeding is with respect to a Trigger Tenant guarantor only, such Trigger Tenant guarantor has been replaced or substituted in a manner reasonably acceptable to the lender.

A “Trigger Lease” means a sole tenant lease or all leases which (A) individually or in the aggregate with respect to the same tenant and its affiliates (i) cover more than 30% of the NRA at the Honolulu FBI Office Property, or (ii) have a gross annual rent of more than 30% of the total annual rents from leases at the Honolulu FBI Office Property, or (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the Honolulu FBI Office Property, or (C) are entered into with a tenant who is an affiliate of borrower or guarantor or (D) are entered into following the occurrence and during the continuance of an event of default.

A “Trigger Tenant” means any tenant under a Trigger Lease.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Honolulu FBI Office Property, as well as 18 months of business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-61

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

A-3-62

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

West Portsmouth
Portsmouth
Sciotodale
Shawnee State Univ.
South Shore
Wheelersburg
Friendship
Ohio River
Lewis County
Scioto County
OHIO
Gallia County
AMTRAK
Franklin Furnace
Wayne National Forest
Crown City
Greenup
Hanging Rock
Greenup County
Wurtland
Worthington
Raceland
Ironton
Lawrence County
Flatwoods
Russell
Coal Grove
KENTUCKY
Ohio River
Westwood
Ashland
Lesage
Boyd County
South Point
Marshall University
Carter County
Kenova
Huntington
Lexington, KY 86 miles
Cannonsburg
Barboursville
Huntington Tri-State Airport
Cabell County
Grayson
WEST VIRGINIA

VTS Portfolio	
1 Baldwin	Baldwin, GA
2 Wurtland	Wurtland, KY

Chattahoochee National Forest
Cleveland
Truett McConnell University
Clarkesville
Habersham County
Toccoa Falls College
Toccoa-Stephens County Airport
Lumpkin County
White County
Demorest
Piedmont University
AMTRAK
Toccoa
Cornelia
Habersham County Airport
Chattahoochee National Forest
Stephens County
Dahlonega
Baldwin
Clermont
Raoul
Murrayville
Hall County
Lula
Banks County
Franklin County
Brenau University
Homer
Gainesville
Lake Lanier
Gillsville
Lee Gilmer Mem. Airport
Atlanta 53 miles
Jackson County
Maysville

A-3-63

Mortgage Loan No. 8 – VTS Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Portfolio
				Location(4):	Various, Various
Original Balance:	$23,630,000			General Property Type:	Industrial
Cut-off Date Balance:	$23,630,000			Detailed Property Type:	Various
% of Initial Pool Balance:	4.0%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated(4):	Various/Various
Borrower Sponsors:	Angelo, Gordon & Co., L.P. and TPG, Inc.			Size:	343,374 SF
Guarantors:	AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P.			Cut-off Date Balance per SF:	$69
Mortgage Rate:	6.64000%			Maturity Date Balance per SF:	$69
Note Date:	6/30/2025			Property Manager:	Self-Managed
Maturity Date:	7/6/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$2,595,190
Amortization Term:	0 months			UW NCF:	$2,449,126
IO Period:	120 months			UW NOI Debt Yield:	11.0%
Seasoning:	1 month			UW NCF Debt Yield:	10.4%
Prepayment Provisions:	YM1(25),DorYM1(88),O(7)			UW NOI Debt Yield at Maturity:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.54x
Additional Debt Type:	NAP			Most Recent NOI(5):	NAV
Additional Debt Balance:	NAP			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type)(2):	Yes (Mezzanine)			3rd Most Recent NOI(5):	NAV
				Most Recent Occupancy(5):	NAV
				2nd Most Recent Occupancy(5):	NAV
Reserves(3)				3rd Most Recent Occupancy(5):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of)(6)(7):	$38,300,000 (Various)
RE Taxes:	$0	Springing	NAP	Appraised Value Per SF:	$112
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(7):	61.7%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(7):	61.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,630,000	100.0%	Return of Equity(1):	$23,000,630	97.3%
			Closing Costs:	$629,370	2.7%
Total Sources:	$23,630,000	100.0%	Total Uses:	$23,630,000	100.0%

(1)	The borrower purchased the VTS Portfolio Properties (as defined below) for $36.0 million in an all cash sale-leaseback transaction on June 27, 2025.
(2)	See “Mezzanine Loan” below.
(3)	See “Escrows and Reserves” section below for further discussion.
(4)	See the “Portfolio Summary” chart below.
(5)	Historical financial information is not available because the VTS Portfolio Properties were recently acquired in a sale-leaseback transaction and leases were not previously in place.
(6)	Appraisal Dates are between June 5, 2025 and July 5, 2025.
(7)	The appraisal also concluded to a “hypothetical market value ‘as dark’” of $31,600,000 as of the appraisals dated between June 5, 2025 and July 1, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “hypothetical market value ‘as dark’” are 74.8%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “VTS Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,630,000 and secured by a first priority fee mortgage encumbering a 343,374 SF industrial portfolio located in Baldwin, Georgia and Wurtland, Kentucky (the “VTS Portfolio Properties”).

The Borrower and the Borrower Sponsors. The borrower is AGNL Modular, L.L.C., a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the VTS Portfolio Mortgage Loan.

The borrower sponsors are Angelo, Gordon & Co., L.P. and TPG, Inc. (collectively, “TPG Angelo Gordon”) and the non-recourse carveout guarantors are AG Net Lease Realty Fund V REIT LLC and AG Net Lease Realty Fund V Investments (H-1), L.P., severally (but not jointly). TPG, Inc. acquired Angelo Gordon in 2023, creating a new diversified credit and real estate investing platform within TPG, Inc. TPG Angelo Gordon has experience in a broad range of real estate strategies for both institutional and high net worth investors. TPG Angelo Gordon began investing in commercial real estate in 1993 and has acquired over $45 billion of real estate assets across the globe. As of December 31, 2023, TPG Angelo Gordon had approximately $78 billion of assets under management. One of the non-recourse carveout guarantors, AG Net Lease Realty Fund V Investments (H-1), L.P. is a closed end fund that terminates in February 2036. The liability of the two non-recourse carveout guarantors is several in accordance with their respective ownership interests in the borrower. In addition, if an acceptable environmental policy is purchased the lender is required to look first to such policy prior to seeking payment under the environmental indemnity.

A-3-64

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The Properties. The VTS Portfolio Properties consist of a 269,227 SF industrial warehouse and distribution property located at 509-515 Industrial Park Road in Baldwin, Georgia (the “Baldwin Property”) and a 74,147 SF manufacturing facility located at 1033 Port Road in Wurtland, Kentucky (the “Wurtland Property”). As of August 1, 2025, the VTS Portfolio Properties were 100.0% leased to a single tenant, SteelCell of North America, LLC & Portable Solutions Group, LLC (collectively, “Vital Space”). Vital Space operates its SteelCell brand out of the Baldwin Property and its Portable Solutions Group brand out of the Wurtland Property. The VTS Portfolio Properties were acquired from the sole tenant in a sale leaseback transaction on June 27, 2025.

The following table presents certain information relating to the VTS Portfolio Properties:

Portfolio Summary Table
Property Name	City, State	Year Built/Year Renovated	NRA (SF)	Occ.(1)	Allocated Cut-off Date Loan Amounts	% of Allocated Cut-off Date Loan Amount	UW NCF(1)	% of UW NCF(1)	Appraised Value
Baldwin	Baldwin, GA	2018 / 2024	269,227	100.0%	$19,395,057	82.1%	$2,018,143	82.4%	$31,800,000
Wurtland	Wurtland, KY	2002 / 2015	74,147	100.0%	$4,234,943	17.9%	$430,983	17.6%	$6,500,000
Total/Wtd. Avg.			343,374	100.0%	$23,630,000	100.0%	$2,449,126	100.0%	$38,300,000

Source: Appraisals.

(1)	Based on the underwritten rent roll dated August 1, 2025

Baldwin

The Baldwin Property is comprised of an industrial warehouse and distribution building totaling 269,227 SF located at 509-515 Industrial Park Road in Baldwin, Georgia, approximately 23.9 miles northeast of Gainesville, Georgia and 75.4 miles northeast of Atlanta, Georgia. The Baldwin Property was originally constructed in 2018 and renovated in 2024. The Baldwin Property is comprised of four buildings situated on an approximately 22.3-acre site. The Baldwin Property features 11 drive-in doors, 30- to 45-foot clear heights, approximately 2.3% office finishes, and 150 parking spaces, resulting in a parking ratio of 0.56 spaces per 1,000 SF.

The Baldwin Property is used as an operational hub for Vital Space, operating under the SteelCell Brand. Founded in 2001, SteelCell partners with governments and municipalities to provide tailor-made prefabricated security solutions. SteelCell has 165 combined years of detention experience and has built 21,900 modules including cells, showers, multi-piece control rooms, and other detention rooms. The Baldwin Property serves as SteelCell’s company headquarters.

Wurtland

The Wurtland Property is comprised of an industrial manufacturing building totaling 74,147 SF located at 1033 Port Road in Wurtland, Kentucky, which sits along the bank of the Ohio River approximately 25.9 miles northwest of Huntington, West Virginia. The Wurtland Property was originally constructed in 2002 and renovated in 2015. The Wurtland Property is comprised of one, single-story building situated on an approximately 10.4-acre site. The Wurtland Property features 10 drive-in doors, 30- to 33-foot clear heights, approximately 8.0% office finishes, and a surface unstriped parking lot.

The Wurtland Property is used as an operational hub for Vital Space, operating under the Portable Solutions Group (“PSG”) brand. The PSG Brand designs and manufactures modular structures from shipping containers, offering solutions for security, sanitation, and workplace needs on industrial job sites. PSG focuses on durability, flexibility, and ease of deployment to help customers streamline and enhance safety.

Sole Tenant. The VTS Portfolio Properties are 100.0% leased to Vital Space. VitalSpace serves the judicial, construction, industrial, and healthcare end markets with products that include modular steel justice units, healthcare / behavioral and mental health units, ground located offices, restrooms, modular access control portals, and vehicular access control portals. Prefabricated modular steel products have a variety of benefits to traditional construction including reduced labor costs, shorter timelines, superior quality, and cost predictability. The company operates under the brands SteelCell, Portable Solutions Group, CareAffirm, SteelCell Locks, and Connexure. Vital Space has a current lease term at the VTS Portfolio Properties through December 2049 with two, ten-year renewal options and no termination options.

The following table presents certain information relating to the sole tenant at the VTS Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)(4)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Vital Space	NR/NR/NR	343,374	100.0%	$2,763,154	100.00%	$8.05	12/31/2049	2 x 10 yr	N
Occupied Subtotal/Wtd. Avg.		343,374	100.0%	$2,763,154	100.00%	$8.05
Vacant Space		0	0.0%
Total/Wtd. Avg.		343,374	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Base Rent and Annual UW Base Rent PSF includes contractual rent steps of $73,953 through July 1, 2026.
(4)	Annual UW Base Rent PSF represents the weighted average rent PSF for the Baldwin Property and the Wurtland Property. Vital Space Annual UW Base Rent PSF at the Baldwin Property is $8.42 and at the Wurtland Property is $6.68.

A-3-65

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the VTS Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2026	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2027	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2028	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2029	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2030	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2031	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2032	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2033	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2034	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2035	0	0	0.00%	0.00%	$0	0.00%	0.00%	$0.00
2036 & Thereafter	1	343,374	100.00%	100.00%	$2,763,154	100.00%	100.00%	$8.05
Vacant	0	0	0.00%	100.00%	$0	0.00%	100.00%	$0.00
Total/Wtd. Avg.	1	343,374	100.00%		$2,763,154	100.00%		$8.05

(1)	Based on the underwritten rent roll dated August 1, 2025 and includes contractual rent steps of $73,953 through July 1, 2026.

The Market. The VTS Portfolio Properties are located in the Cornelia, Georgia and the Huntington-Ashland metropolitan statistical areas.

The Baldwin Property is located at 509-515 Industrial Park Road in Baldwin, Georgia, approximately 23.9 miles northeast of Gainesville, Georgia and 75.4 miles northeast of Atlanta, Georgia. The city of Baldwin is well connected by a network of major roads, including U.S. Route 441 and 23, which provide access to Gainesville and other neighboring cities. According to a third-party market research report, the Baldwin Property is located within the Cornelia – GA industrial submarket of Georgia. As of May 21, 2025, the Cornelia – GA industrial submarket had inventory of 2,069,091 SF, a vacancy rate of 0.4%, and asking rent of $6.02 PSF. According to the appraisal, the 2024 population within a one, three- and five-mile radius of the Baldwin Property was 1,681, 12,447, and 24,663, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $66,180, $77,569, and $82,275, respectively.

The Wurtland Property is located at 1033 Port Road in Wurtland, Kentucky, which sits along the bank of the Ohio River approximately 25.9 miles northwest of Huntington, West Virginia. The city of Wurtland is well connected with access to U.S. Route 23 and 52. According to the appraisal, the Wurtland Property is located within the Ohio River Corridor industrial submarket of the Huntington-Ashland metropolitan area. As of the first quarter of 2025, the Ohio River Corridor industrial submarket had inventory of 5,687,019 SF and a vacancy rate of 10.0%. The appraisal did not have average asking rent data for the Ohio River Corridor industrial submarket, however the broader Huntington-Ashland metropolitan area industrial market had average asking rent of $6.78 PSF as of the first quarter of 2025. According to the appraisal, the 2024 average household income within a one, three- and five-mile radius of the Wurtland Property was $74,495, $77,543, and $77,856, respectively.

The following table presents recent leasing data at comparable properties to the VTS Portfolio - Baldwin Property:

Comparable Leases Summary- Baldwin
Property/Location	Distance from Subject	Year Built / Reno	Tenant Name	Tenant Size (SF)	Lease Date	Base PSF	Lease Type
Baldwin 509-515 Industrial Park Road Baldwin, GA	-	2018 / 2024	Vital Space	269,227	Jul-25	$8.42	NNN
4326 Avery Dr.	29.6 mi	2024 / NAP	Marel	100,284	Oct-24	$7.60	NNN
Flowery Branch, GA
4000 Chamblee Road	30.6 mi	2024 / NAP	Therapak	162,222	Sep-24	$8.68	NNN
Oakwood, GA
4755 Thurmon Tanner Road	31.9 mi	2022 / NAP	Mars	447,120	Feb-23	$7.45	NNN
Flowery Branch, GA
6533 McEver Road	34.5 mi	2024 / NAP	Atosa	176,305	Feb-24	$7.50	NNN
Flowery Branch, GA
6755 Maple Avenue	36.2 mi	2022 / NAP	Sampa	159,840	May-23	$7.50	NNN
Buford, GA

Source: Appraisal

A-3-66

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The following table presents recent leasing data at comparable properties to the VTS Portfolio - Wurtland Property:

Comparable Leases Summary- Wurtland
Property/Location	Distance from Subject	Year Built / Reno	Tenant Name	Tenant Size (SF)	Lease Date	Base PSF	Lease Type
Wurtland 1033 Port Road Wurtland, KY	-	2002 / 2015	Vital Space	74,147	Jul-25	$6.68	NNN
1151 Morton Lane	69 mi	1988 / 2022	Good 360	153,600	Jan-24	$4.00	NNN
Maysville, KY
2101-2141 Southwest Boulevard	111 mi	1990 / NAP	Anava Logistics LLC	36,080	Oct-24	$7.50	NNN
Grove City, OH
6283 Tri Ridge Boulevard	119 mi	1995 / 2023	International Paper	40,242	Apr-23	$8.72	NNN
Loveland, OH
2245 Progress Drive	131 mi	2000 / NAP	Heidelberg Distributing	118,629	Mar-24	$6.85	NNN
Hebron, KY
2909 Blankenbaker Road	178 mi	2024 / NAP	Terex Corporation	133,735	Jun-24	$9.85	NNN
Louisville, KY
12415 Old Lagrange Road	180 mi	2019 / NAP	Midwest Barrel Company	72,150	Feb-25	$8.10	NNN
Louisville, KY

Source: Appraisal

The following table presents information relating to comparable sales for the Baldwin Property:

Summary of Comparable Sales-Baldwin
Property Name / Address	Distance from Subject	Sale Date	Sale Price	SF	Price per SF
Baldwin 509-515 Industrial Park Road Baldwin, GA	-	Jun-25	$29,548,119	269,227 SF	$109.75
1056 Personal Place, 48-50 Bestfriend Road(1)	Various	Oct-24	$28,456,000	253,536 SF	$112.24
Various, GA
3760 Southside Industrial Parkway	83 mi	Sep-23	$20,900,000	180,300 SF	$115.92
Atlanta, GA
350 Dividend Drive	107 mi	May-23	$12,680,000	110,559 SF	$114.69
Peachtree City, GA
780 Innovation Parkway	121 mi	Dec-24	$13,483,000	104,260 SF	$129.32
Appling, GA
1009 Gateway Parkway	241 mi	Jun-24	$87,000,000	790,020 SF	$110.12
Rincon, GA

Source:	Appraisal
(1)	1056 Personal Place is located in Conyers, Georgia approximately 59 miles from the Baldwin Property and 48-50 Bestfriend Road is located in Atlanta, Georgia approximately 88 miles from the Baldwin Property.

A-3-67

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

The following table presents information relating to comparable sales for the Wurtland Property:

Summary of Comparable Sales-Wurtland
Property Name / Address	Distance from Subject	Sale Date	Sale Price	SF	Price per SF
Wurtland 1033 Port Road Wurtland, KY	-	Jun-25	$6,451,881	74,147 SF	$87.01
189 Container Place	131 mi	Apr-25	$5,365,000	70,941 SF	$75.63
Springdale, OH
9345 Princeton Glendale Road	132 mi	Dec-23	$6,367,500	79,800 SF	$79.79
West Chester, OH
2270 Litton Lane	134 mi	Jun-24	$17,700,000	165,541 SF	$106.92
Hebron, KY
1605 Worldwide Boulevard	135 mi	May-24	$11,800,000	150,100 SF	$78.61
Hebron, KY
2578 Corporate Place	155 mi	May-24	$2,792,500	35,707 SF	$78.21
Miamisburg, OH
2101 South Park Road	192 mi	Jun-24	$32,500,000	324,416 SF	$100.18
Louisville, KY

Source:	Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the VTS Portfolio Properties of $38,300,000 as of the appraisals dated between June 5, 2025 and July 1, 2025. The appraisal also concluded to a “hypothetical market value ‘as dark’” of $31,600,000 as of the appraisals dated between June 5, 2025 and July 1, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “hypothetical market value ‘as dark’” are 74.8%, respectively.

Environmental Matters. According to the Phase I environmental site assessments dated between March 19, 2025 and March 25, 2025 there was no evidence of any recognized environmental conditions at the VTS Portfolio Properties.

A-3-68

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the VTS Portfolio Properties:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent	$2,689,201	$7.83
Contractual Rent Steps	$73,953	$0.22
Potential Income from Vacant Space	$0	$0.00
Reimbursements	$596,117	$1.74
Gross Potential Income	$3,359,271	$9.78
Economic Vacancy & Credit Loss	($167,964)	($0.49)
Other Income	$0	$0.00
Effective Gross Income	$3,191,308	$9.29

Real Estate Taxes	$334,738	$0.97
Insurance	$47,799	$0.14
Management Fee	$95,739	$0.28
Other Expenses(2)	$117,841	$0.34
Total Operating Expenses	$596,117	$1.74

Net Operating Income	$2,595,190	$7.56
Replacement Reserves	$51,506	$0.15
TI/LC	$94,558	$0.28
Net Cash Flow	$2,449,126	$7.13

Occupancy (%)	95.0%(3)
NOI DSCR	1.63x
NCF DSCR	1.54x
NOI Debt Yield	11.0%
NCF Debt Yield	10.4%

(1)	Historical financial information is not available because the VTS Portfolio Properties were recently acquired in a sale-leaseback transaction and leases were not previously in place.
(2)	Other Expenses include repairs and maintenance expenses, utilities, and general and administrative expenses.
(3)	Represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – During a Tax Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next 12-month period.

“Tax Trigger Period” means any period when each of the following conditions exist: (i) a Trigger Period (as defined below) is then continuing and (ii) neither the borrower nor the Specified Tenant (as defined below) has timely paid the taxes directly to the appropriate taxing authority.

Insurance – During an Insurance Trigger Period (as defined below), if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premium due for the renewal of coverage afforded by such policy.

“Insurance Trigger Period” means any period when each of the following conditions exist: (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has timely paid the insurance premiums due on the insurance policies.

Replacement Reserve – During a Replacement Reserve Trigger Period (as defined below), the borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $5,723 for replacements at the VTS Portfolio Properties.

“Replacement Reserve Trigger Period” means any period when each of the following conditions exist: (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has diligently made the required replacements.

Lockbox and Cash Management. The VTS Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the manager to) immediately deposit or cause to be deposited all revenue from the VTS Portfolio Properties directly into the lender-controlled lockbox account. The borrower is required to deliver notices to all tenants at the VTS Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the VTS Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the VTS Portfolio Mortgage Loan documents are required (i) to the extent that a Trigger Period exists, to be held by the lender in an excess cash flow reserve account as additional collateral for the VTS

A-3-69

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

Portfolio Mortgage Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Notwithstanding the foregoing, if the Excess Cash Flow Cap Conditions (as defined below) are satisfied, the borrower’s obligations to deposit excess cash flow into the excess cash flow reserve will be subject to the Excess Cash Flow Cap (as defined below). Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the VTS Portfolio Mortgage Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the VTS Portfolio Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters (a “DSCR Event”), or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the VTS Portfolio Mortgage Loan documents, (y) with regard to a DSCR Event, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to clause (iii) above, the satisfaction of the Specified Tenant Cure Conditions (as defined below).

In determining whether a cure of a DSCR Event has taken place pursuant to clause (B)(y) above, if a DSCR Event occurs solely as a result of the events described in clause (A)(i) or (A)(iii) of the definition of Specified Tenant Trigger Period and the borrower cures the same in accordance with clause (A) or (C) of the definition of Specified Tenant Cure Conditions, as applicable, by depositing additional cash collateral into the excess cash flow reserve or delivering a letter of credit to the lender, in each case specifically in connection therewith, any such amounts deposited or delivered will be added to the underwritable cash flow for purposes of calculating the debt service coverage ratio to determine whether a DSCR Event has occurred.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) an “event of default” by Specified Tenant (as defined below) arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any bankruptcy or similar insolvency of any Specified Tenant and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which will include, without limitation, an estoppel from the Specified Tenant acceptable to the lender) of the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below).

“Specified Tenant” means, as applicable, (i) SteelCell of North America, LLC, (ii) Portable Solutions Group, LLC as tenant on a joint and several basis under the Specified Tenant lease, (iii) SteelCo Interco, LLC, as guarantor, (iv) SteelCo Buyer, LLC, as guarantor on a joint and several basis under the Specified Tenant Lease, and any replacement of the foregoing approved in accordance with the VTS Portfolio Mortgage Loan documents.

“Specified Tenant Cure Conditions” means each of the following, as applicable (A) with respect to clause (A) (i) of the definition of Specified Tenant Trigger Period, the lender’s receipt of satisfactory evidence that any event of default by Specified Tenant under the Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof) has been cured, or, in the event that the Excess Cash Flow Cap Conditions are satisfied, the earlier date that the amount on deposit in the excess cash flow account is equal to the Excess Cash Flow Cap (as defined below) and the borrower has the right to deposit additional cash collateral into the excess cash flow account or deliver a letter of credit to the lender in an amount sufficient to satisfy the Excess Cash Flow Cap, (B) with respect to clause (A) (ii) of the definition of Specified Tenant Trigger Period, the date the Specified Tenant space has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the VTS Portfolio Mortgage Loan documents and the tenants thereunder are in actual physical occupancy of the Specified Tenant space and paying full unabated rent and (C) with respect to clause (A) (iii) of the definition of Specified Tenant Trigger Period, the earliest to occur of (i) the date that the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (ii) if the Specified Tenant lease is assumed or assigned to a new entity in connection with such proceedings, the date the bankruptcy court has issued a final order approving the Specified Tenant’s reorganization plan, (iii) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the date the Specified Tenant space has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the VTS Portfolio Mortgage Loan documents and the tenants thereunder are in actual physical occupancy of the Specified Tenant space and paying full unabated rent, or (iv) in the event that the Excess Cash Flow Cap Conditions are satisfied, the date that the amount on deposit in the excess cash flow account is equal to the Excess Cash Flow Cap (and the borrower has the right to deposit additional cash collateral into the excess cash flow account or deliver a letter of credit to the lender in an amount sufficient to satisfy the Excess Cash Flow Cap).

“Excess Cash Flow Cap Conditions” means (a) a Trigger Period exists solely as a result of a Specified Tenant Trigger Period, (b) no other Trigger Period has occurred and is continuing, and (c) as of the applicable date of determination, the maturity date is scheduled to occur in no earlier than two years.

“Excess Cash Flow Cap” means an amount equal to 18 months of base rent payable under the Specified Tenant lease.

Release of Property. Provided that no event of default has occurred and is continuing under the VTS Portfolio Mortgage Loan documents (other than one that would be cured by or in connection with the applicable partial release), the borrower may at any time, after the date that is two years after the Closing Date, obtain the release of either the entirety of the Wurtland Property or, prior to a partial release of the entirety of the Wurtland Property, any one or more Undeveloped Parcels (as defined below) (such portion of the VTS Portfolio Properties being released, the “Release Property”) from the lien of the VTS Portfolio Mortgage Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) payment of the applicable Release Price (as defined below) together with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium (to the extent such prepayment occurs any time prior to the open prepayment date), (ii) after giving effect to such release, the debt service coverage ratio with respect to the remaining individual VTS Portfolio Properties is greater than the greater of (1) the debt service coverage ratio of all individual VTS Portfolio Properties prior to the partial release and (2) 1.54x (the “Minimum DSCR”), (iii) after giving effect to such release, the debt yield with respect to the remaining individual VTS Portfolio Properties is greater than the greater of (1) the debt yield of all individual VTS Portfolio Properties prior to the partial release and (2) 10.36% (the “Minimum Debt Yield”), (iv) after giving effect to such release, the loan-to-value ratio with respect to the remaining individual VTS Portfolio Properties is no greater than the lesser of (1) the loan-to-value ratio of all individual VTS Portfolio Properties prior to the partial release and (2) 65% (the “Maximum LTV”), (v) solely in connection with release of an Undeveloped Parcel, the creation of separate legal and tax lots, compliance of the remaining portion of the Wurtland Property with zoning and other legal requirements and with leases and other documents affecting the Wurtland Property, and evidence that the Release Property is vacant, non-income producing and unimproved (or improved only by landscaping, readily relocatable utility facilities and/or surface parking areas), and (vi) compliance with certain REMIC provisions.

A-3-70

Industrial – Various	Loan #8	Cut-off Date Balance:	$23,630,000
Various	VTS Portfolio	Cut-off Date LTV:	61.7%
Various, Various		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	11.0%

“Release Price” means (i) with respect to a partial release of the entire Wurtland Property, an amount equal to $4,658,437.30, (ii) with respect to a partial release of Undeveloped Parcel I, an amount equal to $404,335.56 and (iii) with respect to a partial release of Undeveloped Parcel II, an amount equal to $93,863.61

“Undeveloped Parcels” means two parcels identified as Undeveloped Parcel I and Undeveloped Parcel II and depicted in the VTS Portfolio Mortgage Loan agreement.

Letters of Credit. Upon no less than ten days written notice to the lender, the borrower may provide a letter of credit in lieu of any of the required cash deposits into any reserve fund, provided that such letter of credit is in the amount of the required cash deposit into the applicable reserve fund and otherwise meets all applicable requirements under the VTS Portfolio Mortgage Loan documents. Upon five days prior written notice to the lender, the borrower may replace a letter of credit with a cash deposit to the applicable reserve fund.

Future Mezzanine Loan. The direct or indirect owners of the borrower (collectively, “Subordinate Mezzanine Borrower”) may, from and after the Release Date, obtain a mezzanine loan secured by their direct or indirect ownership interests in the borrower (a “Subordinate Mezzanine Loan”), provided that certain conditions are satisfied, including but not limited to (i) after giving effect to the Subordinate Mezzanine Loan, the aggregate loan-to-value ratio will be not greater than the Maximum LTV, the aggregate debt yield will be no less than the Minimum Debt Yield and the aggregate debt service coverage ratio (calculated assuming a 30 year amortization period) will be no less than the Minimum DSCR, (ii) if the Subordinate Mezzanine Loan is a floating rate loan, the Subordinate Mezzanine Borrower must acquire and maintain an interest rate cap from a counterparty reasonably acceptable to the lender (and the higher of the cap rate and the then current floating rate must be used in calculating the debt service coverage ratio), (iii) the maturity of the Subordinate Mezzanine Loan must be coterminous with, or longer than, the maturity of the VTS Portfolio Mortgage Loan, and (iv) the lender under the Subordinate Mezzanine Loan must enter into an intercreditor agreement with the mortgage lender satisfactory to the mortgage lender in its reasonable discretion.

Terrorism Insurance.  The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the VTS Portfolio Properties, and business income coverage for a period of 18 months together with an extended period of indemnity of up to six months. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the borrower will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the amount of the then-current insurance premium that is payable in respect of the property and business income/rental loss insurance required under the VTS Portfolio Mortgage Loan documents (without giving effect to the cost of terrorism components of such insurance) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-71

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

Macy's Parking Garage – Cincinnati, OH

910 18th Street Garage – Denver, CO

Bricktown Parking Garage – Oklahoma City, OK

City Park Garage – Indianapolis, IN

PUBLIC
SELF
PARK
River East Garage – Chicago, IL

7th Street Parking Garage – Cincinnati, OH

Mark's Garage – Honolulu, HI

A-3-72

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

CHICAGO
Lake Michigan
Gold Coast
River North
Chicago Loop
West Loop
Greektown
South Loop
River West
Near North Side
New East Side
1

Lake Michigan
CHICAGO
MICHIGAN
INDIANA
OHIO
ILLINOIS
KENTUCKY
INDIANAPOLIS
CINCINNATI
LOUISVILLE
FORT WAYNE
TOLEDO
DAYTON
LEXINGTON
7
6
5

DENVER
Highland
RiNo
Five Points
LoDo
Downtown Denver
Uptown
Capitol Hill
Civic Center
Lincoln Park
2

HONOLULU
Liliha-Kapalama
Kalihi-Palama
Downtown Honolulu
Sand Island
Kaka'ako
4

MIC Parking Portfolio

1	River East Garage	Chicago, IL
2	910 18th Street Garage	Denver, CO
3	Bricktown Parking Garage	Oklahoma City, OK
4	Mark's Garage	Honolulu, HI
5	Macy's Parking Garage	Cincinnati, OH
6	7th Street Parking Garage	Cincinnati, OH
7	City Park Garage	Indianapolis, IN

OKLAHOMA CITY
Nichols Hills
Midwest City
Del City
Downtown OKC
Bricktown
OKLAHOMA COUNTY
CLEVELAND COUNTY
Will Rogers World Airport
3

A-3-73

Mortgage Loan No. 9 – MIC Parking Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
				Location(3):	Various, Various
Original Balance(1):	$23,500,000			General Property Type(3):	Other
Cut-off Date Balance(1):	$23,426,446			Detailed Property Type(3):	Parking
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsors:	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III			Size:	5,189 Spaces
Guarantors:	Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III			Cut-off Date Balance per Space(1):	$14,504
Mortgage Rate:	7.75500%			Maturity Date Balance per Space(1):	$13,585
Note Date:	12/6/2024			Property Manager(4):	Various
Maturity Date:	12/6/2034			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$8,554,029
Amortization Term:	420 months			UW NCF:	$8,211,887
IO Period:	0 months			UW NOI Debt Yield(1):	11.4%
Seasoning:	8 months			UW NCF Debt Yield(1):	10.9%
Prepayment Provisions:	L(32),D(85),O(3)			UW NOI Debt Yield at Maturity(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.31x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,566,218 (9/30/2024 TTM)
Additional Debt Balance(1):	$51,837,241			2nd Most Recent NOI:	$7,853,363 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$6,576,303 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	NAP
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAP
RE Taxes:	$1,351,744	$284,578	NAP	3rd Most Recent Occupancy:	NAP
Insurance:	$89,988	$17,998	NAP	Appraised Value (as of)(5):	$147,350,000 (Various)
Replacement Reserve:	$0	$21,621	NAP	Appraised Value per Space:	$28,397
TI/LC Reserve:	$0	$6,891	NAP	Cut-off Date LTV Ratio(1):	51.1%
Immediate Repairs Reserve:	$101,085	$0	NAP	Maturity Date LTV Ratio(1):	47.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$75,500,000	98.9%	Loan Payoff:	$72,886,497	95.5%
Borrower Sponsor Equity:	$833,488	1.1%	Closing Costs:	$1,904,174	2.5%
			Upfront Reserves:	$1,542,817	2.0%
Total Sources:	$76,333,488	100.0%	Total Uses:	$76,333,488	100.00%

(1)	The MIC Parking Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $75.3 million (the “MIC Parking Portfolio Whole Loan”). The Financial Information in the chart above reflects the MIC Parking Portfolio Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion.
(3)	See “The Properties” below for more information.
(4)	The parking component of the MIC Parking Portfolio Properties is managed by various third-party management companies including Park Place Operations, Inc., Premium Parking Partners, L.L.C. and SP Plus Corporation. The entire City Park Garage Property is leased to Denison Parking, Inc., who self-manages the property. The commercial spaces at the Mark’s Garage Property and at the Bricktown Parking Garage Property are managed by Colliers International Real Estate Management Services (HI), LLC and Price Edwards & Company, LLC, respectively, each a third-party management company.
(5)	See “Appraisal” below for more information.

The Mortgage Loan. The ninth largest mortgage loan (the “MIC Parking Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 5,189-space portfolio of seven parking garage properties located in Colorado, Hawaii, Illinois, Indiana, Ohio and Oklahoma (each, a “MIC Parking Portfolio Property”, and collectively, the “MIC Parking Portfolio Properties”). The MIC Parking Portfolio Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 7.75500% per annum. The MIC Parking Portfolio Whole Loan has a 10-year term and amortizes based on a 35-year amortization schedule. A monthly debt service payment amount is payable monthly and is based on the interest rate and a 35-year amortization schedule. The MIC Parking Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with a principal balance as of the Cut-off Date of $23,426,446. The controlling Note A-1, with an aggregate principal balance as of the Cut-off Date of $51,837,241, was contributed to the BBCMS 2025-C32 securitization trust. The MIC Parking Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-74

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

The table below summarizes the promissory notes that comprise the MIC Parking Portfolio Whole Loan:

MIC Parking Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$52,000,000	$51,837,241	BBCMS 2025-C32	Yes
A-2	$23,500,000	$23,426,446	MSBAM 2025-C35	No
Whole Loan	$75,500,000	$75,263,687

The Borrowers and the Borrower Sponsors. The borrowers for the MIC Parking Portfolio Whole Loan are 1W7 Carpark, LLC, 222 W 7th Holdco, LLC, 222 Sheridan Bricktown Garage, LLC, Denver 1725 Champa Street Garage, LLC, MVP Hawaii Marks Garage, LLC, 322 Streeter Holdco, LLC and MVP Indianapolis City Park Garage, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the MIC Parking Portfolio Whole Loan.

The borrower sponsors are Mobile Infra Operating Company, LLC, Stephanie L. Hogue and Manuel Chavez III. Mobile Infra Operating Company, LLC is an affiliate of Mobile Infrastructure Corporation, a parking-owner company with a current portfolio of 18 parking garages and 22 parking lots in 21 markets comprising 15,114 spaces. Manuel Chavez III is the CEO and Stephanie L. Hogue is the president of Mobile Infrastructure Corporation.

The Properties. The MIC Parking Portfolio Whole Loan is secured by seven parking garage properties totaling 5,189 spaces (1,832,135 SF) and 82,692 SF of retail space located in Illinois (the “River East Garage Property”), Colorado (the “910 18th Street Garage Property”), Ohio (the “Macy’s Parking Garage Property” and the “7th Street Parking Garage Property”), Oklahoma (the “Bricktown Parking Garage Property”), Hawaii (the “Mark’s Garage Property”) and Indiana (the “City Park Garage Property”). The borrower sponsors acquired the MIC Parking Portfolio Properties between 2015 and 2022 for an aggregate purchase price of approximately $162.9 million. Since acquisition, the borrower sponsors have invested approximately $1.5 million in capital improvements, resulting in a total cost basis of approximately $164.4 million in the MIC Parking Portfolio Properties.

The following table presents certain information relating to the MIC Parking Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Spaces	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
River East Garage	Chicago, IL	2001/NAP	1,154	$33,320,381	44.3%	$54,300,000	$3,361,791	39.3%
910 18th Street Garage	Denver, CO	2006/NAP	455	$11,770,443	15.6%	$19,200,000	$1,383,771	16.2%
Bricktown Parking Garage	Oklahoma City, OK	1999/NAP	539	$9,421,618	12.5%	$18,000,000	$1,212,457	14.2%
Mark's Garage	Honolulu, HI	1958/2008	302	$6,217,478	8.3%	$14,500,000	$642,056	7.5%
Macy's Parking Garage	Cincinnati, OH	1978/2018	760	$5,230,577	6.9%	$15,300,000	$700,483	8.2%
7th Street Parking Garage	Cincinnati, OH	1946/2019	1,625	$4,677,912	6.2%	$14,350,000	$675,431	7.9%
City Park Garage	Indianapolis, IN	2006/2018	354	$4,625,278	6.1%	$11,700,000	$578,041	6.8%
Total/Wtd. Avg.			5,189	$75,263,687	100.0%	$147,350,000	$8,554,029	100.0%

Source: Appraisals, unless otherwise noted.

(1)	UW NOI is based on the underwritten rent rolls dated November 19, 2024.

The MIC Parking Portfolio Properties were constructed between 1946 and 2006. With the exception of the City Park Garage Property, which is leased by a third-party operator that pays both a fixed and a percentage rent, the MIC Parking Portfolio Properties operate under management agreements whereby the manager is paid a contractual fee in return for management services. As of September 2024, the parking revenue segmentation of the MIC Parking Portfolio Properties (excluding the City Park Garage Property, which does not report revenue segmentation) consisted of 50% transient/event, 35% contract parking and 15% hotel parking. The MIC Portfolio Properties feature 82,692 SF of retail space, which was 83.3% occupied as of November 19, 2024 and accounts for 5.8% of underwritten revenues.

A-3-75

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the MIC Parking Portfolio Properties:

Portfolio Summary II
Property	Location	Year Built	Retail SF(1)	Retail Occupancy(1)	# of Retail Tenants	Parking Spaces	Stories / Levels		Third Party Operator	Top Account	Top Account % of Portfolio Revenue
River East Garage	Chicago, IL	2001	NAP	NAP	NAP	1,154	4	(2)	SP Plus Corporation	NW Hospital	5.1%
910 18th Street Garage	Denver, CO	2006	NAP	NAP	NAP	455	6		SP Plus Corporation	Occidental Petroleum	0.6%
Bricktown Parking Garage	Oklahoma City, OK	1999	18,458	85.5%	5	539	8		SP Plus Corporation	Heartland	1.6%
Mark's Garage	Honolulu, HI	1958	26,539	85.6%	17	302	4		Premium Parking Partners, L.L.C.	Queen's Medical	1.2%
Macy's Parking Garage	Cincinnati, OH	1978	16,695	56.0%	3	760	8		Park Place Operations, Inc.	City of Cincinnati	1.3%
7th Street Parking Garage	Cincinnati, OH	1946	21,000	100.0%	1	1,625	7		Park Place Operations, Inc.	O'Connor Acciani & Levy	0.2%
City Park Garage	Indianapolis, IN	2006	NAP	NAP	NAP	354	5		Denison Parking, Inc.(3)	NAV	NAV
Total			82,692	83.3%	26	5,189

Source: Appraisals, unless otherwise indicated.

(1)	Based on the underwritten rent rolls dated November 19, 2024.
(2)	The River East Garage Property consists of a four-level subterranean parking facility.
(3)	The entire City Park Garage Property is leased to Denison Parking, Inc., which self-manages the property.

The Market. The MIC Parking Portfolio Properties are located in Illinois, Colorado, Ohio, Oklahoma, Hawaii and Indiana.

The River East Garage Property is located in the Streeterville neighborhood of downtown Chicago, Illinois. The River East Garage Property is situated on the lower level of a larger complex that includes a 16-story Embassy Suites hotel, a 620-unit residential tower and multiple levels of commercial space anchored by an AMC Theater. Michigan Avenue, which features more than 3.1 million SF of retail space, 275 restaurants and over 50 hotels, is located three blocks away from the River East Garage Property.

The 910 18th Street Garage Property is located in the central business district of Denver, Colorado. The 910 18th Street Garage Property is adjoined to a 229 room Residence Inn by Marriott. The adjoined Residence Inn and the Hotel Monaco (located across the street) have easement agreements in place at the 910 18th Street Garage Property for parking use with both hotels required to pay market rates. Other nearby demand drivers include the federal courthouse and federal office building, the 16th Street Mall and the Denver Center for the Performing Arts.

The Bricktown Parking Garage Property is located within the Bricktown District of Oklahoma City, Oklahoma, approximately a half mile east of Oklahoma City’s central business district. The Bricktown Parking Garage Property is connected to a Hampton Inn & Suites and has leases in place with three other hotels nearby, including a Hilton Garden Inn, Homewood Suites and SpringHill Suites by Marriott, providing valet and daily parking for hotel guests. The Bricktown Parking Garage Property is also located across the street from Chickasaw Bricktown Ballpark, home of the Oklahoma City Comets minor league baseball team, the Triple-A affiliate of the Los Angeles Dodgers.

The Mark’s Garage Property is located in the Chinatown district of Honolulu, Hawaii, on the island of Oahu, approximately a half mile from Hawaii’s State Capitol Building in Honolulu’s central business district. The island of Oahu is home to over one million residents and approximately 23% of Hawaii’s population lives within five miles of the Mark’s Garage Property. The neighborhood surrounding the Mark’s Garage Property is home to high-density housing, offices, restaurants, theaters and performing arts venues.

The Macy’s Parking Garage Property is located in downtown Cincinnati, Ohio below a 275,000 SF office building and has a valet arrangement with a nearby Hampton Inn and Suites through which the hotel reserves 35 valet spaces at the Macy’s Parking Garage Property. Paul Brown Stadium (home of the Cincinnati Bengals) and Great American Ballpark (home of the Cincinnati Reds) are both located approximately a half mile from the Macy’s Parking Garage Property. Additionally, the Duke Energy Convention Center, a 750,000 SF exhibition facility, is located approximately 0.3 miles southwest.

The 7th Street Parking Garage Property is located in downtown Cincinnati, Ohio, two blocks west of the Macy’s Parking Garage Property. Paul Brown Stadium and Great American are both located approximately a half mile from the 7th Street Parking Garage Property, and the Duke Energy Convention Center is located approximately two blocks south from the 7th Street Parking Garage Property.

The City Park Garage Property is located in downtown Indianapolis, Indiana within the city’s central business district. The City Park Garage Property is adjacent to multiple office buildings and retail spaces and has direct access to Washington Street, a primary corridor lined with restaurants, hotels, office buildings and the Circle Centre Mall. Situated in the desirable Chatham Arch Neighborhood, the City Park Garage Property is located in close proximity to key employers such as Indiana University Health, St. Vincent Hospitals, Eli Lilly, FedEx and Indiana University–Purdue University Indianapolis, a public university with approximately 30,000 students. Additional demand drivers nearby include the Indiana Convention Center, Gain Bridge Field House (home of the Indiana Pacers) and Lucas Oil Stadium (home of the Indianapolis Colts).

A-3-76

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

The following table presents certain demographic information with respect to the MIC Parking Portfolio Properties:

Demographics Overview(1)
Property	Location	Estimated 2024 Population (1-mile Radius)	Estimated 2024 Population (3-mile Radius)	Estimated 2024 Population (5-mile Radius)	Estimated 2024 Average Household Income (1-mile Radius)	Estimated 2024 Average Household Income (3-mile Radius)	Estimated 2024 Average Household Income (5-mile Radius)
River East Garage	Chicago, IL	89,758	330,748	731,719	$189,380	$178,775	$159,003
910 18th Street Garage	Denver, CO	52,302	243,398	488,448	$135,791	$144,451	$142,710
Bricktown Parking Garage	Oklahoma City, OK	5,935	72,614	211,288	$105,041	$74,489	$68,636
Mark's Garage	Honolulu, HI	50,339	215,319	336,837	$98,821	$110,171	$116,935
Macy's Parking Garage	Cincinnati, OH	21,546	146,715	312,633	$120,206	$87,410	$92,153
7th Street Parking Garage	Cincinnati, OH	21,331	146,248	313,435	$113,439	$86,609	$91,686
City Park Garage	Indianapolis, IN	17,567	109,686	258,833	$123,986	$85,370	$76,128

Source: Appraisals

Appraisal. The appraisal concluded to an “as-is” value for the River East Garage Property of $54,300,000 as of October 22, 2024. The appraisal concluded to an “as-is” value for the 910 18th Street Garage Property of $19,200,000 as of October 22, 2024. The appraisal concluded to an “as-is” value for the Bricktown Parking Garage Property of $18,000,000 as of October 18, 2024. The appraisal concluded to an “as-is” value for the Mark’s Garage Property of $14,500,000 as of October 28, 2024. The appraisal concluded to an “as-is” value for the Macy’s Parking Garage Property of $15,300,000 as of October 23, 2024. The appraisal concluded to an “as-is” value for the 7th Street Parking Garage Property of $14,350,000 as of October 23, 2024. The appraisal concluded to an “as-is” value for the City Park Garage Property of $11,700,000 as of October 26, 2024.

Together, the MIC Parking Portfolio Properties have an “as-is” value of $147,350,000.

Environmental Matters. According to the Phase I environmental reports dated between October 29, 2024 and October 30, 2024, there was evidence of recognized environmental conditions at the River East Garage Property, which is part of the former site of a plant that manufactured gas mantles until 1936, and the Mark’s Garage Property, which was the site of a former gas station. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the MIC Parking Portfolio Properties:

Cash Flow Analysis
	2022	2023	11/30/2024 TTM	UW	UW per Space
Gross Potential Rent(1)	$11,899,714	$14,007,163	$14,308,650	$14,308,650	$2,757
Commercial Rent	$668,907	$763,848	$899,715	$880,953	$170
Recovery Income	$113,245	$95,463	$96,435	$48,092	$9
Effective Gross Income	$12,681,866	$14,866,474	$15,304,800	$15,237,696	$2,937

Real Estate Taxes	$2,722,981	$2,981,547	$3,223,669	$3,414,730	$658
Insurance	$214,933	$180,312	$214,572	$215,971	$42
Other Expenses(2)	$3,167,650	$3,851,253	$3,300,340	$3,052,966	$588
Total Expenses	$6,105,563	$7,013,111	$6,738,582	$6,683,667	$1,288

Net Operating Income	$6,576,303	$7,853,363	$8,566,218	$8,554,029	$1,648
Capital Expenditures	$0	$0	$0	$259,450	$50
TI/LCs	$0	$0	$0	$82,692	$16
Net Cash Flow	$6,576,303	$7,853,363	$8,566,218	$8,211,887	$1,583

Occupancy %	NAP	NAP	NAP	NAP
NOI DSCR(3)	1.05x	1.25x	1.37x	1.36x
NCF DSCR(3)	1.05x	1.25x	1.37x	1.31x
NOI Debt Yield(3)	8.7%	10.4%	11.4%	11.4%
NCF Debt Yield(3)	8.7%	10.4%	11.4%	10.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated November 19, 2024.
(2)	Other Expenses includes management fees, payroll, repairs and maintenance, and general operating expenses.
(3)	DSCRs and Debt Yields are based on the MIC Parking Portfolio Whole Loan.

A-3-77

Other – Parking	Loan #9	Cut-off Date Balance:	$23,426,446
Various	MIC Parking Portfolio	Cut-off Date LTV:	51.1%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	11.4%

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,351,744 for real estate taxes, (ii) $89,988 for insurance premiums and (iii) $101,085 for immediate repairs.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $284,578 a month).

Insurance – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the next ensuing 12 months (currently equivalent to approximately $17,998 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $21,621 for replacement reserves.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $6,891 for rollover reserves.

Lockbox and Cash Management. The MIC Parking Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the parking managers and commercial tenants at the MIC Parking Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property managers, as applicable, with respect to the MIC Parking Portfolio Properties to be deposited into such lockbox account within three business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the MIC Parking Portfolio Whole Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following:

(i)	the stated maturity date,
(ii)	an event of default,
(iii)	if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.20x.

A Cash Management Period will end upon the occurrence of any of the following:

●	(a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the MIC Parking Portfolio Whole Loan and all other obligations under the MIC Parking Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and
●	(b) with respect to (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, or
●	(2) clause (iii) above, the lender has determined that the MIC Parking Portfolio Properties have achieved a NCF DSCR of at least 1.25x as of the last day of any calendar quarter for two consecutive calendar quarters.

Partial Release. The related borrowers may release the Mark’s Garage Property at any time subject to satisfaction of conditions set forth set forth in the MIC Parking Portfolio Whole Loan documents, including, among others, (i) the debt yield (“DY”) after giving effect to the release is at least the greater of 10.99% and the DY immediately prior to the release and (ii) prepayment of principal in the amount of $8,108,100 accompanied by a prepayment premium. With respect to the remaining MIC Parking Portfolio Properties other than the River East Garage Property, the borrowers may release an individual mortgaged property at any time after the earlier to occur of (i) December 6, 2027 and (ii) two years after the closing date of the securitization that includes the last note to be securitized, subject to satisfaction of certain conditions set forth in the MIC Parking Portfolio Whole Loan documents, including, among others, (i) the DY after giving effect to the release is at least the greater of 10.99% and the DY immediately prior to the release and (ii) defeasance of principal in the amount of the greater of 100% of net sales proceeds and 115% of the amount allocated to the mortgaged property to be released under the MIC Parking Portfolio Whole Loan.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MIC Parking Portfolio Properties, as well as 12 months of business interruption insurance, together with an extended period of indemnity of up to six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-78

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

A-3-79

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

Studio One Apartments
4501 Woodward Avenue
Detroit, MI 48201
DETROIT
WAYNE COUNTY
Midtown
Downtown Detroit
Corktown
Greektown
Bricktown
Eastern Market
Lafayette Park
West Side Industrial
New Center One
Fisher Building
Cadillac Place
Henry Ford Hospital
Ford Piquette Avenue Plant Museum
Wayne State Univ. Law School
Detroit Historical Museum
McGregor Mem. Conference Ctr.
Detroit Public Library
Detroit Inst. of Arts/Detroit Film Theatre
Charles M. Wright Museum of African American History
Michigan Science Center
John D. Dingell VA Medical Ctr.
Museum of Contemporary Art Detroit
Wayne State University School of Medicine
Harper University Hospital
Children's Hospital of Michigan
Edward Tolan Playfield
WSU Athletic Performance Center
Hilberry Gateway
University Tower
Wayne State University
The Majestic Theatre
Max M. & Marjorie S. Fisher Music Ctr.
Brewster Park
The James Scott Mansion
Masonic Temple
Cass Park
Little Caesars Arena
Comerica Park
Ford Field
Brewery Park
Lafayette Plaisance Park
Fox Theatre
Music Hall Ctr. for the Performing Arts
Detroit Opera House
Greektown Casino
MGM Grand Detroit
DTE Energy
One Campus Martius
Wayne County Building
Detroit Mercy Law
1001 Woodward
Cadillac Tower
Millender Center
Penobscot Building
Coleman A. Young Mun. Center
US District Court
GM Renaissance Center
Hunt Plaza
Dodge Fountain
Detroit Wayne County Port Authority
Huntington Place
Wayne County Comm. Coll. District Downtown Campus
AMTRAK
DETROIT AMTRAK
QLINE
People Mover
Grand Blvd.
Milwaukee St.
Hastings St.
Baltimore
Amsterdam
Amsterdam St.
Edsel Frwy
Woodward Ave.
2nd Ave.
Beaubien St.
Elijah McCoy Dr.
Ferry
Warren
John R St.
St. Antoine St.
Chrysler Frwy
Orleans St.
St. Aubin St.
Dubois St.
E. Canfield St.
Canfield
W. Warren Ave.
W. Forest Ave.
3rd St.
Trumbull St.
Rosa Parks Blvd.
Mack Ave.
Rivard St.
Alexandrine St.
Selden St.
Brainard St.
MLK Jr.
MLK Blvd.
John C. Lodge Frwy
Grand River Ave.
Brush St.
Wilkins St.
Adelaide St.
Winder St.
Cass Ave.
4th St.
Charlotte St.
Temple St.
Martin Luther King Jr. Blvd.
14th St.
Sproat
Adelaide
Gratiot Ave.
Fisher Frwy
Foxtown
Grand Circus
Washington Blvd.
Michigan Ave.
Bagley Ave.
Lafayette Blvd.
Porter St.
Bagley St.
Campus Martius
Congress
Jefferson Ave.
1
3
10
12
75
85
94
375
Lake Orion
Auburn Hills
Rochester
Rochester Hills
Shelby
Waterford
Pontiac
Highland
OAKLAND COUNTY
Troy
Sterling Heights
Clinton
Macomb County
Chesterfield
West Bloomfield
Bloomfield Hills
Birmingham
Madison Heights
Wixom
Farmington Hills
Royal Oak
Warren
Novi
Southfield
St. Clair Shores
Eastpointe
Ferndale
Highland Park
WAYNE COUNTY
Livonia
Hamtramck
Lake St. Clair
Plymouth
Redford
Dearborn Heights
Canton
Garden City
Dearborn
DETROIT
CANADA
U.S.
Westland
WINDSOR
Wayne
Inkster
Allen Park
Lincoln Park
Ypsilanti
Romulus
Taylor
LaSalle
ONTARIO
Belleville
Southgate
WASHTENAW COUNTY
Woodhaven
Trenton
Amherstburg

A-3-80

Mortgage Loan No. 10 – Studio One Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Detroit, MI 48201
Original Balance:	$23,400,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$23,400,000			Detailed Property Type(2):	Multifamily/Retail
% of Initial Pool Balance:	3.9%			Title Vesting(3):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Prime Development			Size(2):	134 Units
Guarantors:	Marcel D.P. Burgler and Thomas G. O'Hare			Cut-off Date Balance Per Unit(2):	$174,627
Mortgage Rate:	6.4570%			Maturity Date Balance Per Unit(2):	$174,627
Note Date:	6/4/2025			Property Manager:	Essential Property Management
Maturity Date:	7/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI(2):	$2,468,048
Amortization Term:	0 months			UW NCF(2):	$2,399,819
IO Period:	120 months			UW NOI Debt Yield:	10.5%
Seasoning:	1 month			UW NCF Debt Yield:	10.3%
Prepayment Provisions:	L(25),D(88),O(7)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	No			Most Recent NOI:	$2,402,349 (3/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$2,441,925 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,186,386 (12/31/2023)
Reserves(1)				Most Recent Occupancy(2):	91.9% (4/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	96.3% (12/31/2024)
RE Taxes:	$148,417	$21,202	NAP	3rd Most Recent Occupancy(2):	94.4% (12/31/2023)
Insurance:	$80,300	$6,692	NAP	Appraised Value (as of):	$37,200,000 (3/31/2025)
Replacement Reserve:	$0	$3,204	NAP	Appraised Value Per Unit(2):	$277,612
TI/LC Reserve:	$50,000	$2,482	NAP	Cut-off Date LTV Ratio:	62.9%
Ground Rent Reserve(3):	$11,216	Springing	NAP	Maturity Date LTV Ratio:	62.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,400,000	100.0%	Partner Buyout(4):	$11,388,599	48.7%
			Loan Payoff:	$10,308,538	44.1%
			Return of Equity:	$896,052	3.8%
			Closing Costs:	$516,877	2.2%
			Upfront Reserves:	$289,933	1.2%
Total Sources:	$23,400,000	100.0%	Total Uses:	$23,400,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The Studio One Apartments Property (as defined below) is comprised of 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space). The retail space was 85.8% occupied and the multifamily units were 91.9% occupied as of April 30, 2025. Occupancy information shown above is for 124 multifamily units. Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit and Appraised Value Per Unit shown are representative of 134 units. Underwritten commercial income represents 19.2% of effective gross income. See “The Property” section below for further discussion.
(3)	See “Ground Lease” section below for further discussion.
(4)	The Studio One Apartments Mortgage Loan (as defined below) proceeds were used to buy out a partner from the prior ownership structure. The borrower entity for the Studio One Apartments Mortgage Loan is indirectly owned by Burgler Family Trust (53.3%) and Thomas G. O'Hare Trust (46.7%).

The Mortgage Loan. The tenth largest mortgage loan (the “Studio One Apartments Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $23,400,000 and secured by the borrower’s leasehold interest in a mixed use property with 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space) located in Detroit, Michigan (the “Studio One Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Studio One Apartments, LLC, a Michigan limited liability company and a single purpose entity. The borrower sponsor is Prime Development and the non-recourse carveout guarantors for the Studio One Apartments Mortgage Loan are Marcel D.P. Burgler and Thomas G. O'Hare.

Founded in 1987, Prime Development is a boutique commercial real estate company located in Grand Rapids, Michigan. The firm offers real estate brokerage services for all types of commercial and investment real estate to sellers, buyers, landlords and tenants. The principals of Prime Development are Marcel D.P. Burgler and Thomas G. O'Hare. Marcel D.P. Burgler is an experienced commercial real estate broker, developer and owner of commercial investment properties. He has been the owner of and a broker with Prime Development since 2000, focusing on commercial real estate, including development activities focused on multifamily, site selections and investment properties. Thomas G. O'Hare has over 30 years' experience in the corporate arena, holding numerous management and executive leadership positions. He served as Executive Vice President, Operations and Development for Host Marriott Services in North America and Europe for over 25 years. Currently, he is a partner and investor in several commercial and residential real estate ventures and two small private equity companies.

A-3-81

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

The Property. The Studio One Apartments Property is a mixed use property with 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space) located in Detroit, Michigan. The Studio One Apartments Property is situated on a 1.99-acre site located on the west side of Woodward Avenue, approximately one mile north of the Detroit Central Business District. Constructed by the borrower sponsor in 2008, the Studio One Apartments Property consists of one 5-story building with retail units located on the ground floor street level along Woodward Avenue and the residential units located on the second through fifth floors. Onsite parking includes 60 surface level spaces, which are utilized as customer parking for the retail tenants. Parking for the multifamily tenants is available for lease in an adjacent non-collateral, three-story parking garage operated by Wayne State University, the third floor of which has a secured entry directly into the residential portion of the Studio One Apartments Property.

The Studio One Apartments Property is subject to a ground lease between Wayne State University, as ground lessor, and the borrower, as ground lessee, for the underlying land. See “Ground Lease” section below.

The multifamily component consists of 32 one-bedroom units and 92 two-bedroom units, with six different unit floor plans available, ranging from 646 SF to 1,008 SF. The units offer air conditioning, a balcony, a dishwasher, granite countertops, walk-in closets and an in-unit washer/dryer. Amenities at the Studio One Apartments Property include a fitness center, picnic area with grill, on-site management and package service. Occupancy for the multifamily component of the Studio One Apartments Property was 95.9% as of year-end 2020, 93.7% as of year-end 2021, 97.0% as of year-end 2022, 94.4% as of year-end 2023, 96.3% as of year-end 2024 and 91.9% as of April 30, 2025.

The retail component consists of 29,783 SF of ground floor commercial space (10 units), which was 85.8% leased as of April 30, 2025. Underwritten commercial income represents 19.2% of effective gross income. Tenants range in size from 1,167 SF to 7,924 SF and include a variety of local and national tenants, including AT&T, Blick Art, Domino's Pizza, H&R Block, UPS Store and Walgreens. In addition, there are two local restaurants, Poke Poke and Starter's Bar and Grill. Occupancy for the retail component of the Studio One Apartments Property was 100.0% as of year-end 2020 and 2021, 68.0% as of year-end 2022, 79.4% as of year-end 2023, 85.8% as of year-end 2024 and 85.8% as of April 30, 2025.

The following table presents certain information relating to the multifamily units at the Studio One Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	Vacant Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	32	29	3	90.6%	686	21,936	$1,569	$1,574
2 BR 1 BA	16	16	0	100.0%	936	14,976	$1,932	$1,905
2 BR 2 BA	76	69	7	90.8%	930	70,660	$2,005	$2,002
Total/Wtd. Avg.	124	114	10	91.9%	868	107,572	$1,884	$1,879

(1)	Based on the borrower rent roll dated April 30, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal

The following table presents certain information relating to the commercial tenancy at the Studio One Apartments Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Commercial Rent	% of Total Annual UW Commercial Rent	Annual UW Commercial Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Starters Bar and Grill	NR/NR/NR	7,924	26.6%	$259,848	35.7%	$32.79	2/5/2030	2 x 5 yr	N
Blick Art Materials, LLC	NR/NR/NR	4,000	13.4%	$74,778	10.3%	$18.69	9/30/2028	1 x 5 yr	N
Walgreen Co(3)	NR/Ba3/BB-	2,935	9.9%	$88,050	12.1%	$30.00	4/30/2050	None	Y
AT&T	BBB+/Baa2/BBB	2,290	7.7%	$64,120	8.8%	$28.00	7/31/2028	1 x 3 yr	N
Poke Poke Midtown, LLC	NR/NR/NR	1,942	6.5%	$58,746	8.1%	$30.25	5/31/2029	1 x 5 yr	N
Domino's Pizza LLC	NR/NR/NR	1,904	6.4%	$55,216	7.6%	$29.00	10/31/2034	2 x 5 yr	N
Zeal Credit Union	NR/NR/NR	1,815	6.1%	$58,893	8.1%	$32.45	4/30/2028	2 x 3 yr	N
UPS	NR/A2/A	1,563	5.2%	$38,450	5.3%	$24.60	11/30/2033	2 x 5 yr	N
H & R Block	NR/NR/NR	1,167	3.9%	$29,979	4.1%	$25.69	4/30/2029	None	N
Subtotal/Wtd. Avg.		25,540	85.8%	$728,079	100.0%	$28.51

Vacant Space		4,243	14.2%
Total/Wtd. Avg.		29,783	100.0%

(1)	Information is based on the borrower rent roll dated April 30, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Walgreen Co renewed their lease in May 2025 for 25 years. The tenant has the right to terminate its lease as of April 30, 2032, April 30, 2035, April 30, 2040 and April 30, 2045 upon nine months written notice to the landlord.
A-3-82

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

The following table presents certain information relating to the commercial lease rollover schedule at the Studio One Apartments Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Commercial Rent Rolling	Approx. % of Total UW Commercial Rent Rolling	Approx. Cumulative % of Total UW Commercial Rent Rolling	UW Commercial Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	3	8,105	27.2%	27.2%	$197,791	27.2%	27.2%	$24.40
2029	2	3,109	10.4%	37.7%	$88,724	12.2%	39.4%	$28.54
2030	1	7,924	26.6%	64.3%	$259,848	35.7%	75.0%	$32.79
2031	0	0	0.0%	64.3%	$0	0.0%	75.0%	$0.00
2032	0	0	0.0%	64.3%	$0	0.0%	75.0%	$0.00
2033	1	1,563	5.2%	69.5%	$38,450	5.3%	80.3%	$24.60
2034	1	1,904	6.4%	75.9%	$55,216	7.6%	87.9%	$29.00
2035	0	0	0.0%	75.9%	$0	0.0%	87.9%	$0.00
2036 & Thereafter	1	2,935	9.9%	85.8%	$88,050	12.1%	100.0%	$30.00
Vacant	0	4,243	14.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	9	29,783	100.0%		$728,079	100.0%		$28.51(3)

(1)	Information is based on the borrower rent roll dated April 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Retail Rent PSF Rolling excludes vacant space.

The Market. The Studio One Apartments Property is located approximately one mile north of the Detroit Central Business District and is part of the Detroit market, the Midtown/West Detroit multifamily submarket and the Detroit-New Center retail submarket. The Studio One Apartments Property is situated on Woodward Avenue, a major neighborhood thoroughfare that runs north and south through the center of the neighborhood. This location serves a tenant base of young professionals and graduate and medical students, as it is proximate to Wayne State University, as well as the Wayne State School of Medicine, Detroit Medical Center, Children's Hospital of Detroit and the John D. Dingell VA Medical Center. The Q Line bus is located nearby with a 3.3-mile route that runs along Woodward Avenue, with 12 stops serving neighborhoods such as New Center, North End, Midtown and Downtown Detroit.

According to the appraisal, the Studio One Apartments Property is located within the Midtown/West Detroit multifamily submarket, which, as of year-end 2024, had an inventory of 12,147 units, a vacancy rate of 8.4% and average asking rents of $927 per month. According to a third-party research report, the Studio One Apartments Property is located in the Detroit-New Center retail submarket. As of the fourth quarter of 2024, the Detroit-New Center retail submarket had inventory of 2.14 million SF, a vacancy rate of 4.7% and average asking rental rates of $22.92 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Studio One Apartments Property was 23,299, 106,387 and 253,675, respectively. The 2024 average household income within the same radii was $46,968, $56,895 and $53,146, respectively.

A-3-83

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

The following table presents information regarding certain competitive multifamily properties to the Studio One Apartments Property:

Competitive Multifamily Properties Summary
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Distance to Subject	No. of Stories	Avg. Market Rent per month
Studio One Apartments 4501 Woodward Avenue Detroit, MI	2008 / NAP	Mid Rise	91.9%(1)	124(1)	-	5	$1,879
The Strathmore Apartments 70 West Alexandrine Street Detroit, MI	1929 / 2016	Mid/High Rise	92.2%	129	0.4 miles	8	$1,641
3909 Woodward Apartments 3909 Woodward Avenue Detroit, MI	2014 / NAP	Mid/High Rise	100.0%	62	0.4 miles	5	$1,684
Garfield Lofts 4600 Woodward Avenue Detroit, MI	1910 / NAP	Mid/High Rise	94.6%	56	<0.1 miles	5	$1,616
Hadley Hall Apartments 665 West Warren Avenue Detroit, MI	1922 / NAP	Garden/Low-Rise	100.0%	49	0.6 miles	3	$1,881
Phillips Manor 47 East Willis Street Detroit, MI	1913 / NAP	Garden/Low-Rise	97.7%	43	0.3 miles	4	$1,732
Arts and Crafts Apartments 87 West Ferry Avenue Detroit, MI	1919 / NAP	Garden/Low-Rise	93.3%	15	0.7 miles	3	$1,258

Source: Appraisal.

(1)	Based on the borrower rent roll dated April 30, 2025.

The following table presents recent retail leasing data at comparable properties with respect to the Studio One Apartments Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
Studio One Apartments 4501 Woodward Avenue Detroit, MI	Domino's Pizza LLC(1)	10/2024(1)	10.0(1)	1,904(1)	$29.00(1)	Net(1)
The Gabriel Houze 305 Michigan Avenue Detroit, MI	Greshbites Market, Inc.	9/2024	5.5	4,963	$25.00	Net
Randolph Center Building - Street Level Retail 1435 Randolph Street Detroit, MI	Fixins Soul Kitchen Detroit, LLC	8/2023	10.0	8,400	$22.00	Net
Mixed-Use Retail/Office 7446 Woodward Avenue Detroit, MI	Undisclosed	7/2023	5.0	1,490	$26.00	Net
Kercheval South 7410 Kercheval Avenue Detroit, MI	Detroit Antiques & Design, LLC	6/2023	1.0	1,330	$22.00	Net
Woodward West 3439 Woodward Avenue Detroit, MI	Luxe Redux Detroit, LLC	6/2023	10.0	1,694	$25.50	Net

Source: Appraisal

(1)	Information is based on the borrower rent roll dated April 30, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the Studio One Apartments Property of $37,200,000 as of March 31, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2025, there was no evidence of any recognized environmental conditions at the Studio One Apartments Property.

A-3-84

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the Studio One Apartments Property:

Cash Flow Analysis
	2022	2023	2024	3/31/2025 TTM	UW	UW per Unit(1)
Gross Potential Rent(2)	$2,655,865	$2,795,112	$2,794,075	$2,794,394	$2,802,804	$20,916
Utility Reimbursement	$68,767	$92,724	$125,259	$123,464	$123,464	$921
Concessions	($440)	($11,289)	($53,066)	($20,123)	($20,123)	($150)
Net Commercial Income	$748,009	$587,036	$646,862	$664,360	$728,079	$5,433
Potential Gross Income	$3,472,201	$3,463,583	$3,513,130	$3,562,095	$3,634,224	$27,121
(Vacancy & Credit Loss)	($102,816)	($201,245)	($107,841)	($149,596)	($145,790)	($1,088)
Commercial CAM Reimbursements	$260,072	$209,658	$240,116	$242,878	$242,878	$1,813
Other Income(3)	$53,940	$55,412	$100,198	$51,271	$51,271	$383
Effective Gross Income	$3,683,397	$3,527,408	$3,745,603	$3,706,648	$3,782,583	$28,228

Real Estate Taxes	$257,595	$267,346	$279,699	$282,927	$283,576	$2,116
Insurance	$67,687	$73,058	$73,755	$73,473	$75,022	$560
Ground Rent(4)	$132,555	$127,824	$131,570	$120,339	$134,602	$1,004
Other Operating Expenses	$794,708	$872,794	$818,654	$827,560	$821,336	$6,129
Total Operating Expenses	$1,252,545	$1,341,022	$1,303,678	$1,304,299	$1,314,536	$9,810

Net Operating Income	$2,430,852	$2,186,386	$2,441,925	$2,402,349	$2,468,048	$18,418
Replacement Reserves	$0	$41,348	$7,520	$4,967	$68,229	$509
TI/LC	$0	$0	$0	$0	$0	$0
Net Cash Flow	$2,430,852	$2,145,038	$2,434,405	$2,397,382	$2,399,819	$17,909

Occupancy %(5)	97.0%	94.4%	96.3%	91.9%(6)	96.0%(7)
NOI DSCR	1.59x	1.43x	1.59x	1.57x	1.61x
NCF DSCR	1.59x	1.40x	1.59x	1.56x	1.57x
NOI Debt Yield	10.4%	9.3%	10.4%	10.3%	10.5%
NCF Debt Yield	10.4%	9.2%	10.4%	10.2%	10.3%

(1)	Based on 134 units. The Studio One Apartments Property is comprised of 124 multifamily units (107,572 SF) and 10 commercial units (29,783 SF of ground floor retail space).
(2)	Gross Potential Rent is based on the borrower rent roll dated April 30, 2025.
(3)	Other Income includes application fees, administrative fees, late pees, pet fees, pet rent, month-to-month fees, package locker income, cable income, damages charges and other miscellaneous fees and charges.
(4)	The Studio One Apartments Property is subject to a ground lease between the borrower and Wayne State University expiring August 31, 2081. See “Ground Lease” section below for further discussion.
(5)	Occupancy information shown above is for 124 multifamily units.
(6)	Represents occupancy per the borrower rent roll dated April 30, 2025.
(7)	Based on the economic vacancy of 4.0%.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $148,417 into a real estate tax reserve account, (ii) approximately $80,300 into an insurance premiums reserve account, (iii) $50,000 into a tenant improvement and leasing commissions reserve account relating to outstanding tenant improvements and leasing commissions for Domino's Pizza LLC, and (iv) $11,216 into a ground rent reserve account.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $21,202.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premium, which currently equates to approximately $6,692. Such escrows will be waived for so long as insurance is maintained under a blanket policy acceptable to the lender (which is not currently the case).

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,204 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $2,482 into the TI/LC reserve account.

Ground Rent Reserve – On a monthly basis, the borrower is required to deposit an amount, if any, such that the balance on reserve is at all times at least equal to the monthly ground rent payment that the lender estimates will be payable for the next one month period.

Lockbox and Cash Management. The Studio One Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the initial occurrence of an event of default or a Cash Sweep Period (as defined below), whichever occurs earlier, the borrower will establish a lockbox account for the exclusive benefit of the lender into which the retail tenants will be instructed to pay rents directly. During a Cash Sweep Period,

A-3-85

Mixed Use – Multifamily/Retail	Loan #10	Cut-off Date Balance:	$23,400,000
4501 Woodward Avenue	Studio One Apartments	Cut-off Date LTV:	62.9%
Detroit, MI 48201		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	10.5%

the borrower will, and will cause the property manager to, deposit all amounts constituting rents into the lockbox account within one business day after receipt thereof. During a Cash Sweep Period, all amounts in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account and disbursed on each payment date according to the Studio One Apartments Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.10x on a trailing 12 month basis (tested quarterly) and will terminate upon the debt service coverage ratio being at least 1.10x on a trailing 12 month basis for two consecutive calendar quarters.

Ground Lease. The Studio One Apartments Property is subject to a ground lease between Wayne State University, as ground lessor, and the borrower, as ground lessee. The lease commenced on November 21, 2006, and has an expiration of August 31, 2081, with one 12-year and one 13-year renewal option, which would extend the full term through August 31, 2106. The ground lease provides for monthly lease payments equal to 1/12th of the greater of $90,000 or 4% of annual gross lease revenue from the Studio One Apartments Property.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that for so long as TRIPRA or a similar statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-86

Mortgage Loan No. 11 – Washington Square

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	Portland, OR 97223
Original Balance(1):	$20,833,333			General Property Type:	Retail
Cut-off Date Balance(1):	$20,833,333			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1974, 2005/1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(4):	994,568 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$342
Mortgage Rate:	5.5770%			Maturity Date Balance Per SF(1):	$342
Note Date:	3/27/2025			Property Manager:	Macerich Property Management
Maturity Date:	4/6/2035				Company, LLC
Term to Maturity:	120 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$40,992,362
Seasoning:	4 months			UW NCF:	$39,798,880
Prepayment Provisions(2):	L(28),DorYM1(85),O(7)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Balance(1):	$319,166,667			UW NCF DSCR(1):	2.07x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$40,052,391 (12/31/2024)
				2nd Most Recent NOI:	$37,934,316 (12/31/2023)
Reserves				3rd Most Recent NOI:	$40,807,876 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.6% (3/27/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.8% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.1% (12/31/2023)
Replacement Reserves:	$0	Springing	(3)	Appraised Value (as of)(5):	$655,000,000 (3/1/2025)
TI/LC Reserves:	$0	Springing	(3)	Appraised Value Per SF(5):	$659
Gap Rent Reserve:	$155,348	$0	NAP	Cut-off Date LTV Ratio(1)(5):	51.9%
Outstanding TI/LC Reserve:	$2,752,705	$0	NAP	Maturity Date LTV Ratio(1)(5):	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$340,000,000	100.0%	Return of Equity:	$336,001,852	98.8%
			Upfront Reserves:	$2,908,053	0.9%
			Closing Costs:	$1,090,095	0.3%
Total Sources:	$340,000,000	100.0%	Total Uses:	$340,000,000	100.0%

(1)	The Washington Square Mortgage Loan (as defined below) is part of the Washington Square Whole Loan (as defined below), evidenced by 27 pari passu promissory notes with an aggregate original principal amount of $340,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Washington Square Whole Loan.
(2)	The lockout period will be at least 28 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 28 payments is based on the expected MSBAM 2025-C35 securitization closing date in August 2025.
(3)	During the continuance of a trigger period, the replacement reserve and rollover reserve ongoing deposits are capped at an amount equal to 24 times the required monthly deposit.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 SF. Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(5)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 SF on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. As of May 20, 2025, Dick’s executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumptions.

The Mortgage Loan. The eleventh largest mortgage loan (the “Washington Square Mortgage Loan”) is part of a whole loan (the “Washington Square Whole Loan”) evidenced by 27 pari passu promissory notes in the aggregate original principal amount of $340,0000,000. The Washington Square Whole Loan is secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-5-1-2. The Washington Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-87

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The table below summarizes the promissory notes that comprise the Washington Square Whole Loan.

Washington Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2(1)	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3(1)	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4(1)	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5(2)	$15,000,000	$15,000,000	GACC	No
A-1-6(2)	$10,000,000	$10,000,000	GACC	No
A-1-7(2)	$10,000,000	$10,000,000	GACC	No
A-1-8(2)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1(2)	$16,550,000	$16,550,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3(1)	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1(1)	$12,100,000	$12,100,000	BBCMS 2025-C35	No
A-2-4-2(2)	$4,900,000	$4,900,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(2)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(2)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(2)	$12,000,000	$12,000,000	BMO	No
A-4-3(2)	$3,550,000	$3,550,000	BMO	No
A-4-4(2)	$9,000,000	$9,000,000	BMO	No
A-4-5(2)	$9,000,000	$9,000,000	BMO	No
A-4-6(2)	$6,000,000	$6,000,000	BMO	No
A-4-7(2)	$6,000,000	$6,000,000	BMO	No
A-4-8(2)	$5,000,000	$5,000,000	BMO	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2	$20,833,333	$20,833,333	MSBAM 2025-C35	No
Whole Loan	$340,000,000	$340,000,000

(1)	The BBCMS 2025-C35 securitization is expected to close on July 24, 2025.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Washington Square Whole Loan are, collectively, PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million SF of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a center court renovation and renovations relating to the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan documents.

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the former Sears box (approximately 120,000 SF) which is currently dark and is now the location of a to-be-constructed Dick’s House of Sport concept store. The Washington Square Property has averaged total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of

A-3-88

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsors have been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million in sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of approximately $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a fashion retailer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom operates its space pursuant to a ground lease with the borrower.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) (“Dick’s”) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million in sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. Dick’s Sporting Goods leases its current space on a month-to-month basis. A lease with Dick’s Sporting Goods dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 SF of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 SF of land, to be located at the former Sear’s pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurance that such lease will continue in effect until the new store is open, or as to whether or when the new store will open.

A-3-89

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The following table presents a summary regarding the major tenants at the Washington Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales PSF	Occupancy Cost	Lease Expiration	Renewal Options
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$300,000	0.9%	$1.42	$48.44	4.9%	8/31/2030	7 x 5 yr
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$399,600	1.2%	$2.22	$341.42	1.0%	2/28/2035	3 x 10 yr
Dick’s(3)	NR/Baa2/BBB	90,000	9.0%	$2,368,800	7.0%	$26.32	$206.33	16.3%	MTM	3 x 5 yr
Anchor Tenants Subtotal/Wtd. Avg.		480,585	48.3%	$3,068,400	9.1%	$6.38	$187.74	5.6%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$659,900	2.0%	$31.06	$249.08	14.3%	1/31/2026	None
H&M	NR/NR/BBB	19,481	2.0%	$783,659	2.3%	$40.23	$276.80	14.6%	1/31/2027	1 x 5 yr
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$730,815	2.2%	$71.74	$586.00	18.4%	3/31/2030	None
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$508,900	1.5%	$50.00	$1,217.47	7.1%	1/31/2031	1 x 5 yr
Apple Store	NR/Aaa/AA+	9,500	1.0%	$1,102,665	3.3%	$116.07	$9,041.37	1.5%	1/31/2028	1 x 5 yr
Janelle James(4)	NR/NR/NR	9,321	0.9%	$0(5)	0.0%(5)	$0.00(5)	NAV(5)	NAV(5)	Various(6)	None
Din Tai Fung	NR/NR/NR	9,000	0.9%	$561,690	1.7%	$62.41	$1,736.90	6.1%	2/28/2029	2 x 5 yr
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$763,058	2.3%	$85.45	$827.57	16.4%	1/31/2026	None
Aritzia	NR/NR/NR	7,880	0.8%	$471,382	1.4%	$59.82	$1,402.97	7.9%	1/31/2033	None
Hollister Co.	NR/NR/NR	7,626	0.8%	$346,932	1.0%	$45.49	$606.02	19.0%	1/31/2026	None
Major Tenants Subtotal/Wtd. Avg.		113,349	11.4%	$5,929,001	17.6%	$52.31	$1,476.89	12.2%

Other Tenants		257,752	25.9%	$24,673,120	73.3%	$95.72
Occupied Subtotal/Wtd. Avg.		851,686	85.6%	$33,670,522	100.0%	$39.53

Vacant Space		142,882	14.4%
Total/Wtd. Avg.		994,568	100.0%

(1)	Information is based on the underwritten rent roll dated March 27, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	See “Major Tenants—Dick’s Sporting Goods” above, regarding the new ground lease for the Dick’s House of Sport. The tenant was underwritten based on the current month-to-month lease.
(4)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(5)	Janelle James does not have underwritten rent as the store is categorized as under a specialty lease agreement and is being underwritten separately.
(6)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF on a MTM schedule.

The following tables present certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales (1)(2)
	2019	2022	2023	2024
Gross Mall Sales:	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales (Inline < 10,000 SF):	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales (Inline < 10,000 SF, Excluding Apple):	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA (Specialty Lease Agreements):	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF:	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4):	$151,865,839	$136,484,122	$133,879,898	$137,226,771

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.
A-3-90

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%
Tenant Sales (1)(2)
	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James(5)	9,321	NAV	NAV	NAV	NAV	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%

(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the anticipated change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	31	148,984	15.0%	15.0%	$5,603,773	16.6%	16.6%	$37.61
2026	32	87,253	8.8%	23.8%	$8,656,859	25.7%	42.4%	$99.22
2027	12	40,444	4.1%	27.8%	$2,810,101	8.3%	50.7%	$69.48
2028	8	26,642	2.7%	30.5%	$2,948,866	8.8%	59.5%	$110.68
2029	10	26,100	2.6%	33.1%	$2,363,731	7.0%	66.5%	$90.56
2030	14	258,142	26.0%	59.1%	$4,588,618	13.6%	80.1%	$17.78
2031	5	24,784	2.5%	61.6%	$1,715,384	5.1%	85.2%	$69.21
2032	1	1,064	0.1%	61.7%	$154,642	0.5%	85.7%	$145.34
2033	6	27,153	2.7%	64.4%	$1,658,856	4.9%	90.6%	$61.09
2034	4	13,606	1.4%	65.8%	$1,051,739	3.1%	93.7%	$77.30
2035	8	197,514	19.9%	85.6%	$2,117,953	6.3%	100.0%	$10.72
2036 & Thereafter	0	0	0.0%	85.6%	$0	0.0%	100.0%	$0.00
Vacant	0	142,882	14.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	131	994,568	100.0%		$33,670,522	100.0%		$39.53

(1)	Information is based on the underwritten rent roll as of March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. According to the appraisal, the Washington Square Property is located in the Portland Retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland Retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral stores).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 PSF is the highest of all the submarkets in the market, which averages $22.83. Asking rent in the submarket and market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

A-3-91

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

According to the appraisal, the estimated 2023 population within a five-, seven- and ten-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Washington Square Property:

Market Rent Summary
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projection	Tenant Improvement
Washington Square	$69.91	$68.92	3.0% per year	$40.00

The following table presents certain information relating to comparable retail centers with respect to the Washington Square Property:

Comparable Retail Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Anchor Tenant Name	Sales PSF	Distance to Subject	Occupancy
Washington Square (subject)(1) Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport(3)	$1,200 - $1,300(4)	NAP	85.6%(2)
Bridgeport Village Tigard, OR	2004 / 2022	485,584	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble	$900 - $1,100(4)	5.7 miles	96.8%
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	Best Buy, Old Navy, BootBarn, PetSmart	NAV	6.2 miles	95.1%
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels	NAV	6.1 miles	96.9%
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social	$450 - $500(5)	8.7 miles	63.2%
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	Dick’s Sporting Goods, Macy’s, JCPenney, REI	$550 - $650	14.1 miles	84.8%

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Size (SF) and Occupancy exclude the non-collateral space.
(3)	See “Major Tenants—Dick’s Sporting Goods” above, regarding the new ground lease with Dick’s.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes luxury. Sales PSF including luxury are ($2,500 - $3,000).

Appraisal. The appraisal concluded to an “as-is” value for the Washington Square Property of $655,000,000 as of March 1, 2025. The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 SF on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. A lease with Dick’s Sporting Goods dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 SF of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 SF of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or what the value of the Washington Square Property would be absent such assumption.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025, the Washington Square Property had a recognized environmental condition relating to the operation of a dry cleaner at the northeast adjacent property from approximately 1991 to at least May 2024. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-92

Retail – Super Regional Mall	Loan #11	Cut-off Date Balance:	$20,833,333
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Washington Square Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277(2)	$38.28
Reimbursements	$9,362,302	$10,174,065	$10,878,330	$11,694,598	$12,481,747	$12.55
Other Income(3)	$7,544,280	$12,195,473	$7,639,570	$6,938,175	$5,246,301	$5.27
Less Vacancy & Credit Loss	$331,602	$2,017	($194,460)	$74,039	($3,509,611)	($3.53)
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58

Real Estate Taxes	$2,413,579	$2,491,047	$2,572,031	$2,602,680	$3,074,235	$3.09
Insurance	$528,609	$583,308	$668,975	$817,604	$764,945	$0.77
Other Expenses	$5,698,890	$6,094,999	$6,760,855	$6,912,670	$7,462,173	$7.50
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36

Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22
Capital Expenditures	$0	$0	$0	$0	$198,914	$0.20
TI/LC	$0	$0	$0	$0	$994,568	$1.00
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02

Occupancy %	93.8%	96.5%	98.1%	97.8%	85.6%(4)
NOI DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.13x
NCF DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.07x
NOI Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	12.1%
NCF Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	11.7%

(1)	Based on the underwritten rent roll dated as of March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	Includes $895,145 of contractual rent steps through March 27, 2026.
(3)	Other Income includes percent in lieu, overage rent, specialty leasing, business development, storage income, and miscellaneous income.
(4)	UW Occupancy % is based on the underwritten rent roll dated as of March 27, 2025 and excludes non-collateral tenants.
(5)	DSCRs and Debt Yields are based on the Washington Square Whole Loan.
A-3-93

Mortgage Loan No. 12 – Greenville Promenade

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Greenville, TX 75402
Original Balance:	$19,991,000			General Property Type:	Retail
Cut-off Date Balance:	$19,991,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1972/2017
Borrower Sponsor:	Mark Hutchinson			Size:	220,449 SF
Guarantor:	Mark Hutchinson			Cut-off Date Balance per SF:	$91
Mortgage Rate:	6.5000%			Maturity Date Balance per SF:	$91
Note Date:	3/27/2025			Property Manager:	Dunhill Property Management
Maturity Date:	4/6/2035				Services, Inc. (borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,219,223
IO Period:	120 months			UW NCF:	$2,042,864
Seasoning:	4 months			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	L(28),D(88),O(4)			UW NCF Debt Yield:	10.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.55x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,308,698 (12/31/2024)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			2nd Most Recent NOI:	$2,140,601 (12/31/2023)
				3rd Most Recent NOI:	$1,837,186 (12/31/2022)
Reserves				Most Recent Occupancy:	100.0% (1/2/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.1% (12/31/2023)
RE Taxes:	$142,513	$35,628	NAP	3rd Most Recent Occupancy:	94.4% (12/31/2022)
Insurance:	$33,960	$11,320	NAP	Appraised Value (as of):	$30,890,000 (1/28/2025)
Deferred Maintenance:	$23,938	$0	NAP	Appraised Value per SF:	$140
Replacement Reserve:	$0	$2,756	NAP	Cut-off Date LTV Ratio:	64.7%
TI/LC Reserve:	$500,000	$11,941	NAP	Maturity Date LTV Ratio:	64.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,991,000	66.6%	Purchase Price:	$28,571,430	95.2%
Borrower Sponsor Equity:	$10,027,485	33.4%	Closing Costs:	$746,645	2.5%
			Upfront Reserves:	$700,411	2.3%
Total Sources:	$30,018,485	100.0%	Total Uses:	$30,018,485	100.0%

(1)	See “Permitted Future Mezzanine Debt” below for additional information.

The Mortgage Loan. The twelfth largest mortgage loan (the “Greenville Promenade Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $19,991,000 and secured by a first-priority fee mortgage encumbering a 220,449 SF retail property in Greenville, Texas (the “Greenville Promenade Property”).

The Borrowers and the Borrower Sponsor. The borrowers are Greenville Dunhill LLC and Greenville SN LLC, each a single-purpose Delaware limited liability company, as tenants-in-common. The borrower sponsor and the non-recourse carveout guarantor is Mark Hutchinson. Mark Hutchinson is an executive vice president at Dunhill Partners, a commercial real estate firm specializing in the acquisition, sale, leasing and management of retail shopping centers across Texas, Oklahoma and California. The company was founded in 1984 and currently owns and operates 37 properties comprising approximately 5 million SF.

The Property. The Greenville Promenade Property is a 220,449 SF retail center located in Greenville, Texas, approximately 45 miles northeast of Dallas. The Greenville Promenade Property is located on a 22.65-acre site and consists of an 11-suite regional shopping center building, a three-suite retail outparcel and two ground leased outparcels. The Greenville Promenade Property was constructed in 1972 as an enclosed shopping mall and underwent extensive renovations in 2017 that included redesigning the improvements to provide each tenant with an exterior entrance and constructing the three-suite outparcel. The retail suites consist of five anchor suites, four junior anchor suites, two in-line suites and three premium in-line suites located on the multitenant outparcel. The Greenville Promenade Property features 1,335 surface parking spaces, resulting in a parking ratio of 6.06 spaces per 1,000 SF of NRA.

As of January 2, 2025, the Greenville Promenade Property was 100.0% occupied by 15 tenants. Four tenants, including the largest tenant, comprising 37.7% of the NRA have been in occupancy for over 20 years and an additional six tenants comprising 33.2% of the NRA have been in occupancy for over 7 years. One ground lease parcel is occupied by a restaurant tenant and the second ground lease parcel, while underwritten as vacant, has a signed letter of intent from a coffee shop tenant.

A-3-94

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

Major Tenants.

Belk (52,775 SF, 23.9% of NRA, 13.2% of underwritten base rent). Belk is a department store chain that offers products such as apparel, shoes, accessories, cosmetics and home furnishings. The company was founded in 1888 and currently operates approximately 290 stores. Belk has been a tenant at the Greenville Promenade Property since 1999 when it signed its initial lease for a term of 15 years. The tenant has exercised all three of its five-year renewal options, extending the lease to the current expiration in March 2029. The tenant has no renewal options remaining and no termination options. Belk reported sales of approximately $3.9 million ($73 PSF) in the trailing twelve months ending January 2024 representing an occupancy cost of 11.1%.

Ashley’s Furniture (34,276 SF, 15.5% of NRA, 12.2% of underwritten base rent). Ashley’s Furniture is a home furnishings manufacturer and retailer headquartered in Arcadia, Wisconsin. The company operates over 790 stores and is one of the largest furniture manufacturers in the United States. Ashley’s Furniture has been a tenant at the Greenville Promenade Property since 2021 when it signed a 10-year lease that expires in November 2031. The tenant has two five-year renewal options remaining and no termination options. Ashley’s Furniture does not report sales at the Greenville Promenade Property.

Marshall’s (24,000 SF, 10.9% of NRA, 8.5% of underwritten base rent). Marshall’s is a department store chain offering apparel, footwear, accessories and home goods. The company was founded in 1956 and currently operates over 1,200 stores in the United States. Marshall’s is a subsidiary of The TJX Companies (Nasdaq: TJX), a Fortune 100 company that operates over 5,000 retail stores globally. Marshall’s has been a tenant at the Greenville Promenade Property since 2015 when its initial 10-year lease commenced. The tenant exercised a five-year renewal option in 2025 to extend its lease expiration to November 2030. The tenant has three five-year renewal options remaining and no termination options. Marshall’s reported sales of approximately $14.3 million ($596 PSF) in the trailing twelve months ending January 2024 representing an occupancy cost of 1.9%.

The following table presents certain information relating to the tenancy at the Greenville Promenade Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Termination Option (Y/N)(3)	Renewal Options
Major Tenants
Belk	NR/NR/NR	52,775	23.9%	$316,650	13.2%	$6.00	3/15/2029	No	None
Ashley's Furniture	NR/NR/NR	34,276	15.5%	$291,346	12.2%	$8.50	11/30/2031	No	2 x 5 yr
Marshall's	NR/A2/A	24,000	10.9%	$204,000	8.5%	$8.50	11/30/2030	No	3 x 5 yr
Staple's	NR/B3/B-	23,942	10.9%	$227,449	9.5%	$9.50	3/31/2026	No	1 x 5 yr
Ross Dress for Less	NR/A2/BBB+	23,000	10.4%	$195,500	8.2%	$8.50	1/31/2027	No	4 x 5 yr
Subtotal/Wtd. Avg.		157,993	71.7%	$1,234,945	51.7%	$7.82

Other Tenants		62,456	28.3%	$1,155,296	48.3%	$18.50
Total Occupied Space		220,449	100.0%	$2,390,241	100.0%	$10.84

Vacant Space		0	0.0%
Total/Wtd. Avg.		220,449	100.0%

(1)	Information is based on the underwritten rent roll dated January 2, 2025 with rent steps taken through December 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Certain tenants have co-tenancy clauses that allow the tenant to pay a modified rent or terminate its lease if triggered.
A-3-95

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

The following table presents certain information with respect to the lease rollover at the Greenville Promenade Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	% of Total UW Rent Rolling	Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	3	35,742	16.2%	16.2%	$443,649	18.6%	18.6%	$12.41
2027	4	27,260	12.4%	28.6%	$430,170	18.0%	36.6%	$15.78
2028	0	0	0.0%	28.6%	$0	0.0%	36.6%	$0.00
2029	1	52,775	23.9%	52.5%	$316,650	13.2%	49.8%	$6.00
2030	3	42,500	19.3%	71.8%	$439,000	18.4%	68.2%	$10.33
2031	1	34,276	15.5%	87.3%	$291,346	12.2%	80.4%	$8.50
2032	2	23,378	10.6%	98.0%	$347,440	14.5%	94.9%	$14.86
2033	1	4,518	2.0%	100.0%	$121,986	5.1%	100.0%	$27.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	15	220,449	100.0%		$2,390,241		100.0%	$10.84

(1)	Information is based on the underwritten rent roll dated January 2, 2025 with rent steps taken through December 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Greenville Promenade Property is located in Greenville, Texas approximately 45 miles northeast of Dallas. The Greenville Promenade Property is located on State Highway 34 (Wesley Street), the main north-south thoroughfare in Greenville, and is located within 0.4 miles of Interstate Highway 30, providing direct access to the greater Dallas metropolitan area. The neighborhood surrounding the Greenville Promenade Property consists primarily of single-family and multifamily residential developments, with commercial developments existing along the major highway corridors. The Greenville Promenade Property is located in the primary retail node of Greenville and is located within close proximity to several large box retail centers and restaurants. Other retail demand drivers within one mile of the Greenville Promenade Property include Lowe’s, Home Depot, Hobby Lobby, Big Lots, Aldi, Walmart Supercenter, Chick-Fil-A and Starbucks, among others.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Greenville Promenade Property was 5,048, 24,492 and 33,255, respectively. The 2024 estimated median household income within the same radii was approximately $73,554, $65,466 and $65,184, respectively.

According to the appraisal, the Greenville Promenade Property is situated within the Hunt County retail submarket. As of the fourth quarter of 2024, the Hunt County retail submarket reported a total inventory of approximately 5.4 million SF, a vacancy rate of 2.3% and a monthly rent PSF of $17.09.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Greenville Promenade Property:

Market Rent Summary(1)
	Inline	Premium Inline	Jr Anchor	Anchor
Property SF	8,329	6,060	48,067	157,993
Market Rent (PSF per year)	$25.00	$34.00	$14.00	$9.00
Lease Term (Years)	5	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
New Tenant Improvements (PSF)	$15.00	$25.00	$15.00	$15.00
Renewal Tenant Improvements (PSF)	$5.00	$5.00	$2.00	$2.00

A-3-96

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

The following table presents recent leasing data at comparable retail properties with respect to the Greenville Promenade Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Tenant Type	Lease Start Date	Lease Term (Years)	Annual Base Rent PSF
Greenville Promenade Greenville, TX	1972 / 2017	220,449(1)	AT&T(1)	2,160(1)	Inline(1)	Nov-22(1)	5.0(1)	$36.00(1)
Greenville Promenade Greenville, TX	1972 / 2017	220,449(1)	Spec’s(1)	19,567(1)	Jr Anchor(1)	Jun-22(1)	10.0(1)	$13.08(1)
Greenville Promenade Greenville, TX	1972 / 2017	220,449(1)	Belk(1)	52,775(1)	Anchor(1)	Oct-24(1)	5.0(1)	$6.00(1)
Greenville Retail Center Greenville, TX	2023 / NAP	9,840	Tropical Smoothie Café	1,400	Inline	Oct-24	10.0	$35.00
Kari Beth Crossing Greenville, TX	2007 / NAP	180,668	Texas Tiny Teeth	6,000	Inline	Dec-17	5.0	$27.00
3300 N Central Expy Plano, TX	NAV	NAV	Skechers	14,830	Jr Anchor	Sep-23	10.0	$13.49
2400-2496 Ave K Plano, TX	NAV	NAV	Dollar Tree	14,391	Jr Anchor	Mar-23	5.0	$12.00
1701-1705 S Cherry Ln White Settlement, TX	NAV	NAV	The Picklr	33,351	Anchor	Jan-24	10.0	$9.50
300 N Valley Mills Dr Waco, TX	NAV	NAV	Canales Furniture	35,000	Anchor	Nov-23	5.0	$7.25

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated January 2, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Greenville Promenade Property of $30,890,000 as of January 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 7, 2025, there was no evidence of any recognized environmental conditions at the Greenville Promenade Property.

A-3-97

Retail – Anchored	Loan #12	Cut-off Date Balance:	$19,991,000
6834 Wesley Street	Greenville Promenade	Cut-off Date LTV:	64.7%
Greenville, TX 75402		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Greenville Promenade Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent	$1,614,408	$2,051,616	$2,271,001	$2,351,437	$2,390,241	$10.84
Recovery Income	$366,951	$559,417	$695,429	$759,457	$753,182	$3.42
Other Income	$110,600	$70,867	$173,211	$182,662	$182,662	$0.83
Vacancy	$0	$0	($30,497)	$0	($157,171)	($0.71)
Effective Gross Income	$2,091,959	$2,681,900	$3,109,144	$3,293,556	$3,168,913	$14.37

Taxes	$335,080	$373,169	$428,158	$433,834	$427,540	$1.94
Insurance	$65,240	$57,073	$107,850	$169,979	$135,840	$0.62
Other Operating Expenses	$359,474	$414,472	$432,535	$381,045	$386,311	$1.75
Total Operating Expenses	$759,794	$844,714	$968,543	$984,858	$949,690	$4.31

Net Operating Income	$1,332,165	$1,837,186	$2,140,601	$2,308,698	$2,219,223	$10.07
TI/LC	$0	$0	$0	$0	$143,292	$0.65
Capital Expenditures	$0	$0	$0	$0	$33,067	$0.15
Net Cash Flow	$1,332,165	$1,837,186	$2,140,601	$2,308,698	$2,042,864	$9.27

Occupancy%(2)	76.5%	94.4%	99.1%	100.0%	95.0%
NOI DSCR	1.01x	1.39x	1.62x	1.75x	1.68x
NCF DSCR	1.01x	1.39x	1.62x	1.75x	1.55x
NOI Debt Yield	6.7%	9.2%	10.7%	11.5%	11.1%
NCF Debt Yield	6.7%	9.2%	10.7%	11.5%	10.2%

(1)	Information is based on the underwritten rent roll dated January 2, 2025 with rent steps taken through July 2025.
(2)	Occupancy % represents the average occupancy during each respective year. UW Occupancy % represents underwritten economic occupancy.

Permitted Future Subordinate or Mezzanine Debt. The borrowers are permitted to incur future mezzanine financing (the “Permitted Mezzanine Loan”) provided that the conditions in the Greenville Promenade Mortgage Loan documents are satisfied, including, among others, (i) the combined loan-to-value ratio of the Greenville Promenade Mortgage Loan and the Permitted Mezzanine Loan is not greater than 64.7%, (ii) the combined net cash flow debt service coverage ratio of the Greenville Promenade Mortgage Loan and the Permitted Mezzanine Loan shall not be less than 1.43x, (iii) the combined debt yield of the Greenville Promenade Mortgage Loan and the Permitted Mezzanine Loan shall not be less than 9.2% and (iv) the lender and the holder of the Permitted Mezzanine Loan enter into an intercreditor agreement.

A-3-98

Mortgage Loan No. 13 – The Court at Deptford

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
				Location:	Deptford, NJ 08096
Original Balance:	$19,700,000			General Property Type:	Retail
Cut-off Date Balance:	$19,700,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1998/2024
Borrower Sponsor:	Kenneth N. Goldenberg			Size:	141,688 SF
Guarantor:	Kenneth N. Goldenberg			Cut-off Date Balance PSF:	$139
Mortgage Rate:	6.9800%			Maturity Date Balance PSF:	$139
Note Date:	6/26/2025			Property Manager:	Goldenberg Management, Inc.
Maturity Date:	7/6/2035				(borrower related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,968,877
IO Period:	120 months			UW NCF:	$1,854,385
Seasoning:	1 month			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	L(25),D(91),O(4)			UW NCF Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.33x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,053,831 (4/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,029,677 (12/31/2024)
				3rd Most Recent NOI:	$2,130,296 (12/31/2023)
				Most Recent Occupancy:	100.0% (6/2/2025)
Reserves				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	$56,464	NAP	Appraised Value (as of):	$28,500,000 (5/30/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value Per SF:	$201
Replacement Reserve:	$0	$1,771	$85,013	Cut-off Date LTV Ratio:	69.1%
TI/LC Reserve:	$0	$5,904	$283,376	Maturity Date LTV Ratio:	69.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$19,700,000	100.0%	Loan Payoff:	$17,635,212	89.5%
			Return of Equity:	$1,387,883	7.0%
			Closing Costs:	$676,905	3.4%
Total Sources:	$19,700,000	100.0%	Total Uses:	$19,700,000	100.0%

(1)	Insurance reserves spring at the lender’s option if an approved blanket policy is not in place.

The Mortgage Loan. The thirteenth largest mortgage loan (the “The Court at Deptford Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,700,000. The Court at Deptford Mortgage Loan is secured by a first priority fee and leasehold mortgage encumbering a 141,688 SF anchored retail property located in Deptford, New Jersey (“The Court at Deptford Property”).

The Borrower and the Borrower Sponsor. The borrower is Almonesson Associates II, L.L.C., a single-purpose, New Jersey limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantor and borrower sponsor is Kenneth N. Goldenberg, founder, president and chief executive officer of the Goldenberg Group. Founded in 1987, Goldenberg Group is a real estate development company with a focus on real estate in the greater Philadelphia area with 20 projects completed in Pennsylvania and New Jersey. Mr. Goldenberg is also the non-recourse carveout guarantor and borrower sponsor for the Columbus North mortgage loan being contributed to the MSBAM 2025-C35 securitization.

The Property. The Court at Deptford Property is a 141,688 SF, anchored retail property, located in Deptford, New Jersey, approximately 12.1 miles south of Philadelphia, Pennsylvania. The Court at Deptford Property was constructed in 1998, most recently renovated in 2024, and is situated on an approximately 15.96-acre site. The Court at Deptford Property features 654 parking spaces (of which approximately 19 are on a ground leased parcel), resulting in a parking ratio of 4.6 spaces per 1,000 SF. As of June 2, 2025, The Court at Deptford Property was 100.0% leased by seven big box tenants and one pad tenant, featuring anchor tenants such as Bob’s Furniture, Barnes & Noble, and HomeGoods. In-line tenants include nationally known brands such as Old Navy, David’s Bridal, and Ulta Salon. As of the Cut-off Date, The Court at Deptford Property features a weighted average tenancy of 17.7 years with Barnes & Noble, Old Navy, David’s Bridal, and Men’s Wearhouse being in occupancy since within a year of The Court at Deptford Property’s original construction in 1998.

A-3-99

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

Major Tenants.

Bob’s Discount Furniture, LLC (38,000 SF, 26.8% of NRA, 22.2% of underwritten base rent) Founded in 1991, Bob’s Discount Furniture, LLC (“Bob’s Discount Furniture”) is a home furnishings retailer offering couches, sofas, tables, dining room sets, mattresses, home accents, entertainment centers, desks, file cabinets, book cases, and stools. Bob’s Discount Furniture markets its products throughout the Northeast of the United States and has over 170 home furniture stores located across 24 states. Bob’s Discount Furniture has been at The Court at Deptford Property since February 2015 and has a current lease term through February 2030 with two, five-year renewal options and no termination options.

Barnes & Noble Booksellers, Inc. (25,719 SF, 18.2% of NRA, 21.4% of underwritten base rent) Founded in 1971, Barnes & Noble Booksellers, Inc. (“Barnes & Noble”) is an American bookseller with approximately 600 retail stores in the United States, as well as its online bookstore at BN.com, the NOOK® Digital business which offers both eBooks and an audio book subscriptions service, the SparkNotes educational service, and stationery and gift retailer Paper Source. Barnes & Noble has been at The Court at Deptford Property since May 1998 and has a current lease term through January 2028 with no renewal or termination options.

HomeGoods (24,434 SF, 17.2% of NRA, 12.9% of underwritten base rent) Launched in 1992, HomeGoods is a wholly owned subsidiary of TJX Companies (NYSE: TJX). HomeGoods operates as a home fashions store offering home décor products, including rugs and wall arts, decorative accents such as picture frames, floral accents, candles, art glasses, crystals, accent pillows, bedding products including linens, sheets, comforters, quilts, and coordinated bed. HomeGoods has been a tenant at The Court at Deptford Property since October 2014 and has a current lease term through October 2029 with two, five-year renewal options and no termination options.

The following table presents a summary regarding the largest tenants at The Court at Deptford Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales PSF / Year(3)(3)	U/W Occ. Costs	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Bob's Discount Furniture	NR/NR/NR	38,000	26.8%	$505,780	22.2%	$13.31	$305.46	6.5%	2/28/2030	2 x 5 yr	N
Barnes & Noble Booksellers, Inc.	NR/NR/NR	25,719	18.2%	$488,661	21.4%	$19.00	NAV	NAV	1/31/2028	None	N
HomeGoods	A2/NR/A	24,434	17.2%	$293,208	12.9%	$12.00	$428.30	4.3%	10/31/2029	2 x 5 yr	N
Old Navy	Ba3/NR/BB	15,736	11.1%	$258,638	11.4%	$16.44	$296.19	7.8%	2/28/2031	None	N
David's Bridal, Inc.	NR/NR/NR	13,330	9.4%	$199,935	8.8%	$15.00	NAV	NAV	4/30/2029	1 x 5 yr	N
Ulta Salon, Cosmetics & Fragrance, Inc.	NR/NR/NR	11,599	8.2%	$284,175	12.5%	$24.50	NAV	NAV	10/31/2034	2 x 5 yr	N
The Men's Wearhouse, Inc.	B1/NR/B+	7,950	5.6%	$149,460	6.6%	$18.80	$379.97	6.6%	2/28/2027	2 x 5 yr	N
Mattress Warehouse, Inc.	NR/NR/NR	4,920	3.5%	$98,400	4.3%	$20.00	NAV	NAV	1/31/2032	3 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		141,688	100.0%	$2,278,257	100.0%	$16.08
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		141,688	100.0%	$2,278,257	100.0%	$16.08
Vacant Space		0	0.0%
Total/Wtd. Avg.		141,688	100.0%

(1)	Information is based on the underwritten rent roll as of June 2, 2025 and includes rent increases totaling $15,675 through March 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Sales PSF / Year represents sales for the year ending 2024.

The following table presents certain information relating to the historical sales of the top tenants that report sales at The Court at Deptford Property:

Tenant Sales History (1)
Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	2024 Sales	2024 Sales PSF	UW Occupancy Cost
Bob's Discount Furniture	38,000	NAV	NAV	NAV	NAV	$11,607,564	$305.46	6.47%
HomeGoods	24,434	$10,240,351.00	$419.10	$10,094,636.00	$413.14	$10,465,186	$428.30	4.31%
Old Navy	15,736	$4,960,732.00	$315.25	$4,772,152.00	$303.26	$4,660,907	$296.19	7.81%
The Men's Wearhouse, Inc.	7,950	$4,197,279.00	$527.96	$3,219,430.00	$404.96	$3,020,796	$379.97	6.64%

(1)	Information obtained from the borrower.
A-3-100

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover at The Court at Deptford Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	7,950	5.6%	5.6%	$149,460	6.6%	6.6%	$18.80
2028	1	25,719	18.2%	23.8%	$488,661	21.4%	28.0%	$19.00
2029	2	37,764	26.7%	50.4%	$493,143	21.6%	49.7%	$13.06
2030	1	38,000	26.8%	77.2%	$505,780	22.2%	71.9%	$13.31
2031	1	15,736	11.1%	88.3%	$258,638	11.4%	83.2%	$16.44
2032	1	4,920	3.5%	91.8%	$98,400	4.3%	87.5%	$20.00
2033	0	0	0.0%	91.8%	$0	0.0%	87.5%	$0.00
2034	1	11,599	8.2%	100.0%	$284,175	12.5%	100.0%	$24.50
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	141,688	100.0%		$2,278,257	100.0%		$16.08

(1)	Information is based on the underwritten rent roll as of June 2, 2025 and includes (i) rent increases totaling $15,675 through March 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The Market. The Court at Deptford Property is located at 1551-1561 Almonesson Road in Deptford, New Jersey, approximately 12.1 miles south of Philadelphia and is part of the Philadelphia metropolitan area (“Philadelphia MSA”). The Philadelphia MSA is the seventh largest retail market in the United States with inventory of 347.3 million SF and a vacancy rate of 4.1% as of the first quarter of 2025. Primary access to The Court at Deptford Property is provided by Almonesson Road, with nearby access to Route 55 and Route 42 connecting The Court at Deptford Property to the surrounding area.

According to the appraisal, The Court at Deptford Property is located in the Gloucester County retail submarket of the broader Philadelphia MSA retail market. As of the first quarter of 2025, the Gloucester County retail submarket had 18,507,000 SF of inventory, a 5.1% vacancy rate and average asking rent of $19.41 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Court at Deptford Property was 4,587, 68,953, and 220,839, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $139,130, $111,416 and $115,696, respectively.

A-3-101

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to comparable leases with respect to The Court at Deptford Property:

Comparable Leases Summary(1)
Property/Location	Distance from Subject	Year Built / Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Base PSF	Lease Type
The Court at Deptford(1)	-	1998 / 2024	Old Navy	15,736	Feb-98	$15.44	NNN
1551-1561 Almonesson Road
Deptford, NJ
201 Egg Harbor Rd	3.3 mi	2008/NAP	Polizzi's Brick Oven	1,941	Mar-23	$23.00	NNN
Sewell, NJ
200 White Horse Pike N	4.3 mi	1999/NAP	Yeegle	10,000	Oct-24	$14.00	NNN
Lawnside, NJ
610 Blackwood Clementon Rd	5.1 mi	2009/NAP	Asian Grill	2,500	Sep-23	$17.00	NNN
Clementon, NJ
2230 Marlton Pike W	7.4 mi	1999/NAP	Five Below	9,535	Dec-24	$20.00	NNN
Cherry Hill, NJ
7500 S Crescent Blvd	7.4 mi	1959/2000	Super Dollar City	10,074	Apr-25	$18.00	NNN
Pennsauken, NJ
230 N Maple Ave	11.1 mi	1988/NAP	GolfCave	7,200	Jan-25	$18.00	NNN
Marlton, NJ
1100 Negron Dr	35 mi	2024/NAP	Pickleball Kingdom	40,500	Jun-24	$14.50	NNN
Trenton, NJ
300-380 Marketplace Blvd	35 mi	2003/NAP	Boot Barn	18,316	Mar-24	$17.00	NNN
Hamilton, NJ
205 Route 72 W	45 mi	2000/NAP	The Picklr	22,585	Sep-24	$17.00	NNN
Manahawkin, NJ
302 W Main St	51 mi	2025/NAP	Planet Fitness	20,000	May-25	$20.50	NNN
Freehold, NJ
200-220 Trotters Way	52 mi	1992/2012	Ace PickleBall	29,023	Jan-25	$16.00	NNN
Freehold, NJ
4057-4059 Asbury Ave	61 mi	1987/NAP	Iron Atmosphere	11,300	Jan-25	$18.00	NNN
Tinton Falls, NJ

Source: Appraisal.

(1)	Information is based on the underwritten rent roll as of June 2, 2025 other than Year Built / Renovated.

Appraisal. The appraisal concluded to an “as-is” value for The Court at Deptford Property of $28,500,000 as of May 30, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 5, 2025, there was no evidence of any recognized environmental conditions at The Court at Deptford Property.

A-3-102

Retail - Anchored	Loan #13	Cut-off Date Balance:	$19,700,000
1551-1561 Almonesson Road	The Court at Deptford	Cut-off Date LTV:	69.1%
Deptford, NJ 08096		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Court at Deptford Property:

Cash Flow Analysis
	2022	2023	2024	4/30/2025 TTM	UW	UW PSF
Base Rent	$2,238,608	$2,249,256	$2,216,478	$2,206,391	$2,262,582	$15.97
Contractual Rent Steps	$0	$0	$0	$0	$15,675	$0.11
Potential Income from Vacant Space	$0	$0	$0	$0	$0	$0.00
Reimbursements	$867,367	$882,698	$883,027	$920,726	$916,405	$6.47
Gross Potential Income	$3,105,975	$3,131,954	$3,099,505	$3,127,117	$3,194,662	$22.55
Economic Vacancy & Credit Loss	$0	$0	$0	$0	($155,218)	($1.10)
Effective Gross Income	$3,105,975	$3,131,954	$3,099,505	$3,127,117	$3,039,444	$21.45

Real Estate Taxes	$620,100	$624,600	$645,300	$645,300	$664,659	$4.69
Insurance	$119,066	$130,590	$139,364	$142,460	$133,104	$0.94
Management Fee	$89,544	$89,970	$88,659	$89,513	$91,183	$0.64
CAM Expenses	$82,505	$105,706	$119,404	$116,737	$102,345	$0.72
Other Operating Expenses(1)	$99,952	$50,792	$77,101	$79,276	$79,276	$0.56
Total Operating Expenses	$1,011,167	$1,001,658	$1,069,828	$1,073,286	$1,070,567	$7.56

Net Operating Income	$2,094,808	$2,130,296	$2,029,677	$2,053,831	$1,968,877	$13.90
Replacement Reserves	$0	$0	$0	$0	$21,253	$0.15
TI/LC	$0	$0	$0	$0	$93,238	$0.66
Net Cash Flow	$2,094,808	$2,130,296	$2,029,677	$2,053,831	$1,854,385	$13.09

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	95.1%(2)
NOI DSCR	1.50x	1.53x	1.46x	1.47x	1.41x
NCF DSCR	1.50x	1.53x	1.46x	1.47x	1.33x
NOI Debt Yield	10.6%	10.8%	10.3%	10.4%	10.0%
NCF Debt Yield	10.6%	10.8%	10.3%	10.4%	9.4%

(1)	Other Operating Expenses include general operating expenses, utilities, and general and administrative expenses.
(2)	Represents Economic Occupancy.
A-3-103

Mortgage Loan No. 14 – Greene Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
				Location:	Beavercreek, OH 45440
Original Balance(1):	$12,562,500			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$12,562,500			Detailed Property Type:	Retail/Multifamily/Office
% of Initial Pool Balance:	2.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007-2010/NAP
Borrower Sponsor:	Morton L. Olshan			Size:	917,757 SF
Guarantor:	Morton L. Olshan			Cut-off Date Balance per SF(1):	$116
Mortgage Rate:	6.60000%			Maturity Date Balance per SF(1):	$104
Note Date:	10/2/2024			Property Manager:	Mall Properties, Inc. (borrower-related)
Maturity Date:	10/6/2034
Term to Maturity:	120 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$13,783,526
Seasoning:	10 months			UW NCF:	$12,449,998
Prepayment Provisions:	L(34),D(83),O(3)			UW NOI Debt Yield(1):	13.0%
Lockbox/Cash Mgmt Status(2):	Soft (Residential); Hard (Commercial)/In Place			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.4%
Additional Debt Balance(1):	$93,687,500			UW NCF DSCR(1):	1.53x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$13,151,568 (6/30/2024 TTM)
Reserves				2nd Most Recent NOI:	$13,606,132 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$13,898,396 (12/31/2022)
RE Taxes:	$2,334,376	$466,875	NAP	Most Recent Occupancy(4):	91.8% (Various)
Insurance(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	92.7% (12/31/2023)
Replacement Reserves:	$0	$71,038	NAP	3rd Most Recent Occupancy:	92.4% (12/31/2022)
Rollover Reserve:	$0	$89,713	NAP	Appraised Value (as of)(1):	$167,250,000 (8/8/2024)
Rent Abatement Reserve:	$1,827,945	$0	NAP	Appraised Value per SF:	$182
Outstanding TI/LC:	$2,897,572	$0	NAP	Cut-off Date LTV Ratio(1):	63.5%
Radon Reserve:	$10,000	$0	NAP	Maturity Date LTV Ratio(1):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$106,250,000	87.5%	Loan Payoff:	$112,625,310	92.7%
Borrower Sponsor Equity:	$15,190,402	12.5%	Upfront Reserves:	$7,069,893	5.8%
			Closing Costs:	$1,745,200	1.4%
Total Sources:	$121,440,402	100.0%	Total Uses:	$121,440,402	100.0%

(1)	The Greene Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $106,250,000 (the “Greene Town Center Whole Loan”). The financial information in the chart above is calculated based on the Greene Town Center Whole Loan.
(2)	The Greene Town Center Whole Loan is structured with in-place cash management until the balance in the rollover reserve reaches $4,000,000.
(3)	On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Greene Town Center Whole Loan documents and the borrower provides evidence of the renewal of any such blanket insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.
(4)	Current occupancy is as of September 12, 2024 for commercial space and September 25, 2024 for residential space. The largest tenant, LA Fitness, vacated its space on January 31, 2025. The space is dark as its lease does not expire until November 2026. Without LA Fitness, the Occupancy, UW NCF DSCR and UW NOI Debt Yield are 86.2%, 1.36x and 11.7%, respectively.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Greene Town Center Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes and secured by the borrower’s fee interest in a 917,757 SF, mixed-use property located in Beavercreek, Ohio (the “Greene Town Center Property”). The Greene Town Center Mortgage Loan, which is evidenced by the non-controlling Note A-2, has an outstanding principal balance as of the Cut-off Date of $12,562,500. The Greene Town Center Whole Loan was originated by Wells Fargo Bank, National Association and Argentic Real Estate Finance 2 LLC, and has an aggregate outstanding principal balance as of the Cut-off Date of $106,250,000. The Greene Town Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C32 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-104

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

The table below summarizes the promissory notes that comprise the Greene Town Center Whole Loan:

Greene Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,500,000	$56,500,000	BBCMS 2025-C32	Yes
A-2	$12,562,500	$12,562,500	MSBAM 2025-C35	No
A-3	$32,500,000	$32,500,000	BBCMS 2025-C32	No
A-4	$4,687,500	$4,687,500	BANK 2025-BNK49	No
Whole Loan	$106,250,000	$106,250,000

The Borrower and the Borrower Sponsor. The borrower for the Greene Town Center Whole Loan is Greene Town Center, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Morton L. Olshan. Morton L. Olshan is the founder of Olshan Properties, a real estate firm that has specialized in the development, acquisition and management of commercial real estate for over 60 years. The company has over 1,000 employees and currently owns and/or manages a portfolio consisting of approximately nine million SF of retail properties, 13,000 multifamily units, 1,249 hotel rooms and three million SF of office space. The Greene Town Center Whole Loan refinanced prior debt that was in maturity default. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus for more information.

The Property. The Greene Town Center Property consists of an open air, mixed-use lifestyle center located in Beavercreek, Ohio approximately 10 miles southeast of downtown Dayton. Situated on 50.16 acres, the Greene Town Center Property contains 29 one- to four-story buildings with 544,922 SF of retail space (59.4% of NRA and 65.3% of underwritten base rent), 206 residential units (200,053 SF, 21.8% of NRA and 17.4% of underwritten base rent) and 172,782 SF of office space (18.8% of NRA and 17.3% of underwritten base rent). The borrower sponsor constructed the Greene Town Center Property in phases from 2007 to 2010 for an original cost of $186.8 million and has spent an additional $79.4 million in historical capital improvements, resulting in a total cost basis of approximately $266.2 million. Approximately $2.0 million has been invested in structural renovations since 2021 including roof replacement, new paint, parking lot repairs and HVAC replacements.

The following table presents certain information relating to the Greene Town Center Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Retail	544,922	59.4%	94.3%	$13,074,894	65.3%	$25.44
Multifamily	200,053	21.8%	94.3%(4)	$3,490,740	17.4%	$18.50
Office	172,782	18.8%	80.8%	$3,454,619	17.3%	$24.73
Total / Wtd. Avg.	917,757	100.0%	91.8%	$20,020,253	100.0%	$23.77

(1)	Based on the underwritten rent rolls dated September 12, 2024 (commercial) and September 25, 2024 (residential).
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through September 2025.
(3)	UW Base Rent PSF excludes vacant space.
(4)	Multifamily occupancy is based off of square footage for the purposes of the property summary table.

The multifamily component includes a mix of one-, two- and three-bedroom units with multiple floor plans offered. The multifamily component includes 190 apartment units located across three stories atop two buildings, Building 100 and Building C, and 16 townhome units. Apartments include a mix of floor plans of one- and two-bedroom flats and most units have private terraces or balconies. Parking for the residents of the multifamily component is available at a parking garage located directly south of the townhomes, Building C and a garage parking level atop Building 100. Amenities include a tenant lounge, a conference room, outdoor courtyards and a fitness center.

As of September 25, 2024, the multifamily component was 94.7% occupied on a unit basis. Occupancy of the multifamily component has averaged 90.7% between December 2021 and March 2024.

The retail and office components include 121 retail and office tenants leasing spaces ranging in size from 80 to 51,414 SF. The Greene Town Center Property is anchored by retail tenants including LA Fitness, Nordstrom Rack, Books & Co. and Von Maur (whose space is ground leased and is not included in the collateral square footage), and shadow anchored by a Cinemark movie theater. Office tenants include University of Dayton, Morgan Stanley and Regus - HQ Global Workplaces.

As of September 12, 2024, the retail and office components were 91.1% occupied in the aggregate: the office space was 80.8% leased by 24 tenants and the retail space was 94.3% leased by 97 tenants. The Greene Town Center Property features a granular commercial rent roll, with no single tenant comprising more than 7.2% of the NRA or 6.9% of the underwritten base rent. Since January 2023, 13 new or renewal office leases totaling 54,161 SF (31.3% of office NRA) have commenced or were executed, including that of the second largest office tenant, Morgan Stanley, which renewed its lease for five years. Additionally, since January 2023, 47 new or renewal retail leases have commenced or were executed totaling 227,943 SF (41.8% of retail NRA).

A-3-105

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

Major Tenants.

LA Fitness (51,414 SF; 7.2% of NRA; 6.9% of underwritten base rent): LA Fitness is a fitness chain founded in 1984 with over 500 clubs across the United States. The company offers a wide range of amenities, equipment, personal training and fitness classes. LA Fitness vacated its space on January 31, 2025, but continues to pay rent as its lease does not expire until November 2026.

Nordstrom Rack (35,123 SF; 4.9% of NRA; 4.1% of underwritten base rent): Nordstrom Rack is an off-price department store founded in 1973 with over 300 locations across the United States. The company is a subsidiary of the luxury department store, Nordstrom (NYSE: JWN). Nordstrom Rack has been a tenant at the Greene Town Center Property since September 2014, when it signed a 10-year lease. Nordstrom Rack exercised its first five-year renewal option in June 2023, extending its lease expiration to September 2029. Nordstrom Rack has three, five-year renewal options remaining.

Books & Co. (34,354 SF; 4.8% of NRA; 3.2% of underwritten base rent): Books and Co. is part of Books-A-Million, the third largest book retailer in the United States. The company was founded in 1917 and operates 260 stores across 32 states. Books & Co. has been a tenant at the Greene Town Center Property since November 2006, when it signed a 15-year lease. The tenant exercised its first five-year renewal option in September 2021, extending its lease expiration to January 2027. Books & Co. has one, five-year renewal option remaining.

The following tables present certain information relating to the tenants at the Greene Town Center Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Major Tenants
LA Fitness(4)	Retail	B2/B/NR	51,414	7.2%	$22.16	$1,139,338	6.9%	11/30/2026
Nordstrom Rack	Retail	Ba2/BB+/BB	35,123	4.9%	$19.36	$679,981	4.1%	9/30/2029
Books & Co.	Retail	NR/NR/NR	34,354	4.8%	$15.28	$525,000	3.2%	1/31/2027
University of Dayton	Office	NR/NR/NR	29,233	4.1%	$28.64	$837,343	5.1%	3/31/2026
Forever 21(5)	Retail	NR/NR/NR	20,325	2.8%	$0.00	$0	0.0%	MTM
Old Navy	Retail	NR/NR/NR	17,618	2.5%	$20.02	$352,636	2.1%	9/30/2026
Morgan Stanley(6)	Office	A1/A-/A+	14,980	2.1%	$25.23	$378,020	2.3%	7/31/2029
Arhaus	Retail	NR/NR/NR	13,684	1.9%	$36.54	$500,013	3.0%	5/31/2035
Regus - HQ Global Workplaces	Office	NR/NR/NR	12,800	1.8%	$15.65	$200,320	1.2%	8/31/2025
Ulta Salon	Retail	NR/NR/NR	9,887	1.4%	$13.75	$135,946	0.8%	7/31/2026
Top Ten Tenants Subtotal/Wtd. Avg.			239,418	33.4%	$19.83	$4,748,598	28.7%
Remaining Occupied(7)			414,155	57.7%	$28.45	$11,780,914	71.3%
Occupied Subtotal/Wtd.Avg.			653,573	91.1%	$25.29	$16,529,513	100.0%
Vacant Space			64,131	8.9%
Total/Wtd. Avg.			717,704	100.0%

(1)	Based on the underwritten rent roll dated September 12, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through September 2025.
(4)	LA Fitness vacated its space on January 31, 2025. The space is dark as its lease does not expire until November 2026.
(5)	Forever 21 only pays percentage rent equal to 4.0% of gross sales. Forever 21’s percentage rent has been underwritten to $63,192 based on its reported sales figures of $1,579,802 in the trailing-12 months ending April 2024.
(6)	Morgan Stanley has the option to terminate its lease effective July 31, 2028 by providing nine months’ written notice and paying a fee equal to three months base rent.
(7)	Remaining Occupied includes rent from Von Maur. Von Maur occupies a building that is approximately 130,000 SF, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.

Retail Tenant Sales History(1)
	2021			2022			2023			TTM(2)
Tenant Type	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost	SF	Sales PSF	Occ Cost
Anchor(3)(4)	164,354	$105	8.9%	164,354	$109	8.6%	164,354	$110	8.5%	164,354	$111	8.4%
Major(5)	37,943	$226	4.1%	37,943	$189	4.9%	37,943	$191	4.9%	37,943	$202	4.6%
<10,000 SF(6)	212,295	$410	9.6%	219,065	$414	9.3%	225,638	$408	9.3%	225,638	$413	9.3%
Total / Wtd. Average	414,592	$272	8.8%	421,362	$275	8.6%	427,935	$275	8.6%	427,935	$278	8.5%

(1)	Historical sales represent annual sales as of December 31 of each respective year unless otherwise indicated.
(2)	TTM represents the most recent sales information as provided by the borrower. TTM as of dates range between December 2023 and June 2024, with the exception of Books & Co.
(3)	Anchor tenants include Von Maur and Books & Co. Von Maur occupies a building that is approximately 130,000 SF, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.
(4)	Books & Co was not required to report sales following the exercise of a renewal option in 2022. 2023 and TTM Sales PSF for this tenant utilizes its reported sales from 2022.
(5)	Major tenants include Forever 21 and Old Navy.
(6)	<10,000 SF tenants include only the tenants that reported sales in each respective year (exclusive of Apple), which ranged from 54 to 57 tenants.

A-3-106

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%
Top Retail Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2021	2022	2023	TTM(2)	TTM PSF
Von Maur(3)	130,000	$14,524,890	$15,444,573	$15,613,644	$15,758,609	$121
Books & Co.(4)	34,354	$2,782,213	$2,542,815	NAV	NAV	$74
Forever 21	20,325	$2,498,199	$1,856,339	$1,634,835	$1,579,802	$78
Old Navy	17,618	$6,081,416	$5,297,429	$5,629,781	$6,083,286	$345
Cheesecake Factory	9,676	$9,806,361	$10,073,242	$10,623,267	$10,702,485	$1,106
Brio	8,958	$2,563,813	$2,303,153	$2,075,975	$1,967,542	$220
Express	7,882	$1,124,311	$1,272,807	$1,242,131	$1,227,178	$156
Fleming's	7,304	$5,188,666	$5,549,403	$5,673,113	$5,666,522	$776
Rally House Stores, Inc.	6,998	$596,385	$987,655	$1,092,953	$1,043,649	$149
American Eagle	6,965	$1,368,984	$1,186,875	$1,209,646	$1,317,903	$189

(1)	Represents the top 10 tenants by NRA that report sales. Historical sales represent annual sales as of December 31st of each respective year unless otherwise indicated.
(2)	TTM represents the most recent sales information as provided by the borrower. TTM as of dates range between December 2023 and June 2024 with the exception of Books & Co.
(3)	Von Maur occupies a building that is approximately 130,000 SF, which is not included in the collateral square footage as the tenant operates on a ground lease with the borrower as ground lessor.
(4)	Books & Co was not required to report sales following the exercise of a renewal option in 2022. T-12 PSF for this tenant utilizes its reported sales from 2022.

Historical and Current Occupancy(1)
2021		2022		2023		Current(2)
Commercial	Residential	Commercial	Residential	Commercial	Residential	Commercial	Residential
92.7%	89.3%	93.8%	87.4%	93.4%	89.3%	91.1%	94.7%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of September 12, 2024 for commercial and September 25, 2024 for residential.

The following table presents certain information relating to the lease rollover schedule at the Green Town Center Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(4)	Approx % of Total UW Rent Rolling(4)	Approx. Cumulative % of Total UW Rent Rolling(4)	Annual UW Rent PSF Rolling
MTM/2025	38	136,234	19.0%	19.0%	$2,061,296	12.5%	12.5%	$15.13
2026	18	164,525	22.9%	41.9%	$3,998,475	24.2%	36.7%	$24.30
2027	18	99,964	13.9%	55.8%	$2,481,728	15.0%	51.7%	$24.83
2028	12	38,036	5.3%	61.1%	$1,404,093	8.5%	60.2%	$36.91
2029	16	116,227	16.2%	77.3%	$2,948,152	17.8%	78.0%	$25.37
2030	9	35,654	5.0%	82.3%	$1,248,732	7.6%	85.6%	$35.02
2031	1	7,475	1.0%	83.3%	$187,154	1.1%	86.7%	$25.04
2032	2	6,683	0.9%	84.3%	$182,998	1.1%	87.8%	$27.38
2033	5	19,389	2.7%	87.0%	$576,988	3.5%	91.3%	$29.76
2034	5	15,702	2.2%	89.2%	$449,884	2.7%	94.0%	$28.65
2035	1	13,684	1.9%	91.1%	$500,013	3.0%	97.0%	$36.54
2036 & Beyond(5)	1	0	0.0%	91.1%	$490,000	3.0%	100.0%	$0
Vacant	0	64,131	8.9%	100.0%	$0	0.0%	0.0%	$0
Total / Wtd. Avg.	126	717,704	100.0%		$16,529,513	100.0%		$25.29(6)

(1)	Based on the underwritten rent roll dated September 12, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through September 2025.
(5)	Von Maur’s ground lease, which is for approximately 130,000 SF and terminates in 2038, is not included in the collateral square footage.
(6)	Total / Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Greene Town Center Property is located in Beavercreek, Ohio, which is approximately eight miles southeast of downtown Dayton. The Greene Town Center Property is located adjacent to the west side of Interstate 675, which provides access to the greater Dayton metropolitan area. The Greene Town Center Property is located in the suburbs of Dayton, with land uses in the surrounding area consisting primarily of retail, residential and commercial developments. One of the primary demand drivers in the Dayton metropolitan area is the Wright-Patterson Air Force Base, which employs 32,000 people and is located approximately 10 miles north of the Greene Town Center Property. The largest employers in the Dayton metropolitan area include Wright-Patterson Air Force Base (32,000 employees), Kettering Health Network (13,984 employees) and Premiere Health Partners (10,537 employees).

A-3-107

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

According to the appraisal, the 2024 median household income within a one-, three- and five-mile radius of the Greene Town Center Property was $76,757, $79,876 and $80,587, respectively. The 2024 population within the same radii was 9,098, 66,710 and 185,825, respectively.

According to the appraisal, the Greene Town Center Property is located in the South Central submarket of the Dayton metropolitan statistical area market. As of the second quarter of 2024, the South Central retail submarket had an inventory of 9.3 million SF with a 2.4% vacancy rate. The average asking rent was $15.67 PSF. The appraiser concluded market rents of $35.00 PSF for suites less than 2,000 SF, $33.00 PSF for suites 2,000 to 5,000 SF, $27.50 PSF for suites 5,000 to 10,000 SF, $25.00 PSF for suites 10,000 to 25,000 SF, $18.00 PSF for suites greater than 25,000 SF and $35.00 PSF for restaurant space.

As of the second quarter of 2024, the South Central office submarket had an inventory of approximately nine million SF with a 6.3% vacancy rate. The average asking rent was $18.14 PSF. The appraiser concluded a market rent of $23.50 PSF for the office space at the Greene Town Center Property.

As of the second quarter of 2024, the South Central multifamily submarket had an inventory of 13,005 units with a 5.7% vacancy rate. The average asking rent was $1,029 per unit. The appraiser concluded market rents of $1,188-$1,649 for one-bedroom units, $1,437-$1,860 for two-bedroom units and $2,572-2,641 for three-bedroom units.

The following table presents certain information relating to comparable retail leases for the Greene Town Center Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Greene Town Center Beavercreek, OH	2007-2010/NAP	544,922(2)	1,413(2)	Yumi Boba Tea LLC(2)	$25.00(2)	2/25/2024(2)	5.9(2)
			2,790(2)	AT&T(2)	$53.95(2)	2/1/2023(2)	5.2(2)
			17,618(2)	Old Navy(2)	$20.02(2)	10/1/2021(2)	5.0(2)
			35,123(2)	Nordstrom Rack(2)	$19.36(2)	10/1/2024(2)	5.0(2)
Cedar Center North	2012/NAP	65,444	1,200	Little Caesars	$27.50	Dec-22	5.0
University Heights, OH
The Plaza at Hamilton Quarter	2020/NAP	24,145	1,353	Buddy’s Pizza	$33.00	May-22	10.0
New Albany, OH
Parkway Centre South Shopping Center	2004/NAP	132,379	1,707	Crumbl Cookies	$26.00	May-22	10.0
Grove City, OH
Pinecrest	2017/NAP	367,048	2,503	Brilliant Earth	$42.00	Feb-23	5.0
Orange Village, OH
Sun Center	2000/NAP	154,644	5,000	Victoria’s Secret	$30.00	Oct-22	10.3
Columbus, OH
Belden Village	1971/2018	192,292	12,000	Boot Barn	$14.00	Dec-22	10.0
Canton, OH
Shepherdsville Square	1982/NAP	109,006	14,690	Columbia Sportswear	$26.00	Jan-23	10.0
Shepherdsville, KY
The Shoppes at Rivers Edge	2007/NAP	96,276	15,850	Fuse by Cardinal Health	$21.00	Oct-22	10.0
Dublin, OH
Waterstone Center	1996/NAP	157,181	25,302	Ross Dress for Less	$13.50	Oct-22	10.3
Cincinnati, OH
Brooklor Square	1962/NAP	111,071	27,830	Savers	$14.50	Oct-24	10.0
North Olmsted, OH
Sun Center	2000/NAP	154,644	37,889	Nordstrom Rack	$16.30	Jun-24	5.0
Columbus, OH

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 12, 2024. Annual Base Rent PSF includes contractual rent steps through September 2025. Gross Building Area excludes multifamily and office space at Greene Town Center Property
A-3-108

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable office leases for the Greene Town Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Greene Town Center	2007-2010 / NAP	172,782(2)	14,980(2)	Morgan Stanley(2)	$25.23(2)	Aug-24(2)	5.0(2)
Beavercreek, OH
4139 Colonel Glenn Highway	1986 / NAP	6,765	6,765	NAV	$18.00	Sep-24	5.0
Beavercreek, OH
3000 Presidential Drive	1987 / NAP	55,560	20,651	NAV	$19.95	Jul-24	5.0
Fairborn, OH
4454 Idea Center	2007 / 2018	51,096	25,548	NAV	$15.95	Jul-24	NAV
Beavercreek, OH
3745 Pentagon	2012 / NAP	86,928	57,952	Leidos Corp.	$18.35	Jun-23	7.1
Beavercreek, OH

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 12, 2024. Annual Base Rent PSF includes contractual rent steps through September 2025. Gross Building Area excludes retail and multifamily space at Greene Town Center Property.

The following table presents multifamily rental data at comparable properties with respect to the Greene Town Center Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Greene Town Center	2007-2010/NAP	94.3%(2)	206(2)	971(2)	$1,492(3)	$1.54(3)
Beavercreek, OH
Water Street Flats	2018	90.0%	269	905	$1,210 - $2,025	$1.40 - $2.27
Dayton, OH
The Lofts at Willow Creek	2010	95.0%	325	1,031	$1,195 - $2,121	$1.42 - $1.77
Beavercreek, OH
The Lakes of Beavercreek	2006	97.0%	212	1,038	$1,342 - $1,759	$1.00 - $1.57
Beavercreek, OH
Emerald Lakes	1999	96.0%	280	1,058	$1,219 - $1,999	$1.25 - $1.57
Beavercreek, OH

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 25, 2024.
(3)	Represents the average in-place rents for occupied units.

Appraisal. The appraisal concluded to an “as-is” value for the Greene Town Center Property of $167,250,000 as of August 8, 2024.

Environmental Matters. According to the Phase I environmental assessment dated August 15, 2024, there was no evidence of any recognized environmental conditions at the Greene Town Center Property.

A-3-109

Mixed Use - Retail/Multifamily/Office	Loan #14	Cut-off Date Balance:	$12,562,500
4452 Buckeye Lane	Greene Town Center	Cut-off Date LTV:	63.5%
Beavercreek, OH 45440		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Greene Town Center Property:

Cash Flow Analysis
	2021	2022	2023	6/30/2024 TTM	UW	UW PSF
Base Rent	$15,585,785	$15,262,947	$15,879,309	$15,871,964	$16,529,513	$18.01
Percentage and Holdover Rent	$295,828	$871,693	$509,313	$641,272	$499,924	$0.54
Recovery Income	$5,124,936	$4,299,052	$4,880,859	$4,641,313	$4,232,405	$4.61
Multifamily Rental Income	$3,079,520	$3,125,824	$3,236,586	$3,318,235	$3,490,740	$3.80
Other Income(1)	$2,062,694	$1,080,794	$1,514,452	$1,566,719	$1,566,719	$1.71
Vacant Space	$0	$0	$0	$0	$2,199,388	$2.40
Gross Potential Rent	$26,148,763	$24,640,310	$26,020,519	$26,039,502	$28,518,689	$31.07
(Vacancy/Credit Loss/Abatements)(2)	($797,548)	$344,506	($661,720)	($900,963)	($2,434,476)	($2.65)
Effective Gross Income	$25,351,215	$24,984,816	$25,358,800	$25,138,539	$26,084,213	$28.42
Total Expenses	$10,890,709	$11,086,420	$11,752,668	$11,986,972	$12,300,687	$13.40
Net Operating Income	$14,460,506	$13,898,396	$13,606,132	$13,151,568	$13,783,526	$15.02
Capital Expenditures	$0	$0	$0	$0	$256,972	$0.28
TI/LC	$0	$0	$0	$0	$1,076,556	$1.17
Net Cash Flow	$14,460,506	$13,898,396	$13,606,132	$13,151,568	$12,449,998	$13.57

Occupancy %(3)	91.7%	92.4%	92.7%	92.4%	91.0%
NOI DSCR(4)(5)	1.78x	1.71x	1.67x	1.62x	1.69x
NCF DSCR(4)(5)	1.78x	1.71x	1.67x	1.62x	1.53x
NOI Debt Yield(4)	13.6%	13.1%	12.8%	12.4%	13.0%
NCF Debt Yield(4)	13.6%	13.1%	12.8%	12.4%	11.7%

(1)	Other Income includes parking income, late fees and other miscellaneous income.
(2)	The borrower sponsor reserved bad debt in 2020 during the COVID-19 pandemic as a proactive measure and reversed it in 2021 and 2022, shown as positive bad debt.
(3)	Occupancy % represents the average occupancy during each respective year. UW Occupancy % represents underwritten economic occupancy.
(4)	DSCRs and Debt Yields are based on the Greene Towne Center Whole Loan.
(5)	DSCR calculations are based on an annual debt service amount that includes principal and interest.

Partial Release. The borrower is permitted to release two certain vacant, unimproved, non-income producing outparcels from the lien of the mortgage, provided that, among other conditions, (i) all REMIC requirements are satisfied, (ii) the principal balance is defeased (or if the release occurs on or after August 6, 2034, prepaid) by an amount equal to (x) $320,000 for one of the release parcels and $600,000 for the other release parcel if such conveyance is to an affiliate of the borrower or guarantor or (y) the greater of (a) 100% of the net sales proceeds and (b) $320,000 for one of the release parcels and $600,000 for the other release parcel if such conveyance is to an unaffiliated third-party purchaser.

A-3-110

Mortgage Loan No. 15 – Discovery Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	Irvine, CA 92618
Original Balance(1):	$11,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$11,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	1.8%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	2000-2007/2023
Borrower Sponsor:	The Irvine Company LLC			Size:	1,287,820 SF
Guarantor:	Spectrum Office Properties LLC			Cut-off Date Balance Per SF(1):	$116
Mortgage Rate:	5.9870%			Maturity Date Balance Per SF(1):	$116
Note Date:	1/24/2025			Property Manager:	Irvine Management Company
Maturity Date:	2/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$26,149,865
IO Period:	120 months			UW NCF:	$24,470,944
Seasoning:	6 months			UW NOI Debt Yield(1):	17.4%
Prepayment Provisions:	L(30),DorYM1(83),O(7)			UW NCF Debt Yield(1):	16.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.69x
Additional Debt Balance(1):	$139,000,000			Most Recent NOI:	$27,381,978 (11/30/2024 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$30,096,448 (6/30/2024)
				3rd Most Recent NOI:	$32,198,749 (6/30/2023)
Reserves				Most Recent Occupancy:	79.2% (10/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.0% (6/30/2023)
RE Taxes:	$0	Springing(4)	NAP	3rd Most Recent Occupancy:	87.0% (6/30/2022)
Insurance:	$0	Springing(4)	NAP	Appraised Value (as of):	$342,700,000 (10/3/2024)
Replacement Reserve:	$0	Springing(4)	$782,202	Appraised Value PSF:	$266
TI/LC Reserve:	$0	Springing(4)	$2,000,000	Cut-off Date LTV Ratio(1):	43.8%
Other Reserves(5):	$8,193,115	$0	NAP	Maturity Date LTV Ratio(1):	43.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$150,000,000	100.0%	Return of Equity(2):	$141,238,738	94.2%
			Upfront Reserves:	$8,193,115	5.5%
			Closing Costs:	$568,147	0.4%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Discovery Business Center Mortgage Loan (as defined below) is part of the Discovery Business Center Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Discovery Business Center Whole Loan.
(2)	The Discovery Business Center Property (as defined below) was previously encumbered by a loan that was fully paid off by the borrower sponsor at loan maturity in November 2024.
(3)	Provided no event of default has occurred and is continuing, with lender consent, the borrower may incur future mezzanine debt, secured by the direct and/or indirect equity interests in the borrower.
(4)	If an event of default exists or the amortizing debt service coverage ratio is less than 1.10x, the borrower is required to escrow monthly payments equal to (i) 1/12th of the annual estimated tax payments, (ii) 1/12th of the annual estimated insurance payments (unless a blanket policy is in place), (iii) monthly replacement reserves equal to approximately $32,592, subject to a cap of $782,202. If the amortizing debt service coverage ratio is less than 1.15x, the borrower is required to deposit monthly TI/LC reserves equal to $107,318, subject to a cap of $2,000,000.
(5)	Other Reserves consist of an Unfunded Obligations Reserve ($7,503,184) and a Free Rent Reserve ($689,930).
A-3-111

Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Discovery Business Center Mortgage Loan”) is part of a whole loan (the “Discovery Business Center Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $150,000,000 and secured by the fee simple interest in a 1,287,820 SF office property located in Irvine, California (the “Discovery Business Center Property”). The Discovery Business Center Mortgage Loan is evidenced by the non-controlling Note A-4 with an original principal amount of $11,000,000. The remaining promissory notes comprising the Discovery Business Center Whole Loan are summarized in the table below. The Discovery Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK49 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Discovery Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK 2025-BNK49	Yes
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BANK 2025-BNK49	No
A-4	$11,000,000	$11,000,000	MSBAM 2025-C35	No
Whole Loan	$150,000,000	$150,000,000

The Borrower and the Borrower Sponsor. The borrower is Discovery Business Center LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor for the Discovery Business Center Whole Loan is Spectrum Office Properties LLC.

The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren, Chairman of the Board. The Irvine Company is committed to long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, Los Angeles, San Diego, and Silicon Valley, California, and Chicago, Illinois and New York, New York.

The Property. The Discovery Business Center Property is a 1,287,820 SF suburban office park located in Irvine, California. Situated on an 82.45-acre site, the Discovery Business Center Property was developed in phases between 2000 and 2007 and consists of 24 two-story, single- and multi-tenant buildings. The Discovery Business Center Property is part of the broader overall 1.95 million SF Discovery Park, which includes 31 buildings of connected workspace. Discovery Park amenities include various indoor dining options, outdoor seating areas and food trucks, Kinetic (an Irvine Company owned gym), indoor and outdoor lounge areas, a meeting and events venue, a customer resource center, two putting greens, a game room, auto detailing, and electric vehicle charging stations. In addition to the onsite amenities, the Discovery Business Center Property is located less than a mile southeast of Sand Canyon Plaza and 1.6 miles northwest of Irvine Spectrum Center, which in aggregate offer over 250 shopping, dining, and entertainment options.

From 2020 through 2024, the borrower sponsor invested approximately $17.1 million in capital expenditures into the Discovery Business Center Property. Since 2020, the borrower sponsor has executed more than 80 new leases and lease renewals (approximately 60.0% of NRA). In 2024, the borrower sponsor executed 24 new leases and lease renewals, representing 170,000 SF (13.4% of NRA). According to the borrower sponsor, there is an additional $17.6 million of capital expenditure investment planned from 2025 through 2030 into the Discovery Business Center Property. The Discovery Business Center Property has an average 5-year occupancy of 88.0%. As of October 31, 2024, the Discovery Business Center Property was 79.2% leased to 80 tenants.

Major Tenants.

LoanDepot.com, LLC (118,312 SF, 9.2% of NRA, 10.9% of UW Rent). LoanDepot.com, LLC (NYSE: LDI) (“LoanDepot”) is a public, California-based nonbank holding company that sells mortgage and non-mortgage lending products. The company was founded in 2010 and went public in 2021. As of January 13, 2025, LoanDepot had a market cap of approximately $566 million. LoanDepot has been a tenant at the Discovery Business Center Property since January 2018 and expanded its space in January 2023. The tenant's lease extends through December 31, 2027, with one five-year renewal option remaining for 54,306 SF and two five-year renewal options remaining for 64,006 SF. LoanDepot currently pays a rent of $24.96 PSF and does not have any termination options.

Tungsten Automation Corporation (64,006 SF, 5.0% of NRA, 6.6% of UW Rent). Tungsten Automation Corporation (“Tungsten”) is a private, intelligent automation software provider, providing a broad portfolio of automation solutions dedicated to enhancing efficiency across a wide parameter of cases, including financial, healthcare, supply chain and government industries. As of January 2025, Tungsten had over 25,000 customers, over 850 partners, and employed over 2,200 employees in 32 countries. The Discovery Business Center Property serves as the headquarters for Tungsten and the company has been a tenant since May 2009. Tungsten's lease extends through April 30, 2026, with one, five-year renewal option remaining. Tungsten currently pays a rent of $28.08 PSF. Tungsten does not have any termination options.

FirstService Residential (55,196 SF, 4.3% of NRA, 5.6% of UW Rent). FirstService Residential is a public, Canada-based real estate services company specializing in residential property services. FirstService Residential is also one of North America's largest providers of essential property and home improvement services delivered through company-owned operations and over 1,500 individually branded franchise systems. FirstService Residential generated $5.4 billion in system-wide sales in 2024. FirstService Residential has been a tenant at the Discovery Business Center Property since July 2014 and expanded its space in October 2018. The tenant's lease extends through June 30, 2030, with one, five-year renewal option remaining. FirstService Residential currently pays a rent of $24.84 PSF, increasing to $25.68 PSF beginning July 1, 2025. FirstService Residential does not have any termination options.

A-3-112

Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the Discovery Business Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Major Tenants
LoanDepot.com, LLC	NR/NR/NR	118,312	9.2%	$2,953,068	10.9%	$24.96	12/31/2027	1 x 5 yr	N
Tungsten Automation Corporation	NR/NR/NR	64,006	5.0%	$1,797,288	6.6%	$28.08	4/30/2026	1 x 5 yr	N
FirstService Residential	NR/NR/NR	55,196	4.3%	$1,518,111	5.6%	$27.50	6/30/2030	1 x 5 yr	N
State Street Bank	Aa2/AA/AA-	53,840	4.2%	$1,891,401	7.0%	$35.13	6/30/2029	1 x 5 yr	Y(3)
St. Joseph Health System	A2/A/A	44,820	3.5%	$1,164,961	4.3%	$25.99	6/30/2035	2 x 5 yr	Y(4)
Major Tenants Subtotal/Wtd. Avg.		336,174	26.1%	$9,324,829	34.5%	$27.74

Other Tenants		684,312	53.1%	$17,710,703	65.5%	$25.88
Occupied Subtotal/Wtd. Avg.		1,020,486	79.2%	$27,035,532	100.0%	$26.49
Vacant Space		267,334	20.8%
Total/Wtd. Avg.		1,287,820	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	State Street Bank will have a one-time right to terminate its lease as on June 30, 2026, by giving a written notice of at least 12 months.
(4)	St. Joseph Health System will have a one-time termination right in the 84th month (February 2032), by giving a written notice of at least 12 months. St. Joseph Health System will be required to pay a termination fee equal to (i) the sum of 4 monthly installments of rent and operating expenses; plus (ii) the unamortized portion of leasing costs (based upon a constant amortization over a 124-month period with 7% interest) applicable to the portion of the term remaining after the date of termination.

The following table presents certain information relating to the lease rollover schedule at the Discovery Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	15	109,451	8.5%	8.5%	$2,908,061	10.8%	10.8%	$26.57
2026	17	212,605	16.5%	25.0%	$5,737,063	21.2%	32.0%	$26.98
2027	22	236,134	18.3%	43.3%	$6,206,933	23.0%	54.9%	$26.29
2028	11	127,782	9.9%	53.3%	$3,376,603	12.5%	67.4%	$26.42
2029	7	98,699	7.7%	60.9%	$3,041,609	11.3%	78.7%	$30.82
2030	3	110,523	8.6%	69.5%	$2,732,422	10.1%	88.8%	$24.72
2031	2	46,660	3.6%	73.1%	$1,120,856	4.1%	92.9%	$24.02
2032	1	11,692	0.9%	74.0%	$266,578	1.0%	93.9%	$22.80
2033	1	22,120	1.7%	75.8%	$480,446	1.8%	95.7%	$21.72
2034	0	0	0.0%	75.8%	$0	0.0%	95.7%	$0.00
2035	1	44,820	3.5%	79.2%	$1,164,961	4.3%	100.0%	$25.99
2036 & Thereafter	0	0	0.0%	79.2%	$0	0.0%	100.0%	$0.00
Vacant	0	267,334	20.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	80	1,287,820	100.0%		$27,035,532	100.0%		$26.49(2)

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Discovery Business Center Property is located in Irvine, California, immediately west of the Santa Ana Freeway (I-5), and approximately two miles northwest of the I-5 interchange with the San Diego Freeway (I-405). The Laguna Freeway (SR-133) is just west of the Discovery Business Center Property, with an interchange to Highway 241 approximately five miles north. The triangle formed by these three freeways is known as Irvine Center, which is a focal point for Class A office development in Orange County. The 373-acre Irvine Center is home to Class A high rises and campus-like office environments as well as hotels, restaurants, cinemas, retail services, the Irvine Medical Center and Kaiser Permanente Hospital. Irvine Center is also the home to the 1.2 million SF Irvine Spectrum Center, a shopping center that is anchored by Nordstrom, Target, Regal Irvine Cinemas, Barnes & Noble, Shake Shack, Cheesecake Factory, the Irvine Improv and various other tenants.

The Discovery Business Center Property is located within the Orange County office market and the Irvine Spectrum office submarket. As of September 2024, the Orange County economy employed a total of 1,627,211 people. The top three industries within the area are Health Care/Social Assistance, Manufacturing and Prof/Scientific/Tech Services, which represent a combined total of 35% of the workforce. As of the second quarter of 2024, the Orange

A-3-113

Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

County office market had existing supply of approximately 104.7 million SF, an average vacancy of 14.7% and an average rent of $34.20 PSF. The Irvine Spectrum office submarket had existing supply of approximately 15.0 million SF, an average vacancy of 9.8% and an average rent of $33.96 PSF.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Discovery Business Center Property was 7,209, 150,161 and 391,052, respectively. The estimated 2024 average household income within the same radii was $144,780, $180,234 and $170,858, respectively.

The following table presents recent leasing data at comparable properties with respect to the Discovery Business Center Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Discovery Business Center 32-49 Discovery, 6501-6591 Irvine Center Drive and 15201-15480 Laguna Canyon Road Irvine, CA	2000-2007/2023	-	St. Joseph Health System(1)	Mar-25(1)	10.0(1)	44,820(1)	$21.48(1)	$105.00 / 5 mos. / 2.9%
Alton Technology(2) 4 Technology Drive Irvine, CA 92618	1999/NAP	2.1 Miles	Lumicera Health Services	Aug-24	10.0	19,200	$22.80	$68.00 / 4 mos. / 3.5%
Corporate Business Center(2) 123, 125, 133, 135, 153, 157, 163, 165, 167, 173 and 175 Technology Drive Irvine, CA 92618	1995/1996	0.9 Miles	EnChannel Medical	Mar-24	5.0	15,446	$21.60	$70.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 38 Technology Drive Irvine, CA 92618	1998/NAP	1.6 Miles	Stantec Consulting	May-24	5.0	13,833	$22.20	NAV / 3 mos. / 3.0%
Lakeview Business Center(2) 36 Technology Drive Irvine, CA 92618	1998/NAP	1.7 Miles	Fujitsu Frontech North America, Inc.	Nov-23	5.0	7,733	$21.00	$45.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 15310 Barranca Parkway Irvine, CA 92618	1997/NAP	1.7 Miles	OC Power Authority	Feb-24	7.0	7,790	$20.40	$76.50 / 5 mos. / 3.5%
Sand Canyon Business Center(2) (part of) 15515-15525 Sand Canyon Avenue Irvine, CA 92618	2000/NAP	0.4 Miles	Axonics	Apr-24	10.0	145,960	$25.80	$58.46 / 6 mos. / 3.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024.
(2)	Each Property in the comparable properties set is also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Discovery Business Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$23.40	5	3.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $342,700,000 as of October 3, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 23, 2024, there was no evidence of any recognized environmental conditions at the Discovery Business Center Property.

A-3-114

Office – Suburban	Loan #15	Cut-off Date Balance:	$11,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Discovery Business Center Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	2024(1)	11/30/2024 TTM	UW	UW PSF
In-Place Rent(2)	$27,640,683	$29,591,695	$30,923,791	$29,101,486	$27,269,553	$32,498,636	$25.24
UW Rent Steps(3)	$0	$0	$0	$0	$0	$391,154	$0.30
Straight-lined IG Rent(4)	$0	$0	$0	$0	$0	$401,359	$0.31
Expense Reimbursements	$8,182,428	$9,307,026	$11,037,479	$11,264,251	$10,825,916	$12,239,768	$9.50
Net Rentable Income	$35,823,111	$38,898,721	$41,961,270	$40,365,738	$38,095,469	$45,530,916	$35.36
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($8,712,817)	($6.77)
Parking Income	$0	$0	$46,325	$148,750	$74,375	$74,375	$0.06
Other Income	$174,587	$215,596	$225,534	$337,217	$325,753	$325,753	$0.25
Effective Gross Income	$35,997,698	$39,114,317	$42,233,129	$40,851,704	$38,495,596	$37,218,226	$28.90

Real Estate Taxes	$1,915,311	$1,937,285	$1,950,766	$1,981,983	$1,994,255	$1,895,723	$1.47
Insurance(5)	$98,718	$123,203	$171,069	$153,655	$153,282	$418,782	$0.33
Other Operating Expenses	$6,109,246	$6,945,489	$7,912,546	$8,619,618	$8,966,081	$8,753,856	$6.80
Total Operating Expenses	$8,123,275	$9,005,978	$10,034,380	$10,755,257	$11,113,619	$11,068,361	$8.59

Net Operating Income	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$26,149,865	$20.31
Replacement Reserves	$0	$0	$0	$0	$0	$391,101	$0.30
TI/LC	$0	$0	$0	$0	$0	$1,287,820	$1.00
Net Cash Flow	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$24,470,944	$19.00

Occupancy (%)	85.0%	87.0%	90.0%	85.0%	79.2%(6)	73.2%(7)
NOI DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.87x
NCF DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.69x
NOI Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	17.4%
NCF Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	16.3%

(1)	Represents fiscal year ending on June 30 of the respective year.
(2)	UW In-Place Rent is based on the underwritten rent roll as of October 31, 2024 and includes rent for tenants that have signed leases but have not taken occupancy.
(3)	UW Rent Steps are taken through March 1, 2026.
(4)	UW Straight-lined IG Rent represents straight-lined rent for investment grade tenants.
(5)	UW Insurance includes the in-place premium for earthquake insurance. Historical insurance figures exclude earthquake insurance premiums.
(6)	Occupancy (%) is as of October 31, 2024.
(7)	Represents 26.8% underwritten vacancy which includes tenants known to be vacating and adjustments for dark or partially dark tenants, if applicable.
(8)	Based on the Discovery Business Center Whole Loan.
A-3-115

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Annex A-4

CROSSROADS OFFICE PARK MORTGAGE LOAN AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Ending Principal Balance ($)
8/1/2025	$42,500,000.00
9/1/2025	$42,500,000.00
10/1/2025	$42,500,000.00
11/1/2025	$42,500,000.00
12/1/2025	$42,500,000.00
1/1/2026	$42,500,000.00
2/1/2026	$42,500,000.00
3/1/2026	$42,500,000.00
4/1/2026	$42,500,000.00
5/1/2026	$42,500,000.00
6/1/2026	$42,500,000.00
7/1/2026	$42,500,000.00
8/1/2026	$42,500,000.00
9/1/2026	$42,500,000.00
10/1/2026	$42,500,000.00
11/1/2026	$42,500,000.00
12/1/2026	$42,500,000.00
1/1/2027	$42,500,000.00
2/1/2027	$42,473,314.12
3/1/2027	$42,421,741.16
4/1/2027	$42,394,584.50
5/1/2027	$42,359,037.56
6/1/2027	$42,331,503.69
7/1/2027	$42,295,589.52
8/1/2027	$42,267,673.97
9/1/2027	$42,239,590.48
10/1/2027	$42,203,141.22
11/1/2027	$42,174,669.52
12/1/2027	$42,137,842.32
1/1/2028	$42,108,977.80
2/1/2028	$42,079,939.64
3/1/2028	$42,034,395.10
4/1/2028	$42,004,908.27
5/1/2028	$41,967,092.77
6/1/2028	$41,937,201.07
7/1/2028	$41,898,991.41
8/1/2028	$41,868,690.03
9/1/2028	$41,838,206.36
10/1/2028	$41,799,420.38
11/1/2028	$41,768,520.01
12/1/2028	$41,729,328.34
1/1/2029	$41,698,006.31
2/1/2029	$41,666,495.86
3/1/2029	$41,610,539.01
4/1/2029	$41,578,502.38
5/1/2029	$41,538,204.49
6/1/2029	$41,505,732.71
7/1/2029	$41,465,011.18
8/1/2029	$41,432,099.09
9/1/2029	$41,398,989.02
10/1/2029	$41,357,646.06
11/1/2029	$41,324,088.10
12/1/2029	$41,282,309.09

Due Date	Mortgage Loan Ending Principal Balance ($)
1/1/2030	$41,248,297.92
2/1/2030	$41,214,082.15
3/1/2030	$41,155,667.08
4/1/2030	$41,120,894.07
5/1/2030	$41,077,932.14
6/1/2030	$41,042,691.49
7/1/2030	$40,999,274.29
8/1/2030	$40,963,560.46
9/1/2030	$40,927,631.79
10/1/2030	$40,883,544.74
11/1/2030	$40,847,134.72
12/1/2030	$40,802,579.05
1/1/2031	$40,765,681.95
2/1/2031	$40,728,562.90
3/1/2031	$40,667,509.74
4/1/2031	$40,629,800.10
5/1/2031	$40,583,979.18
6/1/2031	$40,545,767.06
7/1/2031	$40,499,456.92
8/1/2031	$40,460,736.33
9/1/2031	$40,421,782.81
10/1/2031	$40,374,750.88
11/1/2031	$40,335,280.10
12/1/2031	$40,287,744.58
1/1/2032	$40,247,750.38
2/1/2032	$40,207,515.60
3/1/2032	$40,151,433.79
4/1/2032	$40,110,619.58
5/1/2032	$40,061,776.17
6/1/2032	$40,020,422.61
7/1/2032	$39,971,054.10
8/1/2032	$39,929,154.78
9/1/2032	$39,887,003.41
10/1/2032	$39,836,858.18
11/1/2032	$39,794,151.58
12/1/2032	$39,743,465.79
1/1/2033	$39,700,197.37
2/1/2033	$39,656,668.65
3/1/2033	$39,589,791.29
4/1/2033	$39,545,598.41
5/1/2033	$39,493,465.63
6/1/2033	$39,448,693.27
7/1/2033	$39,395,996.34
8/1/2033	$39,350,637.64
9/1/2033	$39,305,006.07
10/1/2033	$39,251,472.64
11/1/2033	$39,205,244.52
12/1/2033	$39,151,130.31
1/1/2034	$39,104,298.57
2/1/2034	$39,057,185.09
3/1/2034	$38,987,050.40
4/1/2034	$38,939,231.59
5/1/2034	$38,883,568.75

Due Date	Mortgage Loan Ending Principal Balance ($)
6/1/2034	$38,835,127.42
7/1/2034	$38,778,858.52
8/1/2034	$38,729,787.28
9/1/2034	$38,680,420.85
10/1/2034	$38,623,251.29
11/1/2034	$38,573,243.97
12/1/2034	$38,515,450.47
1/1/2035	$38,464,794.65
2/1/2035	$38,413,834.09
3/1/2035	$38,340,203.72
4/1/2035	$38,288,493.66
5/1/2035	$38,229,042.44
6/1/2035	$38,176,663.66
7/1/2035	$38,116,561.40

A-4-1

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Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

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Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Contacts
Role	Party and Contact Information
Depositor	Banc of America Merrill Lynch Large Loan, Inc.
	Leland F. Bunch, III	(646) 855-3953
One Bryant Park | New York, NY 10036 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head		NoticeAdmin@midlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	Argentic Services Company LP
	Andrew Hundertmark		ahundertmark@argenticservices.com
500 North Central Expressway, Suite 261 | Plano, TX 75074 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: WFCM 2025-5C5 - Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)

Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
Jan-25	0	0	0	0	0	0
Dec-24	0	0	0	0	0	0
Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	09/17/25	Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35
Determination Date:	09/11/25
Record Date:	08/29/25	Commercial Mortgage Pass-Through Certificates Series 2025-C35

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Bank of America Merrill Lynch Trust 2025-C35, Commercial Mortgage Pass-Through Certificates, Series 2025-C35

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Argentic Services Company LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

C-1-2

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. To the extent that review of such actions is not required by law or by the transaction documents, the Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assesses the Special Servicer's operational compliance with respect to those types of actions.
6.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or
C-1-3

financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-1-4

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real

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property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a

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legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for

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single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2-1 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans
1				BioMed MIT Portfolio
8				VTS Portfolio
12		Greenville Promenade
15	Discovery Business Center
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Bank of America, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Citi Real Estate Funding Inc. Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans
13 and 19				The Court at Deptford and Columbus North

22, 28, 33, 35, 38 and 39			A Storage Place Riverside, A Storage Place La Sierra, A Storage Place Redlands, A Storage Place Yuma, A Storage Place Indio and A Storage Place Barton Road
24 and 32				Grandview Shopping Center and Black Bear Center

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment.	Marriott World Headquarters (Loan No. 2)	The lease with the single tenant at the Mortgaged Property, Marriott International Administrative Services Inc (“Marriott”), prohibits the transfer of beneficial ownership of the Mortgaged Property to certain competitors, including Hilton, IHG, Choice, Hyatt or any other entity that has the power to direct or influence the management and policies of a company that operates or licenses a chain of lodging facilities totaling at least 50 full service hotels or 125 select service hotels that directly competes with Marriott or its affiliates (“Competitors”). Such restriction will not apply to a transfer to a portfolio or institutional investor, including, private equity firms, investment management firms, hedge funds, institutional owners or development firms (such as but not limited to The Blackstone Group, L.P., The Related Companies and Host Hotels) that directly or indirectly own or control individual hotels or a Competitor as part of its holdings (but the value of a Competitor must not be more than 35% of portfolio holdings of the investor and its controlled affiliates, including managed funds).
(7) Lien; Valid Assignment.	Hilton Harrisburg (Loan No. 6)	The franchisor (Hilton Franchise Holding LLC) has a right of first offer (“ROFO”) if the related borrower or an affiliate that directly or indirectly controls the borrower wants to transfer a controlling equity interest in the borrower, or the borrower or such an affiliate receives an unsolicited bona fide offer from a third party to purchase or lease the Mortgaged Property or an interest therein. The franchisor comfort letter provides that the acquisition of the Mortgaged Property by foreclosure or deed-in-lieu will not be deemed a sale or lease of the Mortgaged Property and will not be subject to the ROFO.
(8) Permitted Liens; Title Insurance.	Marriott World Headquarters (Loan No. 2) Hilton Harrisburg (Loan No. 6)	See exception to Representation 7.
(18) Insurance.	Marriott World Headquarters (Loan No. 2)	The related loan documents permit the Mortgagor to rely on the insurance provided by Marriott International Administrative Services, Inc., the sole tenant at the Mortgaged Property, under the terms of its lease.
(18) Insurance.	Discovery Business Center (Loan No. 15)	The related loan documents do not permit any deductible in excess of (i) for property insurance, $1,500,000 (excluding windstorm and earthquake insurance which may have a deductible of 5% of the total insurable value) and (ii) for commercial general liability insurance, $1,500,000.
(18) Insurance.	Discovery Business Center (Loan No. 15)	The related loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related loan documents.
(18) Insurance.	Alvarado Center (Loan No. 18)	The related loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to the greater of (i) 5% of the original principal balance of the Mortgage Loan or (ii) $1,000,000.
D-2-1

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations.	Marriott World Headquarters (Loan No. 2)

There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the Whole Loan. Only the single-purpose entity Mortgagor is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.

In addition, in lieu of an environmental indemnity from an entity other than the Mortgagor, the related loan documents require the Mortgagor to maintain environmental impairment liability insurance against claims for pollution and remediation legal liability for existing conditions coverage as well as new conditions coverage for first-party and third-party claims related to the Mortgaged Property.

The losses carveout for misappropriation of insurance proceeds or condemnation awards is limited to intentional misappropriation by the Mortgagor.

The related loan documents do not include losses carveouts relating to misappropriation of rents after an event of default and security deposits. They do include similar losses carveouts with respect to (i) the Mortgagor’s failure to apply any rents received during the continuance of an event of default to amounts due under the loan documents or to operating expenses which are in accordance with the manner the Mortgagor operated the Mortgaged Property prior to such event of default other than those payable to affiliates of the Mortgagor unless such affiliate payments are pursuant to an arm's length agreement on market terms and any such agreement existed prior to an event of default; and (ii) any security deposits actually collected by the Mortgagor from tenants which are not delivered to the lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent such security deposits were applied in accordance with the terms of the related leases.

The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the date that is one year after the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

D-2-2

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations.	Hilton Harrisburg (Loan No. 6)	The loan documents include full recourse carveouts for the following prohibited transfers, and any other prohibited transfers will give rise to a losses carveout, (x) any voluntary granting of a mortgage or other similar lien upon the Mortgaged Property (other than permitted encumbrances), or the membership interests in the borrower, (y) any transfer which results in a failure of the guarantor to control the borrower and own, directly or indirectly, at least a 13.80% ownership interest in the borrower (in the aggregate), or (z) any transfer of fee simple title to all or any part of the Mortgaged Property in violation of loan documents.
(28) Recourse Obligations.	Discovery Business Center (Loan No. 15)

The losses carveout for misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards is limited to intentional misappropriation by the Mortgagor.

The Mortgagor and the non-recourse carveout guarantor will not have liability under non-recourse carveout provisions where the circumstance, event or condition that would otherwise give rise to such liability is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise; (iii) insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property, subject to the full recourse carveout relating to substantive consolidation as a result of violation of separateness covenants; (v) failure to pay the Whole Loan or other obligations or debts of the Mortgagor, as a result of (i), (ii) or (iii) above; and/or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (i), (ii) or (iii) above.

(30) Financial Reporting and Rent Rolls.	Discovery Business Center (Loan No. 15)	In terms of annual financial statements, the related loan documents require the related Mortgagor to deliver annual unaudited operating statement of the Mortgaged Property prepared internally and certified by such Mortgagor, detailing the revenues received and the expenses incurred for the period of calculation and containing appropriate year-to-date information.
(33) Single-Purpose Entity.	Discovery Business Center (Loan No. 15)	The related loan documents permit property revenue to be managed and accounted for pursuant to a centralized cash management system with certain other Mortgagor affiliates. In the absence of a cash sweep period, funds are deposited into a concentration account owned and administered by The Irvine Company LLC, TIC Acquisition and Development LLC or Irvine Management Company. All funds in the concentration account are required to be tracked so that the cash attributable to the Mortgagor is ascertainable, and the Mortgagor’s obligations will not be paid by funds attributable to any affiliates of the Mortgagor.
(33) Single-Purpose Entity.	Marriott World Headquarters (Loan No. 2) Hilton Harrisburg (Loan No. 6) Studio One Apartments (Loan No. 10) Discovery Business Center (Loan No. 15) Alvarado Center (Loan No. 18)	Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
D-2-3

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Liens; Valid Assignment	Highland Business Park (Loan No. 17)	The largest tenant at the Mortgaged Property, UH Home Care Services, has a right of first refusal (“ROFR”) to purchase the Mortgaged Property if the Mortgagor receives a bona fide third-party offer to purchase the Mortgaged Property. Upon receipt of notice from the Mortgagor of a bona fide third-party offer, UH Home Care Services will have 60 days to exercise its ROFR.
(7) Liens; Valid Assignment	Pick 'n Save (Loan No. 25)	The sole tenant at the Mortgaged Property, Pick 'n Save, has a ROFR to purchase the Mortgaged Property if the Mortgagor receives a bona fide third-party offer to purchase the Mortgaged Property. Upon receipt of notice from the Mortgagor of a bona fide third-party offer, Pick 'n Save will have 10 days to exercise its ROFR.
(18) Insurance	MIC Parking Portfolio (Loan No. 9)	Pursuant to the Mortgage Loan documents, with respect to the 910 18th Street Garage Mortgaged Property, the related Mortgagor is required to obtain and maintain, or cause the related condominium association (the “910 Condominium Board”) to obtain and maintain (in accordance with the terms of the condominium documents), the insurance policies required thereunder. As of the origination of the Mortgage Loan, the 910 Condominium Board provides insurance coverage for the common elements at the 910 18th Street Garage Mortgaged Property.
(18) Insurance	Habersham Village (Loan No. 16)	The Mortgage Loan documents allow the Mortgagors to maintain a portion of its insurance coverage with insurers that have ratings that do not meet certain components of the Insurance Ratings Requirements, provided that (i) if the Mortgage Loan is part of a secondary market transaction where S&P rates any of the issued securities or classes of certificates in connection with such securitization, the Mortgagors are required to, at renewal, replace these policies with insurance companies meeting the Insurance Ratings Requirements and/or (ii) if the current A.M. Best Company rating for such non-conforming insurer is withdrawn or downgraded, the Mortgagors are required to replace the non-conforming insurer with insurance companies meeting the Insurance Ratings Requirements.
(18) Insurance	Pick 'n Save (Loan No. 25)	Pursuant to the Mortgage Loan documents, the Mortgagor is required to obtain and maintain, or cause the sole tenant to obtain and maintain, the insurance policies required thereunder. The tenant is currently maintaining insurance consistent with the Mortgagee’s requirements set forth in the Mortgage Loan documents.
(26) (Local Law Compliance)	MIC Parking Portfolio (Loan No. 9)	Certain fire code violations are open at the Mark's Garage and the City Park Garage Mortgaged Properties. The Mortgage Loan documents require the Mortgagors to correct all such violations within six months of origination or any such shorter period provided therein. The Mortgage Loan documents provide recourse to the Mortgagors and the guarantor for any losses to the Mortgagee resulting from (i) any noncompliance or nonconformity of any Mortgaged Property and/or its uses with all legal requirements resulting in the inability to rebuild, replace or restore the related improvements following a casualty or condemnation in compliance with all legal requirements to the same size, area, characteristics, use and density that existed as of origination and (ii) the inability to rebuild, replace or restore the improvements at any Mortgaged Property in compliance with all legal requirements following the occurrence of a casualty or condemnation to contain at least the same number of rentable square feet as existed at such Mortgaged Property immediately prior to a casualty and in manner that does not materially and adversely affect the value of such Mortgaged Property from the state it was in prior to the casualty.
(26) (Local Law Compliance)	Greene Town Center (Loan No. 14)	Certain building and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to remedy and remove from record all such violations, including obtaining any missing certificates of occupancy, within 90 days of receipt of any notice of such issues issued on or before origination. The Mortgagor must use commercially reasonable efforts to deliver to the Mortgagee written evidence that such violations have been remedied and cleared of record, subject to any extensions granted by the Mortgagee in its commercially reasonable discretion.
(26) (Local Law Compliance)	Pick 'n Save (Loan No. 25)	Certain building code and fire code/life safety violations are open at the Mortgaged Property. Pursuant to the Mortgage Loan documents, within 90 days of the origination date, the Mortgagor must remediate and remove such violations from record or cause the sole tenant to remediate and remove such violations form
D-2-4

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
record in compliance with all applicable legal requirements, provided, however, so long as the Mortgagor is diligently pursuing or causing the sole tenant to diligently pursue the remedy of such violations and provides evidence to the Mortgagee of same, the Mortgagee may extend such timeframe in its commercially reasonable discretion. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for failure to remove such violations.
(28) Recourse Obligations	Greene Town Center (Loan No. 14)

With respect to clause (a)(ii) of Representation and Warranty No. 28, the Mortgage Loan documents provide recourse against the Mortgagor and the guarantor if either solicits or causes to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor, unless with the consent or at the direction of the Mortgagee or unless such petition is discharged, stayed or dismissed within 60 days following the occurrence thereof.

With respect to clause (b)(iv) of Representation and Warranty No. 28, the Mortgage Loan documents provide for recourse against the Mortgagor and the guarantor for intentional physical waste, except to the extent that such physical waste resulted from the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where (i) the Mortgagee was obligated or had the right to provide such funds, and (ii) the Mortgagee’s access to such funds was not restricted by an affirmative act of the Mortgagor or its agents.

(33) Single-Purpose Entity	Greene Town Center (Loan No. 14)	The Mortgagor previously owned, operated and/or developed a hotel parcel and certain dedicated streets within the development in which the Mortgaged Property is located. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee as a result of the Mortgagor’s prior ownership of such hotel parcel and dedicated streets.

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance.	Marriott World Headquarters (Loan No. 2)	The lease with the single tenant at the Mortgaged Property, Marriott International Administrative Services Inc (“Marriott”), prohibits the transfer of beneficial ownership of the Mortgaged Property to certain competitors, including Hilton, IHG, Choice, Hyatt or any other entity that has the power to direct or influence the management and policies of a company that operates or licenses a chain of lodging facilities totaling at least 50 full service hotels or 125 select service hotels that directly competes with Marriott or its affiliates (“Competitors”). Such restriction will not apply to a transfer to a portfolio or institutional investor, including, private equity firms, investment management firms, hedge funds, institutional owners or development firms (such as but not limited to The Blackstone Group, L.P., The Related Companies and Host Hotels) that directly or indirectly own or control individual hotels or a Competitor as part of its holdings (but the value of a Competitor must not be more than 35% of portfolio holdings of the investor and its controlled affiliates, including managed funds).
(7) Lien; Valid Assignment	32 Old Slip - Leased Fee (Loan No. 5)	The related Mortgagor’s fee interest in the Mortgaged Property is encumbered by, and the mortgage is subordinate to, a Ground Lease.
(8) Permitted Liens; Title Insurance.	32 Old Slip - Leased Fee (Loan No. 5)	Provided that the ground tenant at the Mortgaged Property is not in default under its Ground Lease with the Mortgagor, the ground tenant has a right of first offer in the event of a proposed transfer of the Mortgaged Property, the Ground Lease or 75% of the direct or indirect interest in the Mortgagor. Such right does not apply to foreclosures (or deeds in lieu thereof) by fee mortgagees or the first transfer following a foreclosure (or a deed in lieu thereof) by a fee mortgagee. In addition, during the 60th year of the Ground Lease, the ground tenant will have the option to purchase the related land and reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the Mortgagor.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance.	Washington Square (Loan No. 11)	For so long as no event of default under the related Whole Loan exists, the Whole Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco, Ashkenazy Development Inc. or Centennial (or any entity controlled by any of the foregoing).
(7) Lien; Valid Assignment, (8) Permitted Liens; Title Insurance, (9) Junior Liens and (32) Due on Sale or Encumbrance.	Washington Square (Loan No. 11)	The Mortgagor has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(18) Insurance	Marriott World Headquarters (Loan No. 2)	The related Mortgaged Loan documents permit the Mortgagor to rely on the insurance provided by Marriott International Administrative Services, Inc., the sole tenant at the Mortgaged Property, under the terms of its lease.
(18) Insurance	32 Old Slip - Leased Fee (Loan No. 5)	The Mortgage Loan documents permit the Mortgagor, as ground lessor, to rely on the insurance maintained by the related ground lessee provided, however, that such insurance satisfies the conditions set forth in the Mortgage Loan documents, and provided further, that for so long as the only interest of the Mortgagor in the non-collateral improvements located on the Mortgaged Property is a reversionary
D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
interest, the Mortgagor is not required to obtain any insurance other than liability insurance. The Mortgage Loan documents require restoration and use of insurance proceeds in respect of a property loss to be governed by the Ground Lease. The Ground Lease provides that the ground lessee may elect whether or not to restore the improvements at the Mortgaged Property following a casualty. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are less than $15,000,000, the insurance proceeds will be paid to the ground lessee or its qualifying leasehold mortgagee. If the ground lessee elects to restore the improvements at the Mortgaged Property and the insurance proceeds are $15,000,000 or more, the insurance proceeds will be paid to a qualifying leasehold mortgagee or, if there is no qualifying leasehold mortgage, to an institutional lender selected by the fee mortgagee, or if there is no fee mortgage, to an institutional lender selected by the ground lessor. In each case, the insurance proceeds will be held in a trust in an eligible account to be applied to the repair or restoration of the improvements at the Mortgaged Property. If the ground lessee elects not to restore the improvements at the Mortgaged Property, the ground lessee will receive the insurance proceeds only after it has provided a letter of credit to the landlord under the Ground Lease in an amount equal to the pro rata portion of the present value of all base rent payable through the remainder of the term based on the percentage of space lease revenue affected by the casualty. Pursuant to the Mortgage Loan documents, the Mortgagee holds the letter of credit as additional collateral, subject to the terms of the Ground Lease.
(18) Insurance	Washington Square (Loan No. 11)	The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property subject to a $500,000 minimum and (ii) a liability insurance deductible up to $500,000.
(18) Insurance	Washington Square (Loan No. 11)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(18) Insurance	All MSMCH Mortgage Loans

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount. The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(26) Local Law Compliance and (27)	Crossroads Office Park (Loan No. 4)	The accessory parking garage located on the Crossroads North parcel is a legal nonconforming use. The garage was issued a Certificate of Occupancy in 1992 as an “Open Parking Structure for Storage of
D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Licenses and Permits		Automobiles,” prior to the adoption of the Town Code provision requiring a Planning Board special permit for parking garages. As a result, it did not go through Planning Board review and does not have a special permit on file. Although the garage was lawfully constructed under the zoning in effect at the time, it does not conform to the current code, which now requires special approval. Accordingly, it should be treated as a legal nonconforming use, subject to a 50% reconstruction threshold.
(26) Local Law Compliance and (27) Licenses and Permits	32 Old Slip - Leased Fee (Loan No. 5)	Certain fire code, housing and preservation and building department violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause the related ground tenant to promptly pay, satisfy or otherwise fully discharge such violations. If the current Ground Lease ceases to be in full force and effect and the Mortgagor has not entered into a replacement Ground Lease in accordance with the terms of the related loan agreement, the Mortgagor is required to promptly pay, satisfy or otherwise fully discharge such violations.
(26) Local Law Compliance and (27) Licenses and Permits	Westchester Gardens Coop (Loan No. 30)	Only a draft zoning report was delivered at origination. The Mortgagor was required to deliver a final zoning report on or before June 28, 2025; provided that the lender was required to grant a reasonable extension of time in the event there is a delay in delivering the final report because the zoning company delivering the report is unable to obtain all of the documents from the building department. The final zoning report has not been delivered.
(26) Local Law Compliance and (27) Licenses and Permits	Ansonia Commercial Condominium (Loan No. 31)

The use of the Mortgaged Property for retail and services, and for offices and laboratories, is a legal non-conforming use. In addition, the zoning report identified 190 open Department of Housing Preservation & Development (“HPD”) violations, 39 Fire Code violations, 7 Department of Building violations, two open zoning violations, and one Office of Administrative Trials and Hearing/Environmental Control Board violation. The zoning report also stated that the building in which the Mortgaged Property is located is not validly registered with the HPD.

The Mortgagor has agreed it (a) will cause (or, to the extent the Mortgagor does not control the related condominium board (the “Condominium Board”) and the consent of the Condominium Board is required, will use commercially reasonable efforts to cause) the Condominium Board to remedy, or cause to be remedied, the conditions giving rise to each of the Other Existing Violations (as defined below) within six months of the origination date (provided, that the lender may not unreasonably withhold its consent to a request for extension, as reasonably necessary for such purpose, so long as the Mortgagor is using commercially reasonable efforts to cause the Condominium Board to remedy, or cause to be remedied, the Other Existing Violations within such period) and thereafter to promptly remove of record the Other Existing Violations, and (b) (x) will with respect to the Borrower Specific Violations (as defined below), remedy, or will cause to be remedied, the conditions giving rise to each of the Borrower Specific Violations, or (y) with respect to the Tenant Specific Violations (as defined below), will use commercially reasonable efforts to cause each applicable tenant to remedy, or cause to be remedied, which commercially reasonable efforts will include, if reasonably necessary, enforcing the terms, covenants and conditions contained in such tenant’s lease, in each case, within four months of the origination date (provided, that the lender will not unreasonably withhold its consent to a request for extension, as reasonably necessary for such purpose, so long as the Mortgagor is remedying, causing to be remedied, or using commercially reasonably efforts to cause the applicable tenant(s) to remedy, or caused to be remedied (including, if applicable, enforcing the terms, covenants and conditions contained in the related lease), the Existing Borrower Violations (as defined below) within such

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

period) and thereafter to promptly remove of record the Existing Borrower Violations.

“Other Existing Violations” means the open violations, other than the Existing Borrower Violations, identified in the zoning report.

“Borrower Specific Violations” means violations identified in a schedule to the Mortgage Loan agreement which were issued against the condominium unit comprising the Mortgaged Property and which the Mortgagor has an obligation to cure, but excluding Tenant Specific Violations.

“Existing Borrower Violations” means the Borrower Specific Violations and the Tenant Specific Violations.

“Tenant Specific Violations” means violations identified in a schedule to the Mortgage Loan agreement which were issued against the condominium unit comprising the Mortgaged Property and which (x) the Mortgagor has an obligation to cure and (y) a tenant has an express obligation to remedy pursuant to the terms of its lease.

(26) Local Law Compliance and (27) Licenses and Permits	A Storage Place Redlands (Loan No. 33) A Storage Place Indio (Loan No. 38) A Storage Place Barton Road (Loan No. 39)	The existing use of the Mortgaged Property as a Self-Storage facility is legal non-conforming.
(26) Local Law Compliance and (27) Licenses and Permits	Patricia Gardens (Loan No. 34)	The existing use of the Mortgaged Property as a cooperative apartment complex is permitted only if the density requirement is met. It is currently not met, therefore, the current use is legal non-conforming.
(26) Local Law Compliance and (27) Licenses and Permits	Bronxville Towers (Loan No. 36)	Certain municipal violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to remove or cause to be removed such existing violations within 90 days following the origination date, which 90 days period may be extended by lender for additional 90 days periods of time as long as borrower can provide lender with reasonably satisfactory evidence that the borrower is pursuing such cure and removal of record of the existing violations in a commercially reasonable manner exercising good faith and due diligence, but in no event beyond the date that is 30 days prior to the date of commencement of an action to enforce any existing violations. In addition, the Mortgage Loan is recourse to the borrower for losses resulting from the existing violations.
(26) Local Law Compliance and (27) Licenses and Permits	Bronxville Towers (Loan No. 36)	Certain uses of the Mortgaged Property (including, but not limited to, residential units on the first floor of a building) are legal non-conforming.
(26) Local Law Compliance and (27) Licenses and Permits	Crossroads Office Park (Loan No. 4)	The “special permit” for medical use in Building 1717, Suites 1 and 2 has currently expired. The Mortgage Loan is recourse for losses for the failure to have a “special permit” for medical use in an office district with respect to the tenants demising space at building 1717, Suites 1 and 2 located at the Crossroads South Property; provided, however, the Mortgagor and guarantor have no liability for such matter upon the Mortgagor delivering to the lender from the applicable governmental authority either a renewed “special permit” or a new “special permit” allowing for the medical uses at the tenants’ demised premises.
D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(28) Recourse Obligations	Marriott World Headquarters (Loan No. 2)

There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the Whole Loan. Only the single-purpose entity Mortgagor is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.

The losses carveout for misappropriation of insurance proceeds or condemnation awards is limited to intentional misappropriation by the Mortgagor.

In lieu of an environmental indemnity from an entity other than the Mortgagor, the related loan documents require the Mortgagor to maintain environmental impairment liability insurance against claims for pollution and remediation legal liability for existing conditions coverage as well as new conditions coverage for first-party and third-party claims related to the Mortgaged Property.

The related loan documents do not include losses carveouts relating to misappropriation of rents after an event of default and security deposits. They do include similar losses carveouts with respect to (i) the Mortgagor’s failure to apply any rents received during the continuance of an event of default to amounts due under the loan documents or to operating expenses which are in accordance with the manner the Mortgagor operated the Mortgaged Property prior to such event of default other than those payable to affiliates of the Mortgagor unless such affiliate payments are pursuant to an arm's length agreement on market terms and any such agreement existed prior to an event of default; and (ii) any security deposits actually collected by the Mortgagor from tenants which are not delivered to the lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent such security deposits were applied in accordance with the terms the related leases.

The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect on the date that is one year after the date on which the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(28) Recourse Obligations	32 Old Slip - Leased Fee (Loan No. 5)	The Mortgage Loan documents do not provide for recourse for breach of environmental covenants; however, the Guarantor has entered into a separate environmental indemnity agreement.
(28) Recourse Obligations	Washington Square (Loan No. 11)

Recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents are limited to damages under the Mortgage Loan Documents, rather than full recourse.

Recourse for damages for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to intentional misappropriation.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

The obligations and liabilities of Indemnitor under the related environmental indemnity agreement will terminate two years after the earlier to occur of (i) the repayment of the Mortgage Loan in full and the satisfaction of all obligations of the Mortgagor and the related nonrecourse carveout guarantor (individually and collectively, the ”Indemnitor”) under the Mortgage Loan documents (except any such obligations, such as indemnification obligations which expressly survive repayment in full of the Mortgage Loan), and (ii) an

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
indemnified party or an agent thereof has acquired possession of or title to the Mortgaged Property by foreclosure, exercise of power of sale or deed in lieu thereof.
(28) Recourse Obligations	Westchester Gardens Coop (Loan No. 30) Patricia Gardens (Loan No. 34) Bronxville Towers (Loan No. 36) Tudor Arms Coop (Loan No. 37)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Mortgage Loan.
(28) Recourse Obligations	All MSMCH Mortgage Loans

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(31) Acts of Terrorism Exclusion	Washington Square (Loan No. 11)	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in an amount equal to not less than $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

(32) Due on Sale or Encumbrance	Westchester Gardens Coop (Loan No. 30)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing secured by the Mortgaged Property, subject to the lender’s written consent (which may not be unreasonably withheld or delayed) provided that certain conditions are satisfied, including without limitation that (i) the subordinate financing is used for expenses associated with the Mortgaged Property and authorized by the board of directors of the Borrower, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 5% of the existing loan-to-value ratio of the Mortgaged Loan calculated as of the origination date and (iii) the debt service coverage ratio of the Mortgage Loan and such subordinate financing, as determined by the lender (based on the market rent underwriting (as opposed to actual rent)) is greater than 1.5x.

(32) Due on Sale or Encumbrance	Patricia Gardens (Loan No. 34)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing secured by the Mortgaged Property, subject to the lender’s written consent (which may not be unreasonably withheld or delayed) provided that certain conditions are satisfied, including without limitation that (i) the subordinate financing is used for expenses associated with the Mortgaged Property and authorized by the board of directors of the Borrower, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 5% of the existing loan-to-value ratio of the Mortgaged Loan calculated as of the origination date and (iii) the debt service coverage ratio of the Mortgage Loan and such subordinate financing, as determined by the lender (based on the market rent underwriting (as opposed to actual rent)) is greater than 1.5x.

(32) Due on Sale or Encumbrance	Bronxville Towers (Loan No. 36)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing secured by the Mortgaged Property, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) provided that certain conditions are satisfied, including without limitation that (i) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing may not exceed 30% (as determined by the lender based upon an updated appraisal of the Mortgaged Property in

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

form and substance and prepared by an appraiser acceptable to the lender in its reasonable discretion) (ii) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender under the Mortgage Loan and (iii) the additional subordinate financing has a maturity date that is coterminous with or extends beyond the term of the Mortgage Loan.

(32) Due on Sale or Encumbrance	Tudor Arms Coop (Loan No. 37)

The Mortgage Loan permits, without any limitation, transfers of stock of the Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant shareholder of the Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the Mortgagor and also permits, without any limitation, pledges of stock in the Mortgagor by a tenant-shareholder to secure a loan to such tenant-shareholder.

The Mortgage Loan permits subordinate financing secured by the Mortgaged Property, subject to the lender’s written consent (which may not be unreasonably withheld or delayed) provided that certain conditions are satisfied, including without limitation that (i) the subordinate financing is used for expenses associated with the Mortgaged Property and authorized by the board of directors of the Borrower, (ii) the aggregate loan-to-value ratio of the Mortgage Loan and such subordinate financing, as determined by the lender, may not exceed 5% of the existing loan-to-value ratio of the Mortgaged Loan calculated as of the origination date and (iii) the debt service coverage ratio of the Mortgage Loan and such subordinate financing, as determined by the lender (based on the market rent underwriting (as opposed to actual rent)) is greater than 1.5x.

(33) Single-Purpose Entity	Washington Square (Loan No. 11)	In a certificate delivered in connection with the origination of the Mortgage Loan, the Mortgagors certified that, to their knowledge since their formation, the Mortgagor PPR Washington Square has never owned any property other than its fee interest in the Mortgaged Property, and (1) until February 13, 2025, adjacent real property conveyed to PPR Square Too LLC and (2) until January 4, 2023, adjacent real property condemned by the State of Oregon Department of Transportation for public use.
(34) Defeasance	Washington Square (Loan No. 11)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing fees is capped at $25,000.

D-2-13

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	BioMed MIT Portfolio (Loan No. 1)

Each of the individual Mortgaged Properties is subject to (i) a lease by the Massachusetts Institution of Technology, as the landlord (“MIT”), and a wholly-owned subsidiary of MIT, as the tenant (the “Prime Lessee”) (the “Prime Ground Lease”) and (ii) a lease by the Prime Lessee, as the landlord (in such capacity, the “Sub-Landlord”), and the borrower, as the tenant (the “Sub-Ground Lease”). Pursuant to each of the Sub-Ground Leases, the borrower has granted to the Sub-Landlord (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Sub-Landlord waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal to purchase the sub-ground leasehold interest in the premises and its interest in the improvements in the event that the borrower receives a bona fide offer from any third party to purchase its sub-ground leasehold interest. In each of the Sub-Ground Leases, the right of first refusal does not apply in connection with an offer or bid received in connection with a deed or grant in lieu of foreclosure, the sale in foreclosure by a first mortgagee, or a sale by a first mortgagee or its nominee subsequent to acquiring title through a deed or grant in lieu of foreclosure. Sub-Landlord assigned its right of first refusal contained in each of the Sub-Ground Leases to MIT. Each of the Prime Ground Leases also contains the foregoing right of first refusal, granted in favor of MIT, which does not apply in connection with a foreclosure of the Sub-Landlord’s interest in the Prime Ground Lease.

The lender may (i) sell or otherwise transfer the Whole Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Whole Loan and the Whole Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) may only be to an eligible assignee as more fully described in the Whole Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Whole Loan and the Whole Loan documents (a “Securitization”).

(7) Lien; Valid Assignment	Grandview Shopping Center (Loan No. 24)	The tenant Vallarta Supermarkets has a right of first negotiation with respect to a sale of the Mortgaged Property; however, pursuant to the Subordination, Non-Disturbance and Attornment Agreement delivered by the tenant in connection with the origination of the Mortgage Loan, this right does not apply to: (a) the judicial or nonjudicial foreclosure of the Mortgage; (b) the delivery of a deed-in-lieu of judicial or nonjudicial foreclosure of the Mortgage; (c) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in foregoing clauses (a) or (b); or (d) the first subsequent transfer following any of the events referred to in foregoing clause (a) or (b).
(18) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(18) Insurance	BioMed MIT Portfolio (Loan No. 1)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds is, with respect to an individual Mortgaged Property, the greater of (x) 10% of the sum of the allocated loan amount of such individual Mortgaged Property, and, if applicable, the allocated loan amount for such individual Mortgaged Property under any related mezzanine loan and (y) 5% of the sum of the outstanding principal amount of the related Whole Loan and, if applicable, the outstanding principal amount of any related mezzanine loan.
(18) Insurance	The Court at Deptford and Columbus North (Loan Nos. 13 and 19)	The borrower is permitted to pay the premiums for the insurance policies required under the Mortgage Loan documents through a premium financing agreement provided that borrower submits to lender proof of payment of each installment due under such premium finance agreement, as such installments become due. The premium financing company will not provide the mortgage
D-2-14

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender with notice of cancellation of the related insurance policies.
(28) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(28) Recourse Obligations	BioMed MIT Portfolio (Loan No. 1)

Clause (a)(ii) is limited to affirmative collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the items in clause (a)(i) and (a)(ii) are limited to 15% of the outstanding Whole Loan amount (but in no event will the carveout guarantor’s aggregate liability be less than $100,000,000), plus costs of enforcement.

With respect to clause (b)(i): security deposits, recourse is limited to after an event of default, and all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Whole Loan documents or applied to pay other obligations required to be paid pursuant to the Whole Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), the environmental covenants do not trigger recourse to the guarantor, except, subject to a cap equal to the aggregated PLL policy limit of $20,000,000 per incident and $25,000,000 in the aggregate for the Mortgaged Properties, to the extent that the Mortgagors obtain a pollution legal liability policy (the “PLL Policy”) that does not run through at least two years past the then-current maturity date of the Whole Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Whole Loan documents, any liability pursuant to the related environmental indemnity agreement that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Whole Loan.

(28) Recourse Obligations	VTS Portfolio (Loan No. 8)	The liability of the two non-recourse carveout guarantors is several, based on their respective percentage ownership interests in the Mortgagors, and is not joint. The guarantors will not be liable for losses arising out of or in connection with the breach of any representation, warranty, covenant or indemnification provision in the environmental indemnity or in the loan documents concerning environmental laws or hazardous materials and any indemnification of the lender with respect thereto, if the Mortgaged Property is subject to an environmental insurance policy reasonably satisfactory to the lender.
(29) Mortgage Releases	BioMed MIT Portfolio (Loan No. 1)

The related Mortgagors may at any time obtain the release of an individual Mortgaged Property (each, a “Release Property”) from the lien of the Whole Loan and the release of the applicable Mortgagor’s obligations under the Whole Loan documents with respect to the released Mortgaged Property, subject to the satisfaction of certain conditions, including, among other conditions, (a) (x) if prior to December 9, 2034 (the “Permitted Par Prepayment Date”), the Mortgagors have completed a defeasance of the portion of the Whole Loan in connection with the release of an individual Mortgaged Property (the “Property Partial Defeasance”) by partially defeasing the Whole Loan in an amount equal to the applicable Release Amount, plus the applicable lender’s allocation of any amount of the Whole Loan that need to be reduced for the debt service coverage ratio after such partial release to equal the debt service coverage ratio at loan origination or the applicable Low DSCR Release Amount (as defined below), all in accordance with the applicable terms and conditions of the Whole Loan documents or (y) if on or after the Permitted Par Prepayment Date, the Mortgagors have paid the applicable Release Amount; and (b) satisfaction of REMIC related requirements. As used herein, “Release Amount”, means, for an individual Mortgaged Property, the lesser of: (a)

D-2-15

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the outstanding debt amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such Release Property (the “Allocated Loan Amount”) multiplied by (1) 105% until such time that the outstanding Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

In addition, if the debt service coverage ratio requirement in connection with a partial release is not satisfied and the release of an individual Mortgaged Property is in connection with an arms-length transaction to a third party (provided that if a Blackstone entity controls the related Mortgagor, such transfer may be to an affiliate in certain circumstances), or pursuant to a tenant purchase option, the Mortgagors may obtain the release of such Mortgaged Property upon a partial defeasance of the Whole Loan in an amount (the “Low DSCR Release Amount”) equal to the lesser of (i) 100% of the net sales proceeds derived from the sale of such individual Mortgaged Property and (ii) the greater of (x) the applicable Release Amount for such individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the foregoing debt service coverage ratio requirement. Such provision may result in a Mortgaged Property being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

In the event of any release of a portion of an individual Mortgaged Property (each, an “Individual Property”) that is not (x) a full Individual Property release subject to the Whole Loan documents or (y) a release of any parcels or rights that are non-income producing or not essential to the operation of the Mortgaged Properties in accordance with the Whole Loan documents, the lender has agreed that consent to such release is not required to be conditioned upon a partial defeasance of the Loan in excess of the lesser of (x) the lender’s allocation of 100% of the net sales proceeds derived from the sale of such portion of such Individual Property or (y) the agreed upon release amount for the release of such portion of the Individual Property, unless a greater amount is required to be partially defeased in order for the securitization to maintain its status as a REMIC trust. In connection with a release in connection with any purchase option granted to a tenant (each such purchase option, a “Tenant Purchase Option”, and any such release, a “Tenant Purchase Option Release”), the amount of the outstanding Whole Loan amount required to be partially defeased by the Mortgagor in connection with such Tenant Purchase Option Release must be equal to the lesser of (i) the lender’s allocation of 100% of the net sales proceeds derived from the exercise of the Tenant Purchase Option and (ii) the greater of (1) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio required in connection with any partial release in accordance with the Whole Loan documents and (2) the applicable Release Amount for the Release Property. Such provision may result in a Mortgaged Property or portion thereof being released upon prepayment or defeasance of an amount that is less than its Allocated Loan Amount, subject to satisfaction of REMIC related requirements.

(30) Financial Reporting and Rent Rolls	BioMed MIT Portfolio (Loan No. 1)	With respect to annual financials, the Mortgagors must provide a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any direct or indirect owner of the Mortgagors; provided that as of the date of such annual financial statements, the aggregate square footage of the improvements at the Mortgaged Properties accounts for 80% or more of the aggregate rentable square footage at all Mortgaged Properties owned directly or indirectly by such entity) annual financial statements audited by a Big Four accounting firm or other independent certified public accountant reasonably approved by the lender and prepared in accordance with approved accounting principles.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
(31) Acts of Terrorism Exclusion	BioMed MIT Portfolio (Loan No. 1)	The Whole Loan documents permit terrorism insurance to be written by a non-rated captive insurer owned by Gryphon Core, LLC through one of its protective cells (“Gryphon”), subject to satisfaction of the conditions set forth in the Whole Loan documents, including that covered losses which are not
D-2-16

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
reinsured by the federal government under TRIPRA and paid to Gryphon will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Due on Sale or Encumbrance	BioMed MIT Portfolio (Loan No. 1)

The Whole Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” is defined as any entity comprising Initial Sponsor or any other Approved Sponsor Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor or any other Approved Sponsor Entity. “Initial Sponsor” means certain Blackstone funds specified or described in the Whole Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents.

The Whole Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan.

Upon satisfaction of certain conditions set forth in the Whole Loan documents, certain transfers are permitted without the lender’s consent, including, without limitation, after giving effect to such sale or pledge, (A) one or more of the, among other entities, initial sponsor and any Blackstone fund entity (each, an “Approved Sponsor Entity”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, where “Required Ownership Interest” means (i) for so long as one or more Approved Sponsor Entities individually or collectively controls the Mortgagor and the related mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower, or (ii) in the event that an Approved Sponsor Entity does not individually or collectively control the Mortgagor and the related mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and any mezzanine borrower.

(34) Defeasance	BioMed MIT Portfolio (Loan No. 1)	All exceptions to Representation 29 are also exceptions to this Representation 34.
(36) Ground Leases	BioMed MIT Portfolio (Loan No. 1)

Under each related Sub-Ground Lease securing the Whole Loan (which, for the avoidance of doubt, is not secured by the prime lease underlying the ground leases):

With respect to clause (b), the Sub-Ground Lease cannot be modified, terminated, amended, altered or cancelled by the Sub-Landlord, nor may a surrender of the premises be accepted by the Sub-Landlord, without the prior written consent of the lender (unless such amendment is permitted pursuant to the related loan documents and the Mortgagor warrants and represents the same to the Sub-Landlord). Under the related Whole Loan documents, the Mortgagor may not, without the prior consent of the lender (which consent may not be unreasonably withheld, conditioned or delayed), modify, change, supplement, alter or amend the Sub-Ground Lease in a manner that could reasonably be expected to result in a material adverse effect on the applicable individual Mortgaged Property.

With respect to clause (e), each Mortgagor has the right to assign its sublease to the lender and a securitization trust. However, any subsequent transfers after a foreclosure or enforcement action would require satisfaction of the transfer provisions, including confirmation from the landlord that the proposed transferee satisfies the transferee requirements, which include that the Mortgagee must be an “Approved First Mortgagee”. An “Approved First Mortgagee” means, subject to certain additional conditions set forth in each related sublease, (A) any mortgage

D-2-17

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

lender approved by the landlord or (B) any one or combination of the following persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity; (ii) any charitable foundation or eleemosynary institution other than an educational institution or charitable or nonprofit organization which by its ownership of the premises would cause the same to be exempt from property taxes under the laws of the Commonwealth of Massachusetts and other than an educational institution or charitable or nonprofit organization with a principal office in the City of Cambridge; (iii) any insurance company; (iv) any pension or retirement trust or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, or if self-managed, having gross assets of at least $50,000,000; (v) any investment company, as defined in the Investment Company Act of 1940, as amended; (vi) any government or public employees' pension or retirement system, or any other governmental agency supervising the investment of public funds; (vii) “real estate investment trust,” as defined in Section 856 of the Internal Revenue Code of 1954, as amended, or any subsidiary thereof, the shares of which are traded on a nationally recognized stock exchange, or (viii) any federal or state government agency or body politic and corporate incorporated under the laws of the Commonwealth of Massachusetts or corporations established by federal law; provided that in the case of each of clauses (i)-(vii) above: (a) such person is not an affiliate; (b) such person has a reputation of high quality; (c) such person has, in the reasonable opinion of Sub-Landlord, the qualifications, experience and financial responsibility required to employ and administer the personnel and/or independent contractors necessary to fulfill the obligations contained in the Sub-Ground Lease for the continued first class management and operation of the related improvements; (d) the transaction of business with such person shall not violate or conflict with any written policy of Sub-Landlord in effect prior to the date on which Sub-Landlord receives a request for confirmation that such person meets the requirements for an Approved First Mortgagee; (e) if such person is chartered, or directly controlled by a person chartered, in a country other than the United States of America, the transaction of business with such person shall not violate or otherwise be in conflict with any law, regulation, order or decree of the government of the United States of America; and (f) the information concerning such person required pursuant to the provisions of the Sub-Ground Lease has been submitted to Sub-Landlord in conformity with such provisions.

With respect to clause (i), without the Sub-Landlord’s prior consent, the tenant may not enter into any subleases (i) covering an aggregate rentable floor area greater than 25,000 square feet, (ii) having a term longer than 10 years (including options to extend), (iii) having a term which extends beyond the term of the Sub-Ground Lease, (iv) providing parking in garage facilities at less than fair market rents or fees, or (v) with an affiliate, without the prior consent of the landlord, not to be unreasonably withheld.

With respect to clause (j), with respect to casualty proceeds, if the total amount of the proceeds exceeds $100,000, the proceeds are required to be paid into an escrow account with an escrow agent appointed by Approved First Mortgagee, which has the right to appoint itself as the escrow agent. Payments from the escrow account are required to be made in accordance with the Sub-Ground Lease (i.e., on a progress payment basis against architect certified vouchers). Unless the Sub-Ground Lease is being terminated, the tenant must fully restore the improvements, and the insurance proceeds must be used for such purpose. Unless there is substantial damage or destruction (i) which damage is such that the reconstruction of economically viable improvements is not practicable (as jointly agreed upon by the tenant and the Sub-Landlord, or if the parties cannot agree, as determined by an arbitrator), or (ii) which damage occurs during the last five years of the term, in which event the tenant has the right to terminate the lease, provided that any mortgagee must consent thereto in writing. With respect to a condemnation, the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by the mortgagee. The mortgagee has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation is required to be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-18

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

With respect to clause (k), the full amount of any award is required to be paid into an escrow account with an escrow agent appointed by a mortgagee, which has the right to appoint itself as the escrow agent. The Sub-Landlord and the tenant are required to attempt to fairly allocate the award between the Sub-Landlord and the tenant (taking into account any restoration obligation of the tenant). If the parties are unable to agree on an allocation, the allocation will be made pursuant to the arbitration provisions set forth in the Sub-Ground Lease.

D-2-19

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	Paterson Portfolio (Loan No. 20)	The 11-17 Governor Street Mortgaged Property is located in an area identified as having special flood hazards and the Mortgage Loan documents permit flood-related business interruption insurance in an amount that is less than 12 months of coverage.
(18) Insurance	Calloway Road Storage (Loan No. 40)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(26) Local Law Compliance	Paterson Portfolio (Loan No. 20)	The 324-326 Hamilton Avenue Mortgaged Property is legal non-conforming as to use.
(26) Local Law Compliance	Witte Oaks Apartments (Loan No. 26)	The Mortgaged Property is the subject of certain building and fire code violations. The Mortgaged Property does not have copies of certificates of occupancy on-site, as required by local law.
(27) Licenses and Permits	Witte Oaks Apartments (Loan No. 26)	The Mortgaged Property does not have copies of certificates of occupancy on-site, as required by local law.

D-2-20

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2025	$ 12,539,000.00
October 2025	$ 12,539,000.00
November 2025	$ 12,539,000.00
December 2025	$ 12,539,000.00
January 2026	$ 12,539,000.00
February 2026	$ 12,539,000.00
March 2026	$ 12,539,000.00
April 2026	$ 12,539,000.00
May 2026	$ 12,539,000.00
June 2026	$ 12,539,000.00
July 2026	$ 12,539,000.00
August 2026	$ 12,539,000.00
September 2026	$ 12,539,000.00
October 2026	$ 12,539,000.00
November 2026	$ 12,539,000.00
December 2026	$ 12,539,000.00
January 2027	$ 12,539,000.00
February 2027	$ 12,539,000.00
March 2027	$ 12,539,000.00
April 2027	$ 12,539,000.00
May 2027	$ 12,539,000.00
June 2027	$ 12,539,000.00
July 2027	$ 12,539,000.00
August 2027	$ 12,539,000.00
September 2027	$ 12,539,000.00
October 2027	$ 12,539,000.00
November 2027	$ 12,539,000.00
December 2027	$ 12,539,000.00
January 2028	$ 12,539,000.00
February 2028	$ 12,539,000.00
March 2028	$ 12,539,000.00
April 2028	$ 12,539,000.00
May 2028	$ 12,539,000.00
June 2028	$ 12,539,000.00
July 2028	$ 12,539,000.00
August 2028	$ 12,539,000.00
September 2028	$ 12,539,000.00
October 2028	$ 12,539,000.00
November 2028	$ 12,539,000.00
December 2028	$ 12,539,000.00
January 2029	$ 12,539,000.00
February 2029	$ 12,539,000.00
March 2029	$ 12,539,000.00
April 2029	$ 12,539,000.00
May 2029	$ 12,539,000.00
June 2029	$ 12,539,000.00
July 2029	$ 12,539,000.00
August 2029	$ 12,539,000.00
September 2029	$ 12,539,000.00
October 2029	$ 12,539,000.00
November 2029	$ 12,539,000.00
December 2029	$ 12,539,000.00
January 2030	$ 12,539,000.00
February 2030	$ 12,539,000.00
March 2030	$ 12,539,000.00
April 2030	$ 12,539,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
May 2030	$ 12,539,000.00
June 2030	$ 12,539,000.00
July 2030	$ 12,539,000.00
August 2030	$ 12,538,175.11
September 2030	$ 12,339,383.68
October 2030	$ 12,103,518.29
November 2030	$ 11,902,325.06
December 2030	$ 11,664,122.31
January 2031	$ 11,460,500.70
February 2031	$ 11,255,757.82
March 2031	$ 10,942,527.24
April 2031	$ 10,734,904.29
May 2031	$ 10,490,444.27
June 2031	$ 10,280,321.65
July 2031	$ 10,033,429.02
August 2031	$ 9,820,779.06
September 2031	$ 9,606,957.12
October 2031	$ 9,356,464.43
November 2031	$ 9,140,074.22
December 2031	$ 8,887,082.18
January 2032	$ 8,668,095.29
February 2032	$ 8,447,900.86
March 2032	$ 8,155,921.18
April 2032	$ 7,932,884.56
May 2032	$ 7,673,424.35
June 2032	$ 7,447,717.37
July 2032	$ 7,185,658.44
August 2032	$ 6,957,251.51
September 2032	$ 6,727,584.13
October 2032	$ 6,461,671.05
November 2032	$ 6,229,259.88
December 2032	$ 5,960,676.61
January 2033	$ 5,725,491.23
February 2033	$ 5,489,007.36
March 2033	$ 5,146,946.50
April 2033	$ 4,907,242.41
May 2033	$ 4,631,561.76
June 2033	$ 4,389,002.48
July 2033	$ 4,110,543.21
August 2033	$ 3,865,097.07
September 2033	$ 3,618,294.69
October 2033	$ 3,335,706.13
November 2033	$ 3,085,969.86
December 2033	$ 2,800,526.09
January 2034	$ 2,547,823.39
February 2034	$ 2,293,723.67
March 2034	$ 1,935,662.24
April 2034	$ 1,678,153.24
May 2034	$ 1,385,145.10
June 2034	$ 1,124,583.29
July 2034	$ 828,604.19
August 2034	$ 564,955.65
September 2034	$ 299,848.46
October 2034 and thereafter	$0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	27
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	183
Transaction Parties	285
Credit Risk Retention	354
Description of the Certificates	370
Description of the Mortgage Loan Purchase Agreements	419
Pooling and Servicing Agreement	432
Certain Legal Aspects of Mortgage Loans	569
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	589
Pending Legal Proceedings Involving Transaction Parties	591
Use of Proceeds	591
Yield and Maturity Considerations	591
Material Federal Income Tax Considerations	607
Certain State and Local Tax Considerations	623
Plan of Distribution (Conflicts of Interest)	623
Incorporation of Certain Information by Reference	627
Where You Can Find More Information	628
Financial Information	628
Certain ERISA Considerations	628
Legal Investment	633
Legal Matters	634
Ratings	634
Index of Defined Terms	637

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$537,983,000
(Approximate)

Banc of America Merrill Lynch
Commercial Mortgage Inc.
Depositor

Morgan Stanley Bank of
America Merrill Lynch Trust
2025-C35
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2025-C35

Class A-1	$10,227,000	Class A-S-1	$0
Class A-SB	$12,539,000	Class A-S-2	$0
Class A-4	$0 - $175,000,000	Class A-S-X1	$0
Class A-4-1	$0	Class A-S-X2	$0
Class A-4-2	$0	Class B	$29,141,000
Class A-4-X1	$0	Class B-1	$0
Class A-4-X2	$0	Class B-2	$0
Class A-5	$220,665,000 - $395,665,000	Class B-X1	$0
Class A-5-1	$0	Class B-X2	$0
Class A-5-2	$0	Class C	$23,163,000
Class A-5-X1	$0	Class C-1	$0
Class A-5-X2	$0	Class C-2	$0
Class X-A	$418,431,000	Class C-X1	$0
Class X-B	$119,552,000	Class C-X2	$0
Class A-S	$67,248,000

PROSPECTUS

BofA Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.

Co-Manager

Drexel Hamilton

Co-Manager

July       , 2025